                MULTICURRENCY REDUCING REVOLVING CREDIT AGREEMENT

                         (US$150,000,000 or Equivalent)

                           Dated as of April 17, 1996

                                      Among

                                PEGASUS GOLD INC.
                            PEGASUS GOLD CORPORATION
                                       AND
                         PEGASUS GOLD AUSTRALIA PTY LTD
                        (FORMERLY KNOWN AS ZAPOPAN N.L.)

                                  AS BORROWERS


                                       and

                THE INITIAL LENDERS AND THE INITIAL ISSUING BANKS

                  AS INITIAL LENDERS and INITIAL ISSUING BANKS


                                       and

                           ABN AMRO AUSTRALIA LIMITED

                           AS THE NON-PRO RATA LENDER



                                       and

            ABN AMRO BANK N.V., CANADIAN IMPERIAL BANK OF COMMERCE,
                     DRESDNER BANK AG, NEW YORK BRANCH AND
                       THE FIRST NATIONAL BANK OF CHICAGO

                                  AS CO-AGENTS



                                       and

                         CITIBANK, N.A., CITIBANK CANADA
                                       AND
                                CITIBANK LIMITED

                            AS ADMINISTRATIVE AGENTS

                        T A B L E   O F   C O N T E N T S

Section                                                                     Page

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .   2
1.02.  Computation of Time Periods . . . . . . . . . . . . . . . . . . . . .  37
1.03.  Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .  37
1.04.  Statutes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                   ARTICLE II
                     AMOUNTS AND TERMS OF THE ACCOMMODATIONS
                            AND THE LETTERS OF CREDIT

2.01.  The Accommodations and the Letters of Credit; Designation of
       Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
2.02.  Making the Advances . . . . . . . . . . . . . . . . . . . . . . . . .  43
2.03.  Drawings of BA Obligations; Re-Liquifying Bills . . . . . . . . . . .  45
2.04.  Issuance of and Drawings and Reimbursement Under Letters of Credit. .  49
2.05.  Repayment of Accommodations . . . . . . . . . . . . . . . . . . . . .  51
2.06.  Termination or Reduction of the Commitments . . . . . . . . . . . . .  53
2.07.  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
2.08.  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
2.09.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
2.10.  Conversion of Advances. . . . . . . . . . . . . . . . . . . . . . . .  63
2.11.  Renewal and Conversion of BA Obligations. . . . . . . . . . . . . . .  64
2.12.  Increased Costs, Etc. . . . . . . . . . . . . . . . . . . . . . . . .  66
2.13.  Payments and Computations . . . . . . . . . . . . . . . . . . . . . .  68
2.14.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
2.15.  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . .  74
2.16.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
2.17.  Defaulting Lenders. . . . . . . . . . . . . . . . . . . . . . . . . .  75

                                   ARTICLE III
                              CONDITIONS OF LENDING

3.01.  Conditions Precedent to Initial Extension of Credit . . . . . . . . .  78
3.02.  Conditions Precedent to Each Borrowing, Drawing and Issuance. . . . .  82
3.03.  Determinations Under Section 3.01 . . . . . . . . . . . . . . . . . .  82

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.01.  Representations and Warranties of the Borrowers . . . . . . . . . . .  82

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

5.01.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . .  87
5.02.  Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . .  91
5.03.  Reporting Requirements. . . . . . . . . . . . . . . . . . . . . . . .  98
5.04.  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . 101

Section                                                                     Page

                                   ARTICLE VI
                                EVENTS OF DEFAULT

6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . 103
6.02.  Actions in Respect of the Letters of Credit and BA Obligations upon
       Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105

                                   ARTICLE VII
                            THE ADMINISTRATIVE AGENTS

7.01.  Authorization and Action. . . . . . . . . . . . . . . . . . . . . . . 106
7.02.  Agent's Reliance, Etc.. . . . . . . . . . . . . . . . . . . . . . . . 106
7.03.  Citibank, Citibank Canada, Citibank Australia and Affiliates. . . . . 107
7.04.  Lender Party Credit Decision. . . . . . . . . . . . . . . . . . . . . 107
7.05.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
7.06.  Successor Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . 110
7.07.  Co-Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.01.  Amendments, Etc.; Release of Collateral . . . . . . . . . . . . . . . 111
8.02.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
8.03.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . 113
8.04.  Costs, Expenses; Indemnification, Etc . . . . . . . . . . . . . . . . 113
8.05.  Right of Set-off. . . . . . . . . . . . . . . . . . . . . . . . . . . 114
8.06.  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
8.07.  Assignments and Participations. . . . . . . . . . . . . . . . . . . . 115
8.08.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . 118
8.09.  No Liability of the Issuing Banks . . . . . . . . . . . . . . . . . . 118
8.10.  Jurisdiction, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . 119
8.11.  Judgment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
8.12.  Direct Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . 120
8.13.  Ratification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
8.14.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
8.15.  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . 121

SCHEDULES

Schedule I          -    Commitments, Applicable Lending Offices, Etc.
Schedule II         -    Performance Pricing Schedule
Schedule 1.01(a)    -    Existing Hedge Agreements; Existing Hedge Banks;
                         Surviving Hedge Agreements
Schedule 1.01(b)    -    Existing Letters of Credit
Schedule 3.01(b)    -    Surviving Debt
Schedule 4.01(b)    -    Subsidiaries; Restricted Subsidiaries; Capital Stock
Schedule 4.01(d)    -    Authorization and Approvals
Schedule 4.01(s)    -    Existing Debt
Schedule 4.01(u)    -    Existing Liens
Schedule 4.01(v)    -    Investments

EXHIBITS

Exhibit A           -    Form of Assignment and Acceptance
Exhibit B-1         -    Form of Australian Borrower Note
Exhibit B-2         -    Form of Canadian Borrower Note
Exhibit B-3         -    Form of US Borrower Note
Exhibit C-1         -    Form of Draft for Citibank Canada
Exhibit C-2         -    Form of Generic Draft
Exhibit D           -    Form of Commitment Designation Notice
Exhibit E           -    Form of Notice of Borrowing
Exhibit F           -    Form of Notice of  Drawing
Exhibit G           -    Form of Pledge Agreement
Exhibit H           -    Form of Guaranty
Exhibit I           -    Form of Acknowledgment Deed
Exhibit J           -    Form of Solvency Certificate
Exhibit K-1         -    Form of Opinion of Borrower's New York Counsel
Exhibit K-2         -    Form of Opinion of Robert A. Lonergan, Esq.
Exhibit K-3         -    Form of Opinion of Borrower's Canadian Counsel
Exhibit K-4         -    Form of Opinion of Borrower's Australian Counsel
Exhibit K-5         -    Form of Opinion of PGC's Nevada Counsel
Exhibit L           -    Form of Amendment to Guaranty
Exhibit M           -    Form of Amendment to Pledge Agreement
Exhibit N           -    Permitted Hedge Agreement Termination Provisions

                MULTICURRENCY REDUCING REVOLVING CREDIT AGREEMENT

          MULTICURRENCY REDUCING REVOLVING CREDIT AGREEMENT dated as of April 17, 1996 among PEGASUS GOLD INC., a company organized under the laws of British Columbia, Canada ("PGI" or the "CANADIAN BORROWER"), PEGASUS GOLD CORPORATION, a Nevada corporation and a wholly owned subsidiary of PGI ("PGC" or the "US BORROWER"), PEGASUS GOLD AUSTRALIA PTY LTD (formerly known as Zapopan N.L.) (ACN 009 628 924), an Australia corporation and a wholly owned subsidiary of PGI ("PGA" or the "AUSTRALIAN BORROWER" and, together with the Canadian Borrower and the US Borrower, each a "BORROWER" and, collectively, the "BORROWERS"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS") and the Initial Issuing Banks (as hereinafter defined), CITIBANK, N.A. ("CITIBANK"), as administrative agent in the United States and as a collateral agent (in such capacity, together with any successor appointed pursuant to Article VII, the "US ADMINISTRATIVE AGENT") for the Lender Parties and the other Secured Parties (each as hereinafter defined), CITIBANK CANADA ("CITIBANK CANADA"), as administrative agent in Canada and as a collateral agent (in such capacity, together with any successor appointed pursuant to Article VII, the "CANADIAN ADMINISTRATIVE AGENT") for the Lender Parties, CITIBANK LIMITED (ACN 004 325
080) ("CITIBANK AUSTRALIA"), as administrative agent in Australia and as a collateral agent (in such capacity, together with any successor appointed pursuant to Article VII, the "AUSTRALIAN ADMINISTRATIVE AGENT") for the Lender Parties, ABN AMRO AUSTRALIA LIMITED, (ACN 000 862 797) as the Non-Pro Rata Lender (as hereinafter defined) and ABN AMRO BANK N.V., CANADIAN IMPERIAL BANK OF COMMERCE, DRESDNER BANK AG, NEW YORK BRANCH and THE FIRST NATIONAL BANK OF CHICAGO, as Co-Agents.

                             PRELIMINARY STATEMENTS:

          (1) The Borrowers have requested the Lender Parties (as hereinafter defined) to extend revolving credit facilities (including issuances of letters of credit) to the Borrowers in an aggregate principal amount of up to US$150,000,000 (or the Equivalent (as hereinafter defined) thereof in Canadian Dollars, Australian Dollars or, subject to the limitations set forth herein, any combination of such currencies) at any time outstanding.

          (2) The Lender Parties have indicated their willingness to agree to extend such credit facilities on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACCOMMODATION" means (a) an Advance made by any Lender as part of any Borrowing or a Letter of Credit Advance, or (b) the acceptance and purchase of Drafts or the purchase of BA Equivalent Notes, as the case may be, by any Lender as part of any Drawing.

     "ACKNOWLEDGMENT DEED" has the meaning specified in Section 3.01(f)(ix).

     "ADDITIONAL INVESTMENT AMOUNT" means the sum of (i) US$89,000,000, PLUS
(ii) the aggregate amount of net cash proceeds received by PGI as consideration for the issuance of its capital stock after the Closing Date, PLUS (iii) in the case of capital stock of PGI not issued for cash, the aggregate additions to net tangible assets on the consolidated balance sheet of PGI attributable to assets acquired in exchange for the issuance of such capital stock after the Closing Date, PLUS (iv) the aggregate amount of net cash proceeds received by Finance Corp. as consideration for the issuance of Permitted Preferred Stock.

     "ADJUSTED CURRENT ASSETS" of any Person means (a) all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting appropriate reserves in each case in which a reserve is proper in accordance with GAAP, PLUS (b) in the case of any Borrower, any unused amount of the Revolving Credit Commitments under this Agreement and any undrawn and available amounts under any agreement governing or evidencing Debt of such Borrower permitted under Section 5.02(b)(ii), in each case that, if borrowed, would constitute a liability that would not be included in Adjusted Current Liabilities, LESS (c) the sum of (i) all amounts included in clause (a) of this definition that are subject to any Lien (but only to the extent of the lesser of (A) the fair market value of the assets subject to such Lien, and (B) the amount of the Obligation secured by such Lien), and (ii) in the case of any Restricted Subsidiary, all affected amounts included in clause (a) of this definition where the ability of such Restricted Subsidiary to dividend or advance 100% of net working capital is legally or contractually restricted.

     "ADJUSTED CURRENT LIABILITIES" of any Person means (a) all Debt of such Person (including the current portion of Debt in respect of Prepaid Forward Sales Agreements), except Funded Debt, that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), PLUS (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination, PLUS (c) all other items (including, without limitation, taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person, LESS (d) to the extent otherwise included in the foregoing clause (a), (b) or (c), those current liabilities the repayment of which is secured by a Lien on current assets but only to the extent (i) such current assets are excluded from the definition of Adjusted Current

Assets by clause (c)(i) of such definition, and (ii) such Lien is permitted hereunder, and LESS (e) to the extent otherwise included in the foregoing clause
(a), (b) or (c), all Debt in respect of Hedge Agreements except the current portion of Debt in respect of Prepaid Forward Sales Agreements.

     "ADJUSTED PRO RATA SHARE" of any amount means, with respect to any Risk Participant at any time, the product of such amount TIMES a fraction the numerator of which is the amount of such Risk Participant's Maximum Revolving Credit Commitment (without giving effect to any termination thereof) at such time and the denominator of which is the aggregate Maximum Revolving Credit Commitments (without giving effect to any termination thereof) of all Risk Participants at such time.

     "ADMINISTRATIVE AGENTS" means the US Administrative Agent, the Canadian Administrative Agent and the Australian Administrative Agent.

     "ADVANCE" means a Revolving Credit Advance or a Letter of Credit Advance.

     "AFFILIATE" means, as to any Person, (a) any other Person (other than any Borrower and any Restricted Subsidiary) that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person, and (b) any Joint Venture in which such Person, or any Restricted Subsidiary of such Person, is a Joint Venture Partner. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "AGREEMENT" means this Reducing Revolving Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time.

     "APPLICABLE DESIGNATED COMMITMENT PERCENTAGE" means, at any time of determination, with respect to (a) the US Borrower, US Borrower Advances, US Letters of Credit, the Letter of Credit Commitments of the US Issuing Banks and the US Lenders and their respective Revolving Credit Commitments, the percentage of the Revolving Credit Facility designated in the Commitment Designation Notice most recently delivered to the US Administrative Agent in accordance with
Section 2.01(e) as the US Percentage, (b) the Canadian Borrower, Canadian Borrower Advances, BA Obligations, Canadian Letters of Credit, the Letter of Credit Commitments of the Canadian Issuing Banks and the Canadian Lenders and their respective Revolving Credit Commitments, the percentage of the Revolving Credit Facility designated in the Commitment Designation Notice most recently delivered to the US Administrative Agent in accordance with Section 2.01(e) as the Canadian Percentage, and (c) the Australian Borrower, Australian Borrower Advances, Australian Letters of Credit, the Letter of Credit Commitments of the Australian Issuing Banks, the Australian Lenders and their respective Revolving Credit Commitments and the Risk Participants and their respective Revolving Credit Commitments, the percentage of the Revolving Credit Facility designated in the Commitment Designation Notice most recently delivered to the US Administrative Agent in accordance with Section 2.01(e) as the Australian Percentage.

     "APPLICABLE INTERBANK RATE" means, with respect to (a) Advances denominated in US Dollars, the Federal Funds Rate, (b) Accommodations denominated in Canadian Dollars, the Canadian Interbank Rate, and (c) Advances denominated in Australian Dollars, the Australian Interbank Rate.

     "APPLICABLE L/C FEE" means, at any time of determination, with respect to each Financial Letter of Credit and each Commercial Letter of Credit, a percentage per annum equal to the applicable percentage set forth on the Performance Pricing Schedule beneath the headings "Financial Letter of Credit Fee" and "Commercial Letter of Credit Fee," respectively, and opposite the Performance Pricing Level in effect at such time.

     "APPLICABLE MARGIN" means, at any time of determination, with respect to each Type of Advance, a percentage per annum equal to the applicable percentage set forth on the Performance Pricing Schedule beneath such Type of Advance and opposite the Performance Pricing Level in effect at such time; PROVIDED, HOWEVER, that, notwithstanding the foregoing, (a) at any time that the Performance Pricing Level is Level I, the "Applicable Margin" with respect to each Non-Pro Rata Advance that is an Australian Prime Rate Advance shall be 0.20%, and (b) at any time that the Performance Pricing Level is Level II or Level III, the "Applicable Margin" with respect to each Non-Pro Rata Advance that is an Australian Prime Rate Advance shall be 0.25%.

     "APPLICABLE UNUSED COMMITMENT FEE" means, at any time of determination, a percentage per annum equal to the applicable percentage set forth on the Performance Pricing Schedule beneath the heading "Unused Commitment Fee" and opposite the Performance Pricing Level in effect at such time.

     "APPROPRIATE ADMINISTRATIVE AGENT" means, at any time, with respect to
(a) any of US Borrower Advances, US Borrower Borrowings, US Letters of Credit or any US Issuing Bank, any matter in connection with the Collateral or the Collateral Documents, fees payable by the US Borrower hereunder or the US Borrower, the US Administrative Agent, (b) any of Canadian Borrower Advances, Canadian Borrower Borrowings, Canadian Letters of Credit or any Canadian Issuing Bank, BA Obligations, fees payable by the Canadian Borrower hereunder or the Canadian Borrower, the Canadian Administrative Agent, (c) any of Australian Borrower Advances, Australian Borrower Borrowings, Australian Letters of Credit or any Australian Issuing Bank, fees payable by the Australian Borrower hereunder or the Australian Borrower, the Australian Administrative Agent.

     "APPROPRIATE ADMINISTRATIVE AGENT'S ACCOUNT" means, with respect to (a) the US Administrative Agent, the account of the US Administrative Agent maintained by the US Administrative Agent with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 40696831, Reference: Pegasus Gold, (b) the Canadian Administrative Agent, (i) in the case of amounts to be deposited in Canadian Dollars, the account of the Canadian Administrative Agent maintained by the Canadian Administrative Agent with Citibank Canada at its office at 123 Front Street West, Toronto, Ontario M5J 2M3, via Ips, SWIFT Code Citicatt,
Reference: Pegasus, attn: Ms. Sawrupa, and (ii) in the case of amounts to be deposited in US Dollars, the account of the Canadian Administrative Agent maintained by the Canadian Administrative Agent with Citibank at its office at 399 Park Avenue, New York, New York, 10043, Account No. 3600-6535, Reference:
Pegasus, attn: Ms. Sawrupa, (c) the Australian Administrative Agent, (i) in the case of amounts to be deposited in Australian Dollars, the account of the Australian Administrative Agent maintained by the Australian Administrative

Agent with Citibank Australia at its office at Level 25, Waterfront Place, 1 Eagle Street, Brisbane, QLD 4000, Australia, BSB244-000 Account No. 400600-007,
Reference: Citi Brisbane/Pegasus, and (ii) in the case of amounts to be deposited in US Dollars, the account of the Australian Administrative Agent maintained by the Australian Administrative Agent with Citibank at its office at 111 Wall Street, New York, New York 10043, Account No. 3605 8247, Reference:
Citi Brisbane/Pegasus, and (d) any Administrative Agent, such other account maintained by such Administrative Agent and designated by such Administrative Agent in a written notice to the Appropriate Borrower, the US Administrative Agent, the Appropriate Lenders (and, if such notice relates to an account of the Australian Administrative Agent, the Risk Participants) and the Appropriate Issuing Banks.

     "APPROPRIATE BORROWER" means, with respect to (a) US Borrower Advances, US Borrower Borrowings and US Letters of Credit, the US Borrower, (b) with respect to BA Obligations, Canadian Borrower Advances, Canadian Borrower Borrowings and Canadian Letters of Credit, the Canadian Borrower, and (c) with respect to Australian Borrower Advances, Australian Borrower Borrowings and Australian Letters of Credit, the Australian Borrower.

     "APPROPRIATE BORROWER'S ACCOUNT" means, with respect to (a) the US Borrower, the account of the US Borrower maintained by the US Borrower with U.S. Bank of Washington, N.A. at its office at 1420 5th Avenue, Seattle, Washington, 98101, Swift Code USBKUS6W, ABA No. 125-000-105, Branch: Spokane Main, (b) the Canadian Borrower, (i) in the case of amounts to be deposited in Canadian Dollars, the account of the Canadian Borrower maintained by the Canadian Borrower with Royal Bank of Canada, Main Branch Royal Centre, 1025 West Georgia Street, Vancouver, British Columbia V6E 3N9, Account No. 171-880-8, and (ii) in the case of amounts to be deposited in US Dollars, the account of the Canadian Borrower maintained by the Canadian Borrower with Royal Bank of Canada, Main Branch Royal Centre, 1025 West Georgia Street, Vancouver, British Columbia V6E 3N9, Account No. 405-748-5, (c) the Australian Borrower, (i) in the case of amounts to be deposited in Australian Dollars, the account of the Australian Borrower maintained by the Australian Borrower with ANZ Banking Group Limited, Allendale Square, 77 St. Georges Terrace, Perth WA 6000 Australia, BSB Number 016-002, Account No. 8336 70105, and (ii) in the case of amounts to be deposited in US Dollars, the account of the Australian Borrower designated by the Australian Borrower and approved by the Administrative Agent and the US Administrative Agent, and (d) any Borrower, such other account of such Borrower as is agreed from time to time in writing between such Borrower and the Appropriate Administrative Agents (including, in all cases, the US Administrative Agent).

     "APPROPRIATE ISSUING BANK" means, with respect to (a) US Letters of Credit, each US Issuing Bank, (b) Canadian Letters of Credit, each Canadian Issuing Bank, and (c) Australian Letters of Credit, each Australian Issuing Bank; PROVIDED, HOWEVER, that each Existing Issuing Bank, in its capacity as such, shall be an Appropriate Issuing Bank only with respect to the Existing Letters of Credit issued by it.

     "APPROPRIATE LENDER" means, with respect to (a) matters relating to US Borrower Advances, US Letter of Credit Advances and US Letters of Credit, each US Lender, (b) matters relating to Canadian Borrower Advances, Canadian Letter of Credit Advances, Canadian Letters of Credit and BA Obligations, each Canadian Lender, and (c) matters relating to Australian Borrower Advances, Australian Letter of Credit Advances and Australian Letters of Credit, each Australian Lender and the Non-Pro Rata Lender.

     "APPROPRIATE LENDING OFFICE" means, with respect to (a) each US Lender, (i) in the case of US Base Rate Advances, such Lender's US Domestic Lending Office, and (ii) in the case of Eurodollar Rate Advances, such Lender's US Eurodollar Lending Office, (b) each Canadian Lender, (i) in the case of Canadian Base Rate Advances and Canadian Prime Rate Advances, such Lender's Canadian Domestic Lending Office, (ii) in the case of Eurodollar Rate Advances, such Lender's Canadian Eurodollar Lending Office, and (iii) in the case of a Drawing, such Lender's BA Lending Office, (c) each Australian Lender, the Non-Pro Rata Lender and each Risk Participant, (i) in the case of Australian Prime Rate Advances and Bank Bill Rate Advances, such Lender's Australian Domestic Lending Office, and
(ii) in the case of Eurodollar Rate Advances, such Lender's Australian Eurodollar Lending Office, and (d) each Issuing Bank, its Letter of Credit Lending Office for all purposes under this Agreement.

     "APPROPRIATE REFERENCE LENDERS" means, at any time, with respect to (a) determination of the BA Rate, the Canadian Base Rate and the Canadian Prime Rate, the Canadian Reference Lenders, and (b) determination of the Australian Prime Rate and the Australian Interbank Rate, if applicable pursuant to the definitions of such terms, the Australian Reference Lenders.

     "ARRANGER" means Citicorp Securities, Inc.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the US Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit A hereto.

     "AUSTRALIAN ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

     "AUSTRALIAN BANK GUARANTEE" means a bank guarantee issued by an Australian Issuing Bank for the account of the Australian Borrower.

     "AUSTRALIAN BORROWER" has the meaning specified in the recital of parties to this Agreement.

     "AUSTRALIAN BORROWER ADVANCE" has the meaning specified in Section 2.01(b)(i).

     "AUSTRALIAN BORROWER BORROWING" means a borrowing consisting of simultaneous Australian Borrower Advances of the same Type pursuant to Section 2.01(b).

     "AUSTRALIAN BORROWER NOTE" means a promissory note of the Australian Borrower payable to the order of any Australian Lender or the Non-Pro Rata Lender, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate indebtedness of the Australian Borrower to such Lender resulting from the Australian Borrower Advances made by or otherwise owing to such Lender.

     "AUSTRALIAN BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in Darwin, Australia or Sydney, Australia and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "AUSTRALIAN CASH COLLATERAL ACCOUNT" has the meaning specified in Section 5.01(k).

     "AUSTRALIAN CASH EQUIVALENTS" means any of the following: (a) stocks, bonds, notes and other securities issued or guaranteed by the Government of Australia or any State or Territory of Australia; or (b) bills of exchange, promissory notes or other negotiable instruments drawn, accepted or endorsed by, or deposits with or certificates of deposit or any other security issued by, any Australian Lender or any bank (as defined in Section 5(1) of the Banking Act 1959 of Australia) whose shareholders funds is not less than A$500 million; or
(c) securities, deposits or loans guaranteed by the Government of Australia or any State or Territory of Australia or secured by irrevocable letters of credit established or confirmed by any Australian Lender or any bank (as defined in section 5(1) of the Banking Act 1959 of Australia) whose shareholders funds is not less than A$500 million; or (d) securities denominated in Australian Dollars and rated long term not less than A/A or short term not less than A1/P1 by S&P and Moody's, respectively.

     "AUSTRALIAN CORPORATIONS LAW" means the Corporations Law of the Northern Territory of Australia and, where applicable, of any other State or Territory of Australia.

     "AUSTRALIAN DOLLAR ADVANCES" means Advances denominated in Australian Dollars.

     "AUSTRALIAN DOLLARS" and "A$" each means lawful money of Australia.

     "AUSTRALIAN DOMESTIC LENDING OFFICE" means (a) with respect to each Australian Lender and the Non-Pro Rata Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, and (b) with respect to each Risk Participant that has purchased (or is purchasing) a portion of any Non-Pro Rata Advance, the office of such Lender specified in writing to the Australian Administrative Agent for such purpose at the time of such purchase (or, if no such office is so specified, its or its Affiliate's US Domestic Lending Office (in its or such Affiliate's capacity as a US Lender)), or, in each case, such other office of such Lender as such Lender may from time to time specify to the Australian Borrower, the US Administrative Agent and the Australian Administrative Agent.


     "AUSTRALIAN EURODOLLAR LENDING OFFICE" means (a) with respect to any Australian Lender and the Non-Pro Rata Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, and (b) with respect to each Risk Participant that has purchased (or is purchasing) a portion of any Non-Pro Rata Advance, the office of such Lender specified in writing to the Australian Administrative Agent for such purpose at the time of such purchase (or, if no such office is so specified, its or its Affiliate's US Eurodollar Lending Office (in its or such Affiliate's capacity as a US Lender)), or, in each case, such other office of such Lender as such Lender may from time to time specify to the Australian Borrower, the US Administrative Agent and the Australian Administrative Agent.

     "AUSTRALIAN INTERBANK RATE" means, in respect of a day: (a) the rate displayed on the page of the Reuters Monitor System designated "RBAX" as the rate for loans from clients for the period in which that day falls, or (b) if that rate is not displayed on that page at or about 3:00 p.m. (Sydney time) on the second Business Day after the end of that period or that page no longer displays a rate for settlements between official dealers and clients, the rate (expressed as a rate per centum per annum and rounded up to two decimal places) determined by the Australian Administrative Agent to be the arithmetic average of the rates quoted to the Australian Administrative Agent at or around that time on that day by the Australian Reference Lenders as the rate used by official dealers for interbank settlements with clients during the period in which that day falls.

     "AUSTRALIAN ISSUING BANK" means (a) the Initial Australian Issuing Bank, so long as it has a Letter of Credit Commitment hereunder, and (b) each Eligible Assignee to which all or any portion of the Letter of Credit Commitment of an Australian Issuing Bank hereunder has been assigned pursuant to Section 8.07, in each case, in its capacity as such.

     "AUSTRALIAN LENDER" means each Lender listed under the heading "Australian Lenders" on Schedule I hereto (other than the Non-Pro Rata Lender in its capacity as such) or identified as an Australian Lender in the Assignment and Acceptance pursuant to which such Lender became a Lender, as the case may be, in each case, in its capacity as such.

     "AUSTRALIAN LETTER OF CREDIT" means (a) a letter of credit issued hereunder by an Australian Issuing Bank for the account of the Australian Borrower, and
(b) an Australian Bank Guarantee.

     "AUSTRALIAN PRIME RATE" means, in respect of a day: (a) the rate (expressed as a rate per centum per annum and rounded up to two decimal places) the Australian Administrative Agent calculates by determining the arithmetic average of the rates displayed on the pages of the Reuters Monitor System designated "ABPR" and "ABPS" at or about 10:30 a.m. (Sydney time) on that day (after excluding the highest and lowest or, in the case of equality, one of the highest and one of the lowest of the rates), or (b) if less than five rates are displayed on pages ABPR and ABPS at that time on that day, the rate (expressed as a rate per centum per annum and rounded up to two decimal places) the Australian Administrative Agent calculates to be the arithmetic average of the rates quoted to the Australian Administrative Agent at or around that time on that day by each of the Australian Reference Lenders as the rate quoted by such Australian Reference Lender to prime customers in Australia for unsecured accommodations in Australian Dollars in excess of A$100,000.

     "AUSTRALIAN PRIME RATE ADVANCE" means an Australian Borrower Advance that bears interest as provided in Section 2.08(b)(v).


     "AUSTRALIAN REFERENCE LENDERS" means Citibank Australia, ABN AMRO Australia Limited and Dresdner Australia Limited; PROVIDED that, if any of the foregoing shall cease to be an Australian Lender, the term "Australian Reference Lenders" shall no longer include such Australian Lender and shall thereafter include such Australian Lender as the US Administrative Agent and the Australian Administrative Agent shall designate as a replacement Australian Reference Lender, which designation shall be made with the consent of such replacement Australian Reference Lender and PGI (such consent of PGI not to be unreasonably withheld or delayed).

     "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing) (it being understood that, for purposes hereof, the "maximum amount available to be drawn" under any Australian Bank Guarantee at any time is the maximum amount stated therein to be payable at any time under such Australian Bank Guarantee).

     "BA EQUIVALENT NOTES" has the meaning specified in Section 2.01(c).

     "BA LENDING OFFICE" means, with respect to each Canadian Lender, the office of such Lender set forth as its "BA Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Canadian Borrower, the Canadian Administrative Agent and the US Administrative Agent for such purpose.

     "BA OBLIGATIONS" means, collectively, Bankers' Acceptances and BA Equivalent Notes.

     "BA RATE" means, for all BA Obligations comprising part of the same Drawing to be purchased by a Canadian Lender, the arithmetic average of the discount rates (calculated on an annual basis for a 365 day year or, in the case of a leap year, a 366 day year) and rounded up to the nearest multiple of 1/16th of 1%, if such average is not such a multiple, quoted by each Canadian Reference Lender at 9:30 a.m. (Toronto time) on the date of such Drawing as the discount rate at which such Canadian Reference Lender would purchase, on such date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the BA Obligations to be acquired by such Canadian Lender as part of such Drawing. The BA Rate for each BA Obligation comprising part of the same Drawing shall be determined by the Canadian Administrative Agent on the basis of applicable rates furnished to and received by the Canadian Administrative Agent from the Canadian Reference Lenders on the date of the applicable Drawing, SUBJECT, HOWEVER, to the provisions of Section 2.08.

     "BANK BILL RATE" means, for any Interest Period for all Bank Bill Rate Advances comprising part of the same Borrowing:

          (a) unless clause (b), (c) or (d) below is applicable, the average bid rate displayed at or about 10:30 a.m. (Sydney time) on the first day of such Interest Period on the Reuters screen BBSY page for Bills having a term equivalent (or most nearly equivalent) to such Interest Period; or

          (b) if, on the date of determination of the Bank Bill Rate for any Interest Period, (i) there is a manifest error in the calculation of the average bid rate as set forth in the foregoing clause (a) (or such average bid rate is not displayed by 10:30 a.m. (Sydney time) on such date), and
     (ii) at least five bid rates for Bills having a term equivalent (or most nearly equivalent) to such Interest Period are displayed on the Reuters screen BBSW page at such time on such date, the rate (expressed as a rate percent per annum and rounded up, if necessary, to the nearest two decimal places) determined by the Australian Administrative Agent to be the arithmetic mean of such bid rates after excluding the highest and the lowest of such bid rates (or, in the case of equality, one of the highest and one of the lowest of such bid rates); or

          (c) if, on the date of determination of the Bank Bill Rate for any Interest Period, (i) there is a manifest error in the calculation of the average bid rate as set forth in the foregoing clause

     (a) (or such average bid rate is not displayed by 10:30 a.m. (Sydney time) on such date), and (ii) less than five bid rates for Bills having a term equivalent to such Interest Period are displayed on the Reuters screen BBSW page at such time on such date, the rate (expressed as a rate percent per annum and rounded up, if necessary, to the nearest two decimal places) determined by the Australian Administrative Agent to be the arithmetic mean of the bid rates quoted to the Australian Administrative Agent by each of three Australian banks selected by the Australian Administrative Agent at or about that time on that date for Bills accepted by such bank having a term equivalent (or most nearly equivalent) to such Interest Period; or

          (d) if, on the date of determination of the Bank Bill Rate for any Interest Period, (i) there is a manifest error in the calculation of the average bid rate as set forth in the foregoing clause (a) (or such average bid rate is not displayed by 10:30 a.m. (Sydney time) on such date), and
     (ii) the Australian Administrative Agent is unable to determine a rate under the foregoing clause (b) (due to an insufficient number of displayed rates) and the foregoing clause (c) (due to the inability to obtain the required number of quotes), the rate (expressed as a rate percent per annum and rounded up, if necessary, to the nearest two decimal places) specified in good faith by the Australian Administrative Agent at or about such time on such date having regard, to the extent possible, to the rates otherwise bid for bank accepted Bills having a term equivalent (or most nearly equivalent) to such Interest Period at such time.

     "BANK BILL RATE ADVANCE" means an Australian Borrower Advance that bears interest as provided in Section 2.08(b)(vi).

     "BANK HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Borrower and any Lender Party (including, without limitation, any Surviving Hedge Agreement between any Borrower and any Lender Party).

     "BANKERS' ACCEPTANCE" has the meaning specified in Section 2.01(c).

     "BILL" means a "bill" as defined in the Australian Bills of Exchange Act 1909 (Cth), as amended (the "ACT"), and references to a drawing, acceptance or endorsement of, or other dealing with, a Bill shall be interpreted in accordance with the Act.

     "BORROWER" and "BORROWERS" have the respective meanings specified in the recital of parties to this Agreement.

     "BORROWING" means a US Borrower Borrowing, a Canadian Borrower Borrowing or an Australian Borrower Borrowing.

     "BUSINESS DAY" means: (a) with respect to (i) any notice required or permitted to be delivered hereunder to or by the US Borrower or the US Administrative Agent, and (ii) any US Borrower Advances and US Letters of Credit, determinations of interest rates and fees applicable thereto and payments in respect thereof, a US Business Day; (b) with respect to (i) any notice required or permitted to be delivered hereunder to or by the Canadian Borrower or the Canadian Administrative Agent, and (ii) any Canadian Borrower Advances, BA Obligations and Canadian Letters of Credit, determinations of interest rates, discount rates and fees applicable thereto and payments in respect thereof, a Canadian Business Day; and (c) with respect to (i) any notice required or permitted to be delivered hereunder to or by the Australian Borrower or the Australian Administrative Agent, and (ii) any Australian Borrower Advances and Australian Letters of Credit, determinations of interest rates, discount rates and fees applicable thereto and payments in respect thereof, an Australian Business Day.

     "CANADIAN ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

     "CANADIAN BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum which the principal office of each of the Canadian Reference Lenders in Toronto, Ontario announces publicly from time to time as its reference rate of interest for commercial loans in US Dollars made by it to Canadian borrowers in Canada; and

          (b)  1/2 of 1% per annum above the Federal Funds Rate.

     "CANADIAN BASE RATE ADVANCE" means a Canadian Borrower Advance that bears interest as provided in Section 2.08(b)(iii).

     "CANADIAN BORROWER" has the meaning specified in the recital of parties to this Agreement.

     "CANADIAN BORROWER ADVANCE" has the meaning specified in Section 2.01(a).

     "CANADIAN BORROWER BORROWING" means a borrowing consisting of simultaneous Canadian Borrower Advances of the same Type made by the Canadian Lenders.

     "CANADIAN BORROWER NOTE" means a promissory note of the Canadian Borrower payable to the order of any Canadian Lender, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate indebtedness of the Canadian Borrower to such Lender resulting from the Canadian Borrower Advances made by or otherwise owing to such Lender.

     "CANADIAN BORROWER SUBLIMIT" means (i) at all times prior to April 17, 1998, US$50,000,000 (or the Equivalent thereof in Canadian Dollars), (ii) from and including April 17, 1998 to and including April 16, 1999, US$75,000,000 (or the Equivalent thereof in Canadian Dollars), and (iii) from and after April 17, 1999, an amount equal to the aggregate Revolving Credit Commitments of the Canadian Lenders in effect from time to time.

     "CANADIAN BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in Toronto, Ontario, Canada and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "CANADIAN CASH COLLATERAL ACCOUNT" has the meaning specified in Section 5.01(k).

     "CANADIAN CASH EQUIVALENTS" means any of the following: (a) readily marketable direct obligations of or obligations unconditionally guaranteed by the Government of Canada or the government of any province thereof (other than Quebec); (b) insured certificates of deposit, deposit notes or term deposit receipts of any Canadian Lender or any other commercial bank listed on Schedule I of the Bank Act (Canada); or (c) commercial paper in an aggregate amount of no more than CN$10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of Canada or any province thereof (other than corporations organized under the laws of, or whose principal place of business is located in, Quebec) and rated at least A-1 (or the then equivalent grade) by the Canada Bond Rating Service or R-1 (middle)/low (or the then equivalent grade) by the Dominion Bond Rating Service (but with no lower rating from either rating agency).

     "CANADIAN DOLLAR ADVANCES" means Advances denominated in Canadian Dollars.

     "CANADIAN DOLLARS" and "CN$" each means lawful money of Canada.

     "CANADIAN DOMESTIC LENDING OFFICE" means, with respect to each Canadian Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Canadian Borrower, the US Administrative Agent and the Canadian Administrative Agent.

     "CANADIAN EURODOLLAR LENDING OFFICE" means, with respect to each Canadian Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Canadian Borrower, the US Administrative Agent and the Canadian Administrative Agent.

     "CANADIAN INTERBANK RATE" means the interest rate, expressed as a percentage per annum, which is customarily used by the Canadian Administrative Agent when calculating interest due by it or owing to it arising from or in connection with correction of errors between it and other Canadian chartered banks.

     "CANADIAN ISSUING BANK" means the Initial Canadian Issuing Bank, so long as it has a Letter of Credit Commitment hereunder, and each Eligible Assignee to which all or any portion of the Letter of Credit Commitment of a Canadian Issuing Bank hereunder has been assigned pursuant to Section 8.07, in each case, in its capacity as such.

     "CANADIAN LENDER" means each Lender listed under the heading "Canadian Lenders" on Schedule I hereto or identified as a Canadian Lender in the Assignment and Acceptance pursuant to which such Lender became a Lender, as the case may be, in each case, in its capacity as such.

     "CANADIAN LETTER OF CREDIT" means a letter of credit issued hereunder by a Canadian Issuing Bank for the account of the Canadian Borrower.

     "CANADIAN PRIME RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum which the principal office of each of the Canadian Reference Lenders in Toronto, Ontario announces publicly from time to time as its prime rate for determining rates of interest on commercial loans in Canadian Dollars made by it in Canada; and

          (b) 3/4 of 1% per annum above the rate quoted for 30-day Canadian Dollar bankers acceptances of Citibank Canada that appears on the Reuters Screen CDOR Page (or any replacement page) as of 10:00 a.m. (Toronto, Ontario time) on the date of determination.

     "CANADIAN PRIME RATE ADVANCE" means a Canadian Borrower Advance that bears interest as provided in Section 2.08(b)(iv).

     "CANADIAN REFERENCE LENDERS" means Citibank Canada, Canadian Imperial Bank of Commerce and The Bank of Nova Scotia; PROVIDED that, if any of the foregoing shall cease to be a Canadian Lender, the term "Canadian Reference Lenders" shall no longer include such Canadian Lender and shall thereafter include such Canadian Lender as the US Administrative Agent and the Canadian Administrative Agent shall designate as a replacement Canadian Reference Lender, which designation shall be made with the consent of such replacement Canadian Reference Lender and PGI (such consent of PGI not to be unreasonably withheld or delayed).

     "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

     "CASH COLLATERAL ACCOUNTS" means the US Cash Collateral Account, the Canadian Cash Collateral Account and the Australian Cash Collateral Account.

     "CASH EQUIVALENTS" means any of the following, to the extent (a) owned by any Borrower or any Restricted Subsidiary free and clear of all Liens other than Liens created under the Collateral Documents and (b) having a maturity of not greater than one year from the date of acquisition thereof (except as otherwise specified with respect to clause (v) below): (i) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (ii) insured certificates of deposit of or time deposits or overnight deposits with any commercial bank that is a US Lender or a member of the Federal Reserve System, which issues (or the parent of which issues) commercial paper rated as described in clause (iii), which is organized under the laws of the United States or any State thereof and which has combined capital and surplus of at least $500 million, (iii) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-2" (or the then equivalent grade) by Moody's or "A-2" (or the then equivalent grade) by S&P (but with no lower rating from either Moody's or S&P),
(iv) readily marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof and rated at least "Prime-2" (or the then equivalent grade) by Moody's or "A-2" (or the then equivalent grade) by S&P (but with no lower rating from either Moody's or S&P), (v) repurchase obligations of any US Lender or of any commercial bank satisfying the requirements of clause (ii) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the Government of the United States, (vi) Australian Cash Equivalents, and (vii) Canadian Cash Equivalents.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

     "CITIBANK" has the meaning specified in the recital of parties to this Agreement.

     "CITIBANK AUSTRALIA" has the meaning specified in the recital of parties to this Agreement.

     "CITIBANK CANADA" has the meaning specified in the recital of parties to this Agreement.

     "CLOSING DATE" means the date on which each of the conditions set forth in
Section 3.01 is satisfied or waived.

     "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of any Administrative Agent for the benefit of the Secured Parties.

     "COLLATERAL AGENT" means Citibank, Citibank Canada or Citibank Australia, or any successor or assignee of Citibank, Citibank Canada or Citibank Australia, acting in such capacity under the Collateral Documents or any Collateral Document.

     "COLLATERAL DOCUMENTS" means the Pledge Agreement, any agreement relating to cash collateral entered into by any Borrower pursuant to Section 5.01(k) and each other agreement (including, without limitation, each Supplemental Pledge Agreement) that creates or which the parties intend to create a Lien in favor of any Collateral Agent for the benefit of the Secured Parties.

     "COLLATERAL GRANTORS" means each of the Borrowers and each Restricted Subsidiary.

     "COLLATERAL RELEASE DATE" means the first date to occur on which (i) the US Administrative Agent receives evidence reasonably satisfactory to it that the Total Funded Debt to EBITDA Ratio has been, for two consecutive quarters commencing on or after January 1, 1997, less than 3.50:1.0, and (ii) no Default has occurred and is continuing.

     "COMMERCIAL LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory (other than gold) or equipment to any Borrower or any Restricted Subsidiary to effect payment for such inventory or equipment, the conditions to drawing under which include the presentation to the Issuing Bank that issued such Letter of Credit of negotiable bills of lading, invoices and related documents sufficient, in the judgment of such Issuing Bank, to create a valid and perfected lien on or security interest in such inventory, bills of lading, invoices and related documents in favor of such Issuing Bank.

     "COMMITMENT" means a Revolving Credit Commitment or a Letter of Credit Commitment.

     "COMMITMENT DESIGNATION NOTICE" has the meaning specified in Section
2.01(e).

     "COMMITMENT REDUCTION DATE" has the meaning specified in Section
2.06(b)(i).

     "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP; PROVIDED that the assets, liabilities, earnings and expenses of or attributable to, or attributable to Investments in, Unrestricted Subsidiaries will not be included for purposes of calculating Consolidated Funded Debt, Total Adjusted Interest Expense, EBITDA and Tangible Net Worth of PGI and its Subsidiaries.

     "CONVERSION", "CONVERT" and "CONVERTED" each refer to (a) a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.10 or
2.12 or (b) a conversion of BA Obligations into Canadian Prime Rate Advances pursuant to Section 2.11(b), 2.11(c) or 2.12.

     "CORE PROPERTIES" means (i) all ownership interests and rights (including any mineral deed, interest, lease, right, royalty, servitude, mining tenement or similar right) in the properties known as Zortman/Landusky, Montana Tunnels, Mount Todd, Florida Canyon and Pullalli, (ii) the stock of the entities which own such properties, (iii) all equipment and other assets used in connection with such properties, and (iv) ore production from such properties.

     "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person in respect of Hedge Agreements,
(h) all obligations of such Person for production payments from property operated by or on behalf of such Person and other similar arrangements with respect to natural resources, (i) all obligations of such Person in respect of Prepaid Forward Sales Agreements, (j) all Debt of other Persons referred to in clauses (a) through (i) above or clause (k) below as to which such Person has liability (contingent or otherwise) by virtue of being a general partner or a Joint Venture Partner of such other Person or which is guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor

(including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss or (iv) otherwise to assure a creditor against loss, and
(k) all Debt referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

     "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "DEFAULTED ACCOMMODATION" means, with respect to any Lender Party at any time, the portion of any Accommodation required to be made by such Lender Party to any Borrower pursuant to Section 2.01, 2.02 or 2.03 at or prior to such time that has not been made by such Lender Party or by the Appropriate Administrative Agent for the account of such Lender Party pursuant to Section 2.02(d) or
Section 2.03(e), as the case may be, as of such time; PROVIDED, HOWEVER, that any Accommodation which is not made by a Lender Party as a result of a determination by any Administrative Agent or the Required Lenders that the conditions in Section 3.02 are not satisfied shall not, under any circumstances, constitute a "Defaulted Accommodation." If a portion of a Defaulted Accommodation shall be deemed made pursuant to Section 2.17(a), the remaining portion of such Defaulted Accommodation shall be considered a Defaulted Accommodation originally required to be made pursuant to Section 2.01 or 2.03, as the case may be, on the same date as the Defaulted Accommodation so deemed made in part.

     "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Non-Pro Rata Lender pursuant to Section 2.01(b) to purchase a portion of a Non-Pro Rata Advance made by the Non-Pro Rata Lender, (b) any Issuing Bank pursuant to
Section 2.04(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) any Administrative Agent pursuant to Section 2.02(d) or 2.03(e) to reimburse any Administrative Agent for the amount of any Accommodation made by such Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.15 to purchase any participation in Advances owing to such other Lender Party and (e) any Administrative Agent or any Issuing Bank or the Non-Pro Rata Lender pursuant to
Section 7.05 to reimburse such Administrative Agent or such Issuing Bank or the Non-Pro Rata Lender for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Administrative Agent or such Issuing Bank or the Non-Pro Rata Lender as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.17(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

     "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Accommodation or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 6.01(f).

     "DRAFT" means a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian Borrower on any Canadian Lender, in substantially the form of Exhibit C-1, with respect to any such bill of exchange drawn on Citibank Canada, or Exhibit C-2, with respect to any such bill of exchange drawn on any other Canadian Lender, and which, except as otherwise provided herein, has not been completed or accepted by such Lender.

     "DRAWING" means (a) the simultaneous acceptance of Drafts and purchase of Bankers' Acceptances by the Canadian Lenders, and (b) for any Canadian Lender which is not a bank under the Bank Act (Canada), the purchase of a BA Equivalent Note, in each case in accordance with Section 2.03(a).

     "DRAWING FEE" means, with respect to each BA Obligation, an amount equal to
(a) the percentage set forth on the Performance Pricing Schedule beneath the heading "Drawing Fee" and opposite the Performance Pricing Level in effect on the date of the Drawing or renewal, as the case may be, of such BA Obligation MULTIPLIED BY (b) the Face Amount of such BA Obligation, calculated on the basis of the term to maturity of such BA Obligation and a year of 365 (or, in the case of a leap year, 366) days.

     "DRAWING PURCHASE PRICE" means, with respect to each BA Obligation to be purchased and/or accepted by any Canadian Lender at any time, the amount (adjusted to the nearest whole cent or, if there is no nearest whole cent, the next higher whole cent) obtained by dividing (i) the aggregate Face Amount of such BA Obligation, by (ii) the sum of (A) one and (B) the product of (1) a fraction the numerator of which is the BA Rate in effect at such time and the denominator of which is 100 MULTIPLIED BY (2) a fraction the numerator of which is the number of days in the term to maturity of such BA Obligation and the denominator of which is 365 (or, in the case of a leap year, 366) days.

     "EBITDA" means, with respect to any Person for any period, net income (or net loss) of such Person for such period PLUS, to the extent deducted in computing such net income (or net loss), the sum of (a) interest expense,
(b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined in accordance with GAAP for such period.

     "ELIGIBLE ASSIGNEE" means (a) with respect to the Revolving Credit Facility, (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, Canada or Australia, as appropriate, or any State, Province or Territory thereof, and having total assets in excess of $1,000,000,000; (iv) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States, Canada or Australia, as appropriate; (v) the central bank of any country that is a member of the OECD; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $1,000,000,000; and (vii) any other Person approved by the US Administrative Agent, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iii) or (iv) of clause (a) of this definition and is approved by the US

Administrative Agent; PROVIDED, HOWEVER, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

     "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from alleged injury or threat to health or safety (but only if such alleged injury or threat to health or safety is related to the environment) or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages relating to the environment and
(b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the environment.

     "ENVIRONMENTAL ENCUMBRANCES" means a restraint under Environmental Laws on dealing with any property or a charge or Lien in force under Environmental Laws affecting any property, in each case as, or in effect as, security for the payment of a monetary obligation or the observance of any obligation.

     "ENVIRONMENTAL LAW" means (a) any federal, state, provincial, territorial, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or binding agency interpretation, policy or guidance relating to the use of land, planning, environmental assessment, noise, soil or ground water contamination, chemicals, pesticides, nuisance, the ozone layer, waste, pollution or protection of the environment, health or safety (but only to the extent they are affected by the environment), or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, and (b) any cause of action in nuisance, negligence, trespass or otherwise or which gives or may give rise to equitable relief or which results or may result in an award of damages or compensation where such cause of action concerns directly or indirectly the environment, or the health or safety of Persons (but only to the extent they are affected by the environment).

     "ENVIRONMENTAL LIABILITY" means any of the following liabilities which arise, directly or indirectly, from and in relation to any Core Property or other asset or operation of any Loan Party or Restricted Subsidiary: (a) all costs and expenses associated with complying with the lawful requirements of, or any order, notice, directive, decree or other binding obligation issued or imposed by, any government or governmental agency or other authority under an Environmental Law or in connection with an Environmental Permit; (b) any compensation or other moneys that a government or governmental agency or authority requires to be paid to any person under an Environmental Law; (c) any fines or penalties paid or payable under Environmental Laws or Environmental Permits; (d) all costs and expenses incurred in complying with or avoiding a contravention of Environmental Laws or Environmental Permits including, without limitation, the costs and expenses of establishing and implementing an environmental management plan; (e) all losses, costs and expenses (including, without limitation, all reasonable legal and consultancy costs) which are incurred as a result of any contravention or alleged contravention of any Environmental Law or Environmental Permit; and (f) all other legal liability, claims, demands, suits, proceedings, causes of action, losses (including consequential losses), damages, costs and expenses, legal or consulting fees and interest, howsoever arising, in connection with an Environmental Law or an Environmental Permit.

     "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "EQUIVALENT" means (a) in US Dollars of Canadian Dollars, on any date of determination, the equivalent thereof determined by using the quoted spot rate at which Citibank's principal office in Toronto, Ontario offers to exchange US Dollars for Canadian Dollars in Toronto, Ontario at 11:00 a.m. (New York City time) on such date and (b) in Canadian Dollars of US Dollars on any date of determination, the equivalent thereof determined by using the quoted spot rate at which Citibank's principal office in New York City, New York offers to exchange Canadian Dollars for US Dollars in New York City, New York at
11:00 a.m. (New York City time) on such date, (c) in US Dollars of Australian Dollars on any date of determination, the equivalent thereof determined by using the quoted spot rate at which Citibank's principal office in Sydney, Australia offers to exchange US Dollars for Australian Dollars in Sydney, Australia at 11:00 a.m. (Sydney time) on such date, (d) in Australian Dollars of US Dollars, on any date of determination, the equivalent thereof determined by using the quoted spot rate at which Citibank's principal office in New York City, New York offers to exchange Australian Dollars for US Dollars in New York City, New York at 11:00 a.m. (New York City time) on such date, (e) in any other currency of US Dollars, Canadian Dollars or Australian Dollars, the equivalent thereof determined by using the quoted spot rate at which Citibank's principal office in New York City, New York offers to exchange such other currency for US Dollars, Canadian Dollars or Australian Dollars, as the case may be, in New York City, New York at 11:00 a.m. (New York City time) on such date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, and is treated as a single employer within the meaning of subsection (b) or (c), or for purposes of Sections 302 or 303 of ERISA or
Section 412 of the Internal Revenue Code, subsection (m) or (o), of Section 414 of the Internal Revenue Code.

     "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or
(ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;
(e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan;
(g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of

ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

     "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum listed on Telerate Page 3750 for deposits in US Dollars, in amounts approximately equal to US$1,000,000 and with a maturity equal to such Interest Period, at 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period.

     "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.08(b)(ii).

     "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

     "EXCHANGE PREFERRED DIVIDENDS" means dividends payable in respect of Exchange Preferred Stock.

     "EXCHANGE PREFERRED STOCK" means preferred stock of PGI issued in exchange for, and upon the conversion of, Permitted Preferred Stock on the terms described in the registration statement relating to such Permitted Preferred Stock.

     "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of August 23, 1991 among PGC, the Guarantors (as defined therein), the banks listed therein and U.S. Bank of Washington, National Association, as agent, as amended.

     "EXISTING DEBT" has the meaning specified in Section 4.01(s) hereof.

     "EXISTING HEDGE AGREEMENTS" means the Hedge Agreements identified under the heading "Existing Hedge Agreements" on Schedule 1.01(a), as in effect on the date hereof (which Hedge Agreements are required to be, and shall be, secured by the Collateral); provided that each such Hedge Agreement shall cease to be an "Existing Hedge Agreement" for purposes hereof and for purposes of the Guaranty and the Collateral Documents on the earliest scheduled expiration date of such Hedge Agreement or any confirmation thereunder without giving effect to any optional renewals, rollovers or extensions thereof.

     "EXISTING HEDGE BANKS" means the Persons listed under the heading "Existing Hedge Banks" on Schedule 1.01(a).

     "EXISTING ISSUING BANK" means each Lender that issued an Existing Letter of Credit.

     "EXISTING LETTERS OF CREDIT" means the letters of credit identified on
Schedule 1.01(b) hereto.

     "EXISTING SUBORDINATED DEBT" means the 6 1/4% Convertible Subordinated Notes of PGI issued under the Indenture dated as of April 15, 1995 with PGI as Issuer and The Bank of New York, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

     "FACE AMOUNT" means, with respect to any BA Obligation, the amount payable to the holder of such BA Obligation on its then existing Maturity Date.

     "FACILITY" means the Revolving Credit Facility or the Letter of Credit Facility.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the US Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FEE LETTER" means the fee letter dated January 17, 1996 among Citibank, the Arranger and the Borrowers.

     "FINANCIAL LETTER OF CREDIT" means (a) any Australian Bank Guarantee, (b) any Letter of Credit which is a standby letter of credit and (c) any other Letter of Credit issued under the Letter of Credit Facility, other than a Commercial Letter of Credit.

     "FINANCE CORP." means a Restricted Subsidiary to be formed after the date hereof solely for purposes of issuing Permitted Preferred Stock.

     "FISCAL YEAR" means a fiscal year of PGI and its Subsidiaries ending on December 31 in any calendar year.

     "FIXED RATE ADVANCE" means a Bank Bill Rate Advance or Eurodollar Rate Advance.

     "FLUCTUATING RATE ADVANCE" means a US Base Rate Advance, a Canadian Base Rate Advance, a Canadian Prime Rate Advance or an Australian Prime Rate Advance.

     "FOREIGN SUBSIDIARY" means any "controlled foreign corporation" within the meaning of Section 957(a) of the Internal Revenue Code as to which any Borrower or any of its Subsidiaries is a "United States shareholder" as defined in
Section 951(b) of the Internal Revenue Code.

     "FUNDED DEBT" means, as to any Person, as of any date of determination, without duplication, (i) all Debt of such Person in respect of Accommodations hereunder, (ii) all Debt of such Person in respect of Prepaid Forward Sales Agreements and all other Debt of such Person that, in each case under this clause (ii), by its terms matures more than one year after the date of its creation, (iii) any such Debt under clause (ii) maturing within one year from such date that is renewable or extendible at the option of the obligor to a date more than one year from such date, and (iv) the Preferred Dividend Amount as of such date, including for purposes of clauses (ii) and (iii), without limitation, guarantees issued in connection with project financings for Unrestricted Subsidiaries but excluding, in any event for purposes of clauses (ii) and (iii),
(a) Capitalized Leases for mining equipment, (b) Debt of the types described in clause (f) of the definition of Debt, and (c) Debt in respect of Hedge Agreements that are not Prepaid Forward Sales Agreements.

     "GAAP" has the meaning specified in Section 1.03.

     "GOLD PRICE HEDGE AGREEMENTS" means agreements entered into to protect against fluctuations in the market spot price per ounce of gold.

     "GOLD MINING BUSINESS" means any business where mining and sales of gold are the major components of its revenues or expected revenues.

     "GUARANTOR" means each Borrower (with respect to the Obligations of each other Borrower under the Loan Documents) and each Restricted Subsidiary of PGI which executes or otherwise becomes a party to a Guaranty.

     "GUARANTY" has the meaning specified in Section 3.01(f)(viii).

     "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or hazardous breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law, and (c) any other substance (solid, liquid or gaseous) having toxic, corrosive, flammable, explosive, infectious or otherwise dangerous or harmful characteristics.

     "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, forward rate transactions, commodity swap agreements, commodity futures, forwards, long-term forwards and option contracts and other similar agreements (including, without limitation, Gold Price Hedge Agreements).

     "HEDGE BANK" means any Lender Party in its capacity as a party to a Bank Hedge Agreement.

     "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

     "INFORMATION MEMORANDUM" means the information memorandum dated November 1995 used by the Arranger in connection with the syndication of the Commitments.

     "INITIAL AUSTRALIAN ISSUING BANK" means The First National Bank of Chicago, Australian Branch, in its capacity as such.

     "INITIAL CANADIAN ISSUING BANK" means NBD Bank, Canada, in its capacity as such.

     "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing, the initial Drawing and the initial issuance of a Letter of Credit hereunder.

     "INITIAL ISSUING BANKS" means the Initial US Issuing Bank, the Initial Canadian Issuing Bank and the Initial Australian Issuing Bank.

     "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

     "INITIAL US ISSUING BANK" means The First National Bank of Chicago, in its capacity as such.

     "INSOLVENCY EVENT" means the happening of any of the following events with respect to any Loan Party: (a) except to reconstruct or amalgamate while solvent on terms permitted hereunder or otherwise approved by the Required Lenders, a body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with all or any class of its creditors, or it proposes a moratorium or other administration involving any of them; (b) a body corporate is presumed by a court to be insolvent under section 459C(2)(a) or (b) of the Australian Corporations Law (except that, so long as such presumption is being diligently contested in good faith, such presumption shall not constitute an "Insolvency Event" unless not rebutted for a period of 60 days); or (c) an administrator is appointed to a body corporate.

     "INTEREST PERIOD" means, for each Fixed Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Fixed Rate Advance or the date of the Conversion of any other Type of Advance into such Fixed Rate Advance, and ending on the last day of the period selected by the Borrower requesting such Borrowing or Conversion pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower requesting such Borrowing or Conversion pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or such greater number of months as shall be available to each Appropriate Lender), in the case of any Interest Period relating to Eurodollar Rate Advances, and 30, 60, 90 or, if available to each Australian Lender and the Non-Pro Rata Lender, 180 days in the case of any Interest Period relating to Bank Bill Rate Advances, in each case as the Borrower requesting such Borrowing or Conversion may, upon notice received by the US Administrative Agent not later than 12:00 noon (New York City time) on a US Business Day for the applicable Type of Fixed Rate Advance (i) at least three Canadian Business Days prior to the first day of such Interest Period in the case of Canadian Borrower Advances,
(ii) at least three US Business Days prior to the first day of such Interest Period in the case of US Borrower Advances, and (iii) at least four Australian Business Days prior to the first day of such Interest Period in the case of Australian Borrower Advances, select; PROVIDED, HOWEVER, that:

          (a) No Borrower may select any Interest Period with respect to any Fixed Rate Advance that ends after any Commitment Reduction Date unless, after giving effect to such selection, the aggregate principal amount of Fluctuating Rate Advances and of Fixed Rate Advances having Interest Periods that end on or prior to such Commitment Reduction Date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

          (b) Interest Periods may only be selected with respect to Fixed Rate Advances of the same Type in an aggregate principal amount of US$5,000,000 (or A$5,000,000, if denominated in Australian Dollars, or CN$5,000,000, if denominated in Canadian Dollars) and integral multiples of US$1,000,000 (or A$1,000,000, if denominated in Australian Dollars, or CN$1,000,000, if denominated in Canadian Dollars) in excess thereof;

          (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, with respect to Interest Periods applicable to Eurodollar Rate Advances only, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (d) with respect to Interest Periods applicable to Eurodollar Rate Advances only, whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (j) or (k) of the definition of "DEBT" in respect of such Person, PROVIDED that in no event shall the term Investment include amounts recorded as an expense item in accordance with GAAP (but such term shall include such amounts as should be reflected on the balance sheets as additions to assets and liabilities in accordance with
GAAP).

     "ISSUING BANK" means each US Issuing Bank, Canadian Issuing Bank and Australian Issuing Bank.

     "ITAA" means the Income Tax Assessment Act of 1936 of Australia, as amended from time to time.

     "JOINT VENTURE" means (a) any Partnership in which any Borrower or any Restricted Subsidiary is a general partner, and (b) any Partnership, corporation or other Person in which any Borrower and/or one or more Restricted Subsidiaries directly or indirectly (i) owns or controls 20% or more of any class of equity interests thereof, or (ii) has the ability (through contractual arrangement or otherwise) to direct or cause the direction of the management and policies thereof; PROVIDED, HOWEVER, that the term Joint Venture shall not include any Subsidiary of any Borrower.

     "JOINT VENTURE PARTNER" means, with respect to any Joint Venture, (a) in the case of any Joint Venture which is a Partnership, any general partner thereof, and (b) in the case of any Joint Venture which is a Partnership, corporation or other entity, any Borrower or any Restricted Subsidiary to the extent such Person has any direct equity interest therein.

     "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.05(b)(ii).

     "LENDER PARTY" means any Administrative Agent, any Lender or any Issuing Bank.

     "LENDERS" means the Initial Lenders, the Risk Participants, the Non-Pro Rata Lender and each Person that shall become a Lender hereunder pursuant to
Section 8.07 and includes each US Lender, Canadian Lender and Australian Lender.

     "LETTER OF CREDIT" means a US Letter of Credit, a Canadian Letter of Credit or an Australian Letter of Credit.

     "LETTER OF CREDIT ADVANCE" means an advance made by an Issuing Bank or any Lender pursuant to Section 2.04(c).

     "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.04(a).

     "LETTER OF CREDIT COMMITMENT" means, with respect to (a) any Issuing Bank (other than an Existing Issuing Bank in its capacity as such) at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances, the amount set forth for such Issuing Bank in the Register maintained by the US Administrative Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit Commitment" as such amount may be reduced at or prior to such time pursuant to Section 2.06, and (b) each Existing Issuing Bank in its capacity as such, an amount equal to the aggregate Available Amount (as of the Closing Date) of the Existing Letters of Credit issued by such Existing Issuing Bank, as such Available Amount may be reduced by the terms of such Letters of Credit (it being understood that no Existing Issuing Bank, in its capacity as such, shall have any obligation to issue any other Letters of Credit hereunder and that upon termination or expiration of, or the drawing of the full Available Amount under, all Existing Letters of Credit issued by any Existing Issuing Bank, such Existing Issuing Bank shall have no further Letter of Credit Commitment hereunder).

     "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to US$50,000,000 (or the Equivalent thereof), as such amount may be reduced at or prior to such time pursuant to Section 2.06.

     "LETTER OF CREDIT LENDING OFFICE" means, with respect to each Issuing Bank, the office of such Issuing Bank specified as its "Letter of Credit Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became an Issuing Bank or such other office of such Issuing Bank as such Issuing Bank may from time to time specify to the Appropriate Borrower, the US Administrative Agent and the Appropriate Administrative Agent.

     "LIEN" means any lien, security interest or other charge or encumbrance of any kind, any notice under sections 218 or 255 of the ITAA (or any successor statute) or under section 74 of the Sales Tax Assessment Act 1992 of Australia (or any successor statute) or under any similar provision of law of a State or Territory of Australia, or any other type of arrangement with any creditor to have such creditor's claims satisfied from any assets of a Person prior to the general creditors of the owner of such assets, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes and any amendment or modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents,
(v) each Letter of Credit Agreement, and (vi) the Acknowledgment Deed, and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement,
(ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Agreement, (vi) each Bank Hedge Agreement (PROVIDED THAT, so long as no Default under Section 6.01(f) exists at such time, each Bank Hedge Agreement shall cease to be a "Loan Document" upon the later to occur of (A) the payment in full in cash of all Obligations hereunder, and (B) the later of (1) the Termination Date, and (2) the expiration or termination of all Letters of Credit and BA Obligations), and (vii) the Acknowledgment Deed, in each case as amended or otherwise modified from time to time.

     "LOAN PARTIES" means, collectively, the Borrowers and the Restricted Subsidiaries.

     "LONDON GOLD FIX" means, on any day, the sale price per troy ounce of gold (quoted in US Dollars) as determined by the London Bullion Market at its afternoon fixing on such day.

     "MARGIN STOCK" has the meaning specified in Regulation U.

     "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of PGI and its Subsidiaries, taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of PGI and its Subsidiaries, taken as a whole, (b) the material rights and remedies of any Administrative Agent or any other Lender Party under any Loan Document or (c) the ability of the Loan Parties taken as a whole to perform their Obligations under the Loan Documents.

     "MATURITY DATE" means, for each BA Obligation comprising part of the same Drawing, the date on which the Face Amount for such BA Obligation becomes due and payable in accordance with the provisions set forth below, which shall be a Business Day occurring 30, 60, 90 or, if available to all Canadian Lenders purchasing Bankers' Acceptances in connection with the applicable Drawing, 180 days after the date on which such BA Obligation is purchased and/or accepted as part of any Drawing, as the Canadian Borrower may select upon notice received by the US Administrative Agent not later than 10:00 a.m. (New York City time) on a US Business Day at least three Canadian Business Days prior to the date on which such BA Obligation is to be accepted and purchased (whether as a new Drawing, by renewal or by Conversion); PROVIDED, HOWEVER, that:

          (a) such Borrower may not select any Maturity Date for any BA Obligation that occurs after the then scheduled Termination Date;

          (b) such Borrower may not select any Maturity Date with respect to any BA Obligation that ends after any Commitment Reduction Date unless, after giving effect to such selection, the aggregate principal amount of Fluctuating Rate Advances and of Fixed Rate Advances having Interest Periods or Maturity Dates, as the case may be, that end on or prior to such Commitment Reduction Date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

          (c) the Maturity Date for all BA Obligations comprising part of the same Drawing shall occur on the same date; and

          (d) whenever the Maturity Date for any BA Obligation would otherwise occur on a day other than a Business Day, such Maturity Date shall be extended to occur on the next succeeding Business Day.

     "MAXIMUM REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Maximum Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and

Acceptances, set forth for such Lender in the Register maintained by the US Administrative Agent pursuant to Section 8.07(d) as such Lender's "Maximum Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06; PROVIDED, HOWEVER, that, except as otherwise expressly set forth herein, the Non-Pro Rata Lender, in its capacity as such, shall have no Maximum Revolving Credit Commitment.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, that is subject to Title IV of ERISA and to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA and that
(a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes paid or payable by PGI or any other Loan Party within 24 months in connection with or as a result of such transaction (including taxes estimated in good faith by PGI to be payable by PGI or any other Loan Party within 24 months in connection with or as a direct result thereof), and (c) the amount of any Debt owed to a Person that is not a Loan Party and secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that (i) the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not a Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof, and (ii) any amounts so deducted in respect of payments to any Loan Party or any Affiliate of any Loan Party are paid or payable on terms, and in amounts, that would be permitted under Section 5.01(j). For purposes of determining the amount of Net Cash Proceeds received in any currency other than US Dollars, such amount shall be converted to the Equivalent in US Dollars.

     "NON-PRO RATA ADVANCE" means an Australian Borrower Advance or a Letter of Credit Advance made by the Non-Pro Rata Lender in its capacity as such.

     "NON-PRO RATA LENDER" means ABN AMRO Australia Limited in its capacity as such or any Eligible Assignee to which such Person's rights and obligations as the Non-Pro Rata Lender hereunder shall have been assigned pursuant to Section 8.07.

     "NOTE" means a US Borrower Note, a Canadian Borrower Note or an Australian Borrower Note.

     "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

     "NOTICE OF DRAWING" has the meaning specified in Section 2.03(a).

     "NOTICE OF ISSUANCE" has the meaning specified in Section 2.04(a).

     "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(d).

     "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(d).

     "NPL" means the National Priorities List under CERCLA.

     "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, the Face Amount of any BA Obligation, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect, in accordance with the terms of the Loan Documents, to pay or advance on behalf of such Loan Party.

     "OECD" means the Organization for Economic Cooperation and Development or any successor.

     "OPEN YEAR" means, with respect to any Person, any year for which United States, Australian or Canadian federal income tax returns have been filed by or on behalf of such Person and for which the expiration of the applicable statute of limitations for assessment, reassessment or collection has not occurred (whether by reason of extension or otherwise).

     "OTHER TAXES" has the meaning specified in Section 2.14(b).

     "PARTNERSHIP" means a general partnership or a limited partnership.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

     "PERFORMANCE PRICING LEVEL" means, at any time of determination, whichever of Performance Pricing Level I, Performance Pricing Level II, Performance Pricing Level III, Performance Pricing Level IV, Performance Pricing Level V or Performance Pricing Level VI is in effect at such time. The Performance Pricing Level in effect at any time of determination shall be the Performance Pricing Level set forth below opposite the Total Funded Debt to EBITDA Ratio in effect at such time:

- ---------------------------------------------------------------------------
PERFORMANCE
  PRICING                          TOTAL FUNDED DEBT
   LEVEL                           TO EBITDA RATIO
- --------------------------------------------------------------------------------
     I                   Less than or equal to 3.0 to 1.0
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
     II                  Greater than 3.0 to 1.0 and less than or equal to 3.50
                            to 1.0
- --------------------------------------------------------------------------------
     III                 Greater than 3.50 to 1.0 and less than or equal to 4.0
                            to 1.0
- --------------------------------------------------------------------------------
     IV                  Greater than 4.0 to 1.0 and less than or equal to 4.50
                            to 1.0
- --------------------------------------------------------------------------------
     V                   Greater than 4.50 to 1.0 and less than or equal to 5.0
                            to 1.0
- --------------------------------------------------------------------------------
     VI                  Greater than 5.0 to 1.0
- --------------------------------------------------------------------------------

Notwithstanding the foregoing, (a) no change in the Performance Pricing Level shall be effective until three Business Days after the date on which the US Administrative Agent receives financial statements pursuant to Section 5.03(b) or (c) and a certificate of the chief financial officer of PGI demonstrating a Total Funded Debt to EBITDA Ratio resulting in such change, and (b) if the US Administrative Agent has not received the information described in the foregoing clause (a) as and when required under Section 5.03(b) or (c), as the case may be, the Performance Pricing Level shall be deemed to be the higher of (i) the Performance Pricing Level most recently determined pursuant to the foregoing clause (a), and (ii) Performance Pricing Level IV for so long as such information has not been received by the US Administrative Agent.

     "PERFORMANCE PRICING SCHEDULE" means the Performance Pricing Schedule attached hereto as Schedule II.

     "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
(a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue or are being contested in good faith by appropriate legal or administrative proceedings as to which, to the extent required by GAAP, adequate reserves are being maintained; (c) pledges or deposits to secure obligations under workers' compensation laws, unemployment insurance or similar legislation or to secure public or statutory obligations or to secure the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money or gold obligations) incurred in the ordinary course of business; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the value of such property or the use of such property for its present purposes.

     "PERMITTED PREFERRED DIVIDENDS" means dividends payable in respect of Permitted Preferred Stock.

     "PERMITTED PREFERRED STOCK" means preferred stock of a Restricted Subsidiary which (i) is not mandatorily redeemable at the option of the holders thereof, (ii) may provide for cumulative dividends in an amount which, on a pro forma basis on the date of issuance thereof, would not cause an Event of Default under Section 5.04, and (iii) may provide for conversion to common stock of PGI or preferred stock of PGI upon the occurrence of certain events to be satisfactory to, and on a basis satisfactory to, the Required Lenders.

     "PERMITTED SUBORDINATED DEBT" means unsecured Debt of any Borrower incurred after the date hereof which (i) is subordinated in right of payment to all Obligations of the Borrowers under the Loan Documents (including, without limitation, the Credit Agreement, the Notes and the Guaranty), (ii) requires no amortization or other principal repayment prior to, and matures no sooner than, one year after the Termination Date, and (iii) is on terms and conditions no less favorable to the Borrowers and the Lender Parties than the Existing Subordinated Debt.

     "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "PGA" has the meaning specified in the recital of parties to this Agreement.

     "PGC" has the meaning specified in the recital of parties to this Agreement.

     "PGI" has the meaning specified in the recital of parties to this Agreement.

     "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

     "PLEDGE AGREEMENT" has the meaning specified in Section 3.01(f)(vii).

     "PREFERRED DIVIDEND AMOUNT" means, at any time of determination, the aggregate maximum amount of dividends payable in respect of all then outstanding Permitted Preferred Stock and Exchange Preferred Stock from such date through the fifth anniversary of such date.

     "PREFERRED STOCK" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

     "PREPAID FORWARD SALES AGREEMENTS" means (a) physical delivery contracts (other than Hedge Agreements) for which a Person has received, or has the right to receive, a cash payment in advance of physical delivery of the subject commodity and which would be reflected as a liability in the financial statements or footnotes thereto of such Person in accordance with GAAP, (b) each Hedge Agreement for which the termination value immediately after the inception of such Hedge Agreement or at any time thereafter is not zero based upon spot and forward prices existing at the inception of such Hedge Agreement (excluding customary bid/ask differentials for market level transactions), and (c) loans of gold bullion.

     "PROJECT AREA" means the freehold, leasehold and other land the subject of or covering the same area as the Project Tenements and the Titles.

     "PROJECT TENEMENTS" means (a) Mineral Lease N1070, Mineral Lease N1071, Mineral Lease N1127 and Mineral Lease Application N1140, and (b) any mining tenement, exploration license or exploration retention license issued in renewal or replacement of any of the mineral leases referred to in the foregoing clause
(a) or upon a consolidation or subdivision of any of those mineral leases, each issued, or taken to be issued, and held under the Mining Act of the Northern Territory of Australia.

     "REDUCTION AMOUNT" has the meaning specified in Section 2.07(b)(iv).

     "REGISTER" has the meaning specified in Section 8.07(d).

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REQUIRED LENDERS" means at any time Lenders holding at least 60% of the aggregate Maximum Revolving Credit Commitments at such time or, if the Commitments have expired or have been terminated, Lenders owed or holding (or deemed owed or holding, as set forth below) at least 60% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Face Amount of all BA Obligations outstanding at such time, and
(c) the aggregate Available Amount of all Letters of Credit outstanding at such time; PROVIDED, HOWEVER, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances and the aggregate Face Amount of the BA Obligations owing to such Lender (in its capacity as a Lender) and outstanding at such time, (ii) such Lender's ratable share (determined as set forth in Section 2.04(c)) of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time, and (iii) the Maximum Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of (A) Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Appropriate Lenders in accordance with their respective ratable shares (determined as set forth in Section 2.04(c) except that the ratable share of the Non-Pro Rata Lender shall be allocated to the Risk Participants in accordance with their respective Adjusted Pro Rata Shares) of such Letter of Credit Advances and Available Amounts, and (B) all Non-Pro Rata Advances shall be considered to be owed to the Risk Participants in accordance with their respective Adjusted Pro Rata Shares.

     "RESPONSIBLE OFFICER" means any one of the Chief Executive Officers, the Chief Operating Officers, the Chief Financial Officers or the Treasurers of any of the Borrowers.

     "RESTRICTED SUBSIDIARY" means (i) each Subsidiary of PGI (other than PGC and PGA) in existence on the Closing Date and designated as a "Restricted Subsidiary" on Schedule 4.01(b), and (ii) each wholly owned Subsidiary of any Loan Party created or acquired after the Closing Date which is designated by the Borrowers as a "Restricted Subsidiary" and with respect to which the provisions of Section 5.01(m)(i) have been complied with.

     "REVOLVING CREDIT ADVANCE" means a US Borrower Advance, a Canadian Borrower Advance or an Australian Borrower Advance.

     "REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, the product of (a) such Lender's Maximum Revolving Credit Commitment at such time, and (b) the Applicable Designated Commitment Percentage at such time; PROVIDED, HOWEVER, that, except as otherwise expressly set forth herein, the Non-Pro Rata Lender, in its capacity as such, shall have no Revolving Credit Commitment.

     "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Commitments of the Lenders at such time.

     "RISK PARTICIPANT" means each Person listed under the heading "Risk Participants" on Schedule I hereto or identified as a Risk Participant in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, in each case, in its capacity as such.

     "S&P" means Standard & Poors Ratings Group.

     "SECURED PARTIES" means the Administrative Agents, the other Lender Parties, the Hedge Banks, the Existing Hedge Banks and the other Persons, if any, the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

     "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA and that
(a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital, (e) in addition, in the case of any Person incorporated or conducting business in Australia, that no Insolvency Event has occurred and is continuing with respect to such Person on the date of determination, and (f) in addition, in the case of any Person incorporated in British Columbia, Canada, that such Person is able to pay its debts as they become due in the usual course of its business, as those terms are interpreted pursuant to the laws of British Columbia. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "SUBSIDIARY" of any Person means (a) any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is, in any such case, at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, and (b) any other entity that is a subsidiary of such Person or any of such Person's other Subsidiaries within the meaning of part 1.2, division 6 of the Australian Corporations Law.

     "SUPPLEMENTAL PLEDGE AGREEMENT" means each pledge agreement entered into pursuant to Section 5.01(m), as the same may be amended, supplemented or otherwise modified from time to time.

     "SURVIVING DEBT" has the meaning specified in Section 3.01(b).

     "SURVIVING HEDGE AGREEMENTS" means the Hedge Agreements identified under the heading "Surviving Hedge Agreements" on Schedule 1.01(a), as in effect on the date hereof (which Hedge Agreements are not required to be, and shall not be, except in the case of a Surviving Hedge Agreement which is a Bank Hedge Agreement, secured by the Collateral); provided that each such Hedge Agreement shall cease to be a "Surviving Hedge Agreement" for purposes hereof on the earliest scheduled expiration date of such Hedge Agreement without giving effect to any optional renewals, rollovers or extensions thereof.

     "TANGIBLE NET WORTH" means, with respect to any Person, at any time, the excess of total assets over total liabilities, with total assets and total liabilities each to be determined in accordance with GAAP, EXCLUDING, HOWEVER, from the determination of total assets: (i) goodwill, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, and rights in any thereof, and other similar intangibles (but not in any event deferred mining costs or excess purchase price), (ii) all reserves carried and not deducted in determining total assets, (iii) treasury stock and any minority interest in Subsidiaries, and (iv) any items not included in clauses (i) through
(iii) above which are treated as intangibles in conformity with GAAP.

     "TAXES" has the meaning specified in Section 2.14(a).

     "TERMINATION DATE" means the earlier of January 29, 2002 and the date of termination in whole of the Revolving Credit Commitments pursuant to
Section 2.06 or 6.01.

     "TITLES" means any freehold land, leasehold interest or other interest in land owned or held by PGA or on its behalf at or adjacent to the Project Tenements.

     "TOTAL ADJUSTED INTEREST EXPENSE" means as to any Person for any period, the sum, without duplication, of (a) the amount of interest expense of such Person (including, without limitation, capitalized interest), determined in accordance with GAAP, for such period but excluding amortization of Debt issuance costs, and (b) with respect to the Canadian Borrower, discounts applicable to such period which are reflected in the Drawing Purchase Price for BA Obligations, and (c) all fees paid by such Person pursuant to Sections 2.09(a) and (g) during such period which are applicable to such period, and (d) the aggregate amount of Permitted Preferred Dividends and Exchange Preferred Dividends payable during such period.

     "TOTAL FUNDED DEBT TO EBITDA RATIO" means, at any time of determination, the ratio of (i) the Funded Debt of the Borrowers and the Restricted Subsidiaries on a Consolidated basis as of the then most recently ended fiscal quarter of PGI to (ii) the Consolidated EBITDA of the Borrowers and the Restricted Subsidiaries on a Consolidated basis for the four fiscal quarter period ending as of the then most recently ended fiscal quarter of PGI.

     "TYPE" refers to the distinction (i) with respect to US Borrower Advances, between such Advances bearing interest at the US Base Rate and such Advances bearing interest at the Eurodollar Rate, (ii) with respect to Canadian Borrower Advances, among such Advances bearing interest at the Canadian Base Rate, such Advances bearing interest at the Canadian Prime Rate, and such Advances bearing interest at the Eurodollar Rate, and (iii) with respect to Australian Borrower Advances, among such Advances bearing interest at the Australian Prime Rate, such Advances bearing interest at the Eurodollar Rate and such Advances bearing interest at the Bank Bill Rate.

     "UNRESTRICTED SUBSIDIARY" means any direct or indirect Subsidiary of PGI that is not a Restricted Subsidiary.

     "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time MINUS
(b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances (other than Non-Pro Rata Advances) and Letter of Credit Advances (other than Non-Pro Rata Advances) made, and the aggregate Face Amount of all BA Obligations purchased and/or accepted by such Lender (in its capacity as a Lender) and outstanding at such time, PLUS (ii) such Lender's ratable share (determined as set forth in Section 2.04(c) except that the ratable share of the Non-Pro Rata Lender shall be allocated to the Risk Participants in accordance with their respective Adjusted Pro Rata Shares) of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time as to which such Lender has a contingent obligation to purchase Letter of Credit Advances pursuant to
Section 2.04(c), and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.04(c) and outstanding at such time as to which such Lender has a contingent obligation to purchase Letter of Credit Advances pursuant to Section 2.04(c), PLUS (iii) in the case of each Risk Participant, such Risk Participant's Adjusted Pro Rata Share of each Non-Pro Rata Advance; PROVIDED, HOWEVER, that, except as otherwise expressly set forth herein, the Non-Pro Rata Lender, in its capacity as such, shall have no Unused Revolving Credit Commitment. All determinations as to the Unused Revolving Credit Commitment of any Lender shall be made in US Dollars. For purposes of determining the Unused Revolving Credit Commitment of any Lender at any time, the Available Amount of any Letter of Credit denominated in Canadian Dollars or Australian Dollars and the amount of all outstanding Accommodations denominated in Canadian Dollars or Australian Dollars shall be deemed to be the Equivalent thereof in US Dollars at such time. For purposes of determining the availability of any Drawing or any Borrowing requested to be denominated in Canadian Dollars or Australian Dollars, the amount so requested shall be deemed to be the Equivalent thereof in US Dollars.

     "US BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

          (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, PLUS (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the US Administrative Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the US Administrative Agent from three New York certificate of deposit dealers of recognized standing selected by such Administrative Agent, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, PLUS (iii) the average during such three-week period of the annual assessment rates estimated by the US Administrative Agent for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

          (c)  1/2 of one percent per annum above the Federal Funds Rate.

     "US BASE RATE ADVANCE" means a US Borrower Advance that bears interest as provided in Section 2.08(b)(i).

     "US BORROWER" has the meaning specified in the recital of parties to this Agreement.

     "US BORROWER ADVANCE" has the meaning specified in Section 2.01(a).

     "US BORROWER BORROWING" means a borrowing consisting of simultaneous US Borrower Advances of the same Type made by the US Lenders.

     "US BORROWER NOTE" means a promissory note of the US Borrower payable to the order of any US Lender, in substantially the form of Exhibit B-3 hereto, evidencing the aggregate indebtedness of the US Borrower to such Lender resulting from the US Borrower Advances made by or otherwise owing to such Lender.

     "US BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "US CASH COLLATERAL ACCOUNT" has the meaning specified in Section 5.01(k).

     "US COLLATERAL AGENT" has the meaning specified in the Pledge Agreement.

     "US DOLLARS" and "US$" and "$" each means lawful money of the United
States.

     "US DOMESTIC LENDING OFFICE" means, with respect to any US Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the US Borrower and the US Administrative Agent.

     "US EURODOLLAR LENDING OFFICE" means, with respect to any US Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the US Borrower and the US Administrative Agent.

     "US ISSUING BANK" means (a) the Initial US Issuing Bank, so long as it has a Letter of Credit Commitment hereunder, (b) each Eligible Assignee to which all or any portion of the Letter of Credit Commitment of a US Issuing Bank hereunder has been assigned pursuant to Section 8.07, and (c) each Existing Issuing Bank that issued an Existing Letter of Credit which is a US Letter of Credit, in each case, in its capacity as such.

     "US LENDER" means each Lender listed under the heading "US Lenders" on
Schedule I hereto or identified as a US Lender in the Assignment and Acceptance pursuant to which such Lender became a Lender, as the case may be, in each case, in its capacity as such.

     "US LETTER OF CREDIT" means (a) a letter of credit issued hereunder by a US Issuing Bank for the account of the US Borrower, and (b) each Existing Letter of Credit issued for the account of the US Borrower.

     "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

          SECTION 1.04. STATUTES. In this Agreement, a reference to a statute, code or other law of Australia includes regulations and other instruments under such statute, code or other law and consolidations, amendments, re-enactments or replacements thereof.

                                   ARTICLE II
                     AMOUNTS AND TERMS OF THE ACCOMMODATIONS
                            AND THE LETTERS OF CREDIT

          SECTION 2.01. THE ACCOMMODATIONS AND THE LETTERS OF CREDIT; DESIGNATION OF COMMITMENTS.

          (A)  THE US BORROWER ADVANCES AND THE CANADIAN BORROWER ADVANCES.

          (I) US BORROWER ADVANCES. Each US Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "US BORROWER ADVANCE") in US Dollars to the US Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time (after giving effect to the repayment of any Letter of Credit Advances in respect of US Letters of Credit with the proceeds of such Advance). Each Borrowing (other than a Borrowing the proceeds of which will be used solely to repay outstanding Letter of Credit Advances in respect of US Letters of Credit) under this Section 2.01(a)(i) shall be in an aggregate amount of US$5,000,000 or an integral multiple of US$1,000,000 in excess thereof and shall consist of US Borrower Advances made simultaneously by the US Lenders ratably according to their Revolving Credit Commitments. Within the limits of each US Lender's Unused Revolving Credit Commitment in effect from time to time, the US Borrower may borrow under this Section 2.01(a)(i), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(a)(i).

          (II) CANADIAN BORROWER ADVANCES. Each Canadian Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "CANADIAN BORROWER ADVANCE") in either US Dollars or Canadian Dollars to the Canadian Borrower, in each case, from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance (in the case of any such Advance denominated in Canadian Dollars, determined in the Equivalent thereof in US Dollars) not to exceed such Lender's Unused Revolving Credit Commitment at such time (after giving effect to the repayment of any Letter of Credit Advances in respect of Canadian Letters of Credit with the proceeds of such Advance); PROVIDED, HOWEVER, that no Canadian Borrower Advance shall be made if after giving effect to such Advance the sum of the aggregate principal amount of outstanding Canadian Borrower Advances and outstanding Letter of Credit Advances in respect of Canadian Letters of Credit PLUS the aggregate Face Amount of BA Obligations and the aggregate Available Amount of all Canadian Letters of Credit then outstanding would exceed the

     Canadian Borrower Sublimit in effect at such time. Each Borrowing (other than a Borrowing the proceeds of which will be used solely to repay outstanding Letter of Credit Advances in respect of Canadian Letters of Credit or a Borrowing of Canadian Prime Rate Advances pursuant to Section 2.03(a) in connection with any Drawing) under this Section 2.01(a)(ii) shall be in an aggregate amount of US$5,000,000 (or, if denominated in Canadian Dollars, CN$5,000,000) or an integral multiple of US$1,000,000 (or, if denominated in Canadian Dollars, CN$1,000,000) in excess thereof and shall consist of Canadian Borrower Advances made simultaneously by the Canadian Lenders ratably according to their Revolving Credit Commitments. Within the limits of the Canadian Borrower Sublimit and each Canadian Lender's Unused Revolving Credit Commitment, in each case as in effect from time to time, the Canadian Borrower may borrow under this
     Section 2.01(a)(ii), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(a)(ii).

          (B)  AUSTRALIAN BORROWER ADVANCES; PURCHASE BY RISK PARTICIPANTS.

          (I) AUSTRALIAN BORROWER ADVANCES. Each Australian Lender and the Non-Pro Rata Lender severally agree, on the terms and conditions hereinafter set forth, to make advances (each an "AUSTRALIAN BORROWER ADVANCE") in either US Dollars or Australian Dollars to the Australian Borrower, from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance (in the case of any such Advance denominated in Australian Dollars, determined in the Equivalent thereof in US Dollars) not to exceed, after giving effect to the repayment of any Letter of Credit Advances in respect of Australian Letters of Credit with the proceeds of such Advance, (A) in the case of each such Australian Lender, such Lender's Unused Revolving Credit Commitment at such time, and (B) in the case of the Non-Pro Rata Lender in its capacity as such, the aggregate Unused Revolving Credit Commitments of the Risk Participants at such time (even if, in the case of this clause (B), after giving effect to such Advance the sum of the aggregate principal amount of all outstanding Advances made by, and the aggregate Face Amount of all BA Obligations owing to, the Non-Pro Rata Lender in such capacity and by the Non-Pro Rata Lender and its Affiliates in each of their other capacities hereunder, plus the aggregate Available Amount of all Letters of Credit outstanding at such time as to which the Non-Pro Rata Lender or any of its Affiliates has a contingent obligation to purchase Letter of Credit Advances pursuant to Section 2.04(c), exceeds the aggregate Revolving Credit Commitments of the Non-Pro Rata Lender, in its capacity as an Australian Lender, and its Affiliates at such time). Each Borrowing (other than a Borrowing the proceeds of which will be used solely to repay outstanding Letter of Credit Advances in respect of Australian Letters of Credit) under this Section 2.01(b)(i) shall be in an aggregate amount of US$5,000,000 (or, if denominated in Australian Dollars, A$5,000,000) or an integral multiple of US$1,000,000 (or, if denominated in Australian Dollars, A$1,000,000) in excess thereof and shall consist of Australian Borrower Advances made simultaneously by the Australian Lenders and the Non-Pro Rata Lender ratably in accordance with their respective Revolving Credit Commitments (it being understood that for such purposes the Non-Pro Rata Lender's Revolving Credit Commitment shall be deemed to be the aggregate Revolving Credit Commitments of the Risk Participants). Within the limits of the aggregate Unused Revolving Credit Commitments of the Australian Lenders and the Risk Participants in effect from time to time, the Australian

     Borrower may borrow under this Section 2.01(b)(i), prepay pursuant to
     Section 2.07(a) and reborrow under this Section 2.01(b)(i).

          (II) PURCHASE BY RISK PARTICIPANTS OF NON-PRO RATA ADVANCES. Upon (A) the occurrence and during the continuance of an Event of Default, and (B) written demand (whether or not the conditions specified in Section 3.02 are satisfied at such time and notwithstanding any other fact or circumstance) by the Non-Pro Rata Lender to the US Administrative Agent (with a copy of such demand to each Risk Participant PGI, and the Australian Borrower) with respect to any outstanding Non-Pro Rata Advance, each Risk Participant shall purchase from the Non-Pro Rata Lender without recourse to the Non-Pro Rata Lender (except in the case of a breach of the representation and warranty set forth below in this Section 2.01(b)(ii)), and the Non-Pro Rata Lender shall sell and assign to each such Risk Participant, such Risk Participant's Adjusted Pro Rata Share of such outstanding Non-Pro Rata Advance as of the date of such demand. Such Risk Participant shall effect such purchase, sale and assignment by making available for the account of its Appropriate Lending Office to the Australian Administrative Agent for the account of the Non-Pro Rata Lender, by deposit to the Appropriate Administrative Agent's Account, in same day funds in the currency in which such Non-Pro Rata Advance is denominated, an amount equal to such Risk Participant's Adjusted Pro Rata Share of such outstanding Non-Pro Rata Advance. Each Borrower hereby agrees to each such purchase, sale and assignment. Each Risk Participant agrees to purchase its Adjusted Pro Rata Share of an outstanding Non-Pro Rata Advance on (1) the Business Day on which demand therefor is made by the Non-Pro Rata Lender, PROVIDED that notice of such demand is given not later than 11:00 a.m. (Sydney, Australia time) on such Business Day or (2) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such sale and assignment by the Non-Pro Rata Lender to any Risk Participant of a portion of a Non-Pro Rata Advance, the Non-Pro Rata Lender represents and warrants to such Risk Participant that the Non-Pro Rata Lender is the legal and beneficial owner of such interest being sold and assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Non-Pro Rata Advance, the Loan Documents or any Loan Party. If and to the extent that any Risk Participant shall not have so made the amount of its purchase price with respect to such Non-Pro Rata Advance available to the Appropriate Administrative Agent, such Risk Participant agrees to pay to such Appropriate Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Non-Pro Rata Lender to the date such amount is paid to the Appropriate Administrative Agent, at the Applicable Interbank Rate. If such Risk Participant shall pay to the Appropriate Administrative Agent such amount for the account of the Non-Pro Rata Lender on any Business Day, such amount so paid in respect of principal shall constitute an Australian Borrower Advance made by such Risk Participant in its capacity as a Lender (and for such purposes such Lender shall be deemed to be an Australian Lender with respect to such Advance) on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Non-Pro Rata Advance made by the Non-Pro Rata Lender shall be reduced by such amount on such Business Day. Each Risk Participant and the Australian Borrower acknowledge that this Section 2.01(b)(ii) is entered into by the Risk Participants at the request, and for the benefit, of the Australian Borrower. Each Risk Participant acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, its obligation to purchase its Adjusted Pro-Rata Share of any Non-Pro Rata Advance hereunder is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) the occurrence and continuance of any Default or Event of Default, (ii) the failure of any condition described in Article II to be satisfied, (iii) the existence of any claim, set-off, defense or other right that such Risk Participant may have at any time against the Non-Pro Rata Lender, any other Lender Party, any Borrower or any other Person, whether in connection with the transactions contemplated by this Agreement or any unrelated transaction or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Risk Participant.

          (III) CASH COLLATERAL ON DEFAULT OR RATING DECLINE OF RISK PARTICIPANT. If, and for so long as (A) any Default has occurred and is continuing, or (B) any Risk Participant's public debt rating (as defined below) is below BBB or Baa2 by S&P or Moody's, respectively (or, with respect to any Risk Participant that does not have such a public debt rating at any time of determination, the Non-Pro Rata Lender shall determine that such Risk Participant's ability to meet such Risk Participant's obligations under Section 2.01(b)(ii) has declined since the date such Risk Participant became a Risk Participant hereunder), (1) in the case of the foregoing clause (A), each Risk Participant and, in the case of the foregoing clause (B), such Risk Participant shall, immediately upon demand by the Non-Pro Rata Lender, cash collateralize its Adjusted Pro Rata Share of all outstanding Non-Pro Rata Advances and all outstanding Australian Letters of Credit by depositing an amount equal to such Adjusted Pro Rata Share into a cash collateral account (but not any Cash Collateral Account) designated by the Australian Administrative Agent (and, if necessary, established for such purposes and, so long as no Event of Default has occurred and is continuing, established in such location as determined after consultation with PGI), and (2) each such Risk Participant shall, if so demanded by the Non-Pro Rata Lender in its sole discretion by written notice to the US Administrative Agent, PGI and such Risk Participant, prior to the funding by the Non-Pro Rata Lender of any Non-Pro Rata Advance in connection with each additional Australian Borrower Borrowing and prior to the issuance of each additional Australian Letter of Credit, deposit to such cash collateral account an amount equal to such Risk Participant's Adjusted Pro Rata Share of the aggregate amount of such Borrowing or the Available Amount of such Letter of Credit, as the case may be. If such Risk Participant shall fail to make any deposit required pursuant to this Section 2.01(b)(iii), then for so long as such failure shall continue (I) such Risk Participant shall cease to be a Risk Participant as to each Australian Borrower Borrowing occurring, and each Australian Letter of Credit issued, on or after the date of the related demand by the Non-Pro Rata Lender for cash collateral, (II) such Risk Participant shall be an Australian Lender with respect to each such Borrowing and Letter of Credit (but, any provision hereof to the contrary notwithstanding, such Risk Participant shall not be entitled to make any claim under Section 2.14 in respect of any such Borrowing or Letter of Credit), and (III) any provision hereof to the contrary notwithstanding, the Non-Pro Rata Lender shall have no obligation with respect to the Revolving Credit Commitment or the Unused Revolving Credit Commitment of such Risk Participant. Amounts deposited by any Risk Participant in any such cash collateral account shall be held for the benefit of the Non-Pro Rata Lender, shall be applied by the Appropriate Administrative Agent to satisfy such Risk Participant's obligations under Section 2.01(b)(ii) and shall, to the extent such amounts exceed at any time such Risk Participant's Adjusted Pro Rata Share of all outstanding Non-Pro Rata Advances and all outstanding Australian Letters of Credit, be returned to such Risk Participant. The term "public debt rating" means, as of any date with respect to any Person, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by such Person.

          (C) DRAWINGS. Each Canadian Lender that is able to create bankers' acceptances in Canada severally agrees, on the terms and conditions hereinafter set forth, to accept Drafts (each Draft so accepted, a "BANKERS' ACCEPTANCE") for the account of the Canadian Borrower, and to purchase such Bankers' Acceptances from time to time on any Business Day during the period from the date hereof until the Termination Date having a Face Amount (determined in the Equivalent thereof in US Dollars) for all such Bankers' Acceptances purchased by such Lender at the time of such Drawing not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Canadian Lender that is unable to create bankers acceptances in Canada severally agrees, on the terms and conditions hereinafter set forth, to purchase completed Drafts (which have not been and will not be accepted by such Lender or any other Person) (each, a "BA EQUIVALENT NOTE") for the account of the Canadian Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date having a Face Amount (determined in the Equivalent thereof in US Dollars) for all such BA Equivalent Notes purchased by such Lender at the time of such Drawing not to exceed such Lender's Unused Revolving Credit Commitment at such time. Any provision of this Agreement to the contrary notwithstanding, no Lender shall accept or purchase any Draft or Bankers' Acceptance or BA Equivalent Note if, after giving effect thereto, the sum of the aggregate principal amount of outstanding Canadian Borrower Advances and outstanding Letter of Credit Advances in respect of Canadian Letters of Credit PLUS the aggregate Face Amount of BA Obligations and the aggregate Available Amount of all Canadian Letters of Credit then outstanding would exceed the Canadian Borrower Sublimit in effect at such time. Each Drawing shall be comprised solely of Canadian Dollars, shall be in an aggregate Face Amount which, together with any Canadian Prime Rate Advances made in connection with such Drawing, equals CN$5,000,000 or an integral multiple of CN$1,000,000 in excess thereof and shall consist of the creation and purchase of Bankers' Acceptances or the purchase of BA Equivalent Notes at or about the same time by the Canadian Lenders ratably in accordance with their respective Revolving Credit Commitments. Within the limits of the Canadian Borrower Sublimit and each Canadian Lender's Unused Revolving Credit Commitment, in each case as in effect from time to time, amounts drawn by the Canadian Borrower under this Section 2.01(c) and repaid or prepaid from time to time may be redrawn by the Canadian Borrower under this Section 2.01(c).

          (D) LETTERS OF CREDIT. Each US Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue US Letters of Credit available for drawing in US Dollars. Each Canadian Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue Canadian Letters of Credit available for drawing in US Dollars or Canadian Dollars. Each Australian Issuing Bank severally agrees, on the terms and conditions hereinafter set forth to issue Australian Letters of Credit available for drawing in US Dollars or Australian Dollars. Each Appropriate Issuing Bank severally agrees to issue Letters of Credit from time to time on any Business Day during the period from the date hereof until 30 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit (including Existing Letters of Credit) issued by such Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment at such time LESS the aggregate Available Amount of all other Letters of Credit issued by such Issuing Bank's Affiliates, (ii) in an Available Amount for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Appropriate Lenders at such time (PLUS, with respect to each Australian Letter of Credit, the aggregate Unused Revolving Commitments of the Risk Participants at such time), and (iii) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Letter of Credit Facility at such time; PROVIDED, HOWEVER, that no Existing Issuing Bank, in its capacity as such, shall issue any Letters of Credit hereunder other than the deemed issuance of the Existing Letters of Credit as set forth herein. As of the Closing Date, each Existing Letter of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder and shall, for purposes of Section 2.09(c), be deemed to be issued hereunder on the Closing Date. No Letter of Credit (other than an Australian Bank Guarantee) shall have an expiration date (including all rights of any Borrower or the beneficiary to require renewal) later than the earlier of 10 days before the Termination Date and (A) in the case of a Financial Letter of Credit, one year after the date of issuance thereof (but any Financial Letter of Credit may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank that issued such Letter of Credit and the US Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Appropriate Borrower (with a copy to the US Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 days prior to the then scheduled expiration date of its election not to renew such Financial Letter of Credit (a "NOTICE OF TERMINATION"), which election may be made by such Issuing Bank only if it no longer has a Letter of Credit Commitment hereunder), and (B) in the case of a Commercial Letter of Credit, 120 days after the date of issuance thereof; PROVIDED that the terms of each Financial Letter of Credit that is renewable annually shall not permit the expiration date (after giving effect to any renewal) of such Financial Letter of Credit in any event to be extended to a date later than 10 days before the Termination Date. If either a Notice of Renewal is not given by the Appropriate Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, the applicable Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; PROVIDED, HOWEVER, that even in the absence of receipt of a Notice of Renewal with respect to any Financial Letter of Credit, the Issuing Bank that issued such Letter of Credit may in its discretion (but shall have no obligation to), unless instructed to the contrary by the US Administrative Agent, the Required Lenders, or the Appropriate Borrower, deem that a Notice of Renewal with respect to such Letter of Credit had been timely delivered and in such case, a Notice of Renewal with respect to such Letter of Credit shall be deemed to have been so delivered for all purposes under this Agreement and such Letter of Credit may be renewed by such Issuing Bank as if such Notice of Renewal had been so delivered. Except as may be required by the beneficiary of any Australian Bank Guarantee, no Australian Bank Guarantee shall have an expiration date (including all rights of any Borrower or the beneficiary to require renewal) later than 10 days before the Termination Date (it being understood that, if required by the beneficiary of any Australian Bank Guarantee, such Australian Bank Guarantee may have an expiration date which extends beyond the Termination Date or may have no expiration date). Within the limits of the Letter of Credit Commitments of the Appropriate Issuing Banks and the Unused Revolving Credit Commitments of the Appropriate Lenders (and, with respect to Australian Letters of Credit, the aggregate Unused Revolving Credit Commitments of the Risk Participants) in effect from time to time, and subject to the limits referred to above, each Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(c) or 2.05(b) and request the issuance of additional Letters of Credit under this
Section 2.01(d).


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


          (E) DESIGNATION OF COMMITMENTS. Prior to the Closing Date, the Borrowers shall deliver to the US Administrative Agent (which shall promptly thereafter deliver a copy to each other Administrative Agent and each Lender) a notice in the form of Exhibit D (a "COMMITMENT DESIGNATION NOTICE"), which Commitment Designation Notice shall be effective upon such delivery. After the Closing Date, the Borrowers may deliver to the US Administrative Agent (which shall promptly thereafter deliver a copy to each other Administrative Agent and each Lender) a Commitment Designation Notice not more frequently than eight times in any calendar year, each such Commitment Designation Notice complying with the provisions of this Section 2.01(e) to be effective at 10:00 a.m. (New York City time) five US Business Days (and at least three Canadian Business Days and Australian Business Days) after receipt by the US Administrative Agent.
Each Commitment Designation Notice shall be executed by each Borrower and shall set forth therein the percentage of the Revolving Credit Facility which will be available to each Borrower until the effectiveness of a replacement Commitment Designation Notice; PROVIDED that (i) the sum of such percentages for all of the Borrowers must equal 100%, (ii) the percentage of the Revolving Credit Facility designated with respect to any Borrower may not be less than the percentage of the Revolving Credit Facility (including the Available Amount of all outstanding Letters of Credit) outstanding to, and subject to then pending Notices of Borrowing, Notices of Issuance and Notices of Drawing, as applicable, of, such Borrower on the date such notice is received by the US Administrative Agent and on the date of effectiveness of such notice, (iii) the percentage designated with respect to the Canadian Borrower may not at any time be such as would permit Accommodations to the Canadian Borrower and Canadian Letters of Credit in excess of the Canadian Borrower Sublimit in effect at such time, and (iv) upon the effectiveness of each such Commitment Designation Notice, such Commitment Designation Notice shall be binding on the Borrowers until the effectiveness of a replacement Commitment Designation Notice. No Commitment Designation Notice may be delivered hereunder so long as any Event of Default has occurred and is continuing. Any contrary provision of this Agreement or any other Loan Document notwithstanding, during the effectiveness of each such Commitment Designation Notice, no Borrower may request, and no Lender or Issuing Bank shall have any obligation to make or issue Accommodations or Letters of Credit for such Borrower at any time which would cause the aggregate principal amount and Face Amount of Accommodations and the aggregate Available Amount of Letters of Credit outstanding to such Borrower to exceed the amount equal to the product of the Applicable Designated Commitment Percentage set forth for such Borrower in such Commitment Designation Notice MULTIPLIED BY the Revolving Credit Facility at such time.

          SECTION 2.02.  MAKING THE ADVANCES.  (A)  NOTICES OF BORROWING.
Except as otherwise provided in Section 2.03 or 2.04, each Borrowing shall be made on notice by the Appropriate Borrower to the US Administrative Agent, given not later than 12:00 noon (New York City time), on a US Business Day (i) at least four Australian Business Days prior to the date of the proposed Borrowing in the case of an Australian Borrower Borrowing consisting of Fixed Rate Advances, (ii) at least three US Business Days or Canadian Business Days prior to the date of the proposed Borrowing in the case of any US Borrower Borrowing or Canadian Borrower Borrowing, respectively, consisting of Fixed Rate Advances,
(iii) at least two Australian Business Days prior to the date of the proposed Borrowing in the case of an Australian Borrower Borrowing consisting of Fluctuating Rate Advances, and (iv) at least one US Business Day or Canadian Business Day prior to the date of the proposed Borrowing in the case of any US Borrower Borrowing or Canadian Borrower Borrowing, respectively, consisting of Fluctuating Rate Advances. Upon receipt of any such notice of a Borrowing (each, a "NOTICE OF BORROWING"), the US Administrative Agent shall give each other Administrative Agent and each Appropriate Lender (and, if such Notice of Borrowing relates to Australian Borrower Advances, each Risk Participant) prompt notice thereof by telex or telecopier. Each such Notice of Borrowing shall be in writing (including by telex or telecopier), in substantially the form of Exhibit E hereto and shall be confirmed by telephone immediately by the Borrower delivering such Notice of Borrowing, specifying therein the requested (i) date of such Borrowing, (ii) currency and Type of Advances comprising such Borrowing (subject to Sections 2.01 and 2.08(a)),
(iii) aggregate amount of such Borrowing (stated in the requested currency) and
(iv) in the case of a Borrowing consisting of Fixed Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 a.m. (New York City time), with respect to US Borrower Borrowings and Canadian Borrower Borrowings, and before 11:00 a.m. (Sydney time), with respect to Australian Borrower Borrowings, on the date of such Borrowing, make available for the account of its Appropriate Lending Office to the Appropriate Administrative Agent at the Appropriate Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with
Section 2.01.  Upon the fulfillment of the applicable conditions set forth in
Article III (which fulfillment each Administrative Agent may assume in the absence of actual knowledge, or notice received from any Borrower or the Required Lenders, to the contrary), such Administrative Agent will make the funds it has received from the Appropriate Lenders available to the Borrower requesting such Borrowing by crediting the Appropriate Borrower's Account; PROVIDED, HOWEVER, that the Appropriate Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by any Appropriate Issuing Bank and by any other Appropriate Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Issuing Bank and such other Lenders for repayment of such Letter of Credit Advances.

          (B)  LIMITATIONS ON BORROWINGS AND INTEREST PERIODS.  Anything in
Section 2.02(a) to the contrary notwithstanding, (i) no Borrower may select Fixed Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than US$5,000,000 (or C$5,000,000 or A$5,000,000, as the case may be),
(ii) no Borrower may select any Type of Fixed Rate Advance for any Borrowing if the obligation of the Appropriate Lenders to make such Type of Fixed Rate Advances shall then be suspended pursuant to Section 2.10 or Section 2.12 and
(iii) there may not be more than 15 Interest Periods in effect at any one time.

          (C) BINDING EFFECT OF NOTICES OF BORROWING. Each Notice of Borrowing shall be irrevocable and binding on the Borrower that gave such Notice of Borrowing. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Fixed Rate Advances, the Borrower requesting such Borrowing shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified for such Borrowing in such Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (D) ASSUMPTIONS OF ADMINISTRATIVE AGENTS. Unless the Appropriate Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing that such Lender will not make available to the Appropriate Administrative Agent such Lender's ratable portion of such Borrowing as determined in accordance with Section 2.01, the Administrative Agents may assume that such Lender has made such portion available to the Appropriate Administrative Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Appropriate Administrative Agent may, in reliance upon such assumption, make available to the Borrower requesting such Borrowing on such date a corresponding amount. If and to the extent that any such Lender shall not have so made such ratable portion available to the Appropriate Administrative Agent, such Lender and the Borrower that requested such Borrowing severally agree to repay or pay to the Appropriate Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Appropriate Administrative Agent, at
(i) in the case of such Borrower, the interest rate applicable at such time under Section 2.08 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Applicable Interbank Rate. If such Lender shall pay to the Appropriate Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (E) FAILURE TO MAKE ADVANCES. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03.  DRAWINGS OF BA OBLIGATIONS; RE-LIQUIFYING BILLS.

          (A) REQUEST FOR DRAWING. Each Drawing shall be made on notice, given not later than 12:00 noon (New York City time) on a US Business Day at least two Canadian Business Days prior to the date of the proposed Drawing, by the Canadian Borrower to the US Administrative Agent, which shall give each Administrative Agent and each Canadian Lender prompt notice thereof by telex or telecopier. Each notice of a Drawing (a "NOTICE OF DRAWING") shall be in writing (including by telex or telecopier), in substantially the form of Exhibit F hereto, and shall be confirmed by telephone immediately by the Canadian Borrower, specifying therein the requested (i) date of such Drawing (which shall be a Business Day), (ii) aggregate Face Amount of such Drawing and (iii) the initial Maturity Date for each BA Obligation comprising part of such Drawing; PROVIDED, HOWEVER, that, if the Canadian Administrative Agent determines in good faith (which determination shall be conclusive and binding upon the Canadian Borrower) that the Drafts to be accepted and purchased or the BA Equivalent Notes to be purchased as part of any Drawing cannot, due solely to the requested aggregate Face Amount thereof, be accepted and/or purchased ratably by the Canadian Lenders in accordance with Section 2.01(c), then the aggregate Face Amount of such Drawing (or the Face Amount of BA Obligations to be created by any Canadian Lender) shall be reduced to such lesser amount as the Canadian Administrative Agent determines will permit such Drafts and/or BA Equivalent Notes comprising part of such Drawing to be so accepted and purchased and each Canadian Lender shall fund the difference between such Lender's ratable portion of the original aggregate Face Amount of such Drawing and the Face Amount of the BA Obligations to be created by such Lender after giving effect to such reduction in the form of a Canadian Prime Rate Advance, which shall be deemed for all purposes hereof to be a Canadian Borrower Advance made pursuant to
Section 2.01(a)(ii). Each Draft and BA Equivalent Note in connection with any requested Drawing (A) shall be in a minimum amount of CN$100,000 or an integral multiple of CN$100,000 in excess thereof, and (B) shall be dated the date of the proposed Drawing. Each Canadian Lender shall, before 1:00 p.m. (Toronto time) on the date of each Drawing, (1) in the case of each Canadian Lender able to create bankers' acceptances in Canada, complete one or more Drafts in accordance with the related Notice of Drawing, accept such Drafts and purchase the Bankers' Acceptances created thereby for the Drawing Purchase Price, or (2) in the case of each Canadian Lender that is not able to create bankers' acceptances in Canada, complete one or more BA Equivalent Notes in accordance with the related Notice of Drawing and purchase such completed BA Equivalent Notes for the Drawing Purchase Price, and, in any case, shall, before 1:00 p.m. (Toronto time) on such date, make available for the account of its Appropriate Lending Office to the Canadian Administrative Agent at its Appropriate Administrative Agent's Account, in same day funds, the Drawing Purchase Price payable by such Lender for such Drawing less the Drawing Fee payable to such Lender with respect thereto under Section 2.09(g). Upon the fulfillment of the applicable conditions set forth in Article III (which fulfillment the Canadian Administrative Agent may assume in the absence of actual knowledge, or notice received from any Borrower or the Required Lenders, to the contrary), the Canadian Administrative Agent will make the funds it has received from the Canadian Lenders available to the Canadian Borrower by crediting its Appropriate Borrower's Account.

          (B) LIMITATIONS ON DRAWINGS. Anything in Section 2.03(a) to the contrary notwithstanding, the Canadian Borrower may not select a Drawing if the obligation of the Canadian Lenders to purchase and accept Bankers' Acceptances shall then be suspended pursuant to Section 2.03(d) or 2.12.

          (C) BINDING EFFECT OF NOTICES OF DRAWING. Each Notice of Drawing shall be irrevocable and binding on the Canadian Borrower. In the case of any proposed Drawing, the Canadian Borrower shall indemnify each Canadian Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Drawing for such Drawing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Drawing Purchase Price to be paid by such Lender as part of such Drawing when, as a result of such failure, such Drawing is not made on such date.

          (D) CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES UNAVAILABLE. (i) If, with respect to any proposed Drawing, the Canadian Administrative Agent determines in good faith that circumstances affecting the money markets at the time any related Notice of Drawing is delivered or is outstanding will result in no market for the Bankers' Acceptances to be created in connection with such Drawing or an insufficient demand for such Bankers' Acceptances to allow the Lenders creating such Bankers' Acceptances to sell or trade the Bankers' Acceptances to be created and purchased or discounted by them hereunder in connection with such Drawing, then, upon notice to the Canadian Borrower and the Canadian Lenders thereof, (A) the Notice of Drawing with respect to such proposed Drawing shall be cancelled and the Drawing requested therein shall not be made and (B) the right of the Canadian Borrower to request a Drawing shall be suspended until the Canadian Administrative Agent shall notify such Borrower that the circumstances causing such suspension no longer exist. In the case of any such cancellation of a Notice of Drawing, unless the Canadian Borrower shall give written notice to the contrary to the US Administrative Agent and the Canadian Administrative Agent, the cancellation of any such Notice of

Drawing shall be deemed to be the giving by the Canadian Borrower of a Notice of Borrowing for Canadian Borrower Advances consisting of Canadian Prime Rate Advances in an aggregate principal amount equal to the aggregate Face Amount of such proposed Drawing and the Canadian Lenders shall, subject to the terms and conditions hereof applicable to the making of Canadian Borrower Advances, make such Advances available to the Canadian Borrower, if practicable, on the same Business Day, and otherwise on the next Business Day.

          (ii) Upon the occurrence and during the continuance of any Default, the obligation of the Canadian Lenders to purchase and/or accept BA Obligations shall be suspended.

          (E) ASSUMPTIONS OF THE APPROPRIATE ADMINISTRATIVE AGENT. Unless the Canadian Administrative Agent shall have received notice from a Canadian Lender prior to the date of any Drawing that such Lender will not make available to it such Lender's ratable share of such Drawing in accordance with Section 2.03(a), such Administrative Agent may assume that such Lender has made such ratable share available to it on the date of such Drawing in accordance with
Section 2.03(a) and such Administrative Agent may, in reliance upon such assumption, make available to the Canadian Borrower on such date a corresponding amount. If and to the extent that any such Lender shall not have so made such ratable share available to the Canadian Administrative Agent, such Lender and the Canadian Borrower severally agree to repay or pay to the Canadian Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to such Administrative Agent, at (i) in the case of the Canadian Borrower, a rate per annum equal to the BA Rate used in calculating the Drawing Purchase Price with respect to such Drawing, and (ii) in the case of such Lender, the Applicable Interbank Rate. If such Lender shall pay to the Canadian Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's BA Obligation as part of such Drawing for all purposes under this Agreement.

          (F) PRESIGNED DRAFT FORMS. To enable the Canadian Lenders to create Bankers' Acceptances or to complete BA Equivalent Notes in accordance with
Section 2.01(c) and this Section 2.03, (i) the Canadian Borrower shall supply each Canadian Lender, upon the Canadian Borrower's execution of this Agreement, with such number of Drafts and signed blank BA Equivalent Notes provided to the Canadian Borrower by the Canadian Administrative Agent as the Canadian Administrative Agent may from time to time reasonably request, duly endorsed and executed on behalf of the Canadian Borrower by any one or more of its duly authorized officers. Each Canadian Lender shall exercise such care in the custody and safekeeping of any Drafts and BA Equivalent Notes in its possession from time to time as it would exercise in the custody and safekeeping of similar property owned by it. The signatures of officers of the Canadian Borrower on Drafts and BA Equivalent Notes may be mechanically reproduced in facsimile and Bankers' Acceptances and BA Equivalent Notes bearing such facsimile signatures shall be binding upon the Canadian Borrower as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft or BA Equivalent Note as one of such officers may no longer hold office at the date of such draft or at the date of its acceptance by a Lender hereunder or at any time thereafter, any Draft or Bankers' Acceptance or BA Equivalent Note so signed shall be valid and binding upon, and enforceable against, the applicable Borrower.

          (G) DISTRIBUTION OF BANKERS' ACCEPTANCES. Bankers' Acceptances purchased by a Canadian Lender in accordance with the terms of Section 2.01(c) and this Section 2.03 may, in such Lender's sole discretion, be held by such Lender for its own account until the applicable Maturity Date or sold, rediscounted or otherwise disposed of by it at any time prior thereto in any relevant market therefor.

          (H) FAILURE TO FUND IN RESPECT OF DRAWINGS. The failure of any Canadian Lender to fund the Drawing Purchase Price to be funded by it as part of any Drawing shall not relieve any other Canadian Lender of its obligation hereunder to fund its Drawing Purchase Price on the date of such Drawing, but no Canadian Lender shall be responsible for the failure of any other Canadian Lender to fund the Drawing Purchase Price to be funded by such other Canadian Lender on the date of any Drawing.

          (I)  RE-LIQUIFYING BILLS.

          (i) Within three Business Days of request by any Australian Lender or the Non-Pro Rata Lender, the Australian Borrower shall draw Bills without recourse to the Australian Borrower in the manner required by such Australian Lender or the Non-Pro Rata Lender, as the case may be; PROVIDED that the discounted value of such Bills when added to the aggregate discounted value of all other outstanding Bills drawn under this clause in respect of such Australian Lender or the Non-Pro Rata Lender, as the case may be, may not exceed the aggregate principal amount of all then outstanding Bank Bill Rate Advances made by such Australian Lender or the Non-Pro Rata Lender, as the case may be. In calculating the aggregate discounted value of Bills that any Australian Lender or the Non-Pro Rata Lender is entitled to have drawn under this clause, the aggregate discounted value of Bills drawn by the Australian Borrower under this clause in respect of any other Australian Lender or any former Australian Lender is to be disregarded.

          (ii) The Australian Borrower irrevocably appoints each Australian Lender and the Non-Pro Rata Lender as its attorney to draw Bills in the Australian Borrower's name or on its behalf under clause (i) and agrees to ratify all action taken by the Australian Lender or the Non-Pro Rata Lender, as the case may be, as its attorney under this clause (ii).

          (iii) The requirement to draw Bills under clause (i) and the appointment under clause (ii) will cease and be revoked without necessity for notice, on the later to occur of (i) repayment by the Australian Borrower of all outstanding Bank Bill Rate Advances, and (ii) the termination in full of the Commitments of the Australian Lenders and the Risk Participants. Nothing in clauses (i) or (ii) requires the Australian Borrower or authorizes any Australian Lender or the Non-Pro Rata Lender as attorney to draw a Bill which matures after the Termination Date.

          (iv) Each of the Australian Lenders and the Non-Pro Rata Lender indemnifies the Australian Borrower against liability on any Bill drawn by the Australian Borrower at the request of such Australian Lender or the Non-Pro Rata Lender, as the case may be, under clause (i) or drawn by such Australian Lender or the Non-Pro Rata Lender, as the case may be, under clause

(ii). Each Australian Lender agrees to pay the costs of preparation of, and all stamp duty on, each Bill drawn under this Section 2.03(i) on its behalf.

          SECTION 2.04. ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT. (A) REQUEST FOR ISSUANCE. Each Letter of Credit (other than the Existing Letters of Credit) shall be issued upon notice, given not later than 12:00 noon (New York City time) on a US Business Day at least five Business Days prior to the date of the proposed issuance of such Letter of Credit, by any Borrower to any Appropriate Issuing Bank, which shall give to the US Administrative Agent and each Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be in writing (including by telex or telecopier), and shall be confirmed by telephone immediately by the Borrower requesting such Letter of Credit, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit,
(iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower requesting such Letter of Credit for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (A) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion and (B) such Issuing Bank has not received notice of objection to such issuance from the Required Lenders based on a failure to fulfill the applicable conditions set forth in Article III, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III (which fulfillment each Issuing Bank may assume in the absence of actual knowledge, or notice from any Borrower, any Administrative Agent or the Required Lenders, to the contrary), make such Letter of Credit available to the Appropriate Borrower at such Issuing Bank's office referred to in Section 8.02 or as otherwise agreed with the Borrower requesting such Letter of Credit in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (B) LETTER OF CREDIT REPORTS. Each Issuing Bank shall furnish (i) to the US Administrative Agent and PGI, substantially concurrently with the payment of any drawing under any Letter of Credit, notice of such drawing setting forth the amount and currency of such drawing and identifying the Letter of Credit under which such drawing was made, (ii) to the US Administrative Agent, concurrently with the issuance of any Letter of Credit, notice of such issuance setting forth the maximum Available Amount and the expiration date of such Letter of Credit, (iii) to the US Administrative Agent and PGI on the first Business Day of each week, a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank (but no such report need be furnished if no such Letters of Credit were issued or no such drawings were made), (iv) to each Lender on the first Business Day of each month, a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank (but no such report need be furnished if no such Letters of Credit were issued or no such drawings were made), and (v) to the US Administrative Agent, each Lender and PGI on the third Business Day preceding the last Business Day of each calendar quarter, a written report setting forth the average daily aggregate Available Amount during such calendar quarter of all Letters of Credit issued by such Issuing Bank.

          (C) DRAWING AND REIMBURSEMENT. The payment by any Issuing Bank of a draft drawn under any Letter of Credit and the payment by any Australian Issuing Bank of any amount under any Australian Bank Guarantee (any such payment being a "drawing" for purposes hereof) shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance in the amount of such draft or payment, as the case may be, which shall be (i) a US Base Rate Advance, in the case of a drawing under a US Letter of Credit, (ii) a Canadian Base Rate Advance, in the case of a drawing under a Canadian Letter of Credit denominated in US Dollars, (iii) a Canadian Prime Rate Advance, in the case of a drawing under a Canadian Letter of Credit denominated in Canadian Dollars, and (iv) an Australian Prime Rate Advance, in the case of a drawing under an Australian Letter of Credit (and, if such Australian Letter of Credit is denominated in US Dollars, the amount of such drawing, and of the resulting Letter of Credit Advance, shall be immediately and automatically converted to the Equivalent thereof in Australian Dollars). Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the US Administrative Agent, each Appropriate Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Lender, such Lender's ratable share (based on the Maximum Revolving Commitments of such Appropriate Lenders, it being understood that for purposes of determining such ratable share as to any Letter of Credit Advance in respect of an Australian Letter of Credit, the Maximum Revolving Commitment of the Non-Pro Rata Lender shall be deemed to be the aggregate Maximum Revolving Commitments of the Risk Participants) of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Appropriate Lending Office to the Appropriate Administrative Agent for the account of such Issuing Bank, by deposit to the Appropriate Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of (and in the same currency as) such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, such Administrative Agent shall transfer such funds to such Issuing Bank. The Borrowers hereby agree to each such sale and assignment. Each Appropriate Lender agrees to purchase its ratable share (as set forth above) of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided notice of such demand is given not later than 11:00 a.m. (New York City time) (or 11:00 a.m. (Sydney time) with respect to any such demand by any Australian Issuing Bank) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Appropriate Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such Appropriate Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Appropriate Lender shall not have so made the amount of such Letter of Credit Advance available to the Appropriate Administrative Agent, such Appropriate Lender agrees to pay to the Appropriate Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Appropriate Administrative Agent, at the Applicable Interbank Rate for such Appropriate Administrative Agent's account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Appropriate Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

          (D) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Appropriate Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.04(c) shall not relieve any other Appropriate Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

          (E) CASH COLLATERAL ON RATING DECLINE OF LENDER. If, and for so long as, any Appropriate Lender's public debt rating (as defined below) is below BBB or Baa2 by S&P or Moody's, respectively (or, with respect to any Appropriate Lender that does not have such a public debt rating at any time of determination, any Appropriate Issuing Bank shall determine that such Lender's ability to meet such Lender's obligations under Section 2.04(c) has declined since the date such Lender became a Lender hereunder), such Lender shall, immediately upon demand by any Appropriate Issuing Bank, cash collateralize its ratable share (determined as set forth in Section 2.04(c)) of the aggregate Available Amount under all Letters of Credit issued by such Issuing Bank and outstanding at such time by depositing such amount into a cash collateral account (but not any Cash Collateral Account) designated by the Appropriate Administrative Agent (and, if necessary, established for such purposes).
Amounts deposited by any Lender in any such cash collateral account shall be applied by the Appropriate Administrative Agent to satisfy such Lender's obligations under Section 2.04(c) to the Issuing Bank requesting such cash collateral and shall, to the extent such amounts exceed at any time such Lender's ratable share (determined as set forth in Section 2.04(c)) of the aggregate Available Amount under all outstanding Letters of Credit issued by such Issuing Bank as to which such Lender has a contingent obligation to purchase Letter of Credit Advances pursuant to Section 2.04(c), be returned to such Lender. The term "public debt rating" means, as of any date with respect to any Person, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by such Person.

          SECTION 2.05.  REPAYMENT OF ACCOMMODATIONS.

          (A)  REVOLVING CREDIT ADVANCES; BA OBLIGATIONS.

          (I) REVOLVING CREDIT ADVANCES. The US Borrower shall repay to the US Administrative Agent for the ratable account of the US Lenders on the Termination Date the aggregate principal amount of the US Borrower Advances then outstanding. The Canadian Borrower shall repay to the Canadian Administrative Agent for the ratable account of the Canadian Lenders on the Termination Date the aggregate principal amount of the Canadian Borrower Advances then outstanding. The Australian Borrower shall repay to the Australian Administrative Agent for the ratable account of the Australian Lenders (and, if any Risk Participants have purchased Non-Pro Rata Advances, such Risk Participants with respect to such Advances) and the Non-Pro Rata Lender (with respect to any outstanding Non-Pro Rata Advances) on the Termination Date the aggregate principal amount of the Australian Borrower Advances then outstanding.

          (II) BA OBLIGATIONS. The Canadian Borrower shall, subject to Sections 2.11(a) and 2.11(b), pay to the Canadian Administrative Agent for the ratable account of the Canadian Lenders on the Maturity Date of any BA Obligations an amount equal to the sum of (1) the aggregate Face Amount of all such BA Obligations maturing on such date and
     (2) the aggregate principal amount of all Canadian Prime Rate Advances made pursuant to Section 2.03(a) in connection with the Drawing of such BA Obligation. Any payment by the Canadian Borrower of any BA Obligations in accordance with this Section 2.05(a)(ii) shall, to the extent of such payment, satisfy the obligations of the Canadian Borrower under the BA Obligations to which it relates and, in the case of a Bankers' Acceptance, the Lender that has accepted such Bankers' Acceptance shall, to the extent of such payment to such Lender, thereafter be solely responsible for the payment thereof.

          (B) LETTER OF CREDIT ADVANCES. (i) Each Borrower shall repay to the Appropriate Administrative Agent for the account of each Issuing Bank and each other Lender that has made a Letter of Credit Advance in respect of any Letter of Credit issued for the account of such Borrower, on the earlier of the seventh Business Day after the date on which such Advance was made and the Termination Date, the outstanding principal amount of each Letter of Credit Advance made by each of them.

          (ii) The Obligations of each Borrower under this Agreement with respect to Letters of Credit issued for the account of such Borrower, under any Letter of Credit Agreement relating thereto and under any other agreement or instrument relating to any Letter of Credit issued for the account of such Borrower shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by any Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by such Borrower thereof):

          (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");


          (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (C) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate or a demand that does not strictly comply with the terms of such Letter of Credit;

          (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Borrower in respect of the L/C Related Documents; or

          (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

          SECTION 2.06. TERMINATION OR REDUCTION OF THE COMMITMENTS. (A) OPTIONAL. Any Borrower may, upon at least five Business Days' notice to the US Administrative Agent, terminate in whole or reduce in part the unused portion of the Letter of Credit Facility and the Unused Revolving Credit Commitments; PROVIDED, HOWEVER, that (i) each partial reduction of a Facility shall be in an aggregate amount of US$5,000,000 or an integral multiple of US$1,000,000 in excess thereof and (ii) each partial reduction of the Revolving Credit Facility shall reduce ratably the Maximum Revolving Credit Commitments of (A) the US Lenders by an aggregate amount equal to the amount of such partial reduction,
(B) the Canadian Lenders by an aggregate amount equal to the amount of such partial reduction, and (C) the Australian Lenders and the Risk Participants in an aggregate amount equal to the amount of such partial reduction. Each reduction of the Revolving Credit Commitments pursuant to this Section 2.06(a) shall reduce, on a dollar-for-dollar basis, the amount of the mandatory reductions of the Revolving Credit Commitments required pursuant to Section 2.06(b)(i) in the direct order of such mandatory reductions.

          (B)  MANDATORY.

          (I) AUTOMATIC REDUCTIONS OF COMMITMENTS. On each date set forth below (each such date being a "COMMITMENT REDUCTION DATE"), the Revolving Credit Facility and the Maximum Revolving Credit Commitments of the Lenders shall be reduced (as set forth below and without further action by or notice to any Administrative Agent, any Lender or any Borrower) by the amount set forth opposite such date below (as such amount may have been reduced prior to such time pursuant to this Section 2.06):



          REVOLVING COMMITMENT          COMMITMENT REDUCTION
             REDUCTION DATE                    AMOUNT
          --------------------          --------------------

             April 17, 1999                 $20,000,000
             April 17, 2000                 $35,000,000
             April 17, 2001                 $45,000,000
            January 29, 2002                $50,000,000

Each such reduction of the Revolving Credit Facility shall reduce ratably the Maximum Revolving Credit Commitments of (A) the US Lenders by an aggregate amount equal to the amount of such reduction, (B) the Canadian Lenders by an aggregate amount equal to the amount of such reduction, and (C) the Australian Lenders and the Risk Participants in an aggregate amount equal to the amount of such reduction.

          (II) REDUCTIONS IN CONNECTION WITH MANDATORY PREPAYMENTS. The Revolving Credit Facility and the Maximum Revolving Credit Commitments of the Lenders shall be automatically and permanently reduced (as set forth below) on each date on which prepayment of Advances is required to be made pursuant to
Section 2.07(b)(i) in an amount equal to the applicable Reduction Amount. Each such reduction of the Revolving Credit Facility shall reduce ratably the Maximum Revolving Credit Commitments of (A) the US Lenders by an aggregate amount equal to the amount of such reduction, (B) the Canadian Lenders by an aggregate amount equal to the amount of such reduction, and (C) the Australian Lenders and the Risk Participants in an aggregate amount equal to the amount of such reduction. Reductions of the Maximum Revolving Credit Commitments pursuant to this Section 2.06(b)(ii) shall reduce, on a dollar-for-dollar basis, the amount of the mandatory reductions of the Revolving Credit Commitments required pursuant to
Section 2.06(b)(i) in the direct order of such mandatory reductions.

          (III) REDUCTIONS IN LETTER OF CREDIT FACILITY. The Letter of Credit Commitments of the Issuing Banks shall be permanently and ratably reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the aggregate amount of the Letter of Credit Commitments of the US Issuing Banks, the Canadian Issuing Banks and the Australian Issuing Banks exceeds the aggregate Maximum Revolving Commitments of the US Lenders (with respect to the US Issuing Banks), the Canadian Lenders (with respect to the Canadian Issuing Banks) and the Australian Lenders and the Risk Participants (with respect to the Australian Issuing Banks) after giving effect to such reduction of the Revolving Credit Facility.

          SECTION 2.07. PREPAYMENTS. (A) OPTIONAL. Any Borrower may, upon at least one Business Day's (or, in the case of any prepayment of Australian Borrower Advances which are Fluctuating Rate Advances, two Business Days') notice with respect to Fluctuating Rate Advances and upon at least three Business Days' (or, in the case of any prepayment of Australian Borrower Advances which are Fixed Rate Advances, four Business Days') notice with respect to Fixed Rate Advances to the US Administrative Agent stating the proposed date and aggregate principal amount of the prepayment and the application of such prepayment, and if such notice is given such Borrower shall, prepay the outstanding aggregate principal amount of the Advances owing by such Borrower comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of US$5,000,000 (or CN$5,000,000, in the case of any prepayment of Canadian Dollar Advances, or A$5,000,000, in the case of any prepayment of Australian Dollar Advances) or an integral multiple of US$1,000,000 (or CN$1,000,000, in the case of any prepayment of Canadian Dollar Advances, or A$1,000,000, in the case of any prepayment of Australian Dollar Advances) in excess thereof, (y) no partial prepayment of Fixed Rate Advances pursuant to this Section 2.07(a) shall reduce the aggregate unpaid principal amount of Fixed Rate Advances comprising any Borrowing to less than US$5,000,000 (or A$5,000,000 if denominated in Australian Dollars or

CN$5,000,000 if denominated in Canadian Dollars), and (z) if any prepayment of a Fixed Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower making such prepayment shall also pay any amounts owing pursuant to Section 8.04(c). BA Obligations may not be prepaid at any time except as expressly required by, and in accordance with, Section 2.07(b).

          (B)  MANDATORY.

          (I)  NET CASH PROCEEDS OF CERTAIN ASSET SALES AND DEBT ISSUANCES.
Each Borrower shall, on the date of receipt by such Borrower or any of its Subsidiaries of the Net Cash Proceeds from (A) the sale, lease, transfer or other disposition of any assets comprising the Core Properties permitted under
Section 5.02(e) (other than (1) the sale, lease, transfer or other disposition of commodities in the ordinary course of business, and (2) any sale in connection with a sale and leaseback transaction permitted under Section 5.02(c)), or (B) the incurrence or issuance of any Debt permitted pursuant to
Section 5.02(b)(ii), prepay an aggregate principal amount (or an aggregate Face Amount) of the Accommodations outstanding to such Borrower comprising part of the same Borrowings or Drawings, as the case may be, and the Letter of Credit Advances equal to the amount of such Net Cash Proceeds; PROVIDED, HOWEVER, that no Borrower shall be required to make any such prepayment in connection with any transaction described in the foregoing clause (A) to the extent that (I) the aggregate amount of Net Cash Proceeds received by the Borrowers and their Subsidiaries from all such transactions in any fiscal year does not exceed US$5,000,000 (or the Equivalent thereof in any other currency) or (II) if such Net Cash Proceeds are, at the time of the transaction giving rise thereto, intended to be (and, within six months of such transaction, have been) reinvested in the business of the Borrowers and the Restricted Subsidiaries (it being understood that any Net Cash Proceeds described in this clause (II) not so reinvested as of the expiration of the applicable six month period shall be prepaid as aforesaid upon such expiration). Subject to Section 2.07(b)(iv), each such prepayment shall be applied to the Obligations under the Revolving Credit Facility of the Borrower making such prepayment as specified by such Borrower.

          (II) ADVANCES IN EXCESS OF COMMITMENTS; EXCHANGE RATE FLUCTUATIONS. Each Borrower shall, on the Business Day following notice from the US Administrative Agent that a prepayment under this Section 2.07(b)(ii) is required, prepay an aggregate principal amount (or an aggregate Face Amount) of the Accommodations outstanding to such Borrower comprising part of the same Borrowings or Drawings, as the case may be, and the Letter of Credit Advances equal to the amount by which (A) the sum of (x) the aggregate principal amount of the Revolving Credit Advances outstanding to such Borrower PLUS (y) the Letter of Credit Advances then outstanding in respect of Letters of Credit issued for the account of such Borrower and the aggregate Available Amount of all Letters of Credit issued for the account of such Borrower then outstanding PLUS (z) in the case of the Canadian Borrower, the aggregate Face Amount of the BA Obligations then outstanding exceeds (B) the aggregate Revolving Credit Commitments of the Appropriate Lenders (the Revolving Credit Commitment of the Non-Pro Rata Lender being deemed to be the aggregate Revolving Credit Commitments of the Risk Participants) on such Business Day (after giving effect to any permanent reduction thereof on or prior to such Business Day pursuant to
Section 2.06). In addition to the foregoing, the Canadian Borrower shall, prior to April 17, 1999, on the Business Day following notice from the US Administrative Agent that a prepayment under this Section 2.07(b)(ii) is required, prepay an aggregate principal amount (or an aggregate Face Amount) of the Accommodations comprising part of the same Borrowings or Drawings, as the case may be, equal to the amount by which (I) the sum of (1) the aggregate principal amount of Canadian Borrower Advances and Letter of Credit Advances in respect of Canadian Letters of Credit then outstanding, and (2) the aggregate Face Amount of BA Obligations and the aggregate Available Amount of Canadian Letters of Credit then outstanding exceeds (II) the Canadian Borrower Sublimit on such Business Day. For purposes of determining the principal amount of any outstanding Accommodations denominated in Canadian Dollars or Australian Dollars, such amounts shall be calculated by the US Administrative Agent (and each such calculation shall be conclusive for purposes hereof, absent manifest error) on the basis of the Equivalent thereof in US Dollars on each Business Day and it is expressly understood and agreed that fluctuations in currency exchange rates will result in mandatory prepayments (or cash collateralization with respect to Letters of Credit) hereunder to the extent any such fluctuation results in the aggregate amount of outstanding Accommodations plus the aggregate Available Amount of outstanding Letters of Credit, in each case measured in US Dollars, being in excess of the Revolving Credit Facility measured in US Dollars. Subject to
Section 2.07(b)(iv), each such prepayment shall be applied to the Obligations under the Revolving Credit Facility of the Borrower making such prepayment as specified by such Borrower.

          (III) CASH COLLATERALIZATION OF LETTERS OF CREDIT. (A) Each Borrower shall, on the Business Day following notice from the Appropriate Administrative Agent that cash collateralization under this Section 2.07(b)(iii) is required, pay to such Administrative Agent for deposit in a Cash Collateral Account in the control of such Administrative Agent (or, during the continuance of any Event of Default, any Cash Collateral Account) an amount sufficient to cause the aggregate amount on deposit in such Account for such purpose to equal the amount by which the aggregate Available Amount of all Letters of Credit issued by any Issuing Bank for the account of such Borrower and then outstanding exceeds the Letter of Credit Commitment of such Issuing Bank on such Business Day (after giving effect to any permanent reduction thereof on or prior to such Business Day pursuant to Section 2.06).

          (B) The Australian Borrower shall, upon written demand by any Australian Issuing Bank at any time on or after the date which is 90 days prior to the Termination Date, cash collateralize the Available Amount of each Australian Bank Guarantee which does not have an expiration date occurring prior to the Termination Date by depositing an amount equal to the aggregate Available Amount of all such Australian Bank Guarantees into a cash collateral account designated by the Australian Administrative Agent (and, if necessary, established for such purposes). Amounts deposited by the Australian Borrower in any such cash collateral account shall be applied to satisfy the Australian Borrower's obligations in respect of amounts drawn under any such Australian Bank Guarantee and shall, to the extent such amounts exceed at any time the aggregate Available Amount under all such Australian Bank Guarantees, be returned to the Australian Borrower.


          (IV) APPLICATION OF PREPAYMENTS. Each prepayment of the Revolving Credit Facility made pursuant to clause (i) or (ii) above shall be allocated to the Accommodations outstanding to the Borrower or Borrowers making such prepayment and shall be applied to such Accommodations as directed by the Borrower or Borrowers making such prepayment so long as no Event of Default has occurred and is continuing on the date of such prepayment and, if an Event of Default has occurred and is continuing or any applicable Borrower has not specified the application of any such prepayment, shall be applied:

          (A) in the case of Accommodations outstanding to the US Borrower, FIRST to prepay Letter of Credit Advances then outstanding in respect of drawings under US Letters of Credit until such Advances are paid in full, SECOND to prepay (ratably among the Lenders holding such Advances) US Borrower Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and THIRD deposited in the US Cash Collateral Account to cash collateralize 100% of the Available Amount of all US Letters of Credit then outstanding;

          (B) in the case of Accommodations outstanding to the Canadian Borrower, FIRST to prepay Letter of Credit Advances then outstanding in respect of drawings under Canadian Letters of Credit until such Advances are paid in full, SECOND to prepay (ratably among the Lenders holding such Advances) Canadian Borrower Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full, THIRD deposited in the Canadian Cash Collateral Account to cash collateralize 100% of the Face Amount of all BA Obligations then outstanding, and FOURTH deposited in the Canadian Cash Collateral Account to cash collateralize 100% of the Available Amount of all Canadian Letters of Credit then outstanding; and

          (C) in the case of Accommodations outstanding to the Australian Borrower, FIRST to prepay Letter of Credit Advances then outstanding in respect of drawings under Australian Letters of Credit until such Advances are paid in full, SECOND to prepay (ratably among the Lenders holding such Advances) Australian Borrower Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full, and THIRD deposited in the Australian Cash Collateral Account to cash collateralize 100% of the Available Amount of all Australian Letters of Credit then outstanding;

and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) above, the amount remaining (if any) after the prepayment in full of the Accommodations then outstanding to the applicable Borrower and, if applicable, the 100% cash collateralization of the aggregate Available Amount of Letters of Credit issued for the account of such Borrower and, with respect to the Canadian Borrower, the aggregate Face Amount of BA Obligations then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the applicable Borrower and its Subsidiaries and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.06(b)(ii) by an amount equal to the Reduction Amount. Upon the drawing of any Letter of Credit, or the Maturity Date of any BA Obligation, for which funds are on deposit in any Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable.

          (V) DEPOSIT OF CERTAIN PREPAYMENTS; EFFECT OF PREPAYMENT OF BA OBLIGATION. Notwithstanding any of the other provisions of this Section 2.07(b), so long as no Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Advances or BA Obligations is required to be made under clause (i) of this Section 2.07(b) other than on the last day of the Interest Period therefor or the Maturity Date thereof, respectively, the Appropriate Borrower may, with respect to any such Eurodollar Rate Advances and BA Obligations, deposit the amount of any such prepayment otherwise required to be made hereunder in a Cash Collateral Account, as appropriate, until the last day of such Interest Period or such Maturity Date, at which time the US Administrative Agent shall be authorized (without any further action by any Borrower) to apply, or to direct the Canadian Administrative Agent or the Australian Administrative Agent to apply, such amount to the prepayment of such Advances or such BA Obligations in accordance with this Section 2.07(b). Any prepayment by the Canadian Borrower of any BA Obligations in accordance with this Section 2.07(b) shall, upon the application thereof at the applicable Maturity Date therefor, satisfy, to the extent of such application, the obligations of the Canadian Borrower under such BA Obligations to which it relates and, in the case of a Bankers' Acceptance, the Lender that has accepted such Bankers' Acceptance shall thereafter, to the extent of such application, be solely responsible for the payment thereof.

          (VI) PREPAYMENTS TO INCLUDE INTEREST AND BREAKAGE. All prepayments under this Section 2.07 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. If any payment required to be made under this Section 2.07 on account of Fixed Rate Advances or BA Obligations is made other than on the last day of the applicable Interest Period therefor, the applicable Borrower shall also pay any amounts owing pursuant to
Section 8.04(c).

          SECTION 2.08. INTEREST. (A) AVAILABILITY OF TYPES OF ADVANCES. Subject in each case to the provisions of Sections 2.10 and 2.12: (i) US Borrower Advances may be US Base Rate Advances or Eurodollar Rate Advances only;
(ii) Canadian Borrower Advances in US Dollars may be Canadian Base Rate Advances or Eurodollar Rate Advances only and Canadian Borrower Advances in Canadian Dollars may be Canadian Prime Rate Advances only; and (iii) Australian Borrower Advances in US Dollars may be Eurodollar Rate Advances only and Australian Borrower Advances in Australian Dollars may be Australian Prime Rate Advances or Bank Bill Rate Advances only.

          (B) SCHEDULED INTEREST. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to such Borrower from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum and at the following times:

          (I) US BASE RATE ADVANCES. During such periods as such Advance is a US Base Rate Advance, a rate per annum equal at all times to the sum of
     (A) the US Base Rate in effect from time to time PLUS (B) the Applicable Margin for US Base Rate Advances in effect from time to time, payable in arrears monthly on the last Business Day of each calendar month during such periods and on the date such US Base Rate Advance shall be Converted or paid in full.

          (II) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to (A) the Eurodollar Rate for such Interest Period for such Advance PLUS (B) the Applicable Margin for Eurodollar Rate Advances in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (III) CANADIAN BASE RATE ADVANCES. During such periods as such Advance is a Canadian Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Canadian Base Rate in effect from time to time PLUS (B) the Applicable Margin for Canadian Base Rate Advances in effect from time to time, payable in arrears monthly on the last Business Day of each calendar month during such periods and on the date such Canadian Base Rate Advance shall be Converted or paid in full.


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          (IV) CANADIAN PRIME RATE ADVANCES.  During such periods as such
     Advance is a Canadian Prime Rate Advance, a rate per annum equal at all times to the sum of (A) the Canadian Prime Rate in effect from time to time PLUS (B) the Applicable Margin for Canadian Prime Rate Advances in effect from time to time, payable in arrears monthly on the last Business Day of each calendar month during such periods and on the date such Canadian Prime Rate Advance shall be Converted or paid in full.

          (V) AUSTRALIAN PRIME RATE ADVANCES. During such periods as such Advance is an Australian Prime Rate Advance, a rate per annum equal at all times to the sum of (A) the Australian Prime Rate in effect from time to time PLUS (B) the Applicable Margin for Australian Prime Rate Advances in effect from time to time, payable in arrears monthly on the last Business Day of each calendar month during such periods and on the date such Australian Prime Rate Advance shall be Converted or paid in full.

          (VI) BANK BILL RATE ADVANCES. During such periods as such Advance is a Bank Bill Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Bank Bill Rate for such Interest Period for such Advance PLUS (B) the Applicable Margin for Bank Bill Rate Advances in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Bank Bill Rate Advance shall be Converted or paid in full.

          (C) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay interest on (i) the unpaid principal amount of each Advance made to such Borrower, payable in arrears on the dates referred to in Sections 2.08(b)(i) through (b)(vi) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to Sections 2.08(b)(i) through (b)(vi) above, (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to Sections 2.08(b)(i) through
(b)(vi) above, and, in all other cases, on US Base Rate Advances pursuant to clause (b)(i) above, and (iii) the fees payable in respect of Letters of Credit then outstanding shall be increased as set forth in Section 2.09(c).

          (D) NOTICE OF INTEREST RATE. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Appropriate Administrative Agent shall give notice to the Borrower that delivered such Notice of Borrowing and to each Appropriate Lender (and, if such Notice of Borrowing relates to Australian Borrower Advances, to each Risk Participant) of the applicable interest rate determined by such Administrative Agent for purposes of Sections 2.08(b)(i) through (vi), if applicable, and the applicable rate, if any, furnished by each Appropriate Reference Lender for the purpose of determining the applicable interest rate under Section 2.08(b) and the dates on which interest is payable with respect to each such Borrowing.


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          (E)  INTEREST RATE DETERMINATION.  (i)  Each Canadian Reference Lender
agrees to furnish to the Appropriate Administrative Agent timely information for the purpose of determining the BA Rate. If any one or more of such Canadian Reference Lenders shall not furnish such timely information to the Appropriate Administrative Agent for the purpose of determining any such interest rate, the Appropriate Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Canadian Reference Lenders.

          (ii) If fewer than two Canadian Reference Lenders are able to furnish timely information to the Canadian Administrative Agent for determining the BA Rate for any BA Obligations,

          (A) the Canadian Administrative Agent shall forthwith notify the Canadian Borrower and the Canadian Lenders that the interest rate cannot be determined for such Accommodations, and

          (B) the obligation of the Canadian Lenders to make, or to Convert Accommodations into, BA Obligations shall be suspended until the Canadian Administrative Agent shall notify the Canadian Borrower and the Canadian Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.09. FEES. (A) COMMITMENT FEE. The US Borrower shall pay or cause to be paid to the US Administrative Agent for the account of each US Lender a commitment fee, payable in US Dollars, on the average daily Unused Revolving Credit Commitment of such Lender. The Canadian Borrower shall pay or cause to be paid to the Canadian Administrative Agent for the account of each Canadian Lender a commitment fee, payable in US Dollars, on the average daily Unused Revolving Credit Commitment of such Lender. The Australian Borrower shall pay or cause to be paid to each Risk Participant (in consideration of such Risk Participant's obligation to purchase such Risk Participant's Adjusted Pro Rata Share of Australian Borrower Advances) and to the Australian Administrative Agent, for the account of each Australian Lender, a commitment fee, payable in US Dollars, on the average daily Unused Revolving Credit Commitment of such Lender (PROVIDED that any such amount payable to any Risk Participant which is a Defaulting Lender owing a Defaulted Amount shall, subject to Section 2.17(a), be paid to the Australian Administrative Agent for application in accordance with
Section 2.17). In each case such payment will be in respect of the relevant Lender's Unused Revolving Credit Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum at all times equal to the Applicable Unused Commitment Fee in effect from time to time, payable in arrears on the last Business Day of each March, June, September and December, commencing June 30, 1996, and on the Termination Date; PROVIDED, HOWEVER, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the applicable Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the applicable Borrower prior to such time; and PROVIDED FURTHER that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.


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          (B)  CLOSING FEES.  The US Borrower shall pay to the US Administrative
Agent on the Closing Date for the account of each US Lender's US Domestic
Lending Office a Closing Fee, payable in US Dollars, in the amount set forth in the allocation memorandum distributed to the Lenders by the US Administrative Agent.

          (C) LETTER OF CREDIT FEES, ETC. (i) The US Borrower shall pay or cause to be paid to the US Administrative Agent for the account of each US Lender a commission with respect to US Letters of Credit. The Canadian Borrower shall pay or cause to be paid to the Canadian Administrative Agent for the account of each Canadian Lender a commission with respect to Canadian Letters of Credit. The Australian Borrower shall pay or cause to be paid to each Risk Participant (in consideration of such Risk Participant's obligation to purchase such Risk Participant's Adjusted Pro Rata Share of Non-Pro Rata Advances made in respect of Australian Letters of Credit) and to the Australian Administrative Agent, for the account of each Australian Lender, a commission with respect to Australian Letters of Credit (PROVIDED THAT any such amount payable to any Risk Participant which is a Defaulting Lender owing a Defaulted Amount shall, subject to Section 2.17(a), be paid to the Australian Administrative Agent for application in accordance with Section 2.17). In each case such commission shall be payable in the currency in which the applicable Letter of Credit is denominated and shall be payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 1996, and on the Termination Date, on such Lender's ratable share (determined as set forth in Section 2.04(c) except that, for purposes of this Section 2.09(c), the ratable share of the Non-Pro Rata Lender shall be allocated to the Risk Participants in accordance with their respective Adjusted Pro Rata Shares) of the average daily aggregate Available Amount during such quarter of (A) all Financial Letters of Credit issued for the account of such Borrower and outstanding from time to time at a rate per annum at all times equal to the Applicable L/C Fee for Financial Letters of Credit in effect from time to time, and (B) all Commercial Letters of Credit issued for the account of such Borrower and then outstanding at a rate per annum at all times equal to the Applicable L/C Fee for Commercial Letters of Credit in effect from time to time; PROVIDED that, upon the occurrence and during the continuance of an Event of Default, the fee payable in respect of each Letter of Credit then outstanding shall be increased by 2% per annum; PROVIDED FURTHER that (i) any fee accrued with respect to such ratable share of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the applicable Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such fee shall otherwise have been due and payable by the applicable Borrower prior to such time; and PROVIDED FURTHER that no fee shall accrue on such ratable share of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

          (ii) The Appropriate Borrower shall pay to each Appropriate Issuing Bank, for its own account, (A) except with respect to any Existing Letter of Credit, an issuance fee, payable in the currency in which the applicable Letter of Credit is denominated, for each Letter of Credit issued by such Issuing Bank in an amount equal to 0.125% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit (or, with respect to any increase in such Available Amount, 0.125% of such increase payable on the date of such increase), payable on such date and (B) such other transfer fees and other customary fees and charges in connection with the administration of each such Letter of Credit as such Borrower and such Issuing Bank shall agree.


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


          (D) ADMINISTRATIVE AGENTS' FEES AND OTHER FEES. The Borrowers shall pay to the US Administrative Agent and its Affiliates, for their own account, such fees, on such dates, as may from time to time be agreed between the Borrowers and such Person, including, without limitation, those fees set forth in the Fee Letter.

          (E) NON-PRO RATA LENDER'S FEE. The Australian Borrower shall pay to the Non-Pro Rata Lender such fees, on such dates, as may from time to time be agreed between the Australian Borrower and the Non-Pro Rata Lender.

          (F) RISK PARTICIPATION FEES. On each date that the Australian Borrower is required to pay interest in respect of any Non-Pro Rata Advance, the Australian Borrower shall deduct from such payment in respect of such Advance the portion of such payment (the "DISTRIBUTABLE PORTION") attributable to the Applicable Margin for such Advance and shall pay to each Risk Participant, in consideration of such Risk Participant's obligation to purchase such Risk Participant's Adjusted Pro Rata Share of such Advance, an amount equal to such Risk Participant's Adjusted Pro Rata Share of such Distributable Portion (PROVIDED that any such amount payable to any Risk Participant which is a Defaulting Lender owing a Defaulted Amount shall, subject to Section 2.17(a), be paid to the Australian Administrative Agent for application in accordance with
Section 2.17).

          (G) DRAWING FEES. The Canadian Borrower shall, on the date of each Drawing and on the date of each renewal of any outstanding BA Obligations, pay to the Canadian Administrative Agent, in Canadian Dollars, for the ratable account of the Canadian Lenders accepting Drafts and purchasing Bankers' Acceptances or BA Equivalent Notes, the Drawing Fee with respect to such BA Obligations. The Canadian Borrower irrevocably authorizes each such Lender to deduct the Drawing Fee payable with respect to each BA Obligation of such Lender from the Drawing Purchase Price payable by such Lender in respect of such BA Obligation in accordance with Section 2.03 and to apply such amount so withheld to the payment of such Drawing Fee for the account of the Canadian Borrower and, to the extent such Drawing Fee is so withheld and legally permitted to be so applied, the Canadian Borrower's obligations under the preceding sentence in respect of such Drawing Fee shall be satisfied.

          SECTION 2.10. CONVERSION OF ADVANCES. (A) OPTIONAL. Each Borrower may on any Business Day, upon notice given to the US Administrative Agent not later than 12:00 noon (New York City time) on a US Business Day (i) at least four Australian Business Days prior to the date of the proposed Conversion with respect to Australian Borrower Advances, and (ii) at least three US Business Days or Canadian Business Days prior to the date of the proposed Conversion with respect to US Borrower Advances and Canadian Borrower Advances, respectively, and, in each case subject to the provisions of Sections 2.08 and 2.12, Convert all or any portion of the Advances made to such Borrower of one Type comprising the same Borrowing into Advances of any other Type available with respect to such Advances as set forth in Section 2.08(a); PROVIDED, HOWEVER, that any Conversion of Fixed Rate Advances into Fluctuating Rate Advances shall be made only on the last day of an Interest Period for such Fixed Rate Advances, any Conversion of Fluctuating Rate Advances into Fixed Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more Interest Periods being in effect than is permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders holding the Advances comprising such Borrowing in accordance with the respective amounts of


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


such Advances so held. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Fixed Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

          (B) MANDATORY. (i) On the date on which the aggregate unpaid principal amount of Fixed Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than US$5,000,000 (or A$5,000,000 if denominated in Australian Dollars or C$5,000,000 if denominated in Canadian Dollars), such Advances shall automatically Convert into (A) US Base Rate Advances, in the case of Eurodollar Rate Advances comprising part of any US Borrower Borrowing, (B) Canadian Base Rate Advances, in the case of Eurodollar Rate Advances comprising part of any Canadian Borrower Borrowing and (C) Australian Prime Rate Advances, in the case of Fixed Rate Advances comprising part of any Australian Borrower Borrowing (and, if such Australian Borrower Borrowing was, immediately prior to such conversion, a Eurodollar Rate Advance, the principal amount of each such Advance shall be immediately and automatically converted to the Equivalent thereof in Australian Dollars).

          (ii) If any Borrower shall fail to select the duration of any Interest Period for any Fixed Rate Advances made to such Borrower in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Appropriate Administrative Agent will forthwith so notify such Borrower and the Appropriate Lenders (and, if such Advances are Australian Borrower Advances, the Risk Participants), whereupon each such Fixed Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into (A) a US Base Rate Advance, in the case of a Eurodollar Rate Advance comprising part of any US Borrower Borrowing, (B) a Canadian Base Rate Advance, in the case of a Eurodollar Rate Advance comprising part of any Canadian Borrower Borrowing, and
(C) an Australian Prime Rate Advance, in the case of a Fixed Rate Advance comprising part of any Australian Borrower Borrowing (and, if such Australian Borrower Borrowing was, immediately prior to such conversion, a Eurodollar Rate Advance, the principal amount of such Advance shall be immediately and automatically converted to the Equivalent thereof in Australian Dollars).


          (iii) Upon the occurrence and during the continuance of any Default, (A) each Fixed Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into (x) a US Base Rate Advance, in the case of a Eurodollar Rate Advance comprising part of any US Borrower Borrowing, (y) a Canadian Base Rate Advance, in the case of a Eurodollar Rate Advance comprising part of any Canadian Borrower Borrowing, and (z) an Australian Prime Rate Advance, in the case of a Fixed Rate Advance comprising part of any Australian Borrower Borrowing (and, if such Australian Borrower Borrowing was, immediately prior to such conversion, a Eurodollar Rate Advance, the principal amount of such Advance shall be immediately and automatically converted to the Equivalent thereof in Australian Dollars) and (B) the obligation of the Lenders to make, or to Convert Advances into, Fixed Rate Advances and the obligation of the Canadian Lenders to create or renew BA Obligations shall be suspended.

          SECTION 2.11. RENEWAL AND CONVERSION OF BA OBLIGATIONS. (A) OPTIONAL RENEWAL. The Canadian Borrower may on any Business Day, upon notice given to the US Administrative Agent not later than 12:00 noon (New York City time) on a US Business Day at least two Canadian Business Days


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


prior to the date of the proposed renewal and subject to the provisions of
Section 2.12, renew all or any portion of the BA Obligations comprising part of the same Drawing; PROVIDED, HOWEVER, that:

          (i) any renewal of BA Obligations shall be made only on the then existing Maturity Date for such BA Obligations;

          (ii) each renewal of BA Obligations comprising part of the same Drawing shall be made ratably among the Lenders holding such BA Obligations in accordance with the respective amount of such BA Obligations so held; and

          (iii) no renewal of any BA Obligation may be made at any time that a Default has occurred and is continuing.

Each such notice of renewal shall, within the restrictions set forth above, specify (A) the date of such renewal (which shall be the then existing Maturity Date of such BA Obligations and shall be a Business Day), (B) the BA Obligations to be renewed, (C) if less than all of the BA Obligations comprising part of any Drawing are to be renewed, the aggregate Face Amount for such renewal and (D) the term to maturity of the renewed BA Obligations (which shall comply with the definition of "Maturity Date" in Section 1.01); PROVIDED, HOWEVER, that, if the Canadian Administrative Agent determines in good faith (which determination shall be conclusive and binding upon the Canadian Borrower) that the BA Obligations cannot, due solely to the requested aggregate Face Amount thereof, be renewed ratably by the Canadian Lenders, the aggregate Face Amount of such renewal (or the Face Amount of BA Obligations to be created by any Canadian Lender) shall be reduced to such lesser amount as the Canadian Administrative Agent determines will permit such renewal to be so made and each Canadian Lender shall fund the difference between such Lender's ratable portion of the original aggregate Face Amount of such renewal and the Face Amount of the BA Obligations to be created by such Lender after giving effect to such reduction in the form of a Canadian Prime Rate Advance, which shall be deemed for all purposes hereof to be a Canadian Borrower Advance made pursuant to Section 2.01(a)(ii). Each notice of renewal under this Section 2.11 shall be irrevocable and binding on the Canadian Borrower. Upon any renewal of BA Obligations comprising part of any Drawing in accordance with this Section 2.11(a), the Lenders holding the BA Obligations to be renewed shall exchange such maturing BA Obligations for new BA Obligations containing the terms set forth in the applicable notice of renewal, and the Drawing Purchase Price payable for each such renewal shall be applied, together with other funds, if necessary, available to the Canadian Borrower, to reimburse the BA Obligations otherwise maturing on such date in accordance with
Section 2.05(a)(ii). The Canadian Borrower hereby irrevocably authorizes and directs each Canadian Lender to apply the proceeds of each renewed BA Obligation owing to it to the reimbursement, in accordance with this Section 2.11(a), of the BA Obligations owing to such Lender and maturing on such date.

          (B) OPTIONAL CONVERSION. The Canadian Borrower may on any Business Day, upon notice given to the US Administrative Agent not later than 12:00 noon (New York City time) on a US Business Day at least two Canadian Business Days prior to the date of the proposed Conversion and subject to the provisions of
Section 2.12, Convert all or any portion of the BA Obligations comprising part of the same Drawing to a Canadian Borrower Borrowing comprised of Canadian Prime Rate Advances; PROVIDED, HOWEVER, that:


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          (i)  any Conversion of BA Obligations shall be made only on the then existing Maturity Date for such BA Obligations;

          (ii) each Conversion of Accommodations comprising part of the same Drawing shall be made ratably among the Lenders holding such Accommodations in accordance with the respective amounts of such Accommodations so held; and

          (iii) no Conversion may be made if (A) the amount of the Advance to be made by any Canadian Lender in connection with such Conversion would exceed such Lender's Unused Revolving Credit Commitment in effect at the time of such Conversion, or (B) after giving effect to such Conversion, the sum of the aggregate principal amount of outstanding Canadian Borrower Advances and Letter of Credit Advances in respect of Canadian Letters of Credit outstanding PLUS the aggregate Face Amount of BA Obligations and the aggregate Available Amount of all Canadian Letters of Credit then outstanding would exceed the Canadian Borrower Sublimit in effect at such time.

Each such notice of Conversion shall, within the restrictions set forth above, specify (A) the date of such Conversion (which shall be the then existing Maturity Date of such BA Obligations and shall be a Business Day), (B) the BA Obligations to be Converted and (C) if less than all of the Accommodations comprising part of any Drawing are to be Converted, the aggregate Face Amount of such Conversion. Each notice of Conversion under this Section 2.11 shall be irrevocable and binding on the Canadian Borrower. Upon any Conversion of BA Obligations comprising part of the same Drawing in accordance with this
Section 2.11(b), the obligation of the Canadian Borrower to reimburse the Lenders under Section 2.13 in respect of the BA Obligations otherwise maturing on such date shall, to the extent of such conversion, be Converted to an obligation to reimburse the Lenders making the Canadian Borrower Advances made in respect of such maturing BA Obligations on such date ratably in accordance with the amount of the Advances held by such Lender at the time of reimbursement. The Canadian Borrower hereby irrevocably authorizes and directs each Canadian Lender to apply the net proceeds of each Canadian Prime Rate Advance made by such Lender pursuant to this Section 2.11(b) to the reimbursement of the BA Obligations owing to such Lender and maturing on such date.

          (C) MANDATORY CONVERSION. If any Default shall have occurred and be continuing or if the Canadian Borrower shall fail (i) to deliver a properly completed notice of renewal under Section 2.11(a) or a properly completed notice of Conversion under Section 2.11(b) indicating its intention to renew or to Convert any maturing BA Obligations or (ii) to reimburse the Canadian Lenders for any BA Obligations comprising part of the same Drawing pursuant to Section 2.05, the Canadian Administrative Agent will forthwith so notify the US Administrative Agent, the Canadian Borrower and the Canadian Lenders, whereupon each such BA Obligation will automatically, on the then existing Maturity Date of such BA Obligations, Convert into a Canadian Prime Rate Advance.

          SECTION 2.12. INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any law, regulation, order, official policy directive, requirement, guideline or request from any central bank, any


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


government or any other governmental authority (whether or not having the force of law) adopted or made after the date hereof, there shall be:

          (A) any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining any Fixed Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances;

          (B) any increase in the cost to any Lender Party of agreeing to perform or of performing its obligations under this Agreement under or in respect of any BA Obligations; or

          (C) any reduction in any amount payable to, or any increase in any payment required to be made by, or any forgiveness or reduction of effective return to, any Lender Party under this Agreement under or in respect of any BA Obligations

(excluding for purposes of this Section 2.12 any such increased costs resulting from taxes, levies, imposts, deductions, charges, or withholdings and all liabilities or penalties with respect thereto (as to which Section 2.14 shall govern)), then the Borrower to which the applicable Accommodations were made or for whose account the applicable Letters of Credit were issued shall from time to time, upon demand by such Lender Party (with a copy of such demand to the US Administrative Agent and, if different, the Appropriate Administrative Agent) but subject to Section 2.12(f), pay to the Appropriate Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost or reduction of return. A certificate as to the amount of such increased cost or reduction of return, submitted to the applicable Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error. Such certificate shall identify the relevant law, regulation or other circumstance pursuant to which such increased cost or reduction was incurred and shall set forth in reasonable detail the calculations used in determining the amount thereof.

          (b) If any Lender Party determines that compliance with any law or regulation or any directive, guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) adopted or made after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend, to accept, purchase and/or discount BA Obligations or to issue Letters of Credit hereunder and other commitments of such type or the purchase and/or acceptance and maintenance of the BA Obligations or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then the Borrowers shall from time to time, upon demand by such Lender Party (with a copy of such demand to the US Administrative Agent and, if different, the Appropriate Administrative Agent) but subject to Section 2.12(f), pay to the Appropriate Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend, to accept, purchase and/or discount BA Obligations or to issue Letters of Credit hereunder, or to the acceptance, purchase, discount and/or maintenance of the BA Obligations or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrowers by such Lender Party shall be conclusive and


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


binding for all purposes, absent manifest error. Such certificate shall identify the relevant law, regulation or other circumstance pursuant to which such increased cost or reduction was incurred and shall set forth in reasonable detail the calculations used in determining the amount thereof.

          (c) If, with respect to any Fixed Rate Advances, Lenders holding not less than a majority in interest of the aggregate principal of such Fixed Rate Advances (or which would hold a majority in interest of the principal amount of any proposed Fixed Rate Advances) notify the US Administrative Agent that the Fixed Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Fixed Rate Advances for such Interest Period, the US Administrative Agent shall forthwith so notify the Borrowers and the Appropriate Lenders (and, if such Advances are Australian Borrower Advances, the Risk Participants), whereupon (i) each such Fixed Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into (A) a US Base Rate Advance, in the case of a Eurodollar Rate Advance comprising part of any US Borrower Borrowing, (B) a Canadian Base Rate Advance, in the case of a Eurodollar Rate Advance comprising part of any Canadian Borrower Borrowing, and (C) an Australian Prime Rate Advance, in the case of a Fixed Rate Advance comprising part of any Australian Borrower Borrowing (and, if such Australian Borrower Borrowing was, immediately prior to such conversion, a Eurodollar Rate Advance, the principal amount of such Advance shall be immediately and automatically converted to the Equivalent thereof in Australian Dollars), and (ii) the obligation of the Lenders to make, or to Convert Advances into, Fixed Rate Advances of such Type shall be suspended until the US Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation or official directive shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Appropriate Lending Office to perform its obligations hereunder to make or purchase interests in any Type of Fixed Rate Advances or to continue to fund or maintain any Type of Fixed Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to each Borrower through the US Administrative Agent, (i) each Fixed Rate Advance of such Type will automatically, on the last day of the Interest Period applicable to such Fixed Rate Advance (or on such earlier date as may be required by law), Convert into (A) a US Base Rate Advance, in the case of a Eurodollar Rate Advance comprising part of any US Borrower Borrowing, (B) a Canadian Base Rate Advance, in the case of a Eurodollar Rate Advance comprising part of any Canadian Borrower Borrowing, and
(C) an Australian Prime Rate Advance, in the case of a Fixed Rate Advance comprising part of any Australian Borrower Borrowing (and, if such Australian Borrower Borrowing was, immediately prior to such conversion, a Eurodollar Rate Advance, the principal amount of such Advance shall be immediately and automatically converted to the Equivalent thereof in Australian Dollars), and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Fixed Rate Advances of such Type shall be suspended until the US Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.

          (e) Notwithstanding any other provision of this Agreement, if the introduction of or any change in the interpretation of any law or regulation (including, without limitation, any change in acceptance limits imposed on any Lender) shall make it unlawful, or any central bank or other


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governmental authority shall assert that it is unlawful, for any Lender or any of their respective BA Lending Offices to perform its obligations hereunder to complete and accept Drafts, to purchase Bankers' Acceptances or BA Equivalent Notes or to continue to fund or maintain BA Obligations hereunder, then, upon notice thereof and demand therefor by such Lender to the Canadian Borrower through the US Administrative Agent (i) an amount equal to the aggregate Face Amount of all BA Obligations outstanding at such time shall, upon such demand (which shall only be made if deemed necessary by the applicable Lender to comply with applicable law), be deposited by the Canadian Borrower into the Canadian Cash Collateral Account until the Maturity Date of each such BA Obligation, (ii) upon the Maturity Date of any BA Obligation in respect of which any such deposit has been made, the US Administrative Agent shall be, and hereby is, authorized (without notice to or any further action by any Borrower) to apply, or to direct the Canadian Administrative Agent to apply, such amount (or the applicable portion thereof) to the reimbursement of such BA Obligation and (iii) the obligation of the Canadian Lenders to complete and accept Drafts and/or to purchase Bankers' Acceptances or BA Equivalent Notes shall be suspended until the US Administrative Agent shall notify the Canadian Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

          (f)  No Lender Party shall be entitled to compensation under this
Section 2.12 for any costs incurred or reductions suffered with respect to any event or circumstance unless such Lender Party shall have notified PGI in writing, not more than 120 days after the date an officer of such Lender Party responsible for the administration of this Agreement becomes aware, or reasonably should have become aware, of such event or circumstance, that it will demand compensation for such costs or reductions.

          SECTION 2.13. PAYMENTS AND COMPUTATIONS. (a) (i) Except as expressly set forth in the following clauses (ii) and (iii), each Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.17), not later than 12:00 noon (New York City time) (or, with respect to amounts payable to the Australian Administrative Agent, not later than 12:00 noon (Sydney time)) on the day when due in US Dollars to the Appropriate Administrative Agent at the Appropriate Administrative Agent's Account in same day funds; (ii) the Canadian Borrower shall make each payment hereunder and under the Notes with respect to principal of and interest on any Canadian Borrower Advances denominated in Canadian Dollars and with respect to BA Obligations and with respect to fees relating to Letters of Credit denominated in Canadian Dollars, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.17), not later than 12:00 noon (New York City time) on the day when due in Canadian Dollars to the Canadian Administrative Agent at the Appropriate Administrative Agent's Account in same day funds; and (iii) the Australian Borrower shall make each payment hereunder and under the Notes with respect to principal of and interest on any Australian Borrower Advances denominated in Australian Dollars and with respect to fees relating to Letters of Credit denominated in Australian Dollars, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.17 and except that fees payable to any Risk Participant under Section 2.09 shall be paid directly to such Risk Participant by 12:00 noon (New York City time) on the day when due in the same currency as the Obligations to which such fees relate), not later than 12:00 noon (Sydney time) on the day when due in Australian Dollars to the Australian Administrative Agent at the Appropriate Administrative Agent's Account in same day funds. Each Administrative Agent to which any such payment is made will promptly thereafter cause like funds to be distributed (A) if such payment by any Borrower is in respect of principal, interest, Face Amount, commitment fees or any other Obligation then payable hereunder or


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under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Appropriate Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties (it being understood that interest payments received with respect to any Non-Pro Rata Advance as to which any Risk Participant has purchased its Adjusted Pro Rata Share pursuant to Section 2.01(b)(ii) shall be distributed to the Non-Pro Rata Lender and each such Risk Participant in accordance with the relative periods during which the Non-Pro Rata Lender and such Risk Participant held such Advance) and (B) if such payment by any Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Appropriate Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon acceptance of an Assignment and Acceptance by the US Administrative Agent and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, each Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If any Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, such Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with the aggregate principal amount of all Advances and the aggregate Face Amount of BA Obligations outstanding at such time and the aggregate Available Amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Accommodations or other Obligations owed to such Lender Party as the US Administrative Agent shall direct.

          (c) Each Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

          (d) All computations of interest, fees and Letter of Credit commissions and of the BA Rate shall be made by the Appropriate Administrative Agent on the basis of a year of 365 days (or, in the case of a leap year, 366 days), except with respect to computations of interest regarding Eurodollar Rate Advances and Canadian Base Rate Advances, which shall be made by the Appropriate Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by any Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error. For purposes of this Agreement, whenever interest is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained (whether 365 or 366, as the case may be) and divided by 360.

          (e) Whenever any payment hereunder or under the Notes or in respect of any BA Obligation shall be stated to be due on a day other than a Business Day, such payment shall be made on


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


the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (f) Unless the Appropriate Administrative Agent shall have received notice from the Borrower owing or otherwise obligated to make any payment hereunder prior to the date on which such payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, such Administrative Agent may assume that such Borrower has made such payment in full to such Administrative Agent on such date and such Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent such Borrower shall not have so made such payment in full to such Administrative Agent, each such Lender Party shall repay to such Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to such Administrative Agent, at the Applicable Interbank Rate.

          SECTION 2.14. TAXES. (a) Any and all payments by or on behalf of the Borrowers hereunder or under the Notes or in respect of any BA Obligation shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Lender Party, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party by the state or foreign jurisdiction under the laws of which such Lender Party is organized or any political subdivision thereof, (ii) in the case of each Lender, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender by the state or foreign jurisdiction of such Lender's Appropriate Lending Office or any political subdivision thereof, (iii) in the case of each Lender Party, net income taxes (or franchise taxes imposed in lieu thereof) imposed on such Lender Party as a result of a present or former connection between such Lender Party and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, any Note, any other Loan Document or any BA Obligation) and, (iv) in the case of each Lender Party, any tax, levy, impost, deduction, charge or withholding, and all liabilities with respect thereto, payable by that Lender Party by reason of any cash collateralization made by such Lender Party pursuant to Section 2.01(b)(iii) or Section 2.04(e), but not excluding any such tax or other amount imposed pursuant to Division 15 of Part III of the ITAA on or with respect to any risk participation fee, commitment fee, letter of credit fee or other amount paid or payable to a Risk Participant from any Borrower pursuant to this Agreement or under the Notes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes or in respect of a BA Obligation being hereinafter referred to as "TAXES"). If any Taxes are required to be withheld or deducted by any Person from any amounts payable to any Lender Party hereunder or under any Note or in respect of any BA Obligation, (A) the sum payable by the Appropriate Borrower in respect of any such amount shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender Party receives an amount equal to the sum it would have received had no such


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deductions been made, (B) such Borrower shall make such deductions and (C) such
Borrower shall pay the full amount deducted to the relevant taxation or other authority in accordance with applicable law. In the case of any Taxes, or other amounts, required to be paid, withheld, deducted or otherwise imposed in each case pursuant to Division 15 of Part III of the ITAA with respect to any amounts paid or payable to any Risk Participant, the Australian Borrower shall pay to the relevant Risk Participant on demand, an amount that (after any taxes, deductions or other amounts applicable thereto or to additional sums payable under this Section 2.14) is equal to the aggregate amount of any taxes or other liability (including interest, penalties, fines, additions to tax, interest and expenses) imposed on or paid by the relevant Risk Participant as a result of its failure to so pay, withhold or deduct. If any Taxes are assessed on the taxable income of any Lender Party under Division 15 of Part III of the ITAA in connection with payments made under this Agreement, such Lender Party will promptly notify the Australian Borrower. If the Australian Borrower has not paid the Taxes assessed to the Australian taxation office, the Australian Borrower shall pay to that Lender Party an amount equal to the amount of Taxes assessed.

          (b) In addition, the Borrowers shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made or receipt hereunder or under the Notes or in respect of any BA Obligation or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement, the Notes, any BA Obligation or any other Loan Document, including without limitation any purchase of any portion of a Non-Pro Rata Advance pursuant to Section 2.01(b)(ii) or any purchase of any portion of a Letter of Credit Advance pursuant to Section 2.04(c) or any assignment pursuant to Section 8.07 (hereinafter referred to as "OTHER TAXES").

          (c) The Borrowers shall indemnify each Lender Party for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.14, imposed on or paid by such Lender Party and any liability (including penalties, fines, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party makes written demand therefor, but in no event shall such indemnification be required to be made prior to 15 days before the earlier of (i) the date such Lender Party pays such Taxes or other Taxes or (ii) the date such Taxes or Other Taxes are due to the relevant taxing authority.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower making such payment shall furnish to the US Administrative Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes or in respect of any BA Obligation by or on behalf of any Borrower (i) through an account or branch outside the United States, in the case of the US Borrower; Canada, in the case of the Canadian Borrower; or Australia, in the case of the Australian Borrower, or (ii) by a payor that is not a United States person, in the case of the US Borrower; a person Resident in Canada, in the case of the Canadian Borrower; or a person Resident in Australia, in the case of the Australian Borrower, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to each Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agents stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code, the terms "CANADA" and "RESIDENT


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


IN CANADA" shall have the meanings they have for the purposes of the Income Tax Act (Canada) and the terms "AUSTRALIA" and "RESIDENT IN AUSTRALIA" shall have the meanings they have for Australian income tax purposes.

          (e) Each US Lender and each US Issuing Bank organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each such Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other such Lender Party, and from time to time thereafter as requested in writing by the US Borrower or the US Administrative Agent (but only so long as such Lender Party remains lawfully able to do so), provide each of the US Administrative Agent and the US Borrower with two original Internal Revenue Service forms 1001 or 4224 or (in the case of a US Lender or US Issuing Bank that has certified in writing to the US Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender or Issuing Bank delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender or Issuing Bank is exempt from or entitled to a reduced rate of United States interest withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust and, if required, in the case of any other US Lender, an Internal Revenue Service form W-9, or any successor form, certifying that such Lender Party is entitled to an exemption from United States backup withholding tax. If the forms provided by any such Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

          (f) For any period with respect to which a US Lender or US Issuing Bank has failed to provide the US Borrower with the appropriate form described in subsection (e) (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.


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          (g)  The Australian Borrower acknowledges that Section 261 of the ITAA may render void its obligation to make a payment under this Section 2.14 (or failure by a Guarantor to make a payment under any clause equivalent to this
Section 2.14 in any guarantee and indemnity). However, the Australian Borrower warrants that even if this is the case, and it would not otherwise be obliged to make a payment under this Section 2.14, it will make such payment as contemplated by this Section 2.14 and that it is in its interests to do so. The Australian Borrower acknowledges that each Lender Party relies on the warranty in this Section 2.14(g) in entering into this Agreement and that breach of such warranty is to the detriment of each Lender Party. Failure by the Australian Borrower to make a payment under this Section 2.14 does not constitute an Event of Default under Section 6.01(a)(i) or (ii) or under Section 6.01(d). The Australian Borrower waives any right it may have to reimbursement of money paid under this Section 2.14(g) (including any payment made in accordance with the warranty contained in this Section 2.14(g)) and also releases each Lender Party from any claim the Australian Borrower may have against such Lender Party to refund or repay amounts so paid, whether that right or claim arises by reason of the obligations under this Section 2.14 being void under section 261 of the ITAA or by reason of money paid under mistake of any nature as to the extent of the Australian Borrowers' obligations having regard to section 261 or for any other reason relating to laws as to insolvency.

          (h) In the event that an additional payment is made under Section 2.14(a) or (c) for the account of any Lender and such Lender determines that it has received or been granted a refund or a credit (other than a foreign tax credit) against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, credit, relief, remission or repayment, pay to the Borrower that made such additional payment such amount as such Lender shall have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no better or worse position than it would have been in if such Borrower had not been required to make such deduction or withholding.
If any Lender shall become aware that it is entitled to receive a refund and that the receipt of such refund would give rise to an obligation under this
Section 2.14(h) to pay an amount to any Borrower, such Lender shall, within a reasonable time of becoming so aware, notify such Borrower of the availability of such refund and shall, upon written request of such Borrower, make reasonable efforts, at such Borrower's expense, to obtain such refund. Nothing herein contained shall interfere with the right of each Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any tax credit (except as expressly provided in the preceding sentence) or to disclose any information relating to its tax affairs or any computations in respect thereof. Nothing herein contained shall require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

          (i) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document reasonably requested by any Borrower or to change the jurisdiction of its Appropriate Lending Office if filing such certificate or document or making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.


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          (j)  Without prejudice to the survival of any other agreement of the
Borrowers, the agreements and obligations of the Borrowers contained in this
Section 2.14 and in Sections 8.04(c) shall survive the expiration of this Agreement, including the payment in full of principal and interest hereunder, under the Notes and in respect of any BA Obligation or Letter of Credit.

          SECTION 2.15. SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes and under any BA Obligations at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of such Obligations due and payable to all Lender Parties hereunder and under the Notes and under any BA Obligations at such time) of payments on account of such Obligations due and payable to all Lender Parties hereunder and under the Notes and under any BA Obligations at such time obtained by all the Lender Parties at such time or
(b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes and under any BA Obligations at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of such Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and under any BA Obligations at such time) of payments on account of such Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and under any BA Obligations at such time obtained by all of the applicable Lender Parties at such time, such Lender Party shall forthwith purchase from the other applicable Lender Parties such participations in such Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other applicable Lender Party shall be rescinded and such other applicable Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such applicable Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such applicable Lender Party to (ii) the aggregate purchase price paid to all applicable Lender Parties) of such recovery together with an amount equal to such applicable Lender Party's ratable share (according to the proportion of (i) the amount of such other applicable Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrowers agree that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrowers in the amount of such participation.

          SECTION 2.16. USE OF PROCEEDS. The proceeds of the Accommodations shall be available (and the Borrowers agree to use such proceeds and Letters of Credit) to prepay certain existing indebtedness (other than any indebtedness raised to fund (directly or indirectly) the acquisition of shares in the Australian Borrower), to provide working capital and for other general corporate purposes; PROVIDED that (i) proceeds of Accommodations may not be used to finance the acquisition or attempted acquisition of any Person that has not (or the Board of Directors of which has not) consented to such


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acquisition prior to any such use of proceeds, and (ii) proceeds of Australian
Borrower Advances which are Eurodollar Rate Advances may only be used in the Australian Borrower's Australian business.

          SECTION 2.17. DEFAULTING LENDERS. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Accommodation to any Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default shall have occurred and be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Accommodation. In the event that, on any date, such Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Accommodation on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Accommodation by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Accommodation was originally required to have been made pursuant to
Section 2.01, 2.02 or 2.03. Such Accommodation shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing or Drawing in connection with which such Defaulted Accommodation was originally required to have been made pursuant to Section 2.01, 2.02 or 2.03 and shall be a US Base Rate Advance (if such Borrowing is a US Borrower Borrowing), a Canadian Base Rate Advance (if such Borrowing is a Canadian Borrower Borrowing denominated in US Dollars), a Canadian Prime Rate Advance (in respect of any such Drawing or if such Borrowing is a Canadian Borrower Borrowing denominated in Canadian Dollars) or an Australian Prime Rate Advance (if such Borrowing is an Australian Borrower Borrowing (but the amount of such Accommodation, if denominated in US Dollars, shall be immediately and automatically converted to the Equivalent thereof in Australian Dollars)), in each case even if the other Accommodations comprising such Borrowing or Drawing shall be Fixed Rate Advances on the date such Accommodation is deemed to be made pursuant to this subsection (a). Each Borrower shall notify the US Administrative Agent at any time such Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Accommodation required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Accommodation pursuant to this subsection (a). Any portion of such payment otherwise required to be made by such Borrower to or for the account of such Defaulting Accommodation which is paid by such Borrower, after giving effect to the amount set off and otherwise applied by any Borrower pursuant to this subsection (a), shall be applied by the Appropriate Administrative Agent as specified in
Section 2.17(b) or (c).


          (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Administrative Agent or any of the other Lender Parties and (iii) any Borrower shall make any payment hereunder or under any other Loan Document to any Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent receiving such payment may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent receiving any such payment shall so apply any such amount to the payment of any such Defaulted Amount on any


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date, the amount so applied by such Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by such Administrative Agent shall be retained by such Administrative Agent or distributed by such Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to such Administrative Agent and such other Lender Parties and, if the amount of such payment made by such Borrower shall at such time be insufficient to pay all such Defaulted Amounts owing at such time to such Administrative Agent and the other Lender Parties, in the following order of priority:

          (i) FIRST, to each Administrative Agent for any such Defaulted Amount then owing to the Administrative Agents, ratably in accordance with such respective Defaulted Amounts then owing to such Administrative Agents;

          (ii) SECOND, to each Issuing Bank for any such Defaulted Amounts owing to such Issuing Bank, ratably in accordance with such respective Defaulted Amounts then owing to such Issuing Banks;

          (iii) THIRD, to the Non-Pro Rata Lender for any such Defaulted Amounts owing to the Non-Pro Rata Lender; and

          (iv) FOURTH, to any other Lender Parties for any such Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by any Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by any Administrative Agent pursuant to this subsection (b), shall be applied by such Administrative Agent as specified in subsection (c) of this Section 2.17.

          (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) any Borrower, any Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower or such other Lender Party shall pay such amount to the Appropriate Administrative Agent to be held by such Administrative Agent, to the fullest extent permitted by applicable law, in escrow or such Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by any Administrative Agent in escrow under this subsection (c) shall be deposited by such Administrative Agent in an account in the name and under the control of such Administrative Agent, but subject to the provisions of this
Section 2.17(c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the US Administrative Agent in escrow under, and applied by the US Administrative Agent from time to time in accordance with the provisions of, this Section 2.17(c). The US Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Accommodations required to be made by such Defaulting Lender and


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to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the US Administrative Agent or any other Lender Party, as and when such Accommodations or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Accommodations and amounts required to be made or paid at such time, in the following order of priority:

          (i) FIRST, to the Administrative Agents for any amount then due and payable by such Defaulting Lender to the Administrative Agents hereunder, ratably in accordance with such respective amounts then due and payable to the Administrative Agents;

          (ii) SECOND, to each Issuing Bank for any amount due and payable to such Issuing Bank by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to such Issuing Banks;

          (iii) THIRD, to the Non-Pro Rata Lender for any amounts then due and payable to the Non-Pro Rata Lender by such Defaulting Lender;

          (iv) FOURTH, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

          (v) FIFTH, to the Borrowers for any Accommodation then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender, ratably in accordance with the respective amounts of any Accommodations then required to be made to the Borrowers by such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the US Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by such Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d)     The rights and remedies against a Defaulting Lender under this
Section 2.17 are in addition to other rights and remedies that any Borrower may have against such Defaulting Lender with respect to any Defaulted Accommodation and that any Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                                   ARTICLE III
                              CONDITIONS OF LENDING

          SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:


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          (A)     CAPITAL STOCK OF SUBSIDIARIES.  PGI shall directly or
     indirectly own 100% of the capital stock of PGC, PGA and each of PGI's other Subsidiaries listed on Schedule 4.01(b), in each case free and clear of all Liens (other than Liens created by the Collateral Documents).

          (B) SURVIVING DEBT; EXISTING CREDIT AGREEMENTS. The Lender Parties shall be satisfied that all Existing Debt, other than the Debt identified on Schedule 3.01(b) (the "SURVIVING DEBT"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished. Without limiting the generality of the foregoing, all letters of credit, commitments and other obligations of the lenders under each Existing Credit Agreement shall have been terminated; all accrued interest, fees and other amounts payable by any of the Borrowers or any of their respective Restricted Subsidiaries shall have been paid in full and all Liens and security interests created in connection with or otherwise to secure the obligations under each Existing Credit Agreement shall have been released.

          (C) ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1994, there shall have occurred no Material Adverse Change.

          (D) LITIGATION, ETC. There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of any Loan Party or any of its Restricted Subsidiaries or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby.

          (E) PAYMENT OF FEES. The Borrowers shall have paid all accrued fees and expenses of the Administrative Agents and the Lender Parties provided for in this Agreement or in the Fee Letter and payable on or prior to the Initial Extension of Credit (including the accrued fees and expenses of counsel (including local counsel) to the US Administrative Agent).

          (F) DELIVERY OF DOCUMENTS. The US Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                  (i)    The Notes payable to the order of the Appropriate
          Lenders.

                  (ii) A certificate of a Responsible Officer and the Secretary of each Loan Party attaching and certifying as to copies of the resolutions of the Board of Directors of such Loan Party approving this Agreement, the Notes and each other Loan Document to which it is or is to be a party and, with respect to each Loan Party incorporated in Australia, acknowledging that the Loan Documents will benefit such Loan Party and setting forth the reasoning behind such conclusion.



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                  (iii)  A copy of the charter or articles (or other similar organizational document) of each Loan Party, and each amendment thereto, certified (as of the date of the Initial Extension of Credit) as being a true and complete copy thereof by the Secretary of such Loan Party.

                  (iv) (A) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party incorporated under the laws of the United States or any state thereof, dated not prior to January 15, 1996, and certifying that such Person is duly incorporated and in good standing under the laws of the jurisdiction of its incorporation, and (B) a certificate of the Secretary of each Loan Party, dated the date of the Initial Extension of Credit, certifying that (1) such Person has paid all franchise taxes and filing fees (or the equivalent thereof) to the date of such certificate and (2) with respect to each Loan Party incorporated, continued or amalgamated under the laws of Canada or any province thereof or under the Australian Corporations Law, that such Person is duly incorporated, continued or amalgamated, as the case may be, under the laws of the jurisdiction of its incorporation, continuation or amalgamation and is not being dissolved and is Solvent and attaching certificates of compliance, status or good standing, as the case may be, dated reasonably near the date of the Initial Extension of Credit.


                  (v) A certificate of each Loan Party, signed on behalf of such Loan Party by a Responsible Officer and its Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to:

                         (A) the accuracy and completeness of the bylaws (or other similar organizational document) of such Loan Party as in effect on the date of the Initial Extension of Credit (a copy of which shall be attached to such certificate); and

                         (B) the due incorporation and good standing of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party.

                  (vi) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes and each other Loan Document to which it is or is to be a party and the other agreements, instruments and documents to be delivered hereunder and thereunder.

                  (vii) A pledge agreement in substantially the form of Exhibit G (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "PLEDGE AGREEMENT"), duly executed by each Borrower and each Restricted Subsidiary (other than Pegasus Minera de Chile Limitada and Pegasus do Brasil Mineracao
          Ltda):


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                         (A)  certificates representing the Pledged Shares
                  referred to therein accompanied by undated stock powers executed in blank;

                         (B) with respect to any Pledged Shares issued by a corporation subject to the Australian Corporations Law: (1) a standard transfer form executed in blank by the shareholder;
                  (2) a certified copy of an amendment to the Articles of Association of such corporation confirming that any transfer of the shares the subject of the Pledge Agreement tendered to the directors of such corporation will be registered; and (3) duly completed Corporations Law forms 309 and 350 pursuant to which the Pledge Agreement would be recorded at the Australian Securities Commission against each Loan Party subject to the Australian Corporations Law which granted the pledge;

                         (C) proper financing statements (or other similar filings) for filing under the Uniform Commercial Code and the Personal Property Security Acts of British Columbia (or any similar law in any other jurisdiction) in all jurisdictions that the US Administrative Agent or the Required Lenders may deem necessary or desirable in order to perfect and protect the Liens and security interests created under the Pledge Agreement, covering the Collateral described in the Pledge Agreement;

                         (D) evidence of the completion of all other recordings and filings of or with respect to the Pledge Agreement (or delivery to the US Administrative Agent of all documents, executed as appropriate, necessary to complete such recordings and filings) that the US Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby; and

                         (E) evidence that all other action that the US Administrative Agent or the Required Lenders may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Pledge Agreement has been taken.

                  (viii) A guaranty in substantially the form of Exhibit H (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "GUARANTY"), duly executed by each Borrower and each Restricted Subsidiary (other than Pegasus Minera de Chile Limitada and Pegasus do Brasil Mineracao Ltda (it being understood that Pegasus do Brasil Mineracao Ltda shall, to the extent feasible (as determined by the US Administrative Agent) taking into account applicable tax and other laws, execute the Guaranty on or prior to the Closing Date).

                  (ix)   An acknowledgment deed in substantially the form of
          Exhibit I (as amended, supplemented or otherwise modified from time to time, the "ACKNOWLEDGMENT DEED"), duly executed by the Australian Borrower.


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                  (x)    Certificates, in substantially the form of Exhibit J,
          attesting to the Solvency of each Borrower after giving effect to the transactions contemplated hereby from the chief financial officer of such Borrower.

                  (xi) Favorable opinions of (A) Simpson Thacher & Bartlett, special New York counsel for the Borrowers, in substantially the form of Exhibit K-1 hereto, (B) Robert A. Lonergan, Esq., General Counsel of the Borrowers, in substantially the form of Exhibit K-2 hereto, (C) Lawson Lundell Lawson & McIntosh, Canadian counsel for the Borrowers, in substantially the form of Exhibit K-3 hereto, (D) Allen Allen & Hemsley, Australian counsel to the Borrowers, in substantially the form of Exhibit K-4 hereto, and (E) Erwin Thompson & Hascheff, Nevada counsel to PGC, in substantially the form of Exhibit K-5 hereto, and in each case as to such other matters as any Lender Party through the US Administrative Agent may reasonably request.

                  (xii) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agents, in form and substance satisfactory to the Administrative Agents.

                  (xiii) A schedule, in form and substance satisfactory to the US Administrative Agent, setting forth the current hedging position of the Loan Parties in respect of all Surviving Hedge Agreements and Existing Hedge Agreements.

          SECTION 3.02. CONDITIONS PRECEDENT TO EACH BORROWING, DRAWING AND ISSUANCE. The obligation of each Lender to make an Accommodation (other than a Letter of Credit Advance made by an Issuing Bank or any Lender pursuant to
Section 2.04(c) and other than an Australian Borrower Advance made by a Risk Participant pursuant to Section 2.01(b)(ii)) on the occasion of each Borrowing and Drawing (including the Initial Extension of Credit), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing, Drawing or issuance or renewal the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Drawing, Notice of Issuance or Notice of Renewal and the acceptance by any Borrower of the proceeds of such Borrowing, Drawing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by such Borrower that both on the date of such notice and on the date of such Borrowing, Drawing or issuance or renewal such statements are true):

          (a) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing, Drawing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, are made as of a specific date other than the date of such Borrowing, Drawing or issuance or renewal, in which case as of such specific date; and

          (b) no event has occurred and is continuing, or would result from such Borrowing, Drawing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default.


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          SECTION 3.03.  DETERMINATIONS UNDER SECTION 3.01.  For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties or any of them unless an officer of the US Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing or Drawing, such Lender Party shall not have made available to the Appropriate Administrative Agent such Lender Party's ratable portion of such Borrowing or Drawing, as the case may be.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants as follows:

          (A)     DUE ORGANIZATION; GOOD STANDING; CORPORATE AUTHORITY.   Each
Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, continuance or amalgamation, (ii) is duly qualified and in good standing as a foreign corporation, extra-provincial or extra-territorial corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (B) SUBSIDIARIES. Set forth on Schedule 4.01(b) hereto is a complete and accurate list, as of the Closing Date, of all Subsidiaries of each Loan Party, showing as of the Closing Date (as to each such Subsidiary) the jurisdiction of its incorporation, continuance or amalgamation and, with respect to PGC, PGA and each Restricted Subsidiary, the number of shares of each class of capital stock authorized, and the number outstanding, on the Closing Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All of the outstanding capital stock of each of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by one or more of the Loan Parties, as set forth on Schedule 4.01(b), free and clear of all Liens, except those created under the Loan Documents.

          (C) DUE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not
(i) contravene such Loan Party's charter or bylaws or other constituent documents, (ii) violate any foreign or domestic law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System),


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order, writ, judgment, injunction, decree, determination or award applicable to any Loan Party, (iii) result in the breach of any material provision of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. No Loan Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would reasonably be expected to have a Material Adverse Effect. No Loan Party is entering into any Loan Document in the capacity of a trustee of any trust or settlement. Each Loan Party benefits by executing the Loan Documents to which it is a party and the interest, fees and other amounts payable hereunder are fair and reasonable. Each Loan Party incorporated in Australia has complied with Section 289 of the Australian Corporations Law since the later of the date of its incorporation and January
1, 1993.

          (D) AUTHORIZATIONS AND APPROVALS. No consent of any other Person and no authorization or approval or other action by, and no notice to or filing with, any foreign or domestic governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery or performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or for the pledge by any Loan Party of the Collateral pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof and any recordation or filings required in connection therewith) or (iv) the exercise by the US Administrative Agent or any other Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect except for (A) such actions indicated on Schedule 4.01(d) to be taken after the Closing Date, and (B) except for authorizations, approvals, actions, notices and filings required after the Closing Date in connection with any Supplemental Pledge Agreement, all of which authorizations, approvals, actions, notices and filings under this clause (B) shall have been duly obtained, taken or made, as the case may be, as of the later of the date of such Supplemental Pledge Agreement and the date required under any Supplemental Pledge Agreement.
 .
          (E) DUE EXECUTION AND DELIVERY; ENFORCEABILITY. This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (F) FINANCIAL STATEMENTS. The Consolidated and consolidating balance sheets of PGI and its Subsidiaries as at December 31, 1994, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flows of PGI and its Subsidiaries for the fiscal year then ended, accompanied, in the case of such Consolidated balance sheet and statements of income and cash


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flows, by an opinion of Coopers & Lybrand, independent certified public or chartered accountants, and the Consolidated and consolidating balance sheets of PGI and its Subsidiaries as at September 30, 1995, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flows of PGI and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of PGI, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheets as at September 30, 1995, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated and consolidating financial condition of PGI and its Subsidiaries as at such dates and the Consolidated and consolidating results of the operations of PGI and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1994, there has been no Material Adverse Change.

          (G) FORECASTED FINANCIAL STATEMENTS. The Consolidated forecasted balance sheets, income statements and cash flows statements of PGI, PGC, PGA and the Restricted Subsidiaries and the forecasted income statements and cash flows for the Core Properties delivered to the Lender Parties prior to the Closing Date and the financial statements delivered pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were, at the time of delivery of such forecasts, believed in good faith by the Borrowers to be reasonable, it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers.

          (H) ACCURACY OF INFORMATION. Neither the Information Memorandum nor any other written information, exhibit or report furnished by any Loan Party to the US Administrative Agent or any other Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents, taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading.

          (I) LITIGATION, ETC. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party, including any Environmental Action, pending or, to the best knowledge of any Borrower, threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to have a Material Adverse Effect, or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby.

          (J) PURCHASE OF MARGIN STOCK. Neither any Borrower nor any Restricted Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (K) OWNERSHIP OF MARGIN STOCK. Following application of the proceeds of each Advance or drawing under each Letter of Credit, not more than 25 percent of the value of the assets (either of any Borrower only or of any Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(e) or subject to any restriction contained in any agreement or


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instrument between any Borrower and any Lender Party or any Affiliate of any
Lender Party relating to Debt and within the scope of Section 6.01(e) will be Margin Stock.

          (L) ERISA EVENTS. (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan and (ii) neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur
(A) any Withdrawal Liability to any Multiemployer Plan or (B) liability as a result of the reorganization or termination of a Multiemployer Plan, except to the extent that any or all of the foregoing in the aggregate has not had, and is not reasonably expected to have, a Material Adverse Effect.

          (M) CERTAIN ERISA LIABILITIES. As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90%, except with respect to Plans the unfunded current liability of which does not exceed $500,000 in the aggregate; and there has been no material adverse change in the funding status of any such Plan since such date.

          (N) ENVIRONMENTAL MATTERS. (i) Each Loan Party is in compliance with all applicable Environmental Laws, except as would not reasonably be expected to result in a Material Adverse Effect.

          (ii) None of the properties currently owned or operated by any Loan Party includes a site listed or, to the best knowledge of the Loan Parties, proposed to be listed, on the NPL.

          (iii) To the best knowledge of each Loan Party, the properties currently owned or operated by such Loan Party do not contain any Hazardous Materials in amounts or concentrations that could reasonably be expected to give rise to liability under any Environmental Law that would result in a Material Adverse Effect.

          (O) PERFECTION OF SECURITY INTERESTS. At all times prior to the Collateral Release Date, the Collateral Documents create, a valid and, assuming the continued possession in the State of New York by the US Administrative Agent of the Pledged Shares under the Pledge Agreement, perfected first priority security interest in the Collateral in favor of the US Collateral Agent for the benefit of the Secured Parties, securing the payment of the Secured Obligations (as defined in such Collateral Documents), and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and security interests created or permitted under the Loan Documents.

          (P) TAX RETURNS; PAYMENT OF TAXES. Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all federal tax returns (United States, Canadian and Australian) and, except to the extent that the failure to so file or be included, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, in all other tax returns (state, provincial, territorial and otherwise) required to be filed and has paid all taxes, assessments, fees and other charges shown thereon to be due, together with applicable interest and penalties.


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          (Q)     INVESTMENT COMPANY ACT. No Loan Party is an "investment
company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (R) SOLVENCY. Each Borrower is, individually and together with its respective Subsidiaries, Solvent. As of the Closing Date, each Borrower and each Guarantor is Solvent except that no representation is made with respect to Pegasus Gold Montana Mining, Inc.

          (S) EXISTING DEBT. Set forth on Schedule 4.01(s) hereto is a complete and accurate list, as of the Closing Date, of all Debt (other than Surviving Debt) of the Borrowers and the Restricted Subsidiaries (the "EXISTING DEBT"), showing as of the Closing Date the principal amount outstanding thereunder.

          (T) SURVIVING DEBT. Set forth on Schedule 3.01(b) hereto is a complete and accurate list of all Surviving Debt constituting Debt for borrowed money, showing as of the Closing Date the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

          (U) LIENS. Set forth on Schedule 4.01(u) hereto is a complete and accurate list, as of the Closing Date, of all Liens affecting any properties of any Loan Party other than (i) Permitted Liens, and (ii) other Liens securing Obligations not constituting Debt for borrowed money which Obligations are not in excess of $50,000 individually or $5,000,000 in the aggregate.

          (V) INVESTMENTS. Set forth on Schedule 4.01(v) hereto is a complete and accurate list, as of the Closing Date, of all Investments (other than Cash Equivalents and other than Subsidiaries of the Loan Parties identified on Schedule 4.01(b)) held by any Loan Party showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.

          (W) MOUNT TODD. Except as would not prevent the Loan Parties from complying with the provisions of Section 5.02(n): (i) PGA has good title to or (in the case of any Project Tenement or Title not yet issued or acquired) the right to acquire or have issued to it the Project Tenements and the Titles free from Liens and is in compliance with all material provisions of the Project Tenements; (ii) there has been no failure to comply with any of the conditions of the Project Tenements or Titles or failure to observe obligations thereunder so as to render such Project Tenement or Title liable to revocation, cancellation, withdrawal, termination, forfeiture or suspension; and (iii) there are no caveats, land claims, native title claims, sacred site applications or claims of any other nature whatsoever made in respect of the Project Tenements, the Titles or the Project Area.

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

          SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit or BA Obligation shall be outstanding or any Lender Party shall have any Commitment hereunder, each Borrower will:


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          (A)     COMPLIANCE WITH LAWS, ETC.  Comply, and cause each of its
Restricted Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (B) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Restricted Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that neither any Borrower nor any Restricted Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom relating to an Obligation in excess of $1,000,000 (or the Equivalent thereof) attaches to its property and becomes enforceable against its other creditors.

          (C) COMPLIANCE WITH ENVIRONMENTAL LAWS. (i) Comply, and cause each of its Restricted Subsidiaries to comply, with all applicable Environmental Laws and (ii) comply with and maintain, and cause each of its Restricted Subsidiaries to comply with and maintain, all applicable Environmental Permits, except in the case of each of the foregoing clauses (i) and (ii) where the failure to so comply or maintain would not reasonably be expected to result in a Material Adverse Effect.

          (D) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Restricted Subsidiary operates.

          (E) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Restricted Subsidiaries to preserve and maintain, its legal existence, and its material rights (charter and statutory), permits, licenses, approvals, privileges and franchises; PROVIDED, HOWEVER, that any Borrower and any Restricted Subsidiary may consummate any merger or consolidation permitted under Section 5.02(d) and PROVIDED FURTHER that neither any Borrower nor any Restricted Subsidiary shall be required to preserve any right, permit, license, approval, privilege or franchise, or the legal existence of any Restricted Subsidiary, if the Board of Directors of such Borrower or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of any Borrower and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to any Borrower and its Subsidiaries taken as a whole or the Lender Parties.

          (F) VISITATION RIGHTS. At any reasonable time and from time to time, permit any Administrative Agent or any of the other Lender Parties or any agents or representatives thereof, to examine and make (at such Lender Party's expense) copies of and abstracts from the records relating to the past and projected financial and operational performance of, and books of account of, and visit the properties of, any Borrower and any Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Borrowers and any Restricted Subsidiary with any of their officers.


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          (G)     KEEPING OF BOOKS.  Keep, and cause each of its Restricted
Subsidiaries to keep, proper books of record and account in which appropriate and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Restricted Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (H) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (I) PERFORMANCE OF OBLIGATIONS. Perform and observe, and cause each of its Restricted Subsidiaries to perform and observe, all the terms and provisions of all contractual obligations (including obligations in respect of leases of real property) to be performed or observed by it, except (other than with respect to any Loan Document) where the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (J) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Restricted Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their respective Affiliates and with any Loan Party on terms that are fair and reasonable and, with respect to transactions with Affiliates, on terms no less favorable to such Borrower or such Restricted Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, provided that the provisions of this Section 5.01(j) shall not prohibit transactions entered into by any Borrower or any Restricted Subsidiaries with Joint Ventures to the extent that such Borrower or such Restricted Subsidiary has determined in good faith that the business purposes achieved by such transactions render the terms thereof reasonable.

          (K) CASH COLLATERAL ACCOUNTS. Take such actions as may be requested (i) by the US Administrative Agent to establish and maintain, and create and maintain a perfected first priority security interest in favor of the US Administrative Agent for the benefit of the Secured Parties in, one or more non-interest bearing collateral accounts (collectively, the "US CASH COLLATERAL ACCOUNT"), over which the US Administrative Agent shall have sole dominion and control, for purposes of making and holding the deposits required or permitted hereunder to be made to the US Cash Collateral Account, (ii) by the Canadian Administrative Agent to establish and maintain, and create and maintain a perfected first priority security interest in favor of the Canadian Administrative Agent for the benefit of the Secured Parties in, one or more interest bearing collateral accounts (collectively, the "CANADIAN CASH COLLATERAL ACCOUNT"), over which the Canadian Administrative Agent shall have sole dominion and control, for purposes of making and holding the deposits required or permitted hereunder to be made to the Canadian Cash Collateral Account, and (iii) by the Australian Administrative Agent to establish and maintain, and create and maintain a perfected first priority security interest in favor of the Australian Administrative Agent for the benefit of the Secured Parties in, one or more interest bearing collateral accounts (collectively, the "AUSTRALIAN CASH COLLATERAL ACCOUNT"), over which the Australian Administrative Agent shall have sole dominion and control, for purposes of making and holding the deposits required or permitted hereunder to be made to the Australian Cash Collateral Account; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, the Appropriate Administrative Agent shall negotiate with PGI the terms governing such cash collateral accounts (including the investment of amounts therein


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


in Cash Equivalents and the location of such account, in each case permitting such account to serve the purposes intended by this Agreement).

          (L) GOLD PRICE HEDGE AGREEMENTS. Subject to Section 5.02(b)(iii), enter into prior to the Closing Date, and maintain at all times thereafter, Gold Price Hedge Agreements with counterparties with a minimum capital and surplus of US$300,000,000 such that the weighted average realized price of gold over each future rolling 12-quarter period ending as of the end of each fiscal quarter of PGI shall be at least US$375 per ounce, based on an assumed market spot price during such period of the lower of US$350 per ounce or the daily average market spot price (determined by reference to the London Gold Fix) over the previous six months, for the amount of gold production projected in the most recent business plan furnished to the Lenders pursuant to Section 5.03.

          (M)     ADDITIONAL GUARANTORS AND COLLATERAL GRANTORS.      (i)
Substantially concurrently with the designation by any Borrower of any Subsidiary of such Borrower as a "Restricted Subsidiary," (A) cause each such Subsidiary (other than a Foreign Subsidiary and other than Finance Corp.) to guarantee the Obligations hereunder by executing and delivering to the US Administrative Agent an Amendment to Guaranty in substantially the form of Exhibit L, and (B) prior to the Collateral Release Date, (1) cause each such Subsidiary to become a party to the Pledge Agreement by executing and delivering to the US Administrative Agent an Amendment to Pledge Agreement in substantially the form of Exhibit M, and (2) cause all shares of capital stock of such Subsidiary (or, in the case of a Foreign Subsidiary, 65% of each class of capital stock of such Subsidiary) to be pledged pursuant to the Pledge Agreement; PROVIDED, HOWEVER, that (I) any such Subsidiary incorporated under the laws of Australia or any Territory thereof may not be designated as a Restricted Subsidiary unless concurrently with the execution by such Subsidiary of such Amendment to Guaranty and, if applicable, such Amendment to Pledge Agreement, such Subsidiary and the applicable Borrower shall certify in writing to the US Administrative Agent that such Subsidiary has not contravened and will not contravene, and shall provide such other evidence as the US Administrative Agent may reasonably request to demonstrate that such Subsidiary has not contravened and will not contravene, Section 205, 243H or 243ZE of the Australian Corporations Law by entering into or participating in any Loan Document or any transaction contemplated by any Loan Document, and (II) any such Subsidiary incorporated under the laws of Canada or any province thereof may not be designated as a Restricted Subsidiary unless concurrently with the execution by such Subsidiary of such Amendment to Guaranty and, if applicable, such Amendment to Pledge Agreement, such Subsidiary and the applicable Borrower shall cause an opinion of counsel satisfactory to the US Administrative Agent to be delivered to the US Administrative Agent to the effect that the Amendment to Guaranty and the Guaranty as amended thereby (and, if applicable, the Amendment to Pledge Agreement and the Pledge Agreement as amended thereby) are enforceable against such Subsidiary.

          (ii) Within 45 days after the Closing Date, (A) cause 65% of each class of equity interests in Pegasus Minera de Chile Limitada and Pegasus do Brasil Mineracao Ltda to be pledged to the US Administrative Agent pursuant to one or more pledge agreements, in form and substance reasonably satisfactory to the US Administrative Agent, effective to create in favor of the US Administrative Agent for its benefit and the benefit of the other Lender Parties a perfected first priority security interest in such equity interests to secure the Secured Obligations (as defined in the Pledge Agreement), and (B) deliver to the US Administrative Agent one or more opinions of counsel, in form and substance reasonably

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satisfactory to the US Administrative Agent, as to the due organization of such Restricted Subsidiary, the due authorization, execution, delivery and enforceability of each such pledge agreement (and, if applicable, Amendment to Guaranty) and the perfection and priority of the security interests thereunder and as to such other matters as the US Administrative Agent may reasonably request.

          (N) MAINTENANCE OF CORPORATE SEPARATENESS. Cause each of its Unrestricted Subsidiaries to conduct its business and operations separately from that of each Borrower and its Restricted Subsidiaries, including, without limitation, (i) not allowing funds or other assets of any of its Unrestricted Subsidiaries to be commingled with the funds or other assets of any Borrower or its Restricted Subsidiaries except to the extent segregated in the Borrowers' books and records and by intercompany accounts, (ii) maintaining with respect to each Unrestricted Subsidiary corporate and financial records separate from those of any Borrower and its Restricted Subsidiaries and observing all corporate or other organizational formalities, including, without limitation, maintaining corporate or other organizational minute books and acting pursuant to corporate or other organizational resolutions, (iii) causing each Unrestricted Subsidiary to pay (directly or indirectly) its material liabilities from the assets of such Unrestricted Subsidiary and not from the assets of any Borrower or its Restricted Subsidiaries, (iv) causing each Unrestricted Subsidiary to maintain (or be entitled to coverage under) insurance adequate to meet its business needs, and (v) causing each of its Unrestricted Subsidiaries to conduct its dealings with third parties in their own names and as separate and independent entities from any Borrower and its Restricted Subsidiaries.

          (O)     PROJECT TENEMENTS AND TITLES.   In the case of PGA, ensure,
except as would not prevent the Loan Parties from complying with the provisions of Section 5.02(n), that it: (i) holds its respective interest in any Project Tenements presently held, (ii) has good title to its respective interest in any Project Tenement or Title presently held, and (iii) is otherwise entitled to acquire or have issued to it any Project Tenements or Titles not presently held by it, in each case free of Liens and that it is in compliance with all provisions of and its obligations under the Project Tenements and the Titles and that it has rights of access to and entry upon all relevant freehold, leasehold and other land and rights to carry out all activities required for the purposes of the Mount Todd Project upon such freehold, leasehold or other land.

          SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit or BA Obligation shall be outstanding or any Lender Party shall have any Commitment hereunder, each Borrower will not, at any time:

          (A) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, EXCLUDING, HOWEVER, from the operation of the foregoing restrictions the following:

          (i)     Liens created under the Loan Documents;

          (ii)    Permitted Liens;


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          (iii)   Liens existing on the date hereof and described on
     Schedule 4.01(u) hereto;

          (iv) purchase money Liens upon or in real property or equipment acquired or held by such Borrower or any of its Restricted Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and PROVIDED FURTHER that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(viii) at any time outstanding;

          (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(v); PROVIDED that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

          (vi) other Liens securing Debt outstanding in an aggregate principal amount not to exceed at any time 5% of the Tangible Net Worth of the Borrowers and the Restricted Subsidiaries on a Consolidated basis as of the then most recently ended fiscal quarter for which the financial statements and certificates required pursuant to Section 5.03(b) or (c), as applicable, have been received by the US Administrative Agent, provided that no such Lien shall extend to or cover any Collateral; and

          (vii) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

          (B) DEBT. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

          (i)     Permitted Subordinated Debt;

          (ii) unsecured Debt of any Borrower for borrowed money, maturing after, and requiring no amortization on or prior to, the Termination Date and otherwise on terms and conditions satisfactory to the Required Lenders;

          (iii) Debt of any Borrower in respect of Hedge Agreements comprised solely of (1) the Existing Hedge Agreements and the Surviving Hedge Agreements, (2) Hedge Agreements required pursuant to Section 5.01(l), and
     (3) other Hedge Agreements not prohibited by Section 5.02(m) which are designed to hedge against fluctuations in commodity and equity prices, interest


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


     rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice; PROVIDED that each Hedge Agreement permitted under the foregoing clause (2) or (3) shall contain no termination provisions more burdensome on any Loan Party than the termination provisions set forth in Exhibit N;

          (iv) Debt consisting of guarantees of project financings of Unrestricted Subsidiaries so long as (1) no Default exists at the time any such guaranty is executed or would result therefrom, and (2) the aggregate principal amount of all Debt so guaranteed by the Borrowers, or any of them, does not, at any time prior to the Collateral Release Date, exceed US$50,000,000;

          (v) (A) Capitalized Leases with respect to mining equipment not to exceed in the aggregate, at any time prior to the Collateral Release Date, US$75,000,000 at any time outstanding, and (B) other Capitalized Leases not to exceed in the aggregate US$10,000,000 at any time outstanding;

          (vi) Debt owed to any Borrower or to any Restricted Subsidiary (other than Debt owing by Finance Corp.);

          (vii)   Debt under the Loan Documents;

          (viii) Debt secured by Liens permitted by Section 5.02(a)(iv) in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

          (ix)    the Surviving Debt;

          (x) PGI may guarantee, on an unsecured subordinated basis, the payment of Permitted Preferred Dividends, PROVIDED that (A) such guarantee is subordinated to the prior payment in full of all existing and future Debt of PGI (including guarantees by PGI of existing and future Debt of its Subsidiaries), and (B) no more than the lesser of (1) $15,000,000 per fiscal year of Permitted Preferred Dividends, and (2) the actual Preferred Dividend Amount payable in any fiscal year may be so guaranteed; and

          (ix) other unsecured Debt (other than Debt in respect of Hedge Agreements) in an aggregate principal amount not to exceed US$5,000,000 at any time outstanding.

Any provision hereof to the contrary notwithstanding, the aggregate principal amount of all Debt (other than Debt in respect of Hedge Agreements), if any, the terms of which include cross-default or cross-acceleration provisions more restrictive than the provisions of Section 6.01(e) shall not at any time exceed US$5,000,000.

          (C) LEASE OBLIGATIONS. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction (other than any sale and leaseback transaction involving the sale and lease of any asset within 180 days of the


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acquisition of such asset), or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease including Capitalized Leases having an original term of (or extendible at the option of the lessee to a term of) one year or more (but excluding any such lease requiring annual payments of less than US$25,000) that would cause the aggregate direct and contingent liabilities of the Borrowers and the Restricted Subsidiaries, on a Consolidated basis, in respect of all such obligations (including all such obligations arising as a result of any permitted sale and leaseback transaction) to exceed US$17,500,000 payable in any period of 12 consecutive months; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to obligations as lessee with respect to mining and exploratory real property.

          (D) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that, so long as immediately prior thereto and immediately after giving effect thereto, no Default has occurred and is continuing (i) any Solvent Subsidiary (other than PGC and PGA) of the Borrowers may be merged into any Borrower or a Restricted Subsidiary (except that a Restricted Subsidiary which is not a Foreign Subsidiary immediately prior to any such merger may not be merged into a Foreign Subsidiary unless immediately prior to, and immediately after giving effect to, any such merger, no Default exists under Section 5.02(f)(iii)(B)), (ii) any Borrower or any Restricted Subsidiary may be merged with another Solvent Person in a transaction in which such Borrower, or such Restricted Subsidiary, as the case may be, is the surviving entity, and (iii) any Restricted Subsidiary may be merged with or into or consolidated with another Solvent Person in a transaction in which the surviving entity is a direct wholly owned Subsidiary of any Borrower and is or simultaneously becomes a Restricted Subsidiary which is not (unless the Restricted Subsidiary party to such merger was a Foreign Subsidiary immediately prior to the effectiveness of such merger or unless immediately prior to, and immediately after giving effect to, any such merger, no Default exists under Section 5.02(f)(iii)(B)) a Foreign Subsidiary.

          (E) SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any Collateral or the Core Properties or any portion thereof, or grant any option or other right to purchase, lease or otherwise acquire any Collateral or the Core Properties or any portion thereof, except: (i) sales, leases, transfers or other dispositions of any portion of the Core Properties in the ordinary course of business (but not sales of any Loan Party's property interests in proved and probable reserves); (ii) in a transaction authorized by Section 5.02(d); and (iii) the grant of any option or other right to purchase any asset in a transaction which would be permitted under Section 5.02(e)(i).

          (F) INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person other than:

          (i)     Investments existing on the date hereof and described on
     Schedule 4.01(v);

          (ii)    Investments by PGI, PGC and PGA in any of PGI, PGC or PGA;

          (iii) Investments by the Borrowers and their respective Restricted Subsidiaries in (A) their respective Restricted Subsidiaries (other than Finance Corp.) which are not Foreign Subsidiaries, (B) their respective Restricted Subsidiaries (other than Finance Corp.) which are Foreign Subsidiaries in an aggregate unrecovered amount with respect to all Investments under


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     this clause (B) (exclusive of any Investments in such Subsidiaries permitted under Section 5.02(f)(vii)) not to exceed at any time 15% of the Tangible Net Worth of the Borrowers and the Restricted Subsidiaries on a Consolidated basis as of the then most recently ended fiscal quarter of PGI for which the financial statements and certificates required pursuant to
     Section 5.03(b) or (c), as applicable, have been received by the US Administrative Agent, and (C) Finance Corp. in an aggregate amount for all such Investments not to exceed $5,000,000;

          (iv) loans and advances to employees in the ordinary course of the business of the Borrowers and their Restricted Subsidiaries as presently conducted in an aggregate principal amount not to exceed $3,000,000 at any time outstanding;

          (v) Investments by the Borrowers and the Restricted Subsidiaries in Cash Equivalents;

          (vi) Investments by any Borrower in Hedge Agreements permitted under Section 5.02(b)(iii);

          (vii)   Investments consisting of intercompany Debt permitted under
     Section 5.02(b)(vi);

          (viii) Investments in Unrestricted Subsidiaries consisting of guaranties permitted under Section 5.02(b)(iv);

          (ix) Investments in Unrestricted Subsidiaries and Restricted Subsidiaries which are Foreign Subsidiaries (in addition to those permitted above) in an aggregate amount for all such Investments since the Closing Date not to exceed the sum of (A) $25,000,000, PLUS (B) the difference between (1) the Additional Investment Amount MINUS (2) the amount, if any, by which the aggregate amount of Investments since the Closing Date under
     Section 5.02(f)(xiii) exceeds US$25,000,000 or, if the Collateral Release Date has occurred, US$75,000,000;

          (x) Investments made with respect to the Core Properties, properties substantially adjacent to the Core Properties and the properties known as Beal Mountain, Black Pine and Diamond Hill;

          (xi) Investments in the Emerging Market Gold Fund in an aggregate unrecovered amount not to exceed US$20,000,000 at any time;

          (xii) a loan or loans to USMX in connection with the monetization of a royalty payable by PGC to USMX in an aggregate principal amount not to exceed US$3,600,000; and

          (xiii) Investments in the Gold Mining Business (in addition to those permitted above) so long as the aggregate amount of all such Investments under this Section 5.02(f)(xiii) after the date hereof shall not exceed the sum of (A) prior to the Collateral Release Date, $25,000,000, and, after the Collateral Release Date, $75,000,000, PLUS (B), the difference between
     (1) the Additional Investment Amount MINUS (2) the amount, if any, by which the aggregate amount of Investments since the Closing Date under Section 5.02(f)(ix) exceeds US$25,000,000.


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


     (G) DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Restricted Subsidiaries to do any of the foregoing or permit any of its Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of any Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that:

           (i)  PGI may

                  (A) declare and pay dividends and distributions payable only in common stock of PGI,

                  (B) issue and sell shares of its capital stock for fair value for cash or other consideration (including, without limitation, the issuance of common stock of PGI in connection with the conversion of the Existing Subordinated Debt to the extent any redemption of the Existing Subordinated Debt is permitted hereunder), and

                  (C) so long as immediately prior and immediately after giving effect thereto no Event of Default has occurred and is continuing, purchase, redeem, retire, defease or otherwise acquire shares of its redeemable preferred stock to the extent the consideration therefor consists solely of shares of its capital stock with equal or inferior voting powers, designations, preferences and rights,

                  (D) on and after February 1, 1998, so long as immediately prior and immediately after giving effect thereto no Event of Default has occurred and is continuing, declare and pay cash dividends in an aggregate amount for all such dividends not to exceed the sum of (1) US$10,000,000, (2) 50% of cumulative Consolidated net income (to the extent positive) of the Borrowers and the Restricted Subsidiaries for all fiscal quarters ending on or after December 31, 1995, and (3) 50% of the net cash proceeds from the issuance by PGI after the Closing Date of any common stock of PGI for cash (other than in connection with the conversion of any Permitted Preferred Stock), and

                  (E) declare or pay dividends, purchase, redeem, retire, defease or otherwise acquire its capital stock or any warrants, rights or options to acquire such capital stock, and make distributions of its capital stock, warrants, rights or options to acquire such capital stock, in each case to the extent solely related to employee (including employees of Subsidiaries of PGI) stock option plans, employee savings plans or similar arrangements.

          (ii)  PGC and PGA may declare and pay dividends to PGI;



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


          (iii) PGC, PGA and each Restricted Subsidiary may issue redeemable preferred stock to the Borrower or Restricted Subsidiary, as the case may be, which is its corporate parent and may redeem such preferred stock (it being understood that any stock so issued shall be pledged pursuant to the Pledge Agreement and shall be automatically released from the Lien of the Pledge Agreement upon such redemption);

          (iv) any Restricted Subsidiary of any Borrower may (A) declare and pay dividends to such Borrower and (B) declare and pay dividends to any other Restricted Subsidiary of such Borrower of which it is a Restricted Subsidiary;

          (v) Finance Corp. may (A) issue Permitted Preferred Stock so long as the net proceeds thereof are loaned to or otherwise invested in PGI or any of its Subsidiaries (subject to the provisions of this Agreement), and
     (B) so long as no Event of Default has occurred and is continuing or would result therefrom, pay Permitted Preferred Dividends; and

          (vi) PGI may (A) issue common stock in exchange for, and upon the conversion of, Permitted Preferred Stock on the terms described in the registration statement relating to such Permitted Preferred Stock, (B) issue Exchange Preferred Stock, and (C) so long as no Event of Default has occurred and is continuing or would result therefrom, pay Exchange Preferred Dividends.

          (H) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Restricted Subsidiaries to make, any material change in its lines of business as carried on at the date hereof.

          (I) ACCOUNTING CHANGES. Make or permit, or permit any of its Restricted Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles or (ii) its Fiscal Year.

          (J) PREPAYMENTS, ETC. OF DEBT. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, the Existing Subordinated Debt, any Permitted Subordinated Debt or any Debt permitted under Section 5.02(b)(ii), other than (A) the prepayment of the Advances in accordance with the terms of this Agreement, (B) regularly scheduled or required repayments or redemptions of Surviving Debt, and (C) the redemption by PGI of the Existing Subordinated Debt so long as not less than 90% of the principal amount of such Existing Subordinated Debt outstanding at the time of such redemption is converted to common stock of PGI pursuant to the terms of the Existing Subordinated Debt Indenture in connection with such redemption, or (ii) amend, modify or change in any manner that could be adverse to the Administrative Agents or the other Lender Parties any term or condition of the Existing Subordinated Debt, any Permitted Subordinated Debt or any Debt permitted under Section 5.02(b)(ii), or permit any of its Restricted Subsidiaries to do any of the foregoing.

          (K) PAYMENT RESTRICTIONS. Enter into, or permit any Restricted Subsidiary to enter into, any agreement, instrument or other document, other than this Agreement and the other Loan Documents, which directly or indirectly prohibits or restricts in any manner the ability of PGC, PGA or any Restricted Subsidiary to (i) pay dividends or make any other distributions in respect of its capital stock


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or any other equity interest or participation in its profits owned by any Loan
Party, or pay or repay any Debt owed to any Borrower or any Restricted Subsidiary, (ii) make loans or advances to any Loan Party, or (iii) transfer any of its properties or assets to any Loan Party.

          (L) PARTNERSHIPS, ETC. Become a general partner in any general or limited partnership, or permit any Restricted Subsidiary to do so, except that the foregoing shall not prohibit any Borrower or any Restricted Subsidiary from entering into (i) joint ventures, or (ii) any partnership in which the Loan Parties own at least 99% of the equity interests.

          (M) SPECULATIVE TRANSACTIONS. Engage in or enter into, or permit any of its Restricted Subsidiaries to engage in or enter into, (i) any hedging transaction pursuant to which the obligations of the parties are determined on any basis other than a direct linear function of a price or index based upon the notional amount of such transaction, (ii) any Hedge Agreement relating to any commodity if, upon the effectiveness of such Hedge Agreement, the aggregate quantity of such commodity subject to any Hedge Agreement of any Borrower or any Restricted Subsidiary would exceed 100% of the projected production of the Borrowers and the Restricted Subsidiaries of such commodity through the Termination Date, (iii) any Hedge Agreement relating to interest rates if, upon the effectiveness of such Hedge Agreement, the aggregate notional amount of all Hedge Agreements of the Borrowers and the Restricted Subsidiaries relating to interest rates would exceed the aggregate principal amount of Funded Debt of the Borrowers and the Restricted Subsidiaries then outstanding, or (iv) any Hedge Agreement relating to currency exchange rates if, upon the effectiveness of such Hedge Agreement, the aggregate notional amount of all Hedge Agreements of the Borrowers and the Restricted Subsidiaries relating to currency exchange rates would exceed the aggregate projected net foreign exchange exposure of the Borrowers and the Restricted Subsidiaries at such time.

          (N) MOUNT TODD DEVELOPMENT. Permit the development, construction, completion or projected operating results of the Phase II Development of Mount Todd (the "PHASE II DEVELOPMENT") to deviate from the projections therefor provided to the US Administrative Agent prior to closing as part of the feasibility study and the engineering review regarding the Phase II Development (collectively, the "ORIGINAL PHASE II PROJECTIONS") in such a manner as would reasonably be expected to result in the inability of the Borrowers to timely satisfy their respective monetary obligations under the Loan Documents after taking into account the Consolidated financial resources of the Borrowers and the Restricted Subsidiaries available for the repayment of such monetary obligations. Deviation from the projections of the Phase II Development shall include all aspects of the Phase II Development, including, without limitation,
(i) the projected and actual aggregate cost of completion of the Phase II Development, (ii) the projected and actual completion date of the Phase II Development, (iii) the projected and actual annual aggregate production, and the costs associated therewith, of gold from the Phase II Development, and (iv) projected and actual aggregate reserves. The provisions of this Section 5.02(n) shall cease to be operative as to events or circumstances occurring after the Collateral Release Date.

          (O) CHARTER AMENDMENTS. Amend, or permit the amendment of, the charter documents of any Loan Party incorporated under the laws of Australia or any province thereof in any manner that could adversely affect the rights and remedies of the Collateral Agent under the Pledge Agreement.


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


          (P) CERTAIN COVENANTS REGARDING FINANCE CORP. Any contrary provision of this Agreement or any other Loan Document notwithstanding, PGI shall not and shall not permit any of its Restricted Subsidiaries to (i) sell, contribute or otherwise transfer any assets to or for the benefit of Finance Corp. except as expressly permitted by Section 5.02((f)(iii), or (ii) permit Finance Corp. to have any assets or liabilities (other than liabilities, such as franchise tax obligations, required by law in connection with the maintenance of its corporate existence) or to engage in any business activities other than liabilities and business activities incidental to the issuance of Permitted Preferred Stock.

          SECTION 5.03. REPORTING REQUIREMENTS. So long as any Advance shall remain unpaid, any Letter of Credit or BA Obligation shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrowers will furnish to the Lender Parties:

          (A) DEFAULT NOTICE. Within two Business Days after any Responsible Officer is aware of the occurrence of any Default or any event, development or occurrence that would reasonably be expected to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of PGI setting forth details of such Default, event, development or occurrence and the action that the Borrowers have taken and propose to take with respect thereto.

          (B) QUARTERLY FINANCIALS. As soon as available and in any event within 48 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of PGI and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of PGI and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of PGI and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of PGI as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers have taken and propose to take with respect thereto and (ii) a schedule in form satisfactory to the US Administrative Agent of (A) the position of the Loan Parties under all Hedge Agreements, and (B) the computations used by PGI in determining compliance with the covenants contained in Sections 5.04(a) through (e), PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, PGI shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

          (C) ANNUAL FINANCIALS. As soon as available and in any event within 93 days after the end of each Fiscal Year, a copy of the annual audit report for such year for PGI and its Subsidiaries, including therein Consolidated and unaudited consolidating balance sheets of PGI and its Subsidiaries as of the end of such Fiscal Year and Consolidated and unaudited consolidating statements of income and a Consolidated statement of cash flows of PGI and its Subsidiaries for such Fiscal Year, in each case accompanied by an unqualified opinion or an opinion otherwise acceptable to the Required Lenders of Coopers & Lybrand or other independent certified public or chartered accountants of nationally recognized


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standing in the United States, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of PGI and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the US Administrative Agent of (A) the position of the Loan Parties under all Hedge Agreements, and (B) the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.04(a) through (e), PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Borrowers shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the chief financial officer of PGI stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers have taken and propose to take with respect thereto.

          (D) ANNUAL FORECASTS. As soon as available and in any event no later than 60 days after the end of each Fiscal Year, forecasts prepared by management of PGI, in form satisfactory to the US Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year then ended and on an annual basis for each Fiscal Year thereafter until the Termination Date.

          (E) MOUNT TODD PROGRESS REPORTS. Prior to the Collateral Release Date, the Borrowers shall prepare and deliver to the US Administrative Agent projections and reports, in form satisfactory to the US Administrative Agent and the Required Lenders and certified by the Borrowers as having been prepared in good faith, as to (i) the actual aggregate costs incurred by the Borrowers in connection with the Phase II Development as of such time versus the amount of such costs projected to have been incurred as of such time in the Original Phase II Projections, (ii) the then projected aggregate cost of completion of the Phase II Development versus the cost of completion set forth in the Original Phase II Projections, (iii) the actual progress to date in completion of the Phase II Development versus the projected progress as of such time set forth in the Original Phase II Projections, (iv) the then projected completion date for the Phase II Development versus the projected completion date set forth in the Original Phase II Projections, (v) the then projected aggregate annual production of gold from the Phase II Development, and the costs associated therewith, versus the projected aggregate annual production of gold from the Phase II Development, and the costs associated therewith, set forth in the Original Phase II Projections, (vi) the then projected aggregate reserves versus the projected aggregate reserves set forth in the Original Phase II Projections, and (vii) such other matters regarding the Phase II Development as any Administrative Agent or the Required Lenders may reasonably request.
Projections and reports under clauses (i), (iii) and (iv) above shall be provided monthly by the 10th day of each calendar month and all others shall be provided quarterly together with the financial statements delivered pursuant to
Section 5.03(b).  Projections and reports with respect to the foregoing clauses
(i) and (iv) shall not be required after the completion of the Phase II Development.

          (F) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission,


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board, bureau, agency or instrumentality, domestic or foreign, affecting any
Loan Party or any Restricted Subsidiary of the type described in
Section 4.01(i).

          (G) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all press releases and all proxy statements, financial statements and reports that PGI sends to its stockholders, and copies, but without duplication, of all regular, periodic and special reports, and all registration statements, that PGI files with the Securities and Exchange Commission, the British Columbia Securities Commission, the Ontario Securities Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (H) CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any material statement or report furnished to any other holder of the securities of any Loan Party or of any Restricted Subsidiaries pursuant to the terms of any indenture, guaranty, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

          (I) ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of (i) any Environmental Action against or (ii) any noncompliance by any Loan Party or any Restricted Subsidiary with any Environmental Law or Environmental Permit, in either case that would reasonably be expected to have a Material Adverse Effect.

          (J) FOREIGN COMPANY REGISTRATION. Promptly after any application by a Collateral Grantor for registration under Part 4.1 of the Australian Corporations Law, notice thereof and copies of any documents lodged under
Section 263 of the Australian Corporations Law with the application for registration.

          (K) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any Restricted Subsidiary (or any Joint Venture) as any Lender Party (through the US Administrative Agent) may from time to time reasonably request.

          SECTION 5.04. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit or BA Obligation shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrowers will:

          (A) TANGIBLE NET WORTH. Maintain at all times Tangible Net Worth of the Borrowers and the Restricted Subsidiaries on a Consolidated basis in an amount not less than the sum of (i) US$279,500,000, PLUS (ii) 50% of cumulative Consolidated net income of the Borrowers and the Restricted Subsidiaries for all fiscal quarters ending on or after December 31, 1995 (and including such Consolidated net income for any fiscal quarter for which such Consolidated net income is a negative number), provided that the amount determined by reference to this clause (ii) shall in no event be less than zero, PLUS (iii) 50% of the net cash proceeds from the issuance after the Closing Date of any common stock by PGI for cash (and 50% of the aggregate additions to net tangible assets on the Consolidated balance sheet of PGI attributable to assets acquired in exchange for the issuance of any common stock issued after the Closing Date for consideration other than cash), PLUS (iv) 100% of the net cash proceeds from the issuance after the Closing Date of any preferred stock by PGI or Finance Corp. for cash (and


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


100% of the aggregate additions to net tangible assets on the Consolidated balance sheet of PGI attributable to assets acquired in exchange for the issuance of any preferred stock issued after the Closing Date for consideration other than cash).

          (B) TOTAL FUNDED DEBT TO EBITDA RATIO. Maintain at all times after March 31, 1996 a Total Funded Debt to EBITDA Ratio of not more than the amount set forth below for each period set forth below:

          PERIOD                                  RATIO

     March 31, 1996 to March 30, 1997             6.50 to 1.0
     March 31, 1997 to June 29, 1997              6.25 to 1.0
     June 30, 1997 to September 29, 1997          6.00 to 1.0
     September 30, 1997 to December 30, 1997      5.75 to 1.0
     December 31, 1997 to March 30, 1998          5.50 to 1.0
     March 31, 1998 to June 29, 1998              5.25 to 1.0
     June 30, 1998 to September 29, 1998          5.00 to 1.0
     September 30, 1998 to December 30, 1998      4.75 to 1.0
     December 31, 1998 to March 30, 1999          4.50 to 1.0
     March 31, 1999 to June 29, 1999              4.25 to 1.0
     June 30, 1999 to September 29, 1999          4.00 to 1.0
     September 30, 1999 to December 30, 1999      3.75 to 1.0
     December 31, 1999 and thereafter             3.50 to 1.0

          (C) EBITDA TO TOTAL ADJUSTED INTEREST EXPENSE RATIO. Maintain at all times after March 31, 1996 a ratio of (i) Consolidated EBITDA of the Borrowers and the Restricted Subsidiaries on a Consolidated basis for the four fiscal quarter period ending as of the then most recently ended fiscal quarter of PGI to (ii) Total Adjusted Interest Expense of the Borrowers and the Restricted Subsidiaries on a Consolidated basis for such period of not less than the amount set forth below for each period set forth below:

          PERIOD                                  RATIO

     March 31, 1996 to March 30, 1997             1.80 to 1.0
     March 31, 1997 to June 29, 1997              2.10 to 1.0
     June 30, 1997 to September 29, 1997          2.40 to 1.0
     September 30, 1997 to December 30, 1997      2.70 to 1.0
     December 31, 1997 to March 30, 1998          3.00 to 1.0
     March 31, 1998 to June 29, 1998              3.10 to 1.0
     June 30, 1998 to September 29, 1998          3.40 to 1.0
     September 30, 1998 to December 30, 1998      3.70 to 1.0
     December 31, 1998 and thereafter             4.00 to 1.0

          (D)     ORE RESERVE ADEQUACY RATIO.  Maintain at all times a ratio of
(i) the aggregate proven and probable gold ore reserves of the Borrowers and the Restricted Subsidiaries as of the last day


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of then most recently ended fiscal quarter of PGI to (ii) the aggregate ounces of gold production of the Borrowers and the Restricted Subsidiaries for the four fiscal quarter period ending as of the then most recently ended fiscal quarter of PGI of not less than the amount set forth below for each period set forth below:

          PERIOD                                  RATIO

     December 31, 1995 to March 30, 1997          11.00 to 1.0
     March 31, 1997 to June 29, 1997              10.00 to 1.0
     June 30, 1997 to September 29, 1997           9.00 to 1.0
     September 30, 1997 to June 29, 1998           8.00 to 1.0
     June 30, 1998 to December 30, 1998            7.50 to 1.0
     December 31, 1998 to September 29, 1999       7.00 to 1.0
     September 30, 1999 and thereafter             6.00 to 1.0

          (E) ADJUSTED CONSOLIDATED CURRENT RATIO. Maintain at all times when the aggregate value of assets which secure any Hedge Agreement (other than pursuant to the Collateral Documents) equals or exceeds $US 5,000,000 (or the Equivalent thereof) a ratio of Adjusted Current Assets to Adjusted Current Liabilities of the Borrowers and the Restricted Subsidiaries on a Consolidated basis of not less than 1.0 to 1.0.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

          SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) (i) any Borrower shall fail to pay any principal of any Advance or any portion of any BA Obligation when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within 3 Business Days after the same becomes due and payable, or (iii) the Australian Borrower shall fail to pay any money payable by it under Section 2.14(a) or any money it has warranted it will pay under Section 2.14(g), in the case of this clause (iii) within 3 Business Days after the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) herein, in any other Loan Document or in any certificate, document or other statement furnished under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.16, 5.01(e), 5.02 or 5.04; or

          (d) any Loan Party shall fail to perform any other covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied


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for 15 days after the earlier of the date on which (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to any Borrower by any Administrative Agent or any other Lender Party; or

          (e) any Loan Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least US$5,000,000 individually or US$10,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, provisional liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or an Insolvency Event occurs in respect of any Loan Party incorporated in Australia or a controller (as defined in the Australian Corporations Law) is appointed in respect of any property of any such Loan Party; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this Section 6.01(f); or

          (g) any judgment or order for the payment of money in excess of US$5,000,000, or any non-monetary judgment that could reasonably be expected to have a Material Adverse Effect, shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and such judgment or order has not been paid, vacated, discharged or stayed or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or


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          (h)     any material provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(m) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (i) any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof or hereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

          (j) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of PGI (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of PGI; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of PGI shall cease for any reason to constitute a majority of the board of directors of PGI; or
(iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of PGI or control over Voting Stock of PGI (or other securities convertible into such securities) representing 25% or more of the combined voting power of all Voting Stock of PGI; or

          (k) (i) any ERISA Event shall have occurred with respect to a Plan or (ii) any Loan Party or any ERISA Affiliate shall have incurred (A) Withdrawal Liability to a Multiemployer Plan or (B) liability as a result of the reorganization or termination of a Multiemployer Plan, and as a result of any or all of the foregoing, any Loan Party or any ERISA Affiliate has incurred or is reasonably expected to incur liability in excess of $5,000,000 in the aggregate;


then, and in any such event, the US Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.04(c) and other than Australian Borrower Advances by a Risk Participant pursuant to Section 2.01(b)(ii)), of each Canadian Lender to accept and/or purchase BA Obligations and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any Restricted Subsidiary under the Federal Bankruptcy Code or a similar order under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada), Australian Corporations Law or any other Canadian or Australian statute relating to protection of debtors, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.04(c) and other than Australian Borrower Advances by a Risk Participant pursuant to Section 2.01(b)(ii)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and


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(y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

          SECTION 6.02. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT AND BA OBLIGATIONS UPON DEFAULT.

          (a) If any Event of Default shall have occurred and be continuing, or if any Letter of Credit shall be outstanding on or after the Termination Date, the US Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in
Section 6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand each Borrower will, pay to the Appropriate Administrative Agent on behalf of the Appropriate Lenders and the Issuing Banks in same day funds at the Administrative Agent's office designated in such demand, for deposit in the Cash Collateral Accounts, as appropriate, an amount equal to the aggregate Available Amount of all Letters of Credit issued for the account of such Borrower and then outstanding.

          (b) If any Event of Default shall have occurred and be continuing, or if any BA Obligation shall be outstanding on or after the Termination Date, the US Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in
Section 6.01 or otherwise, make demand upon the Canadian Borrower to, and forthwith upon such demand such Borrower will, pay to the Canadian Administrative Agent on behalf of the Canadian Lenders, in same day funds, at the Administrative Agent's office designated in such demand, for deposit in the Canadian Cash Collateral Account, an amount equal to the aggregate Face Amount of all BA Obligations then outstanding.

          (c) If, at any time after an Event of Default, any Administrative Agent determines that any funds held in any Cash Collateral Account are subject to any right or claim of any Person other than the Secured Parties or that the total amount of such funds is less than the aggregate Face Amount of all outstanding BA Obligations or the aggregate Available Amount of all outstanding Letters of Credit, respectively, (i) the Canadian Borrower will, forthwith upon demand by the Canadian Administrative Agent, pay to the Canadian Administrative Agent as additional funds to be deposited and held in the Canadian Cash Collateral Account, an amount equal to the excess of (A) the aggregate Face Amount of all outstanding BA Obligations over (B) the total amount of funds, if any, then held in the Canadian Cash Collateral Account that the Canadian Administrative Agent determines to be free and clear of any such right or claim, and (ii) each Borrower will, forthwith upon demand by the US Administrative Agent, pay to the Appropriate Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Accounts, as appropriate, an amount equal to the excess of (A) the aggregate Available Amount of all outstanding Letters of Credit issued for the account of such Borrower over (B) the total amount of funds, if any, then held in the Cash Collateral Accounts in respect of such Available Amounts that the US Administrative Agent determines to be free and clear of any such right and claim.

                                   ARTICLE VII
                            THE ADMINISTRATIVE AGENTS


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          SECTION 7.01.  AUTHORIZATION AND ACTION.  Each Lender Party (in its
capacities as a Lender, an Issuing Bank (if applicable) and a potential Hedge
Bank) and each Existing Hedge Bank by its acceptance of the benefits of the Collateral Documents hereby (a) appoints and authorizes each Administrative Agent and each Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Administrative Agent or such Collateral Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto, and (b) accepts that it acquires an interest in the Pledge Agreement and each other Collateral Document upon the applicable Collateral Agent entering into the Pledge Agreement and such Collateral Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Administrative Agent or Collateral Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; PROVIDED, HOWEVER, that no Administrative Agent or Collateral Agent shall be required to take any action that exposes such Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. Each Appropriate Administrative Agent and each Collateral Agent agrees to give to each Appropriate Lender (and each Risk Participant, as to any notice given to the Australian Lenders) prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. AGENT'S RELIANCE, ETC. Neither any Administrative Agent, any Collateral Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Administrative Agent and each Collateral
Agent: (a) may treat the payee of any Note as the holder thereof until the US Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07 and notifies each other Administrative Agent and each Collateral Agent of such acceptance; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.


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          SECTION 7.03.  CITIBANK, CITIBANK CANADA, CITIBANK AUSTRALIA AND
AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, each of Citibank, Citibank Canada and Citibank Australia shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Administrative Agent; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated, include each of Citibank, Citibank Canada and Citibank Australia in its individual capacity. Each of Citibank, Citibank Canada and Citibank Australia and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party or any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party, all as if Citibank, Citibank Canada or Citibank Australia, as the case may be, were not an Administrative Agent or a Collateral Agent and without any duty to account therefor to the other Lender Parties.

          SECTION 7.04. LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon any Administrative Agent, any Collateral Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Administrative Agent, any Collateral Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. INDEMNIFICATION. (a) Each Lender Party severally agrees to indemnify each Administrative Agent and each Collateral Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Administrative Agent or Collateral Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Administrative Agent or Collateral Agent under the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent's or such Collateral Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse each Administrative Agent and each Collateral Agent promptly upon demand for such Lender Party's ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by any Borrower under Section 8.04, to the extent that such Administrative Agent or such Collateral Agent is not promptly reimbursed for such costs and expenses by such Borrower. For purposes of this Section 7.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances and Face Amount of the BA Obligations outstanding at such time and owing to the respective Lender Parties, (b) with respect to each Lender Party, its ratable share (determined as set forth in Section 2.04(c)) of the aggregate Available Amount of all Letters of Credit outstanding at such time as to which such Lender Party has a contingent obligation to purchase Letter of Credit Advances pursuant to Section 2.04(c) (except that, for purposes of this Section 7.05(a), the ratable share of the Non-Pro Rata Lender shall be allocated to the Risk Participants in accordance with their respective Adjusted Pro Rata Shares), and
(c) their respective


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Unused Revolving Credit Commitments at such time; PROVIDED, that the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Appropriate Lenders ratably in accordance with their respective obligations to purchase such Letter of Credit Advances as set forth in Section 2.04(c) (except that, for purposes of this Section 7.05(a), the ratable share of the Non-Pro Rata Lender shall be allocated to the Risk Participants in accordance with their respective Adjusted Pro Rata Shares) and the aggregate principal amount of all outstanding Non-Pro Rata Advances shall be considered to be owing to the Risk Participants in accordance with their respective Adjusted Pro Rata Shares. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this
Section 7.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse any Administrative Agent or any Collateral Agent promptly upon demand for such Lender Party's ratable share of any amount required to be paid by such Lender Party to such Administrative Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Administrative Agent or such Collateral Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Administrative Agent or such Collateral Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by any Borrower under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by such Borrower. For purposes of this Section 7.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances and Face Amount of the BA Obligations outstanding at such time and owing to the respective Lender Parties, (b) with respect to each Lender Party, its ratable share (determined as set forth in Section 2.04(c)) of the aggregate Available Amount of all Letters of Credit outstanding at such time as to which such Lender Party has a contingent obligation to purchase Letter of Credit Advances pursuant to
Section 2.04(c) (except that, for purposes of this Section

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7.05(b), the ratable share of the Non-Pro Rata Lender shall be allocated to the Risk Participants in accordance with their respective Adjusted Pro Rata Shares), PLUS (c) their respective Unused Revolving Credit Commitments at such time; PROVIDED that the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Appropriate Lenders ratably in accordance with their respective obligations to purchase such Letter of Credit Advances as set forth in Section 2.04(c) (except that, for purposes of this Section 7.05(b), the ratable share of the Non-Pro Rata Lender shall be allocated to the Risk Participants in accordance with their respective Adjusted Pro Rata Shares) and the aggregate principal amount of all outstanding Non-Pro Rata Advances shall be considered to be owing to the Risk Participants in accordance with their respective Adjusted Pro Rata Shares. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse such Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          (c) (i) Each Risk Participant agrees to indemnify the Non-Pro Rata Lender (to the extent not promptly reimbursed by the Australian Borrower in accordance with Section 2.14(a) and (c)) for the full amount of any taxes, levies, imposts, deductions, charges, withholdings or other amounts of any kind (including penalties, fines, additions to tax, interest, expenses or any other liabilities) imposed on or paid by the Non-Pro Rata Lender as a result of the failure of the Non-Pro Rata Lender to pay, withhold or deduct an amount required to be so paid, withheld or deducted by the Non-Pro Rata Lender in respect of any payments to a Risk Participant hereunder and for the amount of any loss suffered by the Non-Pro Rata Lender as a result of any failure by the Australian Borrower to make any payment to the Non-Pro Rata Lender required pursuant to the terms of
Section 2.14 (all such payments being increased as may be necessary so that after the payment of any taxes, or the making of any required deductions in respect thereof, the Non-Pro Rata Lender receives an amount equal to the sum it would have received in the absence of such taxes or deductions). This indemnification shall be made within 30 days from the date the Non-Pro Rata Lender makes written demand therefor.

          (ii) Each Risk Participant agrees to indemnify the Non-Pro Rata Lender (to the extent not timely paid by the Borrower), within 5 Business Days of written demand therefor, for the full amount of (A) interest payable to the Non-Pro Rata Lender by the Australian Borrower in respect of Non-Pro Rata Advances, and (B) amounts payable to the Non-Pro Rata Lender pursuant to Section 8.04(c) in respect of any Non-Pro Rata Advances.

          SECTION 7.06. SUCCESSOR AGENTS. Any Administrative Agent and any Collateral Agent may resign at any time by giving written notice thereof to the other Lender Parties and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent to assume the duties of such resigning or removed Administrative Agent or Collateral Agent; PROVIDED that any such successor Agent shall be approved by PGI, such approval not to be unreasonably withheld or delayed except that, if an Event of Default has occurred and is continuing, the approval of PGI shall not be required with respect to any successor Agent that is a Lender. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's


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giving of notice of resignation or the Required Lenders' removal of the retiring
Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall, unless an Event of Default has occurred and is continuing, be approved by PGI and which shall be (a) if the US Administrative Agent or the US Collateral Agent is the retiring Agent, a commercial bank organized under the laws of the United States or of any State thereof and having (or together with its Affiliates having) a combined capital and surplus of at least US$250,000,000, (ii) if the Canadian Administrative Agent or the Canadian Collateral Agent is the retiring Agent, a commercial bank chartered under the Bank Act (Canada) and having (or together with its Affiliates having) a combined capital and surplus of at least CN$250,000,000, and (c) if the Australian Administrative Agent or the Australian Collateral Agent is the retiring Agent, a commercial bank organized under the laws of Australia or of any Territory thereof and having (or together with its Affiliates having) a combined capital and surplus of at least A$250,000,000. Upon the acceptance of any appointment as an Administrative Agent or a Collateral Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as an Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

          SECTION 7.07. CO-AGENTS. The Co-Agents, in their capacity as such, have no rights, duties or responsibilities under this Agreement or any other Loan Document.

                                  ARTICLE VIII
                                  MISCELLANEOUS

          SECTION 8.01. AMENDMENTS, ETC.; RELEASE OF COLLATERAL. (A) AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders (and, in the case of any such amendment, signed by each Loan Party party to such Loan Document), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in
Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02,
(ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder,
(iii) further reduce or limit the obligations of any Guarantor under Section 1 of the Guaranty or otherwise further limit any Guarantor's liability with respect to the Obligations owing to the Administrative Agents and the other Lender Parties, (iv) subject to Sections 8.01(b) and (c), release any material portion of the Collateral in any transaction or series of related transactions or permit the creation, incurrence,


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assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents,
(v) amend this Section 8.01, (vi) increase the Commitments (other than pursuant to a Commitment Designation Notice) or the Maximum Revolving Commitments of the Lenders or subject the Lenders to any additional obligations, (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (viii) postpone any Commitment Reduction Date or any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder (except that the Required Lenders may amend or waive the provisions of Sections 2.06(b)(ii) and 2.07(b)(i)), or (ix) further limit the liability of any Loan Party under any of the Loan Documents; PROVIDED
FURTHER that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank or the Non-Pro Rata Lender, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Banks or the Non-Pro Rata Lender, as the case may be, under this Agreement; and PROVIDED FURTHER that no amendment, waiver or consent shall affect the rights or duties of any Administrative Agent under this Agreement, unless such amendment, waiver or consent is in writing and signed by such Administrative Agent in addition to the Lenders required above to take such action.

          (B)     RELEASE OF COLLATERAL PRIOR TO THE COLLATERAL RELEASE DATE.
So long as no Default under Section 6.01(a), (e), or (f) and no Event of Default has occurred and is continuing, upon the request of the Borrowers, and without the consent of the Required Lenders or any other Lender Party, the US Administrative Agent is authorized to and, subject to the provisions of this
Section 8.01(b), shall release from the Lien of any Collateral Document any item or items of Collateral comprising less than all or substantially all of the Collateral at the time of such release (and is authorized to, and subject to the provisions of this Section 8.01(b), shall execute any documents or instruments reasonably requested by the applicable Borrower in connection therewith) if (A) such release is requested in conjunction with the consummation of any sale or other disposition of such Collateral by any Borrower or any Restricted Subsidiary that is not prohibited by this Agreement, and (B) the Borrowers have delivered to the US Administrative Agent an officer's certificate, signed by a Responsible Officer, certifying that no Default under Section 6.01(a), (e), or
(f) and no Event of Default has occurred and is continuing and that such sale or other disposition is not prohibited by this Agreement.

          (C) RELEASE OF COLLATERAL ON OR AFTER THE COLLATERAL RELEASE DATE. Notwithstanding any other provision hereof or of any Collateral Document, all Liens created by and other obligations under the Collateral Documents (except for indemnification, expense reimbursement and similar obligations arising thereunder on or prior to the Collateral Release Date and except for Liens relating to the cash collateralization of Letters of Credit and BA Obligations as required hereunder) shall be automatically released without further action on the part of any Administrative Agent or any other Lender Party on the Collateral Release Date. At any time on or after the Collateral Release Date so long as no Event of Default has occurred and is continuing, the US Administrative Agent shall, upon the request, and at the sole cost and expense, of the Borrowers, execute and deliver to the Borrowers such documents and instruments as the Borrowers may reasonably request (each of which shall be in form and substance reasonably satisfactory to the US Administrative Agent) to evidence such release of the Liens created by and such other obligations under the Collateral Documents and shall deliver to the applicable Persons any Collateral covered thereby previously delivered to the US Administrative Agent and not either previously returned or disposed of pursuant to the Collateral Documents.


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          SECTION 8.02.  NOTICES, ETC.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to any Borrower, at its address set forth beneath its signature on the signature pages hereto; if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any Risk Participant, at its Domestic Lending Office in its capacity as a US Lender or a Canadian Lender, as the case may be; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to any Administrative Agent, at its address set forth beneath its signature on the signature pages hereto; or, as to any Borrower or any Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agents. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Administrative Agent pursuant to Article II, III or VII shall not be effective until received by such Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Lender Party or any Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04.  COSTS, EXPENSES; INDEMNIFICATION, ETC.

          (A)     COSTS AND EXPENSES.  Each Borrower agrees to pay on demand
(i) all costs and expenses of the Administrative Agents in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel (including local counsel) for any Administrative Agent with respect thereto, with respect to advising such Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any Restricted Subsidiary arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), (ii) all costs and expenses of the Non-Pro Rata Lender in connection with the preparation, execution and delivery of the Loan Documents (including, without limitation, the reasonable fees and expenses of counsel (including local counsel) for the Non-Pro Rata Lender with respect thereto), and (iii) all costs and expenses of each Administrative Agent and each other Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar


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proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for each Administrative Agent and each other Lender Party with respect thereto).

          (B) INDEMNIFICATION. Each Borrower agrees to indemnify and hold harmless each Administrative Agent, each other Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any Restricted Subsidiary or any Environmental Action or Environmental Liabilities relating in any way to any Loan Party or any Restricted Subsidiary or any of their properties, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. Each Borrower also agrees not to assert any claim against any Administrative Agent, any other Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

          (C)     EXPENSES IN CONNECTION WITH PREPAYMENT OF FIXED RATE
ADVANCES. If any payment of principal of, or Conversion of, any Fixed Rate Advance is made by any Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance or a payment is made by a Risk Participant to the Non-Pro Rata Lender under Section 2.01(b)(ii) in respect of a Fixed Rate Advance other than on the last day of the Interest Period for such Advance, as a result of a payment, purchase or Conversion pursuant to Section 2.01(b)(ii), 2.10(b)(i) or 2.12(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Appropriate Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agents), pay to the Appropriate Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or purchase, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation (or, in the case of such Risk Participant, the acquisition) or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance (including, with respect to any Advance purchased by a Risk Participant pursuant to Section 2.01(b)(ii) prior to the end of the Interest Period for such Advance, any such loss, cost or expense which would not have been incurred by such Risk Participant if such Risk Participant had match funded such Advance on the first day of such Interest Period). Each demand for compensation pursuant to this Section 8.04(c) shall include a certificate setting forth in reasonable detail the calculations used in determining the amount of compensation demanded.


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          (D)     LENDER PARTIES MAY PERFORM.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by any Administrative Agent or any other Lender Party, in its sole discretion.

          (E) SURVIVAL. Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.12 and 2.14 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.


          SECTION 8.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agents to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement, the Note or Notes (if any) held by such Lender Party or the Guaranty, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the applicable Borrower after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

          SECTION 8.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed and delivered by each Borrower and each other party hereto and thereafter shall be binding upon and inure to the benefit of each Borrower, each Administrative Agent and each other Lender Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

          SECTION 8.07.  ASSIGNMENTS AND PARTICIPATIONS.  (A)  ASSIGNMENTS.
 Each Lender may, and if demanded by PGI (which demand may only be made following a demand by such Lender or any of such Lender's Affiliates which is a Lender for (A) additional compensation pursuant to Section 2.12 or (B) amounts in respect of Taxes or Other Taxes pursuant to Section 2.14 in excess of amounts such Lender or such Affiliate was entitled to claim (and with respect to each Lender that is not an Initial Lender, if requested by PGI, disclosed that it was entitled to claim) on the date it became a Lender) upon at least ten Business Days' notice to such Lender and the US Administrative Agent shall, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) except with respect to any assignment to an Affiliate, each Lender may enter into any such assignment (including any assignment at the demand of PGI) only if each of such Lender's Affiliates which is a Lender hereunder simultaneously assigns to an Affiliate of the proposed assignee a percentage of its Maximum Revolving


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Credit Commitment equal to the percentage of the Maximum Revolving Credit
Commitment of such Lender being assigned and each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than US$5,000,000 (or, if less, the amount equal to 3.33% of the Revolving Credit Facility), (iii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender remaining after giving effect to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than US$5,000,000 (or, if less, the amount equal to 3.33% of the Revolving Credit Facility), (iv) each such assignment made as a result of a demand by PGI pursuant to this Section 8.07(a) shall be arranged by PGI after consultation with the US Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender and its Affiliates under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender and its Affiliates under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by PGI pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount and Face Amount of the Accommodations owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) each such assignment shall be to an Eligible Assignee and shall be consented to by the US Administrative Agent and, unless an Event of Default has occurred and is continuing, by PGI, such consent of PGI not to be unreasonably withheld or delayed, and (vii) the parties to each such assignment shall execute and deliver to the US Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of US$3,000. The parties hereto expressly agree that the US Administrative Agent may withhold its consent to any proposed assignment to an assignee with a public debt rating (as defined in Section 2.04(e)) below BBB or Baa2 by S&P or Moody's and may also withhold its consent to any proposed assignment which would result in increased funding obligations on the part of the Non-Pro Rata Lender.

          (B) EFFECT OF ASSIGNMENT. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a US Lender, Canadian Lender, Risk Participant or Issuing Bank, as the case may be, hereunder and (i) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).


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          (C)     CONFIRMATIONS OF ASSIGNEE AND ASSIGNOR.  By executing and
delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon any Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (D) REGISTER. The US Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment of, and principal amount of the Advances owing to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, each Administrative Agent and the other Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (E) ASSIGNMENTS AND ACCEPTANCES; NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the US Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. In the case of any assignment by a Lender or in the case of any purchase by a Risk Participant of Non-Pro Rata Advances in accordance with Section 2.01(b)(ii), within five Business Days after its receipt of request therefor, the Borrowers, at their own expense, shall execute and deliver to the US Administrative Agent in exchange for the applicable surrendered Note or Notes a new Note to


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the order of such Eligible Assignee or such Risk Participant, as the case may be, in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance or the Non-Pro Rata Advances purchased by it and, if the assigning Lender or the Non-Pro Rata Lender has retained a Commitment hereunder or, in the case of the Non-Pro Rata Lender, any Non-Pro Rata Advances, a new Note to the order of the assigning Lender or the Non-Pro Rata Lender in an amount equal to the Commitment or the Non-Pro Rata Advances, as the case may be, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B-1, B-2 or B-3 hereto, as the case may be.

           (F) ASSIGNMENTS BY ISSUING BANKS. Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; PROVIDED, HOWEVER, that (i) each such assignment shall be to an Eligible Assignee and shall be consented to by the US Administrative Agent and, unless an Event of Default has occurred and is continuing, by PGI, such consent of PGI not to be unreasonably withheld or delayed, and (ii) the parties to each such assignment shall execute and deliver to the US Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance.

          (G) PARTICIPATIONS. Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); PROVIDED, HOWEVER, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged,
(ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) each Borrower, each Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone (other than in connection with an amendment or waiver of Section 2.06(b)(ii) or 2.07(b)(i), as to which a participant shall have no right of approval) any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral other than as provided in Section 8.01.

          (H) DISCLOSURES TO ASSIGNEES AND PARTICIPANTS. Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Loan Party furnished to such Lender Party by or on behalf of any Loan Party; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information received by it from such Lender Party.


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          (I)     SECURITY INTERESTS IN FAVOR OF FEDERAL RESERVE BANK.
Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement, any other Loan Document or any consent, waiver or amendment relating hereto or thereto by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such consent, waiver or amendment, as the case may be.

          SECTION 8.09. NO LIABILITY OF THE ISSUING BANKS. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit issued for the account of such Borrower with respect to such beneficiary's use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that each Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit issued for the account of such Borrower comply with the terms of such Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit issued for the account of such Borrower after the presentation to it of a draft and certificates strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 8.10. JURISDICTION, ETC. (A) SUBMISSION TO JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Borrower hereby agrees that service of process in any such action or proceeding may be made upon CT Corporation Systems, 1633 Broadway, New York, New York, 10019 (the "PROCESS AGENT") and each Borrower hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service of process shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 8.02. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction. To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

          (B) WAIVERS REGARDING VENUE, INCONVENIENT VENUE. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.11. JUDGMENT. (A) RATE OF EXCHANGE. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder, under any Note or Notes or under the other Loan Documents (including, without limitation, all or any part of the Guaranteed Obligations) in another currency into US Dollars, Canadian Dollars or Australian Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, a Lender Party could purchase such other currency with US Dollars in New York City, New York or Canadian Dollars in Toronto, Ontario at 9:00 a.m. (New York City time or Toronto time, respectively) or Australian Dollars in Sydney, Australia at 9:00 a.m. (Sydney time), as the case may be, on the Business Day immediately preceding that on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

          (B) INDEMNITY. The obligation of each Loan Party in respect of any sum due from it to any Administrative Agent or any Lender Party hereunder, under any Note or Notes or under any other Loan Document shall, notwithstanding any judgment in a currency other than US Dollars, Canadian Dollars or Australian Dollars, as the case may be, be discharged only to the extent that on the Business Day next succeeding receipt by such Administrative Agent or such Lender Party of any sum adjudged to be so due in such other currency, such Administrative Agent or such Lender Party, as the case may be, may, in accordance with normal banking procedures, purchase US Dollars, Canadian Dollars or Australian Dollars, as the case may be, with such other currency. If the US Dollars, Canadian Dollars or Australian Dollars, as the case may be, so purchased are less than the sum originally due to such

Administrative Agent or such Lender Party in US Dollars, Canadian Dollars or Australian Dollars, as the case may be, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Administrative Agent or such Lender Party against such loss, and if the US Dollars, Canadian Dollars or Australian Dollars so purchased exceed the sum originally due to any Administrative Agent or any Lender Party in US Dollars, Canadian Dollars or Australian Dollars, as the case may be, such Administrative Agent or such Lender Party agrees to remit to such Borrower such excess.

          SECTION 8.12.  DIRECT OBLIGATIONS.   Each Borrower agrees that its
Obligations hereunder and under any Notes and BA Obligations issued by such Borrower, in each case whether any of such Obligations are joint and several Obligations of any other Borrower or otherwise, are direct obligations of such Borrower and that such Obligations of such Borrower shall not be, or be deemed to be, suretyship or guarantee obligations. If, notwithstanding the foregoing, any Obligation of any Borrower hereunder or under any Note or BA Obligation issued by such Borrower shall, for any reason, be deemed or determined to be a suretyship or guarantee obligation, such Borrower hereby waives, to the fullest extent permitted by applicable law, any and all defenses to such Obligation of such Borrower that may arise by virtue of such Obligation being so deemed or determined to be a suretyship or guarantee obligation.

          SECTION 8.13. RATIFICATION. PGI, as the sole shareholder of PGA, hereby ratifies and confirms the execution, delivery and performance by PGA of this Agreement and each other Loan Document to which PGA is a party.

          SECTION 8.14. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 8.15. WAIVER OF JURY TRIAL. Each Borrower, each Administrative Agent and each other Lender Party irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   THE BORROWERS:

                                        PEGASUS GOLD INC.

                                        By: /s/ P.S. BAKER
                                            -------------------------------
                                             Title: Chief Financial Officer

                                        Address for Notice:

                                        c/o Pegasus Gold Corporation
                                        601 West First Avenue, Suite 1500
                                        Spokane, Washington  99204
                                        Attn:  General Counsel
                                        Telephone:  609-624-4653
                                        Telecopier: 609-838-8317


                                        PEGASUS GOLD CORPORATION

                                        By: /s/ P.S. BAKER
                                            -------------------------------
                                             Title: Chief Financial Officer

                                        Address for Notice:

                                        601 West First Avenue, Suite 1500
                                        Spokane, Washington  99204
                                        Attn:  General Counsel
                                        Telephone:  609-624-4653
                                        Telecopier: 609-838-8317

SIGNED, SEALED AND DELIVERED            )
ON BEHALF OF PEGASUS GOLD               )    /s/ P.S. BAKER
AUSTRALIA PTY LTD BY ITS                )    -------------------------
ATTORNEY IN THE PRESENCE OF:            )    Signature:
                                             Print Name: P.S. BAKER

/s/ MICHELLE G. VIAU                         Address for Notice:
- ------------------------------
Witness:
Print Name:                                  c/o Pegasus Gold Corporation
                                             601 West First Avenue, Suite 1500
                                             Spokane, Washington  99204
                                             Attn:  General Counsel
                                             Telephone:  609-624-4653
                                             Telecopier: 609-838-8317

                                   THE ADMINISTRATIVE AGENTS:

                                   CITIBANK, N.A.,
                                    as US Administrative Agent

                                   By:  /S/ ALLEN B. MACOMBER
                                       -------------------------------
                                        Title:  Vice President

                                   1 Court Square
                                   7th Floor/Zone 1
                                   Long Island City, New York 11120
                                   Attn: Margarita Deus
                                   Tel: 718-248-7183
                                   Fax: 718-248-7393

                                   CITIBANK CANADA,
                                    as Canadian Administrative Agent

                                   By:  /S/ W. TERRY MARSHALL
                                        ------------------------------
                                        Title: Vice President

                                   123 Front Street West, 10th Floor
                                   Toronto, Ontario,
                                   Canada M5J 2M3
                                   Attn: Sawrupa Manamperi
                                   Tel: 416-947-2913
                                   Fax: 416-947-5510

                                   CITIBANK LIMITED
                                   (ACN 004 325 0080),
                                    as Australian Administrative Agent

                                   By:  /S/ ALLEN B. MACOMBER
                                        ------------------------------
                                        Title: Vice President

                                   Level 25
                                   Waterfront Place
                                   1 Eagle Street
                                   Brisbane, QLD 4000
                                   Australia
                                   Attn:  Stephen Godfrey
                                   Tel:  617-3227-9431
                                   Fax:  617-3227-9430

                              INITIAL LENDERS AND ISSUING BANKS:


                              CITIBANK, N.A., as a US Lender


                              By:  /S/ ALLEN B. MACOMBER
                                   -----------------------------------
                                   Title: Vice President

                              CIBC INC., as a US Lender


                              By:  /S/ R.A. MENDOZA
                                   -----------------------------------
                                   Title: Director

                              DRESDNER BANK AG, NEW YORK BRANCH,
                              as a US Lender


                              By:  /S/ WAYDE COLOUHOUN
                                   -----------------------------------
                                   Title: Assistant Vice President


                              By:  /S/ P. DOUGLAS SHERROD
                                   -----------------------------------
                                   Title: Vice President

                              ABN AMRO BANK N.V., SEATTLE BRANCH,
                              as a US Lender

                              By:  ABN AMRO NORTH AMERICA, INC.,
                                     as agent


                              By:  /S/ WILLIAM HEISSENHUTTEL
                                   -----------------------------------
                                   Title: Vice President

                              By:  /S/ PAUL R. CALDERON
                                   -----------------------------------
                                   Title: Vice President and Director

                              THE BANK OF NOVA SCOTIA,
                              as a US Lender


                              By:  /S/ WERNER TILLINGER
                                   -----------------------------------
                                   Title: Relationship Manager

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         as a US Lender and the Initial US Issuing Bank


                         By:  /S/ GARY S. GAGE
                              ----------------------------------------
                              Title: Senior Vice President

                              SEATTLE-FIRST NATIONAL BANK,
                              as a US Lender


                              By:  /S/ J. POOLE
                                   -----------------------------------
                                   Title: Vice President

                              NM ROTHSCHILD & SONS LIMITED,
                              as a US Lender


                              By:  /S/ MICHAEL A. PRICE
                                   -----------------------------------
                                   Title: Director

                              By:  /S/ ANDREW WRIGHT
                                   -----------------------------------
                                   Title: Assistant Director

                              BANK OF MONTREAL, as a US Lender


                              By:  /S/ MICHAEL SASSOS
                                   -----------------------------------
                                   Title: Director

                         REPUBLIC NATIONAL BANK OF NEW YORK,
                         as a US Lender


                         By:  /S/ RICHARD J. WARD
                              ----------------------------------------
                              Title: Vice President

                              U.S. BANK OF WASHINGTON, N.A.,
                              as a US Lender


                              By:  /S/ WADE BLACK
                                   -----------------------------------
                                   Title: Vice President

                              CITIBANK CANADA, as a Canadian Lender


                              By:  /S/ W. TOWNSEND
                                   -----------------------------------------
                                   Title: Vice President - Corporate Finance

                         CANADIAN IMPERIAL BANK OF COMMERCE,
                         as a Canadian Lender


                         By:  /S/ R.A. MENDOZA
                              ----------------------------------------
                              Title: Director

                              DRESDNER BANK AG, NEW YORK BRANCH,
                              as a Canadian Lender


                              By:  /S/ WAYDE COLOUHOUN
                                   -----------------------------------
                                   Title: Assistant Vice President


                              By:  /S/ P. DOUGLAS SHERROD
                                   -----------------------------------
                                   Title: Vice President

                              ABN AMRO BANK CANADA, as a Canadian Lender


                              By:  /S/ DAVID J. SLATER
                                   -----------------------------------
                                   Title: Vice President


                              By:  /S/ P.K. CHAN
                                   -----------------------------------
                                   Title: Vice President, Credit

                              THE BANK OF NOVA SCOTIA,
                              as a Canadian Lender


                              By:  /S/ P. OLMSTED
                                   -----------------------------------
                                   Title: Manager

                              FIRST CHICAGO NBD BANK, CANADA,
                              as a Canadian Lender and the
                              Initial Canadian Issuing Bank


                              By:  /S/ JANET A. BEADLE
                                   -----------------------------------
                                   Title: Assistant Vice President


                              By:  /S/ MICHAEL TAM
                                   -----------------------------------
                                   Title: Assistant Vice President

                              BANK OF AMERICA CANADA,
                              as a Canadian Lender


                              By:  /S/ MARK EHLLINGER
                                   -----------------------------------
                                   Title: Vice President & Manager

                              NM ROTHSCHILD & SONS LIMITED,
                              as a Canadian Lender


                              By:  /S/ MICHAEL A. PRICE
                                   -----------------------------------
                                   Title: Director


                              By:  /S/ ANDREW WRIGHT
                                   -----------------------------------
                                   Title: Assistant Director

                              BANK OF MONTREAL, as a Canadian Lender


                              By:  /S/ MICHAEL P. SASSOS
                                   -----------------------------------
                                   Title: Director

                         REPUBLIC NATIONAL BANK OF NEW YORK (CANADA), as a Canadian Lender


                         By:  /S/ OLIVE DUNN
                              ----------------------------------------------
                              Title: Senior Vice President, Regional Manager


                         By:  /S/ ANTHONY MATRUNDOLA
                              ----------------------------------------------
                              Title: Vice President, Commercial Lending

                              U.S. BANK OF WASHINGTON, N.A.,
                              as a Canadian Lender


                              By:  /S/ WADE BLACK
                                   -----------------------------------
                                   Title: Vice President

                              CITIBANK LIMITED, as an Australian Lender


                              By:  /S/ ALLEN B. MACOMBER
                                   -----------------------------------
                                   Title: Vice President

                              DRESDNER AUSTRALIA LIMITED,
                              as an Australian Lender


                              By:  /S/ WAYDE COLOUHOUN
                                   -----------------------------------
                                   Title: Assistant Vice President


                              By:  /S/ P. DOUGLAS SHERROD
                                   -----------------------------------
                                   Title: Vice President

                              ABN AMRO AUSTRALIA LIMITED, as an
                              Australian Lender


                              By:  /S/ WILLIAM HEISSENBUTTEL
                                   -----------------------------------
                                   Title: Vice President


                              By:  /S/ PAUL R. CALDERON
                                   -----------------------------------
                                   Title: Vice President and Director

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         AUSTRALIAN BRANCH, as an Australian Lender and the Initial Australian Issuing Bank


                         By:  /S/ GARY S. GAGE
                              ----------------------------------------
                              Title: Senior Vice President

                         BANK OF AMERICA NT & SA, SYDNEY BRANCH,
                         as an Australian Lender

                         By:  /S/ J. POOLE
                              ----------------------------------------
                              Title: Vice President

                              ROTHSCHILD AUSTRALIA LIMITED,
                              as an Australian Lender


                              By:  /S/ MARK WILLIAMSON
                                   -----------------------------------
                                   Title: Attorney In Fact

                              REPUBLIC MASE AUSTRALIA LIMITED,
                              as an Australian Lender


                              By:  /S/ RICHARD J. WARD
                                   -----------------------------------
                                   Title: Vice President

                              CIBC INC., as a Risk Participant


                              By:  /S/ R.A. MENDOZA
                                   -----------------------------------
                                   Title: Director

                              THE BANK OF NOVA SCOTIA,
                              as a Risk Participant


                              By:  /S/ P. OLMSTED
                                   -----------------------------------
                                   Title: Manager

                              BANK OF MONTREAL, as a Risk Participant


                              By:  /S/ MICHAEL P. SASSOS
                                   -----------------------------------
                                   Title: Director

                              U.S. BANK OF WASHINGTON, N.A.,
                              as a Risk Participant


                              By:  /S/ WADE BLACK
                                   -----------------------------------
                                   Title: Vice President

                              ABN AMRO AUSTRALIA LIMITED,
                              as the Non-Pro Rata Lender


                              By:  /S/ WILLIAM HEISSENBUTTEL
                                   -----------------------------------
                                   Title: Vice President


                              By:  /S/ PAUL R. CALDERON
                                   -----------------------------------
                                   Title: Vice President and Director

                                    SCHEDULE I

             COMMITMENTS AND APPLICABLE LENDING OFFICES; ETC.

A.  US LENDERS

- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
                               MAXIMUM
                              REVOLVING      LETTER OF
                               CREDIT         CREDIT    LETTER OF CREDIT                                      EURODOLLAR
NAME OF INITIAL LENDER       COMMITMENT     COMMITMENT   LENDING OFFICE     DOMESTIC LENDING OFFICE          LENDING  OFFICE
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
Citibank, N.A.               $21,000,000     -----           -----          Citibank, N.A.              Citibank, N.A.
                                                                            1 Court Square              1 Court Square
                                                                            7th Floor/Zone 1            7th Floor/Zone 1
                                                                            Long Island City,           Long Island City,
                                                                            New York 11120              New York 11120
                                                                            Attn: Margarita Deus        Attn: Margarita Deus
                                                                            Tel: 718-248-7183           Tel: 718-248-7183
                                                                            Fax: 718-248-7393           Fax: 718-248-7393
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------

CIBC Inc.                    $17,000,000    -----           -----           CIBC Inc.                   CIBC Inc.
                                                                            350 S. Grand Avenue # 2600  350 S. Grand Avenue # 2600
                                                                            Los Angeles, CA 90071       Los Angeles, CA 90071
                                                                            Attn: Ray A. Mendoza        Attn: Ray A. Mendoza
                                                                            Tel: 213-617-6233           Tel: 213-617-6233
                                                                            Fax: 213-617-1696           Fax: 213-617-1696
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
Dresdner Bank AG,
New York Branch              $17,000,000    -----           -----           Dresdner Bank AG,           Dresdner Bank AG,
                                                                            New York Branch             New York Branch
                                                                            75 Wall Street              75 Wall Street
                                                                            New York, NY 10005          New York, NY 10005
                                                                            Attn: Douglas Sherrod       Attn: Douglas Sherrod
                                                                            Tel: 212-429-4312           Tel: 212-429-4312
                                                                            Fax: 212-429-4399           Fax: 212-429-4399
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------

                                        I-1



- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
ABN AMRO Bank N.V.           $17,000,000     -----          -----           ABN AMRO Bank N.V.,         ABN AMRO Bank N.V.,
                                                                            Seattle Branch              Seattle Branch
                                                                            600 University Street       600 University Street
                                                                            Suite 2323                  Suite 2323
                                                                            Seattle, WA 92101           Seattle, WA 92101
                                                                            Attn: Paul R. Calderon      Attn: Paul R. Calderon
                                                                            Tel: 206-587-0358           Tel: 206-587-0358
                                                                            Fax: 206-682-5641           Fax: 206-682-5641
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
The Bank of Nova Scotia      $14,000,000     -----          -----           The Bank of Nova Scotia     The Bank of Nova Scotia
                                                                            580 California Street       580 California Street
                                                                            Suite 2100                  Suite 2100
                                                                            San Francisco, CA 94111     San Francisco, CA 94111
                                                                            Attn: Werner Tillinger      Attn: Werner Tillinger
                                                                            Tel: 415-986-1100           Tel: 415-986-1100
                                                                            Fax: 415-397-0791           Fax: 415-397-0791
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
The First National Bank
of Chicago                   $14,000,000  $50,000,000  The First National   The First National Bank     The First National Bank
                                                       Bank of Chicago      of Chicago                  of Chicago
                                                       One First National   One First National Plaza,   One First National Plaza,
                                                       Plaza, Suite 0363    Suite 0363                  Suite 0363
                                                       Chicago, IL  60670   Chicago, IL 60670           Chicago, IL 60670
                                                       Attn: Frank Grossman Attn: Frank Grossman        Attn: Frank Grossman
                                                       Tel: 312-732-1709    Tel: 312-732-1709           Tel: 312-732-1709
                                                       Fax: 312-732-3055    Fax: 312-732-3055           Fax: 312-732-3055
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
Seattle-First National Bank  $14,000,000     -----           -----          Seattle First               Seattle First
                                                                            National Bank               National Bank
                                                                            W. 601 Riverside            W. 601 Riverside
                                                                            SFC-5                       SFC-5
                                                                            Spokane, WA 99201           Spokane, WA 99201
                                                                            Attn: Joe Poole, VP         Attn: Joe Poole, VP
                                                                            Tel: 509-353-1475           Tel: 509-353-1475
                                                                            Fax: 509-353-1492           Fax: 509-353-1492
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------

                                        I-2


- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
NM Rothschild & Sons Limited $13,000,000     -----          -----           Rothschild Denver, Inc.     Rothschild Denver, Inc.
                                                                            3020 Republic Plaza         3020 Republic Plaza
                                                                            370 17th Street             370 17th Street
                                                                            Denver, CO 80202            Denver, CO 80202
                                                                            Attn: Mark Williamson       Attn: Mark Williamson
                                                                            Tel: 303-607-9890           Tel: 303-607-9890
                                                                            Fax: 303-607-0998           Fax: 303-607-0998
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
Bank of Montreal             $ 8,000,000      -----           -----         Bank of Montreal            Bank of Montreal
                                                                            115 LaSalle                 115 LaSalle
                                                                            Chicago, IL 60603           Chicago, IL 60603
                                                                            Attn:                       Attn:
                                                                            Tel:                        Tel:
                                                                            Fax:                        Fax:
                                                                            Copies of Notices to:       Copies of Notices to:
                                                                            Bank of Montreal            Bank of Montreal
                                                                            430 Park Avenue             430 Park Avenue
                                                                            New York, New York 10022    New York, New York 10022
                                                                            Attn: John Decoufle         Attn: John Decoufle
                                                                            Tel: 212-605-1428           Tel: 212-605-1428
                                                                            Fax: 212-605-1618           Fax: 212-605-1618
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
Republic National Bank       $10,000,000      -----         -----           Republic National Bank      Republic National Bank
of New York                                                                 of New York                 of New York
                                                                            452 Fifth Avenue            452 Fifth Avenue
                                                                            New York, NY 10018          New York, NY 10018
                                                                            Attn: Richard D. Gibbons    Attn: Richard D. Gibbons
                                                                            Tel: 212-525-6562           Tel: 212-525-6562
                                                                            Fax: 212-525-6535           Fax: 212-525-6535
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
U.S. Bank of Washington,     $ 5,000,000      -----         -----           U.S. Bank of Washington,    U.S. Bank of Washington,
N.A.                                                                        N.A.                        N.A.
                                                                            1420 5th Avenue,            1420 5th Avenue,
                                                                            Floor 11                    Floor 7
                                                                            Seattle, WA 98101           Seattle, WA 98101
                                                                            Attn: Wade Black            Attn: Lorrie Smith - Loan
                                                                            Tel: 206-587-5234           Servicing Dept.
                                                                            Fax: 206-587-5259           Tel: 206-344-4696
                                                                                                        Fax: 206-587-7022
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------


                                             SCHEDULE I

                          COMMITMENTS AND APPLICABLE LENDING OFFICES; ETC.

B.  CANADIAN LENDERS


- ---------------------------- -----------  ------------ -------------------- --------------------------
                               MAXIMUM
                              REVOLVING    LETTER OF
                               CREDIT       CREDIT      LETTER OF CREDIT
NAME OF INITIAL LENDER       COMMITMENT    COMMITMENT     LENDING OFFICE     DOMESTIC LENDING OFFICE
- ---------------------------- -----------  ------------ -------------------- --------------------------
Citibank Canada              $21,000,000     -----          -----           Citibank Canada
                                                                            123 Front Street West
                                                                            10th Floor
                                                                            Toronto, Ontario,
                                                                            Canada M5J 2M3
                                                                            Attn: Wayne Townsend
                                                                            Tel: 416-947-5701
                                                                            Fax: 416-947-5674
- ---------------------------- -----------  ------------ -------------------- --------------------------
Canadian Imperial Bank       $17,000,000     -----          -----           Canadian Imperial
of Commerce                                                                 Bank of Commerce
                                                                            Commerce Tower West
                                                                            Corner of King and
                                                                            Bay Street
                                                                            Toronto, Ontario
                                                                            Canada M5L 1A2
                                                                            Attn: Ken Richards
                                                                            Tel: 416-980-2961
                                                                            Fax: 416-359-0408
- ---------------------------- -----------  ------------ -------------------- --------------------------
Dresdner Bank AG,            $17,000,000     -----        -----             Dresdner Bank AG,
New York Branch                                                             New York Branch
                                                                            75 Wall Street
                                                                            New York, NY 10005
                                                                            Attn: Douglas Sherrod
                                                                            Tel: 212-429-4312
                                                                            Fax: 212-429-4399
- ---------------------------- -----------  ------------ -------------------- --------------------------

- ---------------------------- --------------------------   --------------------------
                                                                  EURODOLLAR
NAME OF INITIAL LENDER           BA LENDING  OFFICE              LENDING  OFFICE
- ---------------------------- --------------------------   --------------------------
Citibank Canada              Citibank Canada              Citibank Canada
                             123 Front Street West        123 Front Street West
                             10th Floor                   10th Floor
                             Toronto, Ontario,            Toronto, Ontario,
                             Canada M5J 2M3               Canada M5J 2M3
                             Attn: Wayne Townsend         Attn: Wayne Townsend
                             Tel: 416-947-5701            Tel: 416-947-5701
                             Fax: 416-947-5674            Fax: 416-947-5674
- ---------------------------- --------------------------   --------------------------
Canadian Imperial Bank       Canadian Imperial            Canadian Imperial
of Commerce                  Bank of Commerce             Bank of Commerce
                             Commerce Tower West          Commerce Tower West
                             Corner of King and           Corner of King and
                             Bay Street                   Bay Street
                             Toronto, Ontario             Toronto, Ontario
                             Canada M5L 1A2               Canada M5L 1A2
                             Attn: Ken Richards           Attn: Ken Richards
                             Tel: 416-980-2961            Tel: 416-980-2961
                             Fax: 416-359-0408            Fax: 416-359-0408
- ---------------------------- --------------------------   --------------------------
Dresdner Bank AG,            Dresdner Bank AG,            Dresdner Bank AG,
New York Branch              New York Branch              New York Branch
                             75 Wall Street               75 Wall Street
                             New York, NY 10005           New York, NY 10005
                             Attn: Douglas Sherrod        Attn: Douglas Sherrod
                             Tel: 212-429-4312            Tel: 212-429-4312
                             Fax: 212-429-4399            Fax: 212-429-4399
- ---------------------------- --------------------------   --------------------------


                                    I-4


- ---------------------------- -----------  ------------ -------------------- --------------------------
ABN AMRO Bank Canada         $17,000,000     -----         -----            ABN AMRO Bank Canada
                                                                            2500-650 West
                                                                            Georgia Street
                                                                            Vancouver, BC, Canada
                                                                            V6B 4NB
                                                                            Attn:  David Slater
                                                                            Tel: 604-640-3604
                                                                            Fax: 604-682-2936
- ---------------------------- -----------  ------------ -------------------- --------------------------
The Bank of Nova Scotia      $14,000,000     -----        -----             The Bank of Nova Scotia
                                                                            44 King Street West
                                                                            Toronto, Ontario,
                                                                            Canada M5H 1H1
                                                                            Attn: Wallace Yeung/
                                                                            Nancy Buccat/Nancy Tong
                                                                            Tel: 416-866-5901/
                                                                            866-2816/866-4084
                                                                            Fax: 416-866-5991
- ---------------------------- -----------  ------------ -------------------- --------------------------
First Chicago NBD Bank,      $14,000,000  $50,000,000  First Chicago        First Chicago
Canada                                                 NBD Bank, Canada     NBD Bank, Canada
                                                       161 Bay Street       161 Bay Street
                                                       Suite 4240           Suite 4240
                                                       BCE Place            BCE Place
                                                       P.O. Box 613         P.O. Box 613
                                                       Toronto, Ontario,    Toronto, Ontario,
                                                       Canada M5J 2S1       Canada M5J 2S1
                                                       Attn:Janet A. Beadle Attn: Janet A. Beadle
                                                       Tel: 416-865-0466    Tel: 416-865-0466
                                                       Fax: 416-363-7574    Fax: 416-363-7574
- ---------------------------- -----------  ------------ -------------------- --------------------------
Bank of America Canada       $14,000,000     -----            -----         Bank of America Canada
                                                                            1055 Dunsmuir St.
                                                                            Suite 574
                                                                            P.O. Box 49295
                                                                            Vancouver, BC, Canada
                                                                            V7X 1LB
                                                                            Attn: Loans Department
                                                                            Tel: 604-684-7281
                                                                            Fax: 604-683-1940
- ---------------------------- -----------  ------------ -------------------- --------------------------


- ---------------------------- --------------------------   --------------------------
ABN AMRO Bank Canada         ABN AMRO Bank Canada         ABN AMRO Bank Canada
                             2500-650 West                2500-650 West
                             Georgia Street               Georgia Street
                             Vancouver, BC, Canada        Vancouver, BC, Canada
                             V6B 4NB                      V6B 4NB
                             Attn:  David Slater          Attn:  David Slater
                             Tel: 604-640-3604            Tel: 604-640-3604
                             Fax: 604-682-2936            Fax: 604-682-2936
- ---------------------------- --------------------------   --------------------------
The Bank of Nova Scotia      The Bank of Nova Scotia      The Bank of Nova Scotia
                             44 King Street West          44 King Street West
                             Toronto, Ontario,            Toronto, Ontario,
                             Canada M5H 1H1               Canada M5H 1H1
                             Attn: Wallace Yeung/         Attn: Wallace Yeung/
                             Nancy Buccat/Nancy Tong      Nancy Buccat/Nancy Tong
                             Tel: 416-866-5901/           Tel: 416-866-5901/
                             866-2816/866-4084            866-2816/866-4084
                             Fax: 416-866-5991            Fax: 416-866-5991
- ---------------------------- --------------------------   --------------------------
First Chicago NBD Bank,      First Chicago                First Chicago
Canada                       NBD Bank, Canada             NBD Bank, Canada
                             161 Bay Street               161 Bay Street
                             Suite 4240                   Suite 4240
                             BCE Place                    BCE Place
                             P.O. Box 613                 P.O. Box 613
                             Toronto, Ontario,            Toronto, Ontario,
                             Canada M5J 2S1               Canada M5J 2S1
                             Attn: Janet A. Beadle        Attn: Janet A. Beadle
                             Tel: 416-865-0466            Tel: 416-865-0466
                             Fax: 416-363-7574            Fax: 416-363-7574
- ---------------------------- --------------------------   --------------------------
Bank of America Canada       Bank of America Canada       Bank of America Canada
                             1055 Dunsmuir St.            1055 Dunsmuir St.
                             Suite 574                    Suite 574
                             P.O. Box 49295               P.O. Box 49295
                             Vancouver, BC, Canada        Vancouver, BC, Canada
                             V7X 1LB                      V7X 1LB
                             Attn: Loans Department       Attn: Loans Department
                             Tel: 604-684-7281            Tel: 604-684-7281
                             Fax: 604-683-1940            Fax: 604-683-1940
- ---------------------------- --------------------------   --------------------------


                                   I-5


- ---------------------------- -----------  ------------ -------------------- --------------------------
NM Rothschild & Sons Limited $13,000,000     -----          -----           Rothschild Denver, Inc.
                                                                            3020 Republic Plaza
                                                                            370 17th Street
                                                                            Denver, CO 80202
                                                                            Attn: Mark Williamson
                                                                            Tel: 303-607-9890
                                                                            Fax: 303-607-0998
- ---------------------------- -----------  ------------ -------------------- --------------------------
Bank of Montreal             $13,000,000     -----         -----            Bank of Montreal
                                                                            First Bank Tower
                                                                            595 Burrard St.
                                                                            6th Floor
                                                                            Vancouver, BC,
                                                                            Canada V7X 1L7
                                                                            Attn: Ms. Mari Linehan
                                                                            Tel: 604-665-7031
                                                                            Fax: 604-665-7102
- ---------------------------- -----------  ------------ -------------------- --------------------------
Republic National Bank       $10,000,000     -----        -----             Republic National Bank
of New York (Canada)                                                        of New York (Canada)
                                                                            1 First Canadian Place
                                                                            10th Floor
                                                                            P.O. Box 35
                                                                            Toronto, Ontario,
                                                                            Canada
                                                                            Attn: Anthony Matrundola
                                                                            Tel: 416-367-1710/x312
                                                                            Fax: 416-864-9061
- ---------------------------- -----------  ------------ -------------------- --------------------------
U.S. Bank of                 $ 5,000,000     -----        -----             U.S. Bank of
Washington, N.A.                                                            Washington, N.A.
                                                                            1420 5th Avenue
                                                                            Floor 11
                                                                            Seattle, WA 98101
                                                                            Attn: Wade Black
                                                                            Tel: 206-587-5234
                                                                            Fax: 206-587-5259
- ---------------------------- -----------  ------------ -------------------- --------------------------

- ---------------------------- --------------------------   --------------------------
NM Rothschild & Sons Limited Rothschild Denver, Inc.      Rothschild Denver, Inc.
                             3020 Republic Plaza          3020 Republic Plaza
                             370 17th Street              370 17th Street
                             Denver, CO 80202             Denver, CO 80202
                             Attn: Mark Williamson        Attn: Mark Williamson
                             Tel: 303-607-9890            Tel: 303-607-9890
                             Fax: 303-607-0998            Fax: 303-607-0998
- ---------------------------- --------------------------   --------------------------
Bank of Montreal             Bank of Montreal             Bank of Montreal
                             First Bank Tower             First Bank Tower
                             595 Burrard St.              595 Burrard St.
                             6th Floor                    6th Floor
                             Vancouver, BC,               Vancouver, BC,
                             Canada V7X 1L7               Canada V7X 1L7
                             Attn: Ms. Mari Linehan       Attn: Ms. Mari Linehan
                             Tel: 604-665-7031            Tel: 604-665-7031
                             Fax: 604-665-7102            Fax: 604-665-7102
- ---------------------------- --------------------------   --------------------------
Republic National Bank       Republic National Bank       Republic National Bank
of New York (Canada)         of New York (Canada)         of New York (Canada)
                             1 First Canadian Place       1 First Canadian Place
                             10th Floor                   10th Floor
                             P.O. Box 35                  P.O. Box 35
                             Toronto, Ontario,            Toronto, Ontario,
                             Canada                       Canada
                             Attn: Anthony Matrundola     Attn: Anthony Matrundola
                             Tel: 416-367-1710/x312       Tel: 416-367-1710/x312
                             Fax: 416-864-9061            Fax: 416-864-9061
- ---------------------------- --------------------------   --------------------------
U.S. Bank of                 U.S. Bank of                 U.S. Bank of
Washington, N.A.             Washington, N.A.             Washington, N.A.
                             1420 5th Avenue              1420 5th Avenue
                             Floor 11                     Floor 11
                             Seattle, WA 98101            Seattle, WA 98101
                             Attn: Wade Black             Attn: Lorrie Smith
                             Tel: 206-587-5234            Loan Servicing Center
                             Fax: 206-587-5259            Tel: 206-344-4696
                                                          Fax: 206-587-7022
- ---------------------------- --------------------------   --------------------------


                                             SCHEDULE I

                          COMMITMENTS AND APPLICABLE LENDING OFFICES; ETC.

B.  AUSTRALIAN LENDERS

- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
                               MAXIMUM
                              REVOLVING    LETTER OF
                               CREDIT       CREDIT      LETTER OF CREDIT                                        EURODOLLAR
NAME OF INITIAL LENDER       COMMITMENT    COMMITMENT     LENDING OFFICE     DOMESTIC LENDING OFFICE           LENDING  OFFICE
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
Citibank Limited             $21,000,000     -----           -----          Citibank Limited             Citibank Limited
                                                                            Level 25                     Level 25
                                                                            Waterfront Place             Waterfront Place
                                                                            1 Eagle Street               1 Eagle Street
                                                                            Brisbane, QLD 4000           Brisbane, QLD 4000
                                                                            Australia                    Australia
                                                                            Attn: Stephen Godfrey        Attn: Stephen Godfrey
                                                                            Tel: 617-3227-9431           Tel: 617-3227-9431
                                                                            Fax: 617-3227-9430           Fax: 617-3227-9430
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
Dresdner Australia Limited   $17,000,000     -----          -----           Dresdner Bank Australia     Dresdner Bank Australia
                                                                            Limited                     Limited
                                                                            Level 20                    Level 20
                                                                            2 Market Street             2 Market Street
                                                                            Sydney, NSW 2000            Sydney, NSW 2000
                                                                            Australia                   Australia
                                                                            Attn:  Richard Kovacs       Attn:  Richard Kovacs
                                                                            Tel:  61-2-286-2019         Tel:  61-2-286-2019
                                                                            Fax:  61-2-286-2150         Fax:  61-2-286-2150
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------

                                      I-7



- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
ABN AMRO Australia Limited   $17,000,000     -----            -----         ABN AMRO Australia          ABN AMRO Australia
                                                                            Limited                     Limited
                                                                            Level 14                    Level 14
                                                                            ABN AMRO House              ABN AMRO House
                                                                            10 Spring Street            10 Spring Street
                                                                            Sydney NSW 2000             Sydney NSW 2000
                                                                            Attn: Loans Administration  Attn: Loans Administration
                                                                            Mail: GPO Box 200,          Mail: GPO Box 200,
                                                                            Sydney NSW 2001             Sydney NSW 2001
                                                                            Australia                   Australia
                                                                            Attn: Chris Whittle         Attn: Chris Whittle
                                                                            Fax: 612-223-4310           Fax: 612-223-4310
                                                                            Telex: 73145 ABNAUS         Telex: 73145 ABNAUS
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
The First National Bank of   $14,000,000  $50,000,000  The First National   The First National          The First National
Chicago, Australian                                    Bank of Chicago      Bank of Chicago             Bank of Chicago
Branch                                                 Level 4              Level 4                     Level 4
                                                       70 Hindmarsh Square  70 Hindmarsh Square         70 Hindmarsh Square
                                                       Adelaide SA 5000     Adelaide SA 5000            Adelaide SA 5000
                                                       Australia            Australia                   Australia
                                                       Attn:                Attn:                       Attn:
                                                       Mrs. Chris Mather    Mrs. Chris Mather           Mrs. Chris Mather
                                                       Tel: 61-8-223-3377   Tel: 61-8-223-3377          Tel: 61-8-223-3377
                                                       Fax: 61-8-223-2948   Fax: 61-8-223-2948          Fax: 61-8-223-2948
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
Bank of America NT & SA,     $14,000,000     -----          -----           Bank of America NT & SA,    Bank of America NT & SA,
Sydney Branch                                                               Sydney Branch               Sydney Branch
                                                                            Level 18                    Level 18
                                                                            135 King Street             135 King Street
                                                                            Sydney, NSW 2000            Sydney, NSW 2000
                                                                            Attn: Simon Wiadrowski      Attn: Simon Wiadrowski
                                                                            Tel: 612-9931-4224          Tel: 612-9931-4224
                                                                            Fax: 612-221-1023           Fax: 612-221-1023
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------

                                     I-8


- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
Rothschild Australia         $13,000,000      -----         -----           Rothschild Australia        Rothschild Australia
Limited                                                                     Limited                     Limited
                                                                            Level 24                    Level 24
                                                                            Exchange Plaza              Exchange Plaza
                                                                            2 The Esplanade             2 The Esplanade
                                                                            Perth, Western              Perth, Western
                                                                            Australia                   Australia
                                                                            6000 Australia              6000 Australia
                                                                            Attn: Clive Donner          Attn: Clive Donner
                                                                            Tel: 619-268-4600           Tel: 619-268-4600
                                                                            Fax: 619-268-4646           Fax: 619-268-4646
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------
Republic Mase Australia      $10,000,000      -----        -----            Republic Mase               Republic Mase
Limited                                                                     Australia Limited           Australia Limited
                                                                            Level 6, AMP Centre         Level 6, AMP Centre
                                                                            50 Bridge Street            50 Bridge Street
                                                                            Sydney, NSW 2000            Sydney, NSW 2000
                                                                            Australia                   Australia
                                                                            Attn: Colin MacArthur       Attn: Colin MacArthur
                                                                            Tel: 61-2-233-8566          Tel: 61-2-233-8566
                                                                            Fax: 61-2-235-0950          Fax: 61-2-235-0950
- ---------------------------- -----------  ------------ -------------------- --------------------------  --------------------------

                                     SCHEDULE I

                  COMMITMENTS AND APPLICABLE LENDING OFFICES; ETC.

D.  RISK PARTICIPANTS

          ----------------------           -------------
                                             MAXIMUM
                                            REVOLVING
          NAME OF INITIAL LENDER             CREDIT
                                            COMMITMENT
          -----------------------------    -------------
          CIBC Inc.                        $17,000,000
          -----------------------------    -------------
          The Bank of Nova Scotia          $14,000,000
          -----------------------------    -------------
          Bank of Montreal                 $ 8,000,000
          -----------------------------    -------------
          U.S. Bank of Washington, N.A.    $ 5,000,000
          -----------------------------    -------------

                                   SCHEDULE I

                COMMITMENTS AND APPLICABLE LENDING OFFICES; ETC.

E.  NON-PRO RATA LENDER

- ------------------    ---------------------------   -------------------------

                                 DOMESTIC                      EURODOLLAR
                                 LENDING                        LENDING
                                  OFFICE                         OFFICE
- ------------------    ---------------------------   -------------------------
ABN AMRO Australia    ABN AMRO Australia Limited    ABN AMRO Australia Limited
Limited               Level 14, ABN AMRO House      Level 14, ABN AMRO House
                      10 Spring Street              10 Spring Street
                      Sydney NSW 2000               Sydney NSW 2000
                      Attn: Loans Administration    Attn: Loans Administration
                      Mail: GPO Box 200,            Mail: GPO Box 200,
                      Sydney NSW  2001              Sydney NSW  2001
                      Fax: 612-223-4210             Fax: 612-223-4210
                      Telex: 73145 ABNAUS           Telex: 73145 ABNAUS
- ------------------    ---------------------------   -------------------------

                              SCHEDULE II

                      PERFORMANCE PRICING SCHEDULE



               U.S. BASE RATE
                 ADVANCES/
               CANADIAN BASE
               RATE ADVANCES/
                CANADIAN PRIME      EURODOLLAR               FINANCIAL
PERFORMANCE     RATE ADVANCES/    RATE ADVANCES/             LETTER OF    COMMERCIAL     UNUSED
 PRICING      AUSTRALIAN PRIME    BANK BILL RATE    DRAWING   CREDIT      LETTER OF    COMMITMENT
  LEVEL         RATE ADVANCES       ADVANCES          FEE       FEE       CREDIT FEE      FEE
- -----------   ----------------    --------------    -------  ---------    ----------   ----------
    I         0.00%               0.65%             0.65%     0.65%       0.325%       0.20%
- -----------   ----------------    --------------    -------  ---------    ----------   ----------
   II         0.00%               0.75%             0.75%     0.75%       0.375%       0.25%
- -----------   ----------------    --------------    -------  ---------    ----------   ----------
   III        0.00%               1.00%             1.00%     1.00%       0.50%        0.3125%
- -----------   ----------------    --------------    -------  ---------    ----------   ----------
   IV         0.25%               1.25%             1.25%     1.25%       0.625%       0.375%
- -----------   ----------------    --------------    -------  ---------    ----------   ----------
    V         0.50%               1.50%             1.50%     1.50%       0.75%        0.375%
- -----------   ----------------    --------------    -------  ---------    ----------   ----------
   VI         0.75%               1.75%             1.75%     1.75%       0.875%       0.50%
- -----------   ----------------    --------------    -------  ---------    ----------   ----------

MULTICURRENCY REDUCING REVOLVING CREDIT AGREEMENT
SCHEDULE 1.01(a)

PART I - EXISTING HEDGE BANKS

Bank of Nova Scotia
Chemical Bank
Citibank N.A.
Citibank Limited
Credit Suisse Bullion
Dresdner Bank AG
J. Aron & Company
Shearson Lehman Commercial Corporation
Mitsui & Co. (Australia) Ltd.
Morgan Guaranty Trust Company of New York
NM Rothschild & Sons Limited
Republic National Bank of New York
Seafirst Bank
Union Bank of Switzerland New York Branch


PART II - EXISTING HEDGE AGREEMENTS

ISDA Interest Rate and Currency Exchange Agreement dated as of 9/17/90, as amended, between Chemical Bank and Pegasus Gold Corporation


- -----------------  -----------   ---------------------------------   -------------------------------------
                                                                       SUMMARY OF OUTSTANDING
     BANK            CUSTOMER          MASTER CONTRACT                 CONTRACTS AS OF MARCH 31, 1996
- -----------------  -----------   ---------------------------------   -------------------------------------
Chemical Bank      PGC           Interest Rate Gold Long Dated       Gold Forwards:123,000 oz.
                   PGI           Forward Transaction dated 9/17/90   Cumulative Value of Contracts
                   Guarantee     Silver Long Dated Forward           US$64,871,430
                                 Transaction dated 7/1/91
                                 Silver Long Dated Forward           Silver Forwards:2,365,009 oz.
                                 Transaction dated 4/28/93           Cumulative Value of Contracts
                                                                     US$11,836,993
- -----------------  -----------   ---------------------------------   -------------------------------------

PART III - SURVIVING HEDGE AGREEMENTS

- -----------------   -----------   ---------------------------------   -------------------------------------
                                                                       SUMMARY OF OUTSTANDING
     BANK             CUSTOMER          MASTER CONTRACT                CONTRACTS AS OF MARCH 31, 1996
- -----------------   -----------   ---------------------------------   -------------------------------------
Bank of Nova Scotia PGC,          Gold & Silver Facility              None
                    PGI           Agreement dated 12/6/93
                    Guarantee
- -----------------   -----------   ---------------------------------   -------------------------------------
Citibank Limited,   PGI           None                                Foreign Exchange: Cumulative Value of
Australia                                                             Contracts A$50,500,000
- -----------------   -----------   ---------------------------------   -------------------------------------


- -----------------   -----------   ---------------------------------   -------------------------------------
                                                                       SUMMARY OF OUTSTANDING
     BANK             CUSTOMER          MASTER CONTRACT                CONTRACTS AS OF MARCH 31, 1996
- -----------------   -----------   ---------------------------------   -------------------------------------
Citibank N.A.       PGC           Bullion Dealing                     Gold Forwards:75,300 oz.
                                  Master Agreement                    Cumulative Value of Contracts
                                  dated 5/20/94                       US$30,601,340

                                                                      Gold Put Options : 40,000 oz.
                                                                      Cumulative Value of Contracts
                                                                      US$16,130,000

                                                                      Gold Call Options: 40,000 oz.
                                                                      Cumulative Value of Contracts
                                                                      US$17,800,000

                                                                      Silver Forwards: 200,000 oz.
                                                                      Cumulative Value of Contracts
                                                                      US$1,218,000

                                                                      Lead Forwards: 3,250 tonnes
                                                                      Cumulative Value of Contracts
                                                                      US$2,054,000

                                                                      Zinc Forwards: 6,000 tonnes
                                                                      Cumulative Value of Contracts
                                                                      US$6,489,000
- -----------------   -----------   ---------------------------------   -------------------------------------
Credit Suisse       PGA           Gold Forward Facility               Gold Forwards:22,000 oz.
Bullion,                          Agreement dated 5/21/92             Cumulative Value of Contracts
Australia                                                             A$14,136,100

                                                                      Foreign Exchange: Cumulative Value of
                                                                      Contracts A$73,197,533
- -----------------   -----------   ---------------------------------   -------------------------------------
Dresdner Bank AG    PGC           None                                Gold Forwards: 5,200 oz.
                                                                      Cumulative Value of Contracts:
                                                                      US$2,142,801

                                                                      Gold Put Options: 20,000 oz.
                                                                      Cumulative Value of Contracts:
                                                                      US$8,040,000

                                                                      Gold Call Options: 20,000 oz.
                                                                      Cumulative Value of Contracts:
                                                                      US$8,900,000
- -----------------   -----------   ---------------------------------   -------------------------------------

- -----------------   -----------   ---------------------------------   -------------------------------------
                                                                       SUMMARY OF OUTSTANDING
     BANK             CUSTOMER          MASTER CONTRACT                CONTRACTS AS OF MARCH 31, 1996
- -----------------   -----------   ---------------------------------   -------------------------------------
J Aron & Company    PGC           Letter Agreement 9/4/90, as         Gold Forwards: 117,100 oz.
                                  amended                             Cumulative Value of Contracts:
                                                                      US$47,347,280

                                                                      Gold Put Options: 70,000 oz.
                                                                      Cumulative Value of Contracts:
                                                                      US$26,920,000

                                                                      Gold Call Options: 81,500 oz.
                                                                      Cumulative Value of Contracts:
                                                                      US$37,975,000

                                                                      Lead Forwards: 750 tonnes
                                                                      Cumulative Value of Contracts:
                                                                      US$506,250

                                                                      Zinc Forwards: 2,000 tonnes
                                                                      Cumulative Value of Contracts:
                                                                      US$2,193,100
- -----------------   -----------   ---------------------------------   -------------------------------------
Shearson Lehman     PGC           Metals Account Agreement dated      Gold Forwards: 159,143 oz.
Commercial          PGI           4/14/92                             Cumulative Value of Contracts:
Corporation         Guarantee                                         US$70,121,201

                                                                      Gold Put Options: 50,000 oz.
                                                                      Cumulative Value of Contracts:
                                                                      US$70,121,201

                                                                      Gold Call Options: 41,000 oz.
                                                                      Cumulative Value of Contracts:
                                                                      US$18,450,000
- -----------------   -----------   ---------------------------------   -------------------------------------
Mitsui & Co.        PGA           Gold Forward Selling Facility       Gold Forwards: 28,985 oz.
(Australia) Ltd.                  dated 11/5/90                       Cumulative Value of Contracts:
                                                                      A$18,361,997

                                                                      Gold Call Options: 26,600 oz.
                                                                      Cumulative Value of Contracts:
                                                                      A$14,663,000
- -----------------   -----------   ---------------------------------   -------------------------------------
Morgan Guaranty     PGC           ISDA Master Agreement dated         Gold Forwards: 26,500 oz.
Trust Company                     8/10/95                             Cumulative Value of Contracts:
of New York                                                           US$10,826,053

                                                                      Gold Call Options: 35,000 oz.
                                                                      Cumulative Value of Contracts:
                                                                      US$16,800,000

                                                                      Silver Forwards: 300,000 oz.
                                                                      Cumulative Value of Contracts:
                                                                      US$1,812,300

                                                                      Zinc Forwards: 1,125 tonnes
                                                                      Cumulative Value of Contracts:
                                                                      US$1,237,500

- -----------------   -----------   ---------------------------------   -------------------------------------

- -----------------   -----------   ---------------------------------   -------------------------------------
                                                                       SUMMARY OF OUTSTANDING
     BANK             CUSTOMER          MASTER CONTRACT                CONTRACTS AS OF MARCH 31, 1996
- -----------------   -----------   ---------------------------------   -------------------------------------
NM Rothschild &     PGC           Letter Agreement dated 6/7/94       Gold Forwards: 153,561 oz.
Sons Limited        PGA                                               Cumulative Value of Contracts:
                                                                      US$13,322,525
                                                                      A$67,101,236

                                                                      Gold Call Options: 50,000 oz.
                                                                      Cumulative Value of Contracts:
                                                                      A$28,800,000

                                                                      Lead Forwards: 750 tonnes
                                                                      Cumulative Value of Contracts:
                                                                      US$464,749
- -----------------   -----------   ---------------------------------   -------------------------------------
Republic            PGC           None                                Gold Put Options: 20,000 oz.
National Bank                                                         Cumulative Value of Contracts:
of New York                                                           US$8,900,000

                                                                      Gold Call Options: 20,000 oz.
                                                                      Cumulative Value of Contracts:
                                                                      US$8,170,000
- -----------------   -----------   ---------------------------------   -------------------------------------
Seafirst Bank       PGC           None                                Foreign Exchange: Cumulative Value of
                                                                      Contracts  A$38,500,000
- -----------------   -----------   ---------------------------------   -------------------------------------
Union Bank of       PGC           Master Bullion Trading Agreement    Silver Forwards: 200,004 oz.
Switzerland,                      dated 2/3/95                        Cumulative Value of Contracts:
New York                                                              US$1,060,021
- -----------------   -----------   ---------------------------------   -------------------------------------

MULTICURRENCY REDUCING REVOLVING CREDIT AGREEMENT
SCHEDULE 1.01(b) - EXISTING LETTERS OF CREDIT

1.   US Bank of Washington Irrevocable Standby Letter of Credit
     No. S097269 dated September 8, 1994, as amended;issued for the account of Pegasus Gold Corporation; Beneficiary:
     National Fire Insurance Company of Hartford; Expires
     September 7, 1996; Principal amount outstanding as of March 31, 1996 US$3,999,104

2. US Bank of Washington Irrevocable Standby Letter of Credit No. S061624 dated July 31, 1991, as amended;issued for the account of Pegasus Gold Corporation; Beneficiary: The Aetna Casualty and Surety Company; Expires May 31, 1996; Principal amount outstanding as of March 31, 1995 US$5,300,000

3. Seattle-First National Bank Irrevocable Standby Letter of Credit No. G193003 dated September 6, 1994, as amended; issued for the account of Pegasus Gold Corporation; Beneficiary: Safeco
     Insurance Company of America; Expires September 6, 1996;
     Principal amount outstanding as of March 31, 1996 US$3,540,183

MULTICURRENCY REDUCING REVOLVING CREDIT AGREEMENT
SCHEDULE 3.01(b) - SURVIVING DEBT

LOAN AGREEMENTS:

1. 6 1/4 % Convertible Subordinated Notes due April 30, 2002 dated as of April 15, 1995 with Pegasus Gold Inc. , Issuer and The Bank of New York, Trustee. The notes are convertible into 7,709,067 Common Shares of the company at a conversion price of US$14.9175 per Common Share at any time after June 18, 1995 through the earlier of April 30, 2002, or the redemption date. There is no sinking fund requirement on the Notes, and they may not be redeemed until April 30, 1998, at such time they are redeemable at 100% plus accrued interest to the redemption date. Interest on the Notes is payable semiannually on April 30 and October 31 of each year commencing on October 31, 1995. Principal amount outstanding as of March 31, 1996 equals US$115,000,000.

2. Master Premium Financing Agreement between Pegasus Gold Corporation and Fireman's Fund Insurance Company dated as of January 1, 1993, as amended. Aggregate amount of Notes as of March 31, 1996 US$2,192,182. This amount represents deferred premiums which may or may not be payable depending on the amount of Workers Compensation claims in the years 1994-1996. Final maturity of the notes outstanding are as follows: US$722,104 due July 1, 1996; US$1,057,746 due July 1, 1997 and; $412,332 due
     July 1, 1998. Payments are made on the notes based on an annual review of workers compensation claims.

GUARANTEES:

1. Pegasus Gold Inc. Corporate 1 Year Guarantee to Citicorp and each subsidiary or affiliate thereof for punctual payment of Local Office Lease Obligation of Pegasus do Brasil Mineracao Ltda dated March 20, 1996 in the amount of R$26,000 (Brazilian Reals).

2. Pegasus Gold Inc. General Guarantee in favour of The Bank of Nova Scotia in respect of the indebtedness and liability of Pegasus Gold Corporation to the Bank dated December 6, 1993 (Guarantees Pegasus Gold Corporation's payment and performance under the Gold and Silver Facility Agreement dated December 6,
     1993).

3. Pegasus Gold Inc. Guarantee to Shearson Lehman Commercial Corp. Dated as of January 25, 1991 (Guarantee's Pegasus Gold
     Corporation's payment and performance under the Metals Account Agreement dated April 14, 1992).

4. Pegasus Gold Inc. Guaranty dated December 28, 1995 granted in favor of Atel Leasing Corporation as regards the punctual payment and performance of Pegasus Gold
     Corporation under the Master Lease Agreement No. PEGA1 dated as of December 28, 1995.

5. Pegasus Gold Inc. Guaranty dated December June 15, 1991 granted in favor of Caterpillar Financial Corporation as regards the punctual payment and performance of Pegasus Gold Corporation under the Lease Agreement dated as of June 21, 1991.

6. Pegasus Gold Inc. Guaranty dated December 20, 1993 granted in favor of Caterpillar Financial Corporation as regards the punctual payment and performance of Pegasus Gold Corporation under the Master Lease Agreement dated as of December 20, 1993.

7. Pegasus Gold Corporation Guaranty granted in favor of US Bank of Washington as regards the punctual payment and performance of $400,000 loan to an employee.

HEDGE AGREEMENTS:

See schedule 1.01(a) which is incorporated herein by reference.

OBLIGATIONS UNDER CAPITALIZED LEASES:

1. Master Lease Agreement No. PEGA1 Dated as of December 29, 1995 between Atel Leasing Corporation as Lessor and Pegasus Gold Corporation as Lessee : Guaranteed by Pegasus Gold Inc. As of March 31, 1996, capital lease liability equals US$6,850,000 calculated according to generally accepted accounting principles.

2. Master Lease Agreement Between Caterpillar Financial Services Corporation as Lessor and Pegasus Gold Corporation as Lessee dated as of December 20, 1993 : Guaranteed by Pegasus Gold Inc. Capital lease liability calculated according to generally accepted accounting principles as of March 31, 1996 as follows:
     Lease Supplement No. 5 dated December 28, 1995   US$18,700,000
     Lease Supplement No. 6 dated March 1, 1996       US$ 1,920,000
     Note that Lease Supplements 1-4 refer to operating leases.

MISC. OBLIGATIONS:

1. Counter Indemnity Agreement Guarantee Mineral Lease S153 for the benefit of the Minister for Mines & Energy of the Northern
     Territory of Australia dated as of March 30, 1992 between Rothschild Australia Limited and Zapopan NL (Pegasus Gold
     Australia Pty Ltd) in the amount of A$150,000.

2. Guarantee for Security Mineral Lease ML N1070, N1071, N1127 for the benefit of the Minister for Mines & Energy of the Northern Territory of Australia dated as of February 26, 1993 between Rothschild Australia Limited and Zapopan NL (Pegasus Gold Australia Pty Ltd) in the sum of A$400,000.

3. Guarantee for Security Exploration Lease EL 7989 for the benefit of the Minister for Mines & Energy of the Northern Territory of Australia dated as of July 28, 1993 between Rothschild Australia Limited and Zapopan NL (Pegasus Gold Australia Pty Ltd) in the sum of A$20,000.

4. Guarantee for Security Exploration License EL8863 for the benefit of the Minister for Mines & Energy of the Northern Territory of Australia dated as of November 15, 1993 between Rothschild Australia Limited and Zapopan NL (Pegasus Gold Australia Pty Ltd) in the sum of A$1,000.

5. Guarantee for Security Exploration License EL8864 for the benefit of the Minister for Mines & Energy of the Northern Territory of Australia, not dated, between Rothschild Australia Limited and Zapopan NL (Pegasus Gold Australia Pty Ltd) in the sum of A$2,000.

6. Guarantee for Security Exploration License EL9093 for the benefit of the Minister for Mines & Energy of the Northern Territory of Australia dated as of August 10, 1995 between Rothschild Australia Limited and Zapopan NL (Pegasus Gold Australia Pty Ltd) in the sum of A$1,000.

7. Guarantee for Security Exploration License EL9102 for the benefit of the Minister for Mines & Energy of the Northern Territory of Australia dated as of August 10, 1995 between Rothschild Australia Limited and Zapopan NL (Pegasus Gold Australia Pty Ltd) in the sum of A$2,000.

8. Guarantee for Security Exploration License EL 7941 for the benefit of the Minister for Mines & Energy of the Northern Territory of Australia dated as of April 13, 1993 between Australia and New Zealand Banking Group Limited and Zapopan NL (Pegasus Gold Australia Pty Ltd) in the sum of A$1,000.

MISC. OBLIGATIONS:

9. Guarantee for Security Exploration License EL7942 for the benefit of the Minister for Mines & Energy of the Northern Territory of Australia dated as of April 13, 1993 between New Zealand Banking Group Limited and Zapopan NL (Pegasus Gold Australia Pty Ltd) in the sum of A$1,000.

10. Guaranty of Office Lease Obligations in the amount of R$27,000 (Brazilian Reals) issued by Citibank Brazil for the benefit of Pegasus do Brasil Mineracao Ltda and Citibank Brazil.

11. Reimbursement Agreement for Letter of Guarantee to the Bank of Nova Scotia, Georgetown, Guyana from Pegasus Gold International, Inc. dated January 31, 1995. Letter of Guarantee in the principal Amount of US$50,000 issued to Guyana Geology and Mines Commission by the Bank of Nova Scotia.

MULTICURRENCY REDUCING REVOLVING CREDIT AGREEMENT
SCHEDULE 4.01(b)- SUBSIDIARIES; RESTRICTED SUBSIDIARIES; CAPITAL STOCK


- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
LOAN PARTY         RESTRICTED**    JURISDICTION OF NUMBER OF SHARES       NUMBER OF SHARES      NUMBER OF SHARES    LOAN PARTY
                   UNRESTRICED***  INCORPORATION   AUTHORIZED             ISSUED & OUTSTANDING  OWNED BY LOAN       OWNERSHIP
                                                                                                PARTY               INTEREST
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pegasus Gold        NA             Northern        Common stock, A$.25    161,692,128 shares    161,692,128 shares  Pegasus Gold
Australia Pty Ltd                  Territory,      par value, Authorized                                            Inc. (100%)
                                   Australia       200,000,000 shares
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pegasus Gold        NA             Nevada          Common stock, US$1.00  248,266 shares        248,266 shares      Pegasus Gold
Corporation                                        par Authorized                                                   Inc. (100%)
                                                   1,505,000 shares
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Zortman             **             Montana         Common stock, no par   1,567,092 shares      1,567,092 shares    Pegasus Gold
Mining Inc.                                        value, Authorized                                                Corporation
                                                   2,000,000 shares                                                 (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Florida Canyon      **             Washington      Common stock, US$.001  1,130,000 shares      1,130,000 shares    Pegasus Gold
Mining Inc.                                        par value, Authorized                                            Corporation
                                                   50,000,000 shares                                                (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Montana Tunnels     **             Nevada          Common stock, no par   2 shares              2 shares            Pegasus Gold
Mining Inc.                                        value, Authorized                                                Corporation
                                                   100,000 shares                                                   (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pegasus Gold        **             Washington      Common stock, no par   100 shares            100 shares          Pegasus Gold
International,                                     value, Authorized 100                                            Corporation
Inc.                                               shares                                                           (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pegasus Gold        **             Arizona         Class A Common stock,  100 shares            100 shares          Pangea
Montana Mining,                                    no par value,                                                    International
Inc.                                               Authorized 2,000,000                                             Holdings
                                                   shares                                                           Corporation
                                                                                                                    (100%)
                                                   Class B Common stock,  None
                                                   US$100 par value,
                                                   Authorized 50,000
                                                   shares
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------



- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
LOAN PARTY         RESTRICTED**    JURISDICTION OF NUMBER OF SHARES       NUMBER OF SHARES      NUMBER OF SHARES    LOAN PARTY
                   UNRESTRICED***  INCORPORATION   AUTHORIZED             ISSUED & OUTSTANDING  OWNED BY LOAN       OWNERSHIP
                                                                                                PARTY               INTEREST
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Beal Mountain       **             Montana        Common stock, US$1.00  1 share               1 share             Pegasus Gold
Mining, Inc.                                      par value, Authorized                                            Corporation
                                                  100,000 shares                                                   (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Black Pine          **             Nevada         Common stock, US$.10   3,000 shares          3,000 shares        Pegasus Gold
Mining, Inc.                                      par value, Authorized                                            Corporation
                                                  1,000,000 shares                                                 (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Diamond Hill        **             Montana        Common stock, US$1.00  100 shares            100 shares          Pegasus Gold
Mining, Inc.                                      par value, Authorized                                            Corporation
                                                  100,000 shares                                                   (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pangea              **             Nevada         Common stock, no par   2,500 shares          2,500 shares        Pegasus Gold
International                                     value, Authorized                                                Corporation
Holdings                                          2,500 shares                                                     (100%)
Corporation
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pegasus Minera de   **             Santiago,      Limited Liability      NA                    NA                  Pegasus Gold
Chile Limitada                     Chile          Partnership                                                      Corporation 99%;
                                                  (Sociedad de                                                     Zortman
                                                  Responsabilidad                                                  Mining Inc. 1%
                                                  Limitada)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pegasus do Brasil   **             Rio de         Partnership by         NA                    NA                  Pegasus Gold
Mineracao Ltda                     Janeiro,       Limited Shares                                                   International
                                   Brazil         Responsibility:                                                  Inc. 99%;
                                                  Joint stock is R$100                                             Pegasus Gold
                                                  (one hundred reais)                                              Corporation 1%
                                                  broken down in 100
                                                  shares in the amount
                                                  of R$1.00 (one real)
                                                  each share
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pegasus Gold        ***            Nevada         Common stock, US$.01   1,000 shares          1,000 shares        Pegasus Gold
Finance                                           par value, Authorized                                            Corporation
Corporation                                       1,000 shares                                                     (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pegasus Aviation    ***            Nevada         Common stock, US$1.00  5,000 shares          5,000 shares        Pegasus Gold
Services, Inc.                                    par value, Authorized                                            Corporation
                                                  25,000 shares                                                    (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------



- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
LOAN PARTY         RESTRICTED**    JURISDICTION OF NUMBER OF SHARES       NUMBER OF SHARES      NUMBER OF SHARES    LOAN PARTY
                   UNRESTRICED***  INCORPORATION   AUTHORIZED             ISSUED & OUTSTANDING  OWNED BY LOAN       OWNERSHIP
                                                                                                PARTY               INTEREST
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pegasus Gold        ***            Victoria,      Common stock, A$1.00   695,388 shares        695,388 shares      Pegasus Gold
Australia                          Australia      par value, Authorized                                            Inc. (100%)
Holdings Ltd.                                     1,000,000 shares
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pangea              ***            Arizona        Class A Common stock,  140,000 shares       140,000 shares       Pangea
Explorations, Inc.                                no par value,                                                    International
                                                  Authorized 1,000,000                                             Holdings
                                                  shares                                                           Corporation
                                                                                                                   (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pangea Minerals     ***            Nevada         Common stock, no par   100 shares            100 shares          Pangea
Inc.                                              value, Authorized                                                International
                                                  25,000 shares                                                    Holdings
                                                                                                                   Corporation
                                                                                                                   (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pangea Resource     ***            Nevada         Common stock, no par   100 shares            100 shares          Pangea
Explorations, Inc.                                value, Authorized                                                International
                                                  25,000 shares                                                    Holdings
                                                                                                                   Corporation
                                                                                                                   (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Pangea Gold         ***            Nevada         Common stock, no par   100 shares            100 shares          Pangea
Corporation                                       value, Authorized                                                International
                                                  25,000 shares                                                    Holdings
                                                                                                                   Corporation
                                                                                                                   (100%)
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------
Hippocrene          ***            The            Unknown                Unknown               Unknown             Pegasus Gold
Holdings NV                        Netherlands                                                                     Inc. (100%)
                                   Antilles
- -----------------  --------------  --------------- ---------------------  --------------------  ------------------  ---------------


MULTICURRENCY REDUCING REVOLVING CREDIT AGREEMENT
SCHEDULE 4.01(d)- AUTHORIZATIONS AND APPROVALS

1. With respect to the pledge pursuant to the Pledge Agreement of the shares by a company subject to the Australian Corporation Law:
    (a) ASC Form 309 (Notification of Details of a Charge); and
    (b) ASC Form 350 (Certificaton of Compliance with Stamp Duty Law); each duly completed by the relevant Pledgor (as defined in the Pledge Agreement) and in each case filed with the Australian Securities Commission. The above-referenced forms will be executed and delivered to the U.S. Administrative Agent at Closing, and will be filed thereafter.

2. Registration of a financing statement in the Personal Property Registry for the Province of British Columbia. To be executed and delivered to the US Administrative Agent at Closing, and will be filed thereafter.

3. Filing of UCC Financing Statements under any applicable state's Uniform Commercial Code (such filings are not required for the perfection or maintenance of the Liens created by the Pledge Agreement in the Pledged Shares (as defined in the Pledge Agreement)).

MULTICURRENCY REDUCING REVOLVING CREDIT AGREEMENT
SCHEDULE 4.01(s) - EXISTING DEBT

CREDIT AGREEMENT:

1. Credit Agreement dated as of August 23, 1991, as amended, among Pegasus Gold Corporation, Pegasus Gold Inc., Beal Mountain Mining Inc., Florida Canyon Mining Inc., Montana Tunnels Mining, Inc., Pegasus Aviation Services Inc., Zortman Mining Inc., Pangea Resources Pty Ltd., Pangea International Holdings Corporation, Pegasus Gold Montana Mining Inc., Black Pine Mining Inc., and U.S. Bank of Washington National
     Association as Agent.   Principal amount outstanding as of
     March 31, 1996 equals zero.

AGREEMENTS RELATED TO LETTERS OF CREDIT:

1. Letter of Credit and Reimbursement Agreement dated as of June 4, 1992, as amended, among Pegasus Gold Corporation, as Borrower, and U.S. Bank of Washington, National Association.

2. Letter of Credit and Reimbursement Agreement dated as of August 1, 1994 among Pegasus Gold Corporation, as Borrower, and Seattle-First National Bank.

MULTICURRENCY REDUCING REVOLVING CREDIT AGREEMENT
SCHEDULE 4.01(u)- EXISTING LIENS

1. Pegasus Gold Corporation granted a security interest in property held by or in any account maintained with Shearson
     Lehman Commercial Corporation under the Metals Account
     Agreement dated April 14, 1992, Section 10.

2. Pegasus Gold Corporation granted a first priority continuing security interest in, lien on and right of Set-off against all posted collateral transferred to or received by (currently no collateral posted) Morgan Guaranty Trust Company of New York in the Credit Support Annex to the Schedule of the ISDA Master Agreement dated August 10, 1995.

3. Pegasus Gold Corporation granted a security interest to Fireman's Fund Insurance Company in the Master Premium Financing Agreement dated January 1, 1993, Section XIII, in (i) all return premiums, dividend advances, dividends or other amounts which may at any time be owing from Fireman's Fund or its affiliates and (ii) all monies and other assets in which Pegasus may have an interest which are held from time to time by Fireman's Fund , to support and assure payment and satisfaction of all Obligations.

MULTICURRENCY REDUCING REVOLVING CREDIT AGREEMENT
SCHEDULE 4.01(v)- INVESTMENTS


- ---------------   ---------------  -----------------  ----------------  -----------  ------------------
INVESTMENT        LOAN PARTY       SHARES HELD        INVESTMENNT       PERCENT      COMMENTS
                  NAME                                CARRYING VALUE    OWNED
- ---------------   ---------------  -----------------  ----------------  -----------  ------------------
USMX, Inc.        Pegasus Gold     4,862,000          $11,400,305       33%          None
                  Corporation      Common Shares
- ---------------   ---------------  -----------------  ----------------  -----------  ------------------
Emerging          Pegasus Gold     160,000            $ 7,069,940       21%          The Company is
Markets Gold      Inc.             Common Shares                                     obligated to invest
Fund                                                                                 up to an additional
                                   166,400                              26%          $8,236,800 at 30
                                   Preferred                                         days notice from
                                   Shares                                            the fund
- ---------------   ---------------  -----------------  ----------------  -----------  ------------------
Intermin                                                                             On February 29,
Resource                                                                             1996 Pegasus Gold
Corporation                                                                          Inc. agreed to
                                                                                     acquire a 19.9
                                                                                     percent equity
                                                                                     interest for A$5.1
                                                                                     million in Intermin
                                                                                     Resource
                                                                                     Corporation Limited,
                                                                                     an Australian gold
                                                                                     exploration company,
                                                                                     along with an option
                                                                                     to acquire up to 51
                                                                                     percent at an agreed
                                                                                     price of A$34.7
                                                                                     million within two
                                                                                     years.
- ---------------   ---------------  -----------------  ----------------  -----------  ------------------


                                      EXHIBIT A

                              ASSIGNMENT AND ACCEPTANCE


               Reference is made to the Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among PEGASUS GOLD INC., a company organized under the laws of British Columbia, Canada ("PGI" or the "CANADIAN BORROWER"), PEGASUS GOLD CORPORATION, a Nevada corporation and a wholly owned subsidiary of PGI ("PGC" or the "US BORROWER"), PEGASUS GOLD AUSTRALIA PTY LTD (formerly known as Zapopan N.L.) (ACN 009 628
924), an Australia corporation and a wholly owned subsidiary of PGI ("PGA" or the "AUSTRALIAN BORROWER" and, together with the Canadian Borrower and the US Borrower, each a "BORROWER" and, collectively, the "BORROWERS"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS") and the Initial Issuing Banks (as defined therein), CITIBANK, N.A. ("CITIBANK"), as administrative agent in the United States and as a collateral agent (in such capacity, together with any successor appointed pursuant to Article VII of such Credit Agreement, the "US ADMINISTRATIVE AGENT") for the Lender Parties and the other Secured Parties (each as defined therein), CITIBANK CANADA ("CITIBANK CANADA"), as administrative agent in Canada and as a collateral agent (in such capacity, together with any successor appointed pursuant to Article VII of such Credit Agreement, the "CANADIAN ADMINISTRATIVE AGENT") for the Lender Parties, CITIBANK LIMITED (ACN 004 325 080) ("CITIBANK AUSTRALIA"), as administrative agent in Australia and as a collateral agent (in such capacity, together with any successor appointed pursuant to Article VII of such Credit Agreement, the "AUSTRALIAN ADMINISTRATIVE AGENT") for the Lender Parties, ABN AMRO AUSTRALIA LIMITED, as the Non-Pro Rata Lender (as defined therein) and ABN AMRO BANK N.V., CANADIAN IMPERIAL BANK OF COMMERCE, DRESDNER BANK AG, NEW YORK BRANCH, and THE
FIRST NATIONAL BANK OF CHICAGO, as Co-Agents.   Terms defined in the Credit
Agreement are used herein with the same meaning.

               The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

               1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Maximum Revolving Credit Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

               2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto;
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iv) confirms that, unless the Assignee is an Affiliate of the Assignor, each of the Assignor's Affiliates which is a Lender under the Credit

Agreement is simultaneously herewith assigning a percentage of such Affiliate's Maximum Revolving Credit Commitment equal to the percentage of the Assignor's Maximum Revolving Credit Commitment being assigned hereby; and (v) attaches the Note or Notes held by the Assignor and requests that the US Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

               3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the US Administrative Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes each Administrative Agent and each Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Administrative Agent or such Collateral Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

               4. Following the execution of this Assignment and Acceptance, it will be delivered to the US Administrative Agent for acceptance and recording by the US Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the US Administrative Agent, unless otherwise specified on Schedule 1 hereto.

               5. Upon such acceptance and recording by the US Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and
(ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

               6. Upon such acceptance and recording by the US Administrative Agent, from and after the Effective Date, each Appropriate Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

               7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

               8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

               9. This Assignment and Acceptance is not to be executed in any part of Australia other than the Australian Capital Territory; PROVIDED that failure to comply with this Section 9 shall not affect the effectiveness hereof.

               IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                      SCHEDULE 1
                                          TO
                              ASSIGNMENT AND ACCEPTANCE


       Percentage of Assignor's Maximum Revolving Credit
       Commitment interest assigned:                                           %
                                                                     ----------
       Assignee's Maximum Revolving Credit Commitment
       (after giving effect to assignment):                         $
                                                                     ----------

       Aggregate outstanding principal amount of Advances assigned: $
                                                                     ----------

       Principal amount of US Borrower Note payable to Assignee:    $
                                                                     ----------

       Principal amount of Canadian Borrower Note payable
       to Assignee:                                                 $
                                                                     ----------

       Principal amount of Australian Borrower Note payable
       to Assignee:                                                 $
                                                                     ----------

       Principal amount of US Borrower Note payable to Assignor:    $
                                                                     ----------

       Principal amount of Canadian Borrower Note payable
       to Assignor:                                                 $
                                                                     ----------

       Principal amount of Australian Borrower Note payable
       to Assignor:                                                 $
                                                                     ----------

Assignor is and Assignee shall, upon the effectiveness hereof, be [a/an] [US/Canadian/Australian] [Lender] [Risk Participant].

Effective Date (if other than date of acceptance by US Administrative Agent):
1               , 199
  ---------- ---     --

                                       [NAME OF ASSIGNOR], as Assignor

                                       By
                                         ----------------------------------
                                          Title:

                                       Dated:              , 199
                                             ---------- ---     --
- -------------------------
1 This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the US Administrative Agent.

[NOTE:  Pursuant to Section 9 of the foregoing Assignment and Acceptance, this
Schedule 1 is not to be executed in any part of Australia other than the Australian Capital Territory.]

                                       [NAME OF ASSIGNEE], as Assignee

                                       By
                                         --------------------------------------
                                           Title:

                                       Dated:                , 199
                                                  -------------        --

                                       Domestic Lending Office:

                                       -----------------------------------

                                       -----------------------------------

                                       -----------------------------------
                                       Attn:
                                            ------------------------------
                                       Telephone:
                                                 -------------------------
                                       Telecopy:
                                                --------------------------

                                       Eurodollar Lending Office:

                                       -----------------------------------

                                       -----------------------------------

                                       -----------------------------------
                                       Attn:
                                            ------------------------------
                                       Telephone:
                                                 -------------------------
                                       Telecopy:
                                                --------------------------

                                       [BA Lending Office:]

                                       [Letter of Credit Lending Office:]

Accepted, Consented to and Approved
this      day of            , 199
     ----        -----------     --

CITIBANK, N.A. as US Administrative Agent

By
  ---------------------------------
    Title:

2 [Consented to this      day
                     ----
of              , 199
   -------------     --

PEGASUS GOLD INC.

By
  ---------------------------------
    Title:]

- -------------------------
2 PGI's consent is required pursuant to Section 8.07(a)(vi) unless an Event of Default has occurred and is continuing.

                                     EXHIBIT B-1

                           FORM OF AUSTRALIAN BORROWER NOTE

            [THE ORIGINAL OF THIS NOTE IS NOT TO BE TAKEN INTO AUSTRALIA]

$                                                    Dated:              , 199
 -------------                                             ---------- ---     --

               FOR VALUE RECEIVED, the undersigned, PEGASUS GOLD AUSTRALIA PTY LTD (formerly known as Zapopan N.L.) (ACN 009 628 924), an Australia corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER"), on the Termination Date, for the account of its Appropriate Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Australian Borrower Advances (as defined below) owing to the Lender by the Borrower pursuant to the Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined) among the Borrower, Pegasus Gold Inc., a corporation formed under the laws of British Columbia, Canada, as the Canadian Borrower, Pegasus Gold Corporation, a Nevada corporation, as the US Borrower, the Lender and the other Lender Parties party thereto, Citibank, N.A., as the US Administrative Agent, Citibank Canada, as the Canadian Administrative Agent, Citibank Limited (ACN 004 325 080), as the Australian Administrative Agent, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents.

               The Borrower promises to pay the Lender interest on the unpaid principal amount of each Australian Borrower Advance from the date of such Australian Borrower Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

               Both principal and interest are payable to the Australian Administrative Agent, at its Appropriate Administrative Agent's Account, in same day funds (i) with respect to Australian Borrower Advances denominated in US Dollars, in lawful money of the United States of America, and (ii) with respect to Australian Borrower Advances denominated in Australian Dollars, in Australian Dollars. Each Australian Borrower Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Australian Borrower Note (but the failure to make any such recordation or endorsement shall not affect the Borrower's obligations hereunder).

               This Australian Borrower Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "AUSTRALIAN BORROWER ADVANCES") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the US Dollar amount first above mentioned (or the Equivalent thereof in Australian Dollars), the indebtedness of the Borrower resulting from each such Australian Borrower Advance being evidenced by this Australian Borrower Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

               The obligations of the Borrower under this Australian Borrower Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

               This Note shall be executed in the United States (but the enforceability hereof shall not be affected by the place of execution).

               This Note shall be governed by, and construed in accordance with, the laws of the State of New York.


SIGNED, SEALED AND DELIVERED      )
ON BEHALF OF PEGASUS GOLD         )
AUSTRALIA PTY LTD BY ITS          )    ---------------------------------------
ATTORNEY IN THE PRESENCE OF:      )    Signature:
                                                 Print Name:


- ------------------------------------
Witness:
Print Name:

                          ADVANCES AND PAYMENTS OF PRINCIPAL

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                 Amount of          Unpaid
                Amount of      Principal Paid      Principal       Notation
    Date         Advance         or Prepaid         Balance         Made By
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     EXHIBIT B-2

                            FORM OF CANADIAN BORROWER NOTE


$                                                    Dated:              , 199
 -------------                                             ---------- ---     --


               FOR VALUE RECEIVED, the undersigned, PEGASUS GOLD INC. , a corporation formed under the laws of British Columbia, Canada (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER"), on the Termination Date, for the account of its Appropriate Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Canadian Borrower Advances (as defined below) owing to the Lender by the Borrower pursuant to the Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined) among the Borrower, Pegasus Gold Australia Pty Ltd, an Australia corporation, as the Australian Borrower, and Pegasus Gold Corporation, a Nevada corporation, as the US Borrower, the Lender and the other Lender Parties party thereto, Citibank, N.A., as the US Administrative Agent, Citibank Canada, as the Canadian Administrative Agent, Citibank Limited (ACN 004 325 080), as the Australian Administrative Agent, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents.

               The Borrower promises to pay the Lender interest on the unpaid principal amount of each Canadian Borrower Advance from the date of such Canadian Borrower Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

               Both principal and interest are payable to the Canadian Administrative Agent, at its Appropriate Administrative Agent's Account, in same day funds (i) with respect to Canadian Borrower Advances denominated in US Dollars, in lawful money of the United States of America, and (ii) with respect to Canadian Borrower Advances denominated in Canadian Dollars, in Canadian Dollars. Each Canadian Borrower Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Canadian Borrower Note (but the failure to make any such recordation or endorsement shall not affect the Borrower's obligations hereunder).

               This Canadian Borrower Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "CANADIAN BORROWER ADVANCES") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the US Dollar amount first above mentioned (or the Equivalent thereof in Canadian Dollars), the indebtedness of the Borrower resulting from each such Canadian Borrower Advance being evidenced by this Canadian Borrower Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

               The obligations of the Borrower under this Canadian Borrower Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

               This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                            PEGASUS GOLD INC.


                                            By
                                              ----------------------------
                                               Title:

                          ADVANCES AND PAYMENTS OF PRINCIPAL


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                 Amount of          Unpaid
                Amount of      Principal Paid      Principal       Notation
    Date         Advance         or Prepaid         Balance         Made By
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     EXHIBIT B-3

                               FORM OF US BORROWER NOTE


$                                                    Dated:              , 199
 -------------                                             ---------- ---     --

               FOR VALUE RECEIVED, the undersigned, PEGASUS GOLD CORPORATION, a Nevada corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER"), on the Termination Date, for the account of its Appropriate Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the US Borrower Advances (as defined below) owing to the Lender by the Borrower pursuant to the Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined) among the Borrower, Pegasus Gold Australia Pty. Ltd., an Australia corporation, as the Australian Borrower, and Pegasus Gold Corporation, a corporation formed under the laws of British Columbia, Canada, as the Canadian Borrower, the Lender and the other Lender Parties party thereto, Citibank, N.A., as the US Administrative Agent, Citibank Canada, as the Canadian Administrative Agent, Citibank Limited (ACN 004 325 080), as the Australian Administrative Agent, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents.

               The Borrower promises to pay the Lender interest on the unpaid principal amount of each US Borrower Advance from the date of such US Borrower Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

               Both principal and interest are payable in lawful money of the United States of America to the US Administrative Agent, at its Appropriate Administrative Agent's Account, in same day funds. Each US Borrower Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this US Borrower Note (but the failure to make any such recordation or endorsement shall not affect the Borrower's obligations hereunder).

               This US Borrower Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "US BORROWER ADVANCES") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the US Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such US Borrower Advance being evidenced by this US Borrower Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

               The obligations of the Borrower under this US Borrower Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

               This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                            PEGASUS GOLD CORPORATION


                                            By
                                              --------------------------------
                                               Title:

                          ADVANCES AND PAYMENTS OF PRINCIPAL

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                 Amount of          Unpaid
                Amount of      Principal Paid      Principal       Notation
    Date         Advance         or Prepaid         Balance         Made By
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                      S&S (SPJ) DRAFT 04/04/96

                                  EXHIBIT C-1

                              FORM OF DRAFT FOR
                               CITIBANK CANADA

BANKER'S ACCEPTANCE
ACCEPTATION DE BANQUE

Due_____________________

No. B.A._____________

On ____________________________recieved, pay to the order of the undersigned drawer the sum of ___________

[same text in French]

To/A - Citibank Canada/Citibanque Canada, Toronto, Ontario

__________________________________________
Name of Drawer/nom du treur

__________________________________________
Authorized Signature/signature mandate

__________________________________________
Authorized Signature/signature mandate


ACCEPTED/ACCEPTEE

Date/Le_______________________, 19__
Payable at Toronto/payable a Toronto

Citibank Canada/Citibanque Canada

By:/Par_______________________________
Authorized Signature/signature mandate

By:/Par_______________________________
Authorized Signature/signature mandate

EXHIBIT C-1
FORM OF DRAFT FOR
CITIBANK CANADA

GUARANTEE

[TEXT IN ENGLISH]

[TEXT IN FRENCH]

ACCEPTED/ACCEPTEE

Date/Le_______________________, 19__
Payable at Toronto/payable a Toronto

Citibank Canada/Citibanque Canada

By:/Par_______________________________
Authorized Signature/signature mandate
By:/Par_______________________________
Authorized Signature/signature mandate

EXHIBIT C-2

FORM OF GENERIC DRAFT

ACCEPTATION BANCAIRE

No. B.A._____________

On/Te _______________________________, 19__ without grace for value received, pay to the order of the undersigned drawer, the sum of / sans jours de grace et contre valeur, sayes a j'orde dollars ($ ________________________________ $)


____________________________________________
Name of Drawer/nom du treur


____________________________________________
Authorized Signature/signataire autorise


____________________________________________
Authorized Signature/signataire autorise


NOTICE OF GUARANTEE

The acceptor, by its acceptance of the within banker's acceptance, certifies that the holder thereof is entitled to the benefits of an (unconditional and) irrevocable guarantee of the acceptor's parent bank of the acceptor's obligations in connection with, or arising from its acceptance. A duly executed copy of such guarantee is available for inspection by the holder at the branch at the acceptor specified on the face hereof.


AVIS DE GARANTIE

L'accepteur, par son acceptation de Pacceiation bancaire' y contenue, atteste que ie porteur de celleie a droit au benelice d'une garantie (inconditionnelle al) irrevocable de la benque-mere de l'accepteur des obligations ayant trait ou decoutant de son acceptation. Une copie dument executee de cetto garantie peut eire consultee par le porteur a la surccursale de l'accepteu indiquee au recto.

______________________________________
Name of Drawer/nom du treur


______________________________________
Authorized Signature/signataire autorise


______________________________________
Authorized Signature/signataire autorise

                                      EXHIBIT D

                        FORM OF COMMITMENT DESIGNATION NOTICE

Citibank, N.A., as US Administrative Agent
 under the Credit Agreement
  referred to below
1 Court Square
7th Floor/Zone 1
Long Island City, New York  11120
Telecopier No.: (718) 248-7393
Attn:  Margarita Deus
                                        [Date]

Ladies and Gentlemen:

               The undersigned, Pegasus Gold Inc., a corporation formed under the laws of British Columbia, Canada (the "CANADIAN BORROWER"), Pegasus Gold Corporation, a Nevada corporation (the "US BORROWER") and Pegasus Gold Australia Pty. Ltd. (formerly known as Zapopan N.L.)(ACN 009 628 924), an Australia corporation (the "AUSTRALIAN BORROWER" and, together with the Canadian Borrower and the US Borrower, collectively, the "BORROWERS") refer to the to the Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrowers, the Lender Parties party thereto, Citibank, N.A., as the US Administrative Agent, Citibank Canada, as the Canadian Administrative Agent, Citibank Limited (ACN 004 325 080), as the Australian Administrative Agent, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents, and hereby give you notice pursuant to Section 2.01(e) of the Credit Agreement that, upon the effectiveness hereof, the Revolving Credit Facility shall be available to each of the Borrowers as follows:

       US Borrower:                    %    (the "US PERCENTAGE")
                                  -----
       Canadian Borrower:              %    (the "CANADIAN PERCENTAGE")
                                  -----
       Australian Borrower:            %    (the "AUSTRALIAN PERCENTAGE")
                                  -----
       Total                       100 %
                                  -----

Each of the undersigned certifies that (i) the percentage of the Revolving Credit Facility designated herein with respect to each Borrower is not less than the percentage of the Revolving Credit Facility (including the Available Amount of all outstanding Letters of Credit) outstanding to, and subject to pending Notices of Borrowing, Notices of Issuance and Notices of Drawing, as applicable, of, such Borrower either on the date hereof or on the date of effectiveness hereof, (ii) the percentage designated with respect to the Canadian Borrower would not permit Accommodations to the Canadian Borrower and Canadian Letters of Credit in excess of the Canadian Borrower Sublimit in effect on the date of effectiveness hereof, and (iii) no Event of Default has occurred and is continuing.


                                            Very truly yours,

                                            PEGASUS GOLD INC.


                                            By
                                              --------------------------
                                               Title

                                            PEGASUS GOLD CORPORATION


                                            By
                                              --------------------------
                                               Title

                                            PEGASUS GOLD AUSTRALIA PTY LTD


                                            By
                                              --------------------------
                                               Title

                                      EXHIBIT D

                        FORM OF COMMITMENT DESIGNATION NOTICE

Citibank, N.A., as US Administrative Agent
 under the Credit Agreement
  referred to below
1 Court Square
7th Floor/Zone 1
Long Island City, New York  11120
Telecopier No.: (718) 248-7393
Attn:  Margarita Deus
                                        [Date]

Ladies and Gentlemen:

               The undersigned, Pegasus Gold Inc., a corporation formed under the laws of British Columbia, Canada (the "CANADIAN BORROWER"), Pegasus Gold Corporation, a Nevada corporation (the "US BORROWER") and Pegasus Gold Australia Pty. Ltd. (formerly known as Zapopan N.L.)(ACN 009 628 924), an Australia corporation (the "AUSTRALIAN BORROWER" and, together with the Canadian Borrower and the US Borrower, collectively, the "BORROWERS") refer to the to the Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrowers, the Lender Parties party thereto, Citibank, N.A., as the US Administrative Agent, Citibank Canada, as the Canadian Administrative Agent, Citibank Limited (ACN 004 325 080), as the Australian Administrative Agent, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents, and hereby give you notice pursuant to Section 2.01(e) of the Credit Agreement that, upon the effectiveness hereof, the Revolving Credit Facility shall be available to each of the Borrowers as follows:

       US Borrower:                    %    (the "US PERCENTAGE")
                                  -----
       Canadian Borrower:              %    (the "CANADIAN PERCENTAGE")
                                  -----
       Australian Borrower:            %    (the "AUSTRALIAN PERCENTAGE")
                                  -----
       Total                       100 %
                                  -----

Each of the undersigned certifies that (i) the percentage of the Revolving Credit Facility designated herein with respect to each Borrower is not less than the percentage of the Revolving Credit Facility (including the Available Amount of all outstanding Letters of Credit) outstanding to, and subject to pending Notices of Borrowing, Notices of Issuance and Notices of Drawing, as applicable, of, such Borrower either on the date hereof or on the date of effectiveness hereof, (ii) the percentage designated with respect to the Canadian Borrower would not permit Accommodations to the Canadian Borrower and Canadian Letters of Credit in excess of the Canadian Borrower Sublimit in effect on the date of effectiveness hereof, and (iii) no Event of Default has occurred and is continuing.


                                            Very truly yours,

                                            PEGASUS GOLD INC.


                                            By
                                              --------------------------
                                               Title

                                            PEGASUS GOLD CORPORATION


                                            By
                                              --------------------------
                                               Title

                                            PEGASUS GOLD AUSTRALIA PTY LTD


                                            By
                                              --------------------------
                                               Title

                                      EXHIBIT E

                                 NOTICE OF BORROWING


Citibank, N.A., as US Administrative Agent
 under the Credit Agreement
  referred to below
1 Court Square
7th Floor/Zone 1
Long Island City, New York  11120
Telecopier No.: (718) 248-7393
Attn:  Margarita Deus

                                        [Date]

Ladies and Gentlemen:

               The undersigned, [Name of Borrower], refers to the Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, [Pegasus Gold Inc., a corporation formed under the laws of British Columbia, Canada], [and] [Pegasus Gold Corporation, a Nevada corporation] [and] [Pegasus Gold Pty Ltd, an Australia corporation] as the Borrowers, certain Lender Parties party thereto, Citibank, N.A., as the US Administrative Agent, Citibank Canada, as the Canadian Administrative Agent, Citibank Limited (ACN 004 325 080), as the Australian Administrative Agent, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

               (i) The Business Day of the Proposed Borrowing is _________ __, 199_.

               (ii) The currency of the Proposed Borrowing is [US$][A$][CN$].

               (iii) The Type of Advances comprising the Proposed Borrowing is [Bank Bill Rate][US Base Rate][Canadian Base Rate][Canadian Prime Rate][Australian Prime Rate][Eurodollar Rate][Advances].

               (iv) The aggregate amount of the Proposed Borrowing is [US$__________] [A$____________][CN$___________].

               [(v)    The initial Interest Period for each [Bank Bill Rate
       Advance] [Eurodollar Rate Advance] made as part of the Proposed Borrowing is [__ days][__________ month[s].]

               The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

               (A) the representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, are made as of a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date; and

               (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.


                                                 Very truly yours,

                                                 [NAME OF BORROWER]


                                                 By
                                                   ----------------------------
- -----
                                                    Title:

                                      EXHIBIT F

                              FORM OF NOTICE OF DRAWING


Citibank, N.A., as US Administrative Agent
under the Credit Agreement
 referred to below
1 Court Square
7th Floor/Zone 1
Long Island City, New York  11120
Telecopier No.: (718) 248-7393
Attn:  Margarita Deus

                                        [Date]

Ladies and Gentlemen:

               The undersigned, Pegasus Gold Inc., a corporation formed under the laws of British Columbia, Canada, refers to the Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein unless otherwise defined herein being used herein as therein defined) among the undersigned, Pegasus Gold Corporation, a Nevada corporation, Pegasus Gold Australia Pty. Ltd., an Australia corporation, the Lender Parties parties thereto, Citibank, N.A., as the US Administrative Agent, Citibank Canada, as the Canadian Administrative Agent, Citibank Limited (ACN 004 325 080), as the Australian Administrative Agent, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents, and hereby gives you notice, irrevocably, pursuant to
Section 2.03 of the Credit Agreement that the undersigned hereby requests a Drawing under the Credit Agreement and, in that connection, sets forth below the information relating to such Drawing (the "PROPOSED DRAWING") as required by
Section 2.03(a) of the Credit Agreement:

               (i)     The Business Day of the Proposed Drawing is ___________,
       ____.

               (ii) The aggregate Face Amount of the Proposed Drawing is CN$__________.

               (iii) The initial Maturity Date for each BA Obligation comprising part of the Proposed Drawing is [30][60][90][180 [if available to all Canadian Lenders purchasing Bankers' Acceptances in connection with the Proposed Drawing]] days.

               The undersigned hereby certifies that the following statements are true on the date of this Notice of Drawing and will be true on the date of the Proposed Drawing:

               (A) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Proposed Drawing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, are made as of a specific date other than the date of the Proposed Drawing, in which case, as of such specific date; and

               (B) no event has occurred and is continuing, or would result from the Proposed Drawing, or from the application of the proceeds therefrom, that constitutes a Default.


                                            Very truly yours,

                                            PEGASUS GOLD INC.


                                            By
                                              ---------------------------------
                                               Name:
                                               Title:

                                      EXHIBIT G

                                   PLEDGE AGREEMENT

               PLEDGE AGREEMENT dated as of April 17, 1996 made by Pegasus Gold Inc., a company organized under the laws of British Columbia, Canada ("PGI"), Pegasus Gold Corporation, a Nevada corporation and wholly owned subsidiary of PGI ("PGC"), Pegasus Gold Australia Pty Ltd (formerly known as Zapopan N.L.) (ACN 009 628 924), an Australian corporation and wholly owned subsidiary of PGI ("PGA"), Beal Mountain Mining, Inc., a Montana corporation ("BEAL MOUNTAIN"), Black Pine Mining, Inc., a Nevada corporation ("BLACK PINE"), Florida Canyon Mining, Inc., a Washington corporation ("FLORIDA CANYON"), Montana Tunnels Mining, Inc., a Nevada corporation ("MONTANA TUNNELS"), Zortman Mining, Inc., a Montana corporation ("ZORTMAN"), Pangea International Holdings Corporation, a Nevada corporation ("PANGEA HOLDINGS"), Pegasus Gold Montana Mining, Inc., an Arizona corporation ("MONTANA MINING"), Diamond Hill Mining, Inc., a Montana corporation ("DIAMOND HILL") and Pegasus Gold International, Inc., a Washington corporation ("PG INTERNATIONAL" and, together with PGI, PGC, PGA, Beal Mountain, Black Pine, Florida Canyon, Montana Tunnels, Zortman, Pangea Holdings, Montana Mining, Diamond Hill and each other person or entity hereafter agreeing to be bound by the terms hereof, each a "PLEDGOR" and collectively, the "PLEDGORS") to Citibank, N.A. ("CITIBANK"), as collateral agent (in such capacity together with any successor in such capacity the "US COLLATERAL AGENT") for the Lender Parties and the other Collateral Agents (as such terms are defined in the Credit Agreement referred to below) and for the Existing Hedge Bank (as defined below; such Lender Parties, Collateral Agents and Existing Hedge Bank, together with the US Collateral Agent, each a "SECURED PARTY" and, collectively, the "SECURED PARTIES").

                               PRELIMINARY STATEMENTS:

               (1) PGI, PGC and PGA (each a "BORROWER" and, collectively, the "BORROWERS") have entered into a Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement) with the Lenders and Issuing Banks party thereto, Citibank Canada, as Canadian Administrative Agent, Citibank Limited, as Australian Administrative Agent, Citibank, as US Administrative Agent for the Lender Parties, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks will, among other things and subject to the terms and conditions set forth in the Credit Agreement, make Accommodations for the respective accounts of the Borrowers and issue Letters of Credit for the respective accounts of the Borrowers.

               (2) Each Pledgor is the owner of the shares of stock described and attributed to such Pledgor's ownership in Schedule I hereto (all of such shares of the Pledgors, collectively, the "PLEDGED SHARES"). The Pledgors, or any of them, may hereafter from time to time pledge other shares of stock in PGA or, in accordance with Section 5.01(m) of the Credit Agreement, any future Restricted Subsidiary incorporated under the laws of Australia or any territory thereof, which may be identified in a notice in the form of Annex I hereto ("NOTICE OF IDENTIFICATION") from the US Collateral Agent to the applicable Pledgor given after the date of this Agreement (any such shares so identified being "IDENTIFIED SHARES").

               (3) PGC has previously entered into a Hedge Agreement with Chemical Bank (the "EXISTING HEDGE BANK"), the obligations under which are to be secured hereby.

               (4) It is a condition precedent to the making of Accommodations and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement that each Pledgor shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

               NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to enter into the Credit Agreement, and to make Accommodations and issue Letters of Credit from time to time thereunder, the Pledgors hereby agree with the US Collateral Agent for its benefit and the ratable benefit of the Secured Parties as follows:

               SECTION 1. GRANT OF SECURITY. Each Pledgor hereby assigns and pledges (and agrees to assign and pledge) to the US Collateral Agent for its benefit and the ratable benefit of the Secured Parties, and hereby grants (and agrees to grant) to the US Collateral Agent for its benefit and the ratable benefit of the Secured Parties a security interest in, all of such Pledgor's right, title and interest, whether now existing or hereafter arising and wherever located, in and to the following (collectively, the "COLLATERAL"):

               (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

               (b) all Identified Shares described in each Notice of Identification (unless, with respect to the Identified Shares identified in any such Notice of Identification, the Pledgor receiving such Notice provides the US Collateral Agent with written notice of such Pledgor's rejection of such Notice of Identification prior to 9:00 a.m. New York City time on the Business Day following receipt by such Pledgor of such Notice), and the certificates representing such Identified Shares, and all dividends, cash, instruments and other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Identified Shares;

               (c) all additional shares of stock of any issuer of Pledged Shares and of any Person being designated as a Restricted Subsidiary pursuant to Section 5.01(m) of the Credit Agreement and all options to acquire any such shares of stock from time to time acquired by such Pledgor in any manner after the date of this Agreement or which become owned legally or beneficially by such Pledgor or by any Person (including, without limitation, a trustee, nominee, broker or agent) on behalf of such Pledgor, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

               (d) all rights of such Pledgor arising under any shareholders' agreement relating to Collateral of such Pledgor; and

               (e) all proceeds of any and all of the foregoing Collateral (including without limitation proceeds that constitute property and assets of the types described in clauses (a) through (d) of this Section
       1);

PROVIDED, HOWEVER, that the foregoing clauses (a) through (e) shall not apply to the capital stock of any Foreign Subsidiary to the extent (and only to such extent) that the application of such clauses would require the pledge hereunder of more than 65% of each class of the capital stock of any Foreign Subsidiary. All Identified Shares and additional shares of stock or other securities pledged to the US Collateral Agent pursuant to the terms of this Agreement shall constitute "Pledged Shares" for all purposes of this Agreement from and after the date of such pledge.

               SECTION 2.  SECURITY FOR OBLIGATIONS; LIMITED SECURITY.  (a)
The Collateral pledged by each Pledgor pursuant to this Agreement secures the payment of all Obligations of such Pledgor now or hereafter existing under (a) the Loan Documents (including any amendments, modifications, extensions, substitutions or renewals thereof), whether direct or indirect, absolute or contingent and whether for principal (including, without limitation, reimbursement of, and providing cash collateral for, amounts drawn or available to be drawn under Letters of Credit or amount owing in respect of BA Obligations), interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy would accrue on such obligations), fees, expenses, charges, indemnification obligations or otherwise, and (b) the Existing Hedge Agreements (all such Obligations under the foregoing clauses (a) and (b) being the "SECURED OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Pledgor to the US Collateral Agent or any Secured Party under the Loan Documents or the Existing Hedge Agreements but for the fact that they are unenforceable or they are not allowable due to the existence of an Insolvency Event or a bankruptcy, reorganization or similar proceeding.

               (b) Any provision hereof to the contrary notwithstanding, the amount of the Secured Obligations is a limited amount. At any time until this Agreement is released in accordance with Section 17, that limited amount is the sum of all amounts then falling within the definition of Secured Obligations which: (i) were present liabilities (within the meaning of Section 261 of the Australian Corporations Law) at the time of execution of this charge, or (ii) were, at the time of execution of this charge, prospective liabilities (within the meaning of Section 261 of the Australian Corporations Law) of the nature specified below up to the maximum amount specified below:

               Nature of liabilities:  The liabilities of any Pledgor to:

                       (A) repay all Advances which are made to it under the Credit Agreement and amounts to be reimbursed or paid (including the requirement to provide cash collateral) in respect of amounts drawn or available to be drawn under Letters of Credit or amounts owing in respect of BA Obligations;

                       (B) pay interest on those Advances and other amounts payable under the Credit Agreement;

                       (C) pay moneys owing under the Credit Agreement, the Notes, the Guaranty, this Agreement, any Bank Hedge Agreement, any other Loan Document or any Existing Hedge Agreement;

                       (D) pay or reimburse any Secured Party for all costs, charges and expenses and all indemnity obligations incurred in connection with the Credit Agreement, the Guaranty, this Agreement or any other Loan Document.

               Maximum amount: US$1,000,000,000 (or the Equivalent thereof in any other currency or in US Dollars and any combination of any other currencies).

               SECTION 3. DELIVERY OF COLLATERAL. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the US Collateral Agent pursuant to this Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the US Collateral Agent. The certificates representing the Pledged Shares identified on Schedule I (and any shares identified in a Notice of Identification delivered prior to the Closing Date) shall be so delivered to the US Collateral Agent on or prior to the Closing Date and all other such certificates or instruments shall be delivered to the US Collateral Agent within five Business Days of any Pledgor obtaining possession thereof. During the continuance of any Event of Default (or at any time if deemed necessary by the US Collateral Agent to perfect the security interests granted hereunder in any Collateral), (a) the US Collateral Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the US Collateral Agent or any of its nominees any or all of the Collateral subject only to the revocable rights specified in Section 7(a), and (b) if requested by the US Collateral Agent, each Pledgor shall promptly take or cause to be taken any action necessary to cause any Collateral designated by the US Collateral Agent to be registered in the name of the US Collateral Agent or such of its nominees as the US Collateral Agent shall direct, subject only to the revocable rights specified in Section 7(a). In addition, the US Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

               SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Pledgor represents and warrants as follows:

               (a) The chief place of business and chief executive office of such Pledgor are located at the address specified for such Pledgor in
       Schedule II.

               (b) Such Pledgor is the legal and beneficial owner of the Collateral pledged by it hereunder free and clear of any Lien. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the US Collateral Agent relating to this Agreement or any other Loan Document.

               (c) The Pledged Shares and any other shares of stock pledged to the US Collateral Agent pursuant to the terms of this Agreement have been duly authorized and validly issued and are fully paid and non-assessable. There are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares.

               (d) The Pledged Shares constitute the percentage of the outstanding capital stock of the issuer thereof indicated on Schedule I and the Identified Shares constitute the percentage of the outstanding capital stock of the issuer thereof indicated on the Notice of Identification with respect to such Identified Shares.

               (e) There is no unanimous shareholder agreement which restricts, in whole or in part, the powers of the directors of any Pledgor or of any issuer of Pledged Shares to manage or supervise the business and affairs of such Pledgor or such issuer, as the case may be.

               (f) Such Pledgor does not have or use a french form or name or a combined english and french form of name.

               (g) Such Pledgor benefits by the execution of this Agreement.

               SECTION 5. FURTHER ASSURANCES. (a) Each Pledgor agrees that from time to time, at the expense of such Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the US Collateral Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the US Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will: (i) at the request of the US Collateral Agent, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the US Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the US Collateral Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the US Collateral Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, forms or notices, as may be necessary or desirable, or as the US Collateral Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby or to register this Agreement as a charge on any appropriate register.

               (b) Each Pledgor hereby authorizes the US Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

               (c) Each Pledgor will furnish to the US Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the US Collateral Agent may reasonably request, all in detail satisfactory to the US Collateral Agent.

               SECTION 6. PLACE OF PERFECTION; RECORDS. Each Pledgor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in Section 4(a) or, upon 30 days' prior written notice to the US Collateral Agent, at such other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Collateral.
Each Pledgor will hold and preserve such records and will permit representatives of the US Collateral Agent at any time during normal business hours to inspect and make abstracts from such records.

               SECTION 7. VOTING RIGHTS; DIVIDENDS; ETC. (a) Prior to the delivery of the notice referred to in Section 7(c):

               (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; PROVIDED, HOWEVER, that such Pledgor shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Collateral or any part thereof.

               (ii) The US Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the relevant Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

               (b) Any and all dividends paid or payable other than as permitted by the Credit Agreement shall be, and shall be forthwith delivered to the US Collateral Agent to hold as, Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the US Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the US Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

               (c) Upon notice to any Pledgor by the US Collateral Agent following the occurrence and during the continuance of an Event of Default, all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease (and any proxies previously delivered by the US Collateral Agent pursuant to Section 7(a)(ii) shall become ineffective), and all such rights shall thereupon become vested in the US Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.

               SECTION 8. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES. (a) Except as permitted by the Credit Agreement, no Pledgor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement.

               (b) Each Pledgor shall (i) from and after the Closing Date, cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares, except to such Pledgor, and (ii) upon its acquisition (directly or indirectly) of any additional shares of such issuer's stock or other securities, deliver or otherwise transfer such shares to the US Collateral Agent in accordance with
Section 3 hereof.

               SECTION 9. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints the US Collateral Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time during the continuance of an Event of Default in the US Collateral Agent's discretion, to take any action and to execute any instrument that the US Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement.

               SECTION 10. COLLATERAL AGENT MAY PERFORM. If any Pledgor fails to perform any agreement contained herein, the US Collateral Agent may itself (but shall not be obligated to) perform, or cause performance of, such agreement, and the expenses of the US
Collateral Agent incurred in connection therewith shall be payable by such Pledgor under Section 14(b).

               SECTION 11. THE COLLATERAL AGENTS' DUTIES. The powers conferred on the US Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the US Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the US Collateral Agent or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The US Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Citibank accords its own property.

               SECTION 12. REMEDIES. If any Event of Default shall have occurred and be continuing:

               (a) (i) The US Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. UNIFORM COMMERCIAL CODE") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may (A) require each Pledgor to, and such Pledgor hereby agrees that it will at its expense and upon request of the US Collateral Agent forthwith, assemble all or part of the Collateral as directed by the US Collateral Agent and make it available to the US Collateral Agent at a place to be designated by the US Collateral Agent that is reasonably convenient to both parties and (B) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the US Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the US Collateral Agent may deem commercially reasonable. Each Pledgor agrees that (except as otherwise provided in Section 12(h)), to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.
       The US Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The US Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), the Securities
       Act (Ontario), the Securities Act (British Columbia), the
       Australian Corporations Law and other applicable foreign, state, provincial or territorial securities laws (collectively, including the Securities Act, the "APPLICABLE SECURITIES LAWS"), the US Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act or any other Applicable Securities Laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales or otherwise restricted or limited sales may be at prices and on terms less favorable to the US Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, such Pledgor agrees that any such private sale or otherwise restricted or limited sale shall be deemed to have been made in a commercially reasonable manner and that the US Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under any other Applicable Securities Laws even if the issuer of the applicable Collateral would agree to do so.

               (iii) If the US Collateral Agent determines to exercise its right to sell any or all of the Collateral, upon written request, each Pledgor shall and shall cause each issuer of the Pledged Shares from time to time to furnish to the US Collateral Agent all such information as the US Collateral Agent may reasonably request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the US Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect, and under any other Applicable Securities Laws.

               (b) All cash proceeds received by the US Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the US Collateral Agent, be held by the US Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the US Collateral Agent pursuant to Section 14) in whole or in part by the US Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the US Collateral Agent shall elect; PROVIDED, HOWEVER, that the US Collateral Agent shall not in any event be required or have any obligation to make any distribution in respect of (or to include in any calculation of the aggregate Secured Obligations then outstanding) any Secured Obligations arising under any Existing Hedge Agreement unless the US Collateral Agent has, at the time of any distribution of proceeds received in respect of the Collateral, received written notice from the holder of such Secured Obligations as to amounts due and owing thereunder. Any surplus of such cash or cash proceeds held by the US Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

               (c) The US Collateral Agent may exercise any and all rights and remedies of any Pledgor under or in respect of the Collateral.

               (d) All payments received by any of the Pledgors under or in respect of the Collateral shall be received in trust for the benefit of the US Collateral Agent and the other Secured Parties, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the US Collateral Agent in the same form as so received (with any necessary indorsement).

               (e) If the US Collateral Agent exercises its rights under this Agreement, exercises its rights conferred by law or takes possession of the Collateral, then it is not liable to account under the laws of Australia or any territory thereof as mortgagee in possession.

               (f)     The US Collateral Agent may, in accordance with Section
       8.01 of the Credit Agreement, release the Collateral, or any of it, at any time.

               (g) A purchaser from or other person dealing with the US Collateral Agent or any attorney appointed under this Agreement or a person to whom is tendered for registration an instrument duly executed by any of them need not inquire: (i) whether the Secured Obligations are in fact owing or payable, (ii) whether default has occurred, (iii) whether a right, power or remedy which they have exercised or purported to exercise has been properly exercised, or (iv) about any other thing in connection with the exercise or purported exercise of a right, power or remedy.

               (h) With respect to any Pledged Shares issued by a corporation incorporated under the laws of Australia or any territory thereof ("AUSTRALIAN SHARES"), the US Collateral Agent need not give notice or a demand to the Pledgor of such Collateral, or allow time to elapse, before exercising any right, power or remedy under this Agreement or conferred by law, unless notice or demand or a lapse of time is required by a law which cannot be excluded. If the law requires, with respect to any Australian Shares, that a period of notice must be given or a lapse of time must occur or be permitted before a right, power or remedy under this Agreement or conferred by law may be exercised, then, with respect only to any Australian Shares:

               (i) when a period of notice or lapse of time is mandatory, that period of notice must be given or that lapse of time must be permitted by the US Collateral Agent; or

               (ii) when the law provides that a period of notice or lapse of time may be stipulated or fixed by this agreement, ten days is stipulated and fixed as that period of notice or lapse of time and, without limitation, where applicable, ten days is stipulated and fixed as the period of notice or lapse of time during which:

                       (A) default must continue before a notice is given or requirement otherwise made for payment of any Secured Obligation or the observance of obligations under this Agreement; and

                       (B) a notice or requirement for payment of any Secured Obligation or the observance of obligations under this Agreement must remain not complied with before the US Collateral Agent's rights, powers or remedies may be exercised.

The title of any person relying on this Section is not affected by express or constructive notice of anything in connection with the matters referred to above.

               SECTION 13. REGISTRATION RIGHTS. If the US Collateral Agent shall determine to exercise its right to sell all or any of the Collateral consisting of shares of an issuer incorporated in the

United States pursuant to Section 12, each Pledgor agrees that, upon request of the US Collateral Agent, such Pledgor will, at its own expense:

               (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be reasonably necessary or, in the opinion of the US Collateral Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the US Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

               (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the US Collateral Agent;

               (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

               (d) provide the US Collateral Agent with such other information and projections as may be reasonably necessary or, in the opinion of the US Collateral Agent, advisable to enable the US Collateral Agent to effect the sale of such Collateral; and

               (e) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The US Collateral Agent is authorized, in connection with any sale of the Collateral pursuant to Section 12, to deliver or otherwise disclose to any prospective purchaser of the Collateral (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to clause (a) above, (ii) any information and projections provided to it pursuant to clause (d) above and (iii) any other information in its possession relating to the Collateral.

               SECTION 14. INDEMNITY AND EXPENSES. (a) Each Pledgor agrees to indemnify the US Collateral Agent from and against any and all claims, losses and liabilities arising out of, resulting from or otherwise relating to this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the US Collateral Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

               (b) Each Pledgor will upon demand pay to the US Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the US Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the US Collateral Agent or the Secured Parties hereunder or
(iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

               SECTION 15. AMENDMENTS; WAIVERS; ETC. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the US Collateral Agent (with the consent or at the direction of the Required Lenders) and, in the case of any such amendment, by each Pledgor (except as set forth in Section 15(b)), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the US Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

               (b) Upon the execution and delivery to the US Administrative Agent by any Person of an Amendment to Pledge Agreement in substantially the form of Exhibit M to the Credit Agreement, which Amendment to Pledge Agreement need not be executed by any other Pledgor, such Person shall be and become a Pledgor hereunder, and each reference in this Agreement to a "Pledgor" shall include such Person and each reference in any other Loan Document to a "Pledgor" or a "Loan Party" shall include such Person.

               SECTION 16. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and, mailed, telegraphed, telecopied, telexed, cabled or delivered to the applicable Pledgor or to the US Collateral Agent, as the case may be, in each case addressed to it at its address specified in Section 8.02 of the Credit Agreement (in the case of the US Collateral Agent and each of the Borrowers) or its address specified on the signature pages hereof or on the Amendment to Pledge Agreement pursuant to which it became a Pledgor hereunder (in the case of each other Pledgor) or, as to any party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

               SECTION 17. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Agreement shall create a continuing security interest in the Collateral and shall, subject to Section 8.01 of the Credit Agreement, (a) remain in full force and effect until the payment in full in cash of all Obligations under the Loan Documents, the termination of the Commitments and the expiration or termination of all Letters of Credit and BA Obligations (it being understood that each Bank Hedge Agreement and Existing Hedge Agreement shall, unless a Default under Section 6.01(f) of the Credit Agreement then exists, cease to be a Loan Document for purposes hereof and cease to be secured hereby upon the payment in full in cash of all Obligations under the Credit Agreement, the Notes and the termination of the Commitments, and the expiration or termination of all Letters of Credit and BA Obligations), (b) be binding upon each Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the US Collateral Agent hereunder, to the benefit of the US Collateral Agent, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), subject to Section 8.07 of the Credit Agreement, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, and the Accommodations owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement. Each Pledgor acknowledges that upon any Person becoming a Lender Party such Person shall be a Secured Party hereunder.

               SECTION 18. TERMINATION; RELEASE. (a) Upon the Collateral Release Date, if any, or upon the payment in full in cash of all Obligations under the Loan Documents, the termination of the Commitments and the expiration or termination of all Letters of Credit and BA Obligations, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the relevant Pledgor. Upon any such termination, the US Collateral Agent will, at the relevant Pledgor's expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

               (b) The US Collateral Agent shall, upon the request of PGI, release from the Lien hereunder any redeemable preferred stock that is redeemed in accordance with Section 5.02(g)(iii) of the Credit Agreement (and shall, to the extent then in the possession of the US Collateral Agent, deliver to the applicable Pledgor the certificates representing such redeemable preferred stock).

               SECTION 19. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral is governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 8 or
Article 9 of the N.Y. Uniform Commercial Code are used herein as therein defined.

               SECTION 20.  JURISDICTION, ETC.  (a)  SUBMISSION TO
JURISDICTION. Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each Pledgor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.
Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Pledgor hereby agrees that service of process in any such action or proceeding may be made upon CT Corporation Systems, 1633 Broadway, New York, New York 10019 (the "PROCESS AGENT") and each Pledgor hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service of process shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Pledgor hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Pledgor at its address specified pursuant to Section 16. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction. To the extent that any Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

               (b) WAIVERS REGARDING VENUE, INCONVENIENT VENUE. Each Pledgor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each Pledgor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               SECTION 21. JUDGMENT. (a) RATE OF EXCHANGE. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder, under any Note or Notes or under any other Loan Document (including, without limitation, all or any part of the Guaranteed Obligations) in another currency into US Dollars, Canadian Dollars or Australian Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, a Lender Party could purchase such other currency with US Dollars in New York City, New York or Canadian Dollars in Toronto, Ontario at 9:00 A.M. (New York City time or Toronto time, respectively) or Australian Dollars in Sydney, Australia at 9:00 A.M. (Sydney time), as the case may be, on the Business Day immediately preceding that on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

               (b) INDEMNITY. The obligation of each Pledgor in respect of any sum due from it to any Secured Party hereunder, under any Note or Notes or under any other Loan Document shall, notwithstanding any judgment in a currency other than US Dollars, Canadian Dollars or Australian Dollars, as the case may be, be discharged only to the extent that on the Business Day next succeeding receipt by such Secured Party of any sum adjudged to be so due in such other currency, such Secured Party may, in accordance with normal banking procedures, purchase US Dollars, Canadian Dollars or Australian Dollars, as the case may be, with such other currency. If the US Dollars, Canadian Dollars or Australian Dollars, as the case may be, so purchased are less than the sum originally due to such Secured Party in US Dollars, Canadian Dollars or Australian Dollars, as the case may be, each Pledgor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss, and if the US Dollars, Canadian Dollars or Australian Dollars so purchased exceed the sum originally due to any Secured Party in US Dollars, Canadian Dollars or Australian Dollars, as the case may be, such Secured Party agrees to remit to such Pledgor such excess.

               SECTION 22.  EXECUTION IN COUNTERPARTS.    This Agreement may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document or any consent, waiver or amendment relating hereto or thereto by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such consent, waiver or amendment, as the case may be.

               SECTION 23. WAIVER OF JURY TRIAL. Each Pledgor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any of the Loan Documents, the transactions contemplated hereby or thereby or the actions of the US Collateral Agent or any other Secured Party in the negotiation, administration, performance or enforcement hereof or thereof.

               SECTION 24.   ACKNOWLEDGMENT.     Each Pledgor hereby
acknowledges receipt of a copy of this Agreement and, with respect to PGI, a copy of the financing statements or verification statements registered under the Personal Property Security Acts of British Columbia and Ontario in respect of the security interests created by PGI hereby.

               IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       PEGASUS GOLD INC.

                                       By
                                         -----------------------------
                                          Title:

                                       PEGASUS GOLD CORPORATION


                                       By
                                         -----------------------------
                                          Title:


SIGNED, SEALED and DELIVERED      )
on behalf of PEGASUS GOLD         )
AUSTRALIA PTY LTD by its          )    -----------------------------
attorney in the presence of:      )    Signature:
                                       Print Name:

- -----------------------------
Witness:
Print Name:


                                       BEAL MOUNTAIN MINING, INC.


                                       By
                                         -----------------------------
                                          Title:

                                              Address for Notice:


                                              c/o Pegasus Gold Corporation
                                              601 West First Avenue, Suite 1500
                                              Spokane, Washington  99204
                                              Attn:  General Counsel
                                              Telephone:  609-624-4653
                                              Telecopier No.:  609-838-8317

                                       BLACK PINE MINING, INC.


                                       By
                                         -----------------------------
                                          Title:

                                              Address for Notice:

                                              c/o Pegasus Gold Corporation
                                              601 West First Avenue, Suite 1500
                                              Spokane, Washington  99204
                                              Attn:  General Counsel
                                              Telephone:  609-624-4653
                                              Telecopier No.:  609-838-8317


                                       FLORIDA CANYON MINING, INC.


                                       By
                                         -----------------------------
                                          Title:

                                              Address for Notice:

                                              c/o Pegasus Gold Corporation
                                              601 West First Avenue, Suite 1500
                                              Spokane, Washington  99204
                                              Attn:  General Counsel
                                              Telephone:  609-624-4653
                                              Telecopier No.:  609-838-8317


                                       MONTANA TUNNELS MINING, INC.


                                       By
                                         -----------------------------
                                           Title:

                                              Address for Notice:

                                              c/o Pegasus Gold Corporation
                                              601 West First Avenue, Suite 1500
                                              Spokane, Washington  99204
                                              Attn:  General Counsel
                                              Telephone:  609-624-4653
                                              Telecopier No.:  609-838-8317

                                       ZORTMAN MINING, INC.


                                       By
                                         -----------------------------
                                          Title:

                                              Address for Notice:

                                              c/o Pegasus Gold Corporation
                                              601 West First Avenue, Suite 1500
                                              Spokane, Washington  99204
                                              Attn:  General Counsel
                                              Telephone:  609-624-4653
                                              Telecopier No.:  609-838-8317


                                       PANGEA INTERNATIONAL
                                         HOLDINGS CORPORATION

                                       By
                                         -----------------------------
                                          Title:

                                              Address for Notice:

                                              c/o Pegasus Gold Corporation
                                              601 West First Avenue, Suite 1500
                                              Spokane, Washington  99204
                                              Attn:  General Counsel
                                              Telephone:  609-624-4653
                                              Telecopier No.:  609-838-8317


                                       PEGASUS GOLD MONTANA MINING, INC.


                                       By
                                         -----------------------------
                                          Title:

                                              Address for Notice:

                                              c/o Pegasus Gold Corporation
                                              601 West First Avenue, Suite 1500
                                              Spokane, Washington  99204
                                              Attn:  General Counsel
                                              Telephone:  609-624-4653
                                              Telecopier No.:  609-838-8317

                                       DIAMOND HILL MINING, INC.


                                       By
                                         -----------------------------
                                          Title:

                                              Address for Notice:

                                              c/o Pegasus Gold Corporation
                                              601 West First Avenue, Suite 1500
                                              Spokane, Washington  99204
                                              Attn:  General Counsel
                                              Telephone:  609-624-4653
                                              Telecopier No.:  609-838-8317


                                       PEGASUS GOLD INTERNATIONAL, INC.

                                       By
                                         -----------------------------
                                          Title:

                                              Address for Notice:

                                              c/o Pegasus Gold Corporation
                                              601 West First Avenue, Suite 1500
                                              Spokane, Washington  99204
                                              Attn:  General Counsel
                                              Telephone:  609-624-4653
                                              Telecopier No.:  609-838-8317

                                      SCHEDULE I

                                    PLEDGED SHARES



                                       STOCK CERTIFICATE                        PERCENTAGE OF
                                       NO(S).               NUMBER OF SHARES    OUTSTANDING SHARES
PLEDGOR    ISSUER    CLASS OF STOCK    ------               ----------------    ------------------
- -------    ------    --------------


                                      SCHEDULE I

                          LOCATION OF CHIEF EXECUTIVE OFFICE

                                       ANNEX I

                           FORM OF NOTICE OF IDENTIFICATION
Date:  [    ]
        ----
To:    [Insert Name and Address of Applicable Pledgor]


Re: Identified Shares under the Pledge Agreement dated as of April 17, 1996 (as amended, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT") made by Pegasus Gold Inc., a Canadian corporation, Pegasus Gold Corporation, a Nevada corporation and wholly owned subsidiary of PGI, Pegasus Gold Australia Pty. Ltd. (formerly known as Zapopan N.L.) (ACN 009 628 924), an Australian corporation and wholly owned subsidiary of PGI, and the other Pledgors thereunder to Citibank, N.A. ("CITIBANK"), as collateral agent (in such capacity together with any successor in such capacity the "US COLLATERAL AGENT") for the Secured Parties (as defined therein). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Pledge Agreement.

Gentlemen/Ladies:

               You are hereby notified pursuant to the Pledge Agreement that the shares of capital stock set forth below constitute Identified Shares and, unless you shall provide the US Collateral Agent with written notice of your rejection of this Notice of Identification prior to 9:00 a.m. New York City time on the Business Day following your receipt of this Notice, shall thereafter constitute Collateral and Pledged Shares for all purposes of the Pledge Agreement.




                                       STOCK CERTIFICATE                        PERCENTAGE OF
                                       NO(S).               NUMBER OF SHARES    OUTSTANDING SHARES
PLEDGOR    ISSUER    CLASS OF STOCK    ------               ----------------    ------------------
- -------    ------    --------------



                                            CITIBANK, N.A.,
                                             as US Collateral Agent

                                            By:
                                                 -------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT H

                                FORM OF GUARANTY

          GUARANTY dated as of April 17, 1996 made by Pegasus Gold Inc., a company organized under the laws of British Columbia, Canada ("PGI"), Pegasus Gold Corporation, a Nevada corporation and a wholly owned subsidiary of PGI ("PGC"), Pegasus Gold Australia Pty Ltd (formerly known as Zapopan N.L.) (ACN 009 628 924), an Australian corporation and a wholly owned subsidiary of PGI ("PGA"), Beal Mountain Mining, Inc., a Montana corporation ("BEAL MOUNTAIN"), Black Pine Mining, Inc., a Nevada corporation ("BLACK PINE"), Florida Canyon Mining, Inc., a Washington corporation ("FLORIDA CANYON"), Montana Tunnels Mining, Inc., a Nevada corporation ("MONTANA TUNNELS"), Zortman Mining, Inc., a Montana corporation ("ZORTMAN"), Pangea International Holdings Corporation, a Nevada corporation ("PANGEA HOLDINGS"), Pegasus Gold Montana Mining, Inc., an Arizona corporation ("MONTANA MINING"), Diamond Hill Mining, Inc., a Montana corporation ("DIAMOND HILL"), and Pegasus Gold International, Inc., a Washington corporation ("PG INTERNATIONAL" and, together with PGI, PGC, PGA, Beal Mountain, Black Pine, Florida Canyon, Montana Tunnels, Zortman, Pangea Holdings, Montana Mining, Diamond Hill and each other person or entity hereafter agreeing to be bound by the terms hereof, each a "GUARANTOR" and collectively, the "GUARANTORS"), in favor of the Lender Parties and each Collateral Agent (as such terms are defined in the Credit Agreement referred to below; such Lender Parties, together with the Collateral Agents, each a "GUARANTEED PARTY" and, collectively, the "GUARANTEED PARTIES").

                             PRELIMINARY STATEMENTS:

          (1) PGI, PGC and PGA (each a "BORROWER" and, collectively, the "BORROWERS") have entered into a Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement) with the Lenders and Issuing Banks party thereto, Citibank Canada, as Canadian Administrative Agent, Citibank Limited, as Australian Administrative Agent, Citibank, as US Administrative Agent for the Lender Parties, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch and The First National Bank of Chicago, as Co-Agents. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks will, among other things and subject to the terms and conditions set forth in the Credit Agreement, make Accommodations and issue Letters of Credit for the respective accounts of the Borrowers.

          (2) Each Guarantor may receive a portion of the proceeds of the Accommodations under the Credit Agreement and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement and the Board of Directors of each Guarantor has determined that it is in the best interests of such Guarantor to enter into this Guaranty.

          (3) It is a condition precedent to the making of Accommodations and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to enter into the Credit Agreement, and to make Accommodations and issue Letters of Credit from time to time thereunder, each Guarantor hereby agrees as follows:

          SECTION 1.  GUARANTY; LIMITATION OF CERTAIN GUARANTORS' LIABILITY.
(a) Each Guarantor hereby unconditionally and irrevocably guarantees, on a joint and several basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Loan Party now or hereafter existing under the Loan Documents (including any amendments, modifications, extensions, substitutions or renewals thereof), whether direct or indirect, absolute or contingent and whether for principal (including, without limitation, reimbursement of, and providing cash collateral for, amounts drawn or available to be drawn under Letters of Credit or amounts owing in respect of BA Obligations), interest (including, without limitation, interest that but for the filing of a petition in bankruptcy would accrue on such obligations), fees, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable counsel fees and expenses) incurred by any of the Guaranteed Parties in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to any Guaranteed Party under the Loan Documents but for the fact that they are unenforceable or they are not allowable due to the existence of an Insolvency Event or a bankruptcy, reorganization or similar proceeding.

          (b) Any provision of this Guaranty to the contrary notwithstanding, the liability of each Guarantor (other than PGI, which shall be liable hereunder to the full extent of the Guaranteed Obligations) under this Guaranty shall be limited to such maximum aggregate amount as would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of any state or foreign law having similar effect.

          SECTION 2. GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations and any other Obligations of any other Loan Party under the Loan Documents (and, in the case of PGI, PGC and PGA, of its Obligations as a Borrower under the Credit Agreement), and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and such Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any

     Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of any Borrower or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

          (f) any failure of any Guaranteed Party to disclose to any Loan Party (including such Guarantor) any information relating to the financial condition, operations, properties or prospects of any other Loan Party or any of its Subsidiaries now or in the future known to any Guaranteed Party (such Guarantor hereby unconditionally and irrevocably waiving any duty on the part of the Guaranteed Parties to disclose such information);

          (g) the receipt of a dividend after an Insolvency Event or the payment of a sum or sums into an account of the Borrower or any other Person at any time (whether received or paid jointly, jointly and severally or otherwise); or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, any Borrower, any Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          SECTION 3. WAIVERS AND ACKNOWLEDGMENTS. (a) To the fullest extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Collateral Agent or any other Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) To the fullest extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty. Each Guarantor acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 above and this
Section 3 are knowingly made in contemplation of such benefits.

          SECTION 4. SUBROGATION; SUSPENSION OF GUARANTORS' RIGHTS. (a) No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Collateral Agent or any other Guaranteed Party against such Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations under the Loan Documents shall have been paid in full in cash and no Letter of Credit or BA Obligation shall remain outstanding and the Commitments shall have expired or terminated. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the payment in full in cash of all Obligations under the Loan Documents, the expiration or termination of all Letters of Credit and BA Obligations and the termination of the Commitments, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the US Collateral Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held in a Cash Collateral Account as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Collateral Agent or any other Guaranteed Party of all or any part of the Guaranteed Obligations, and (ii) all of the Obligations under the Loan Documents shall be paid in full in cash, the Commitments shall have terminated and no Letter of Credit or BA Obligation shall remain outstanding, the Collateral Agents and the other Guaranteed Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

          (b) As long as any Obligations under the Loan Documents remain unpaid, no Australian Guarantor (as defined in Section 5) may without the prior written consent of the Collateral Agent: (i) in reduction of its liability under this Guaranty, raise a defense, set-off or counterclaim available to itself, another Guarantor or a co-surety or co-indemnifier against a Guaranteed Party or claim a set-off or make a counterclaim against a Guaranteed Party, (ii) make a claim or enforce a right (including, without limitation, a Security Interest) against any Guarantor or against their estate or property, or (iii) prove in competition with a Guaranteed Party if an Insolvency Event occurs in respect of a Guarantor whether in respect of an amount paid by the Guarantor under this Guaranty, in respect of another amount (including the proceeds of any Collateral) applied by any Collateral Agent or any Guaranteed Party in reduction of the Guarantor's liability under this Guaranty, or otherwise.

          SECTION 5. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) Any and all payments by or on behalf of any Guarantor hereunder shall be made, in accordance with Section 2.13 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Taxes are required to be withheld or deducted by any Person from any amounts payable to any Guaranteed Party hereunder or under any Note or in respect of any BA Obligation, (i) the sum payable by the Guarantors in respect of any such amount shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5) such Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (B) the Guarantors (or a Guarantor) shall make such deductions and (C) the Guarantor making such deductions shall pay the full amount deducted to the relevant taxation or other authority in accordance with applicable law.

          (b) In addition, each Guarantor agrees to pay any present or future Other Taxes.

          (c) Each Guarantor shall indemnify each Guaranteed Party for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by such Guaranteed Party and any liability (including penalties, fines, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Guaranteed Party makes written demand therefor, but in no event shall such indemnification be required to be made prior to 15 days before the earlier of (i) the date such Guaranteed Party pays such Taxes or other Taxes or (ii) the date such Taxes or Other Taxes are due to the relevant taxing authority.

          (d) Within 30 days after the date of any payment of Taxes, the Guarantor making such payment shall furnish to the US Administrative Agent, at its address referred to in Section 8.02 of the Credit Agreement, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder by or on behalf of any Guarantor (i) through an account or branch outside the United States, in the case of a Guarantor organized under the laws of any State of the United States (each a "US GUARANTOR"), Canada, in the case of a Guarantor organized under the laws of any province of Canada (each a "CANADIAN GUARANTOR"); or Australia, in the case of any Guarantor organized under the laws of Australia or any territory thereof (each an "AUSTRALIAN GUARANTOR"), or (ii) by a payor that is not a United States person, in the case of any US Guarantor; a person Resident in Canada, in the case of any Canadian Guarantor; or a person Resident in Australia, in the case of any Australian Guarantor, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, to each Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agents stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code, the terms "CANADA" and "RESIDENT IN CANADA" shall have the meanings they have for the purposes of the Income Tax Act (Canada) and the terms "AUSTRALIA" and "RESIDENT IN AUSTRALIA" shall have the meanings they have for Australian income tax purposes.

          (e) Each US Lender and each US Issuing Bank organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each such Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other such Lender Party, and from time to time thereafter as requested in writing by any US Guarantor or the US Administrative Agent (but only so long as such Lender Party remains lawfully able to do so), provide each of the US Administrative Agent and the US Borrower with two original Internal Revenue Service forms 1001 or 4224 or (in the case of a US Lender or US Issuing Bank that has certified in writing to the US Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the

Internal Revenue Code) form W-8 (and, if such Lender or Issuing Bank delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
Code) of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue
Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender or Issuing Bank is exempt from or entitled to a reduced rate of United States interest withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust and, if required, in the case of any other US Lender, an Internal Revenue Service form W-9, or any successor form, certifying that such Lender Party is entitled to an exemption from United States backup withholding tax. If the forms provided by any such Lender Party at the time such Lender Party first becomes a party to the Credit Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

          (f) For any period with respect to which a US Lender or US Issuing Bank has failed to provide the US Borrower with the appropriate form described in subsection (e) (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Guarantors shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          (g) Each Australian Guarantor acknowledges that Section 261 of the ITAA may render void its obligation to make a payment under this Section 5. However, each Australian Guarantor warrants that even if this is the case, and it would not otherwise be obliged to make a payment under this Section 5, it will make such payment as contemplated by this Section 5 and that it is in its interests to do so. Each Australian Guarantor acknowledges that each Lender Party relies on the warranty in this Section 5(g) in entering into this Agreement and that breach of such warranty is to the detriment of each Lender Party. Failure by any Australian Guarantor to make a payment under this Section 5 does not constitute an Event of Default under Section 6.01(a)(i) or (ii) of the Credit Agreement or under Section 6.01(d) of the Credit Agreement. Each Australian Guarantor waives any right it may have to reimbursement of money paid under this Section 5(g) (including any payment made in accordance with the warranty contained in this Section 5(g)) and also releases each Lender Party from any claim such Australian Guarantor may have against such Lender Party to refund or repay amounts so paid, whether that right or claim arises by reason of the obligations under this Section 2.14 being void under section 261 of the ITAA or by reason of money paid under mistake of any nature as to the extent of such Australian Guarantors' obligations having regard to section 261 or for any other reason relating to laws as to insolvency.

          (h) In the event that an additional payment is made under Section 5(a) or (c) for the account of any Lender and such Lender determines that it has received or been granted a refund or a credit (other than a foreign tax credit) against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, credit, relief, remission or repayment, pay to the Guarantor that made such additional payment such amount as such Lender shall have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no better or worse position than it would have been in if such Guarantor had not been required to make such deduction or withholding. If any Lender shall become aware that it is entitled to receive a refund and that the receipt of such refund would give rise to an obligation under this Section 5(h) to pay an amount to any Guarantor, such Lender shall, within a reasonable time of becoming so aware, notify such Guarantor of the availability of such refund and shall, upon written request of such Guarantor, make reasonable efforts, at such Guarantor's expense, to obtain such refund. Nothing herein contained shall interfere with the right of each Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any tax credit (except as expressly provided in the preceding sentence) or to disclose any information relating to its tax affairs or any computations in respect thereof. Nothing herein contained shall require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

          (i) Any Lender Party claiming any additional amounts payable pursuant to this Section 5 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document reasonably requested by any Guarantor or to change the jurisdiction of its Appropriate Lending Office if filing such certificate or document or making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

          (j) Without prejudice to the survival of any other agreement of the Guarantors hereunder or under any other Loan Document, the agreements and obligations of the Guarantors contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

          SECTION 6. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants as follows:

          (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (b) Such Guarantor has, independently and without reliance upon any Administrative Agent or any other Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established means satisfactory to such Guarantor of obtaining from each Loan Party on a continuing basis information pertaining to the financial condition, operations, properties and prospects of such other Loan Party.

          (c)  Such Guarantor benefits from executing this Guaranty.

          (d) Each Guarantor hereby confirms to the US Administrative Agent and the other Guaranteed Parties that each of the representations and warranties set forth in the Loan Documents that are made by, on behalf of, or with respect to such Guarantor by any Borrower are true and correct. Each Guarantor hereby confirms and agrees that, so long as any Obligations under the Loan Documents shall remain unpaid, any Letter of Credit or BA Obligation shall be outstanding or any Lender Party shall have any Commitment, such Guarantor will perform and observe all of the terms, covenants and agreements set forth in the Loan Documents on its part to be performed or observed or that any Borrower has agreed to cause such Guarantor to perform or observe.

          SECTION 7.  AMENDMENTS, RELEASE, ETC.   (a)  No amendment or waiver of
any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the US Administrative Agent (with the consent or at the direction of the Required Lenders) and, in the case of any such amendment, by each Guarantor (except as set forth in Section 7(b)), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), (i) further reduce or limit the liability of any Guarantor hereunder, (ii) postpone any date fixed for payment hereunder or (iii) change the number of Lender Parties required to take any action hereunder; PROVIDED, FURTHER, that upon any sale of 100% of the capital stock of any Guarantor which is permitted under the Credit Agreement, the US Administrative Agent is authorized to, and shall, release such Guarantor from all obligations hereunder upon satisfaction of the conditions set forth in
Section 8.01(b) relating to the release of such capital stock from the Lien of the Pledge Agreement.

          (b) Upon the execution and delivery to the US Administrative Agent by any Person of an Amendment to Guaranty in substantially the form of Exhibit L to the Credit Agreement, which Amendment to Guaranty need not be executed by any other Guarantor, such Person shall be and become a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall include such Person and each reference in any other Loan Document to a "Guarantor" or a "Loan Party" shall include such Person.

          SECTION 8. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Borrower, at its address specified in Section 8.02 of the Credit Agreement, if to any other Guarantor, at its address set forth beneath its signature on the signature pages hereto or in the Amendment to Guaranty pursuant to which such Person became a Guarantor, as the case may be, if to the US Administrative Agent or any Lender Party, at its address specified in the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

          SECTION 9. NO WAIVER; REMEDIES. No failure on the part of the Collateral Agent or any other Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 10. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the US Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under this Guaranty, whether or not such Lender Party shall have made any demand under this Guaranty and although such Obligations may be unmatured. Each Lender Party agrees promptly to notify the relevant Guarantor after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

          SECTION 11. INDEMNIFICATION. Without limitation on any other Obligations of any Guarantor or remedies of the Guaranteed Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Guaranteed Party from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of such Guaranteed Party's legal counsel) suffered or incurred by such Guaranteed Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the relevant Borrower enforceable against such Borrower in accordance with their terms.

          SECTION 12. CONTINUING GUARANTY; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of all Obligations under the Loan Documents, the expiration or termination of all Letters of Credit and BA Obligations and the termination of the Commitments (it being understood that each Bank Hedge Agreement and Existing Hedge Agreement shall, unless a Default under Section 6.01(f) of the Credit Agreement then exists, cease to be a Loan Document for purposes hereof and cease to be guaranteed hereby upon the payment in full in cash of all Obligations under the Credit Agreement, the Notes and the termination of the Commitments, and the expiration or termination of all Letters of Credit and BA Obligations), (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Collateral Agent and each other Guaranteed Party and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), subject to Section 8.07 of the Credit Agreement, any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Accommodations owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 8.07 of the Credit Agreement. Each Guarantor acknowledges that upon any Person becoming a Lender Party such Person shall be a Guaranteed Party hereunder.

          SECTION 13. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 14.  JURISDICTION, ETC.  (A)  SUBMISSION TO JURISDICTION.
Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Guarantor hereby agrees that service of process in any such action or proceeding may be made upon CT Corporation Systems, 1633 Broadway, New York, New York 10019 (the "PROCESS AGENT") and each Guarantor hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service of process shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Guarantor hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Guarantor at its address specified pursuant to Section 8. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any of the other Loan Documents in the courts of any jurisdiction. To the extent that any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Documents.

          (B) WAIVERS REGARDING VENUE, INCONVENIENT VENUE. Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 15. JUDGMENT. (A) RATE OF EXCHANGE. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder, under any Note or Notes or under any other Loan Document (including, without limitation, all or any part of the Guaranteed Obligations) in another currency into US Dollars, Canadian Dollars or Australian Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, a Lender Party could purchase such other currency with US Dollars in New York City, New York or Canadian Dollars in Toronto, Ontario at 9:00 A.M. (New York City time or Toronto time, respectively) or Australian Dollars in Sydney, Australia at 9:00 A.M. (Sydney time), as the case may be, on the Business Day immediately preceding that on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

          (B) INDEMNITY. The obligation of each Guarantor in respect of any sum due from it to any Guaranteed Party hereunder, under any Note or Notes or under any other Loan Document shall, notwithstanding any judgment in a currency other than US Dollars, Canadian Dollars or Australian

Dollars, as the case may be, be discharged only to the extent that on the Business Day next succeeding receipt by such Guaranteed Party of any sum adjudged to be so due in such other currency, such Guaranteed Party may, in accordance with normal banking procedures, purchase US Dollars, Canadian Dollars or Australian Dollars, as the case may be, with such other currency. If the US Dollars, Canadian Dollars or Australian Dollars, as the case may be, so purchased are less than the sum originally due to such Guaranteed Party in US Dollars, Canadian Dollars or Australian Dollars, as the case may be, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Guaranteed Party against such loss, and if the US Dollars, Canadian Dollars or Australian Dollars so purchased exceed the sum originally due to any Guaranteed Party in US Dollars, Canadian Dollars or Australian Dollars, as the case may be, such Guaranteed Party agrees to remit to such Guarantor such excess.

          SECTION 16.  EXECUTION IN COUNTERPARTS.    This Guaranty may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty or any other Loan Document or any consent, waiver or amendment relating hereto or thereto by telecopier shall be effective as delivery of a manually executed counterpart of this Guaranty, such other Loan Document or such consent, waiver or amendment, as the case may be.

          SECTION 17. WAIVER OF JURY TRIAL. Each Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty, any of the Loan Documents, the transactions contemplated hereby or thereby or the actions of any Administrative Agent or any other Guaranteed Party in the negotiation, administration, performance or enforcement hereof or thereof.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   PEGASUS GOLD INC.


                                   By
                                       -------------------------------
                                       Title:


                                   PEGASUS GOLD CORPORATION


                                   By
                                       -------------------------------
                                       Title:


SIGNED, SEALED AND DELIVERED  )
ON BEHALF OF PEGASUS GOLD     )
AUSTRALIA PTY LTD BY ITS      )    -----------------------------------
ATTORNEY IN THE PRESENCE OF:  )    Signature:
                                   Print Name:

- ------------------------------
Witness:
Print Name:


                                   BEAL MOUNTAIN MINING, INC.


                                   By
                                       -------------------------------
                                       Title:

                                             Address for Notice:

                                             c/o Pegasus Gold Corporation
                                             601 West First Avenue, Suite 1500
                                             Spokane, Washington  99204
                                             Attn:  General Counsel
                                             Telephone:  609-624-4653
                                             Telecopier No.:  609-838-8317

                                   BLACK PINE MINING, INC.


                                   By
                                       -------------------------------
                                       Title:

                                             Address for Notice:

                                             c/o Pegasus Gold Corporation
                                             601 West First Avenue, Suite 1500
                                             Spokane, Washington  99204
                                             Attn:  General Counsel
                                             Telephone:  609-624-4653
                                             Telecopier No.:  609-838-8317


                                   FLORIDA CANYON MINING, INC.


                                   By
                                       -------------------------------
                                       Title:

                                             Address for Notice:

                                             c/o Pegasus Gold Corporation
                                             601 West First Avenue, Suite 1500
                                             Spokane, Washington  99204
                                             Attn:  General Counsel
                                             Telephone:  609-624-4653
                                             Telecopier No.:  609-838-8317


                                   MONTANA TUNNELS MINING, INC.


                                   By
                                       -------------------------------
                                       Title:

                                             Address for Notice:

                                             c/o Pegasus Gold Corporation
                                             601 West First Avenue, Suite 1500
                                             Spokane, Washington  99204
                                             Attn:  General Counsel
                                             Telephone:  609-624-4653
                                             Telecopier No.:  609-838-8317

                                   ZORTMAN MINING, INC.


                                   By
                                       -------------------------------
                                       Title:

                                             Address for Notice:

                                             c/o Pegasus Gold Corporation
                                             601 West First Avenue, Suite 1500
                                             Spokane, Washington  99204
                                             Attn:  General Counsel
                                             Telephone:  609-624-4653
                                             Telecopier No.:  609-838-8317


                                   PANGEA INTERNATIONAL
                                     HOLDINGS CORPORATION


                                   By
                                       -------------------------------
                                       Title:

                                             Address for Notice:

                                             c/o Pegasus Gold Corporation
                                             601 West First Avenue, Suite 1500
                                             Spokane, Washington  99204
                                             Attn:  General Counsel
                                             Telephone:  609-624-4653
                                             Telecopier No.:  609-838-8317


                                   PEGASUS GOLD MONTANA MINING, INC.


                                   By
                                       -------------------------------
                                       Title:

                                             Address for Notice:

                                             c/o Pegasus Gold Corporation
                                             601 West First Avenue, Suite 1500
                                             Spokane, Washington  99204
                                             Attn:  General Counsel
                                             Telephone:  609-624-4653
                                             Telecopier No.:  609-838-8317

                                   DIAMOND HILL MINING, INC.


                                   By
                                       -------------------------------
                                       Title:

                                             Address for Notice:

                                             c/o Pegasus Gold Corporation
                                             601 West First Avenue, Suite 1500
                                             Spokane, Washington  99204
                                             Attn:  General Counsel
                                             Telephone:  609-624-4653
                                             Telecopier No.:  609-838-8317

                                   PEGASUS GOLD INTERNATIONAL, INC.


                                   By
                                       -------------------------------
                                       Title:

                                             Address for Notice:

                                             c/o Pegasus Gold Corporation
                                             601 West First Avenue, Suite 1500
                                             Spokane, Washington  99204
                                             Attn:  General Counsel
                                             Telephone:  609-624-4653
                                             Telecopier No.:  609-838-8317

                                    EXHIBIT I
                           FORM OF ACKNOWLEDGMENT DEED



              ----------------------------------------------------------
                DATED                                          1996






                                    DEED POLL


                             PEGASUS GOLD AUSTRALIA
                                   PTY LIMITED
                                  ("BORROWER")

                                  IN FAVOUR OF

                           THE LENDER PARTIES TO THE
                                    AGREEMENT










                            MALLESONS STEPHEN JAQUES
                                   Solicitors

                             Governor Phillip Tower
                                 1 Farrer Place
                                Sydney NSW  2000
                             Telephone (02) 250 3000
                                Fax (02) 250 3133
                                  DX 113 Sydney
                                    Ref: MRJ

- --------------------------------------------------------------------------------
                                    DEED POLL

DATE:               April 1996

PARTY: PEGASUS GOLD AUSTRALIA PTY LIMITED (ACN 009 628 924) of Edit Falls Road, Katherine, Northern Territory ("BORROWER")

RECITALS:
          A. At the date of this deed poll, the Borrower, together with Pegasus Gold Inc. and Pegasus Gold Corporation, has entered into the Multicurrency Reducing Revolving Credit Agreement dated April 1996 ("AGREEMENT"), with the Initial Lenders and Initial Issuing Banks, ABN AMRO Australia Limited, ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank A.G., Citibank N.A., Citibank Canada and Citibank Limited.

          B. The Borrower wants to execute this deed poll to formally acknowledge the contractual obligations it owes to the Lender Parties under the Agreement.

OPERATIVE PROVISIONS:

1    INTERPRETATION AND INTENTION
- --------------------------------------------------------------------------------

          1.1 Capitalised words used but not defined in this deed have the same meaning as that given to them in the Agreement.

          1.2 The Borrower intends that the contractual obligations it owes to the Lender Parties under the Agreement will become merged in the specialty constituted by this deed poll.

2    COVENANTS
- --------------------------------------------------------------------------------

          2.1 The obligations of the Borrower under the Agreement are merged in this deed poll as if set out in full in this deed poll.

COVENANT
          2.2 The Borrower covenants to observe all relevant obligations contained in the Agreement, including, without limitation, obligations to pay all amounts owing to the Lender Parties as they fall due under the Agreement.

- --------------------------------------------------------------------------------

BENEFIT

          2.3 This deed poll is executed for the benefit of the Lender Parties to the Agreement.

GOVERNING LAW

          2.4 This deed poll is governed by the laws of the Australian Capital Territory.


EXECUTED in         as a deed.

EXECUTION
- --------------------------------------------------------------------------------

SIGNED, SEALED AND                      )
DELIVERED by                            )
as attorney for PEGASUS GOLD            )
AUSTRALIA PTY LIMITED under             )
power of attorney dated                 )
in the presence of:                     )
                                        )
 . . . . . . . . . . . . . . . . .      )
Signature of witness                    )
                                        )
 . . . . . . . . . . . . . . . . .      )
Name of witness (block letters)         )
                                        )
 . . . . . . . . . . . . . . . . .      ). . . . . . . . . . . . . . .
Address of witness                      )  By executing this deed the
                                        )  attorney states that the
 . . . . . . . . . . . . . . . . .      )  attorney has received no
Occupation of witness                   )  notice of revocation of the
                                        )  power of attorney

                                    EXHIBIT J

                          FORM OF SOLVENCY CERTIFICATE

          Each of Pegasus Gold Inc., a corporation formed under the laws of British Columbia, Canada (the "CANADIAN BORROWER"), Pegasus Gold Corporation, a Nevada corporation (the "US BORROWER") and Pegasus Gold Australia Pty Ltd (formerly known as Zapopan N.L.)(ACN 009 628 924), an Australia corporation (the "AUSTRALIAN BORROWER" and, together with the Canadian Borrower and the US Borrower, each a "BORROWER" and, collectively, the "BORROWERS"), hereby certify that the person executing this Solvency Certificate on behalf of such Borrower is duly authorized to execute this Solvency Certificate, which is hereby delivered on behalf of such Borrower pursuant to Section 3.01(f)(x) of the Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein unless otherwise defined herein being used herein as therein defined) among the Borrowers, the Lender Parties parties thereto, Citibank, N.A., as the US Administrative Agent, Citibank Canada, as the Canadian Administrative Agent, Citibank Limited (ACN 004 325 080), as the Australian Administrative Agent, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents.

          Each Borrower further certifies that such officer is generally familiar with the properties, businesses and assets of such Borrower and has reviewed the Loan Documents and the contents of this Solvency Certificate and, in connection herewith, has reviewed such other documentation and information and has made such investigations and inquiries as such Borrower and such officer deem necessary and prudent therefor. Each Borrower further certifies that the financial information and assumptions that underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

          Each Borrower understands that each Administrative Agent and each other Lender Party is relying on the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated by the Loan Documents.

          Each Borrower hereby further certifies that:

          1. On the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents, the fair value of the property and assets of such Borrower is greater than the total amount of liabilities (including contingent liabilities) of such Borrower.

          2. On the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents, the present fair saleable value of the property and assets of such Borrower exceeds the amount that will be required to pay the probable liabilities of such Borrower on its debts as they become absolute and matured.

          3. On the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents, such Borrower is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which its property and assets would constitute unreasonably small capital.

          4. Such Borrower does not intend or believe that it will incur debts and liabilities that will be beyond its ability to pay as such debts and liabilities mature.

          5. Such Borrower does not intend, in consummating the transactions contemplated by the Credit Agreement and the other Loan Documents, to hinder, delay or defraud either present or future creditors or any other Person to which such Borrower is or, on or after the date hereof, will become indebted.

          6. In reaching the conclusions set forth in this Solvency Certificate, such Borrower has considered, among other things:

          (a) the cash and other current assets of such Borrower reflected in the December 31, 1995 audited balance sheet of the Canadian Borrower and its Subsidiaries;

          (b) all contingent liabilities of such Borrower, including, without limitation, any claims arising out of, pending or, to the best knowledge of the undersigned, threatened litigation against such Borrower and, in so doing, such Borrower has computed the amount of each such contingent liability as the amount that, in light of all of the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (collectively, the "CONTINGENT LIABILITIES");

          (c) the forecasted Financial Statements described in Section 4.01(g) of the Credit Agreement;

          (d) all obligations and liabilities of such Borrower (other than Contingent Liabilities);

          (e) historical and anticipated growth in the sales volume of such Borrower and in the income stream generated by such Borrower as reflected in, among other things, the cash flow statements delivered as part of the forecasted Financial Statements referred to above;

          (f) the customary sales terms and trade payables of such Borrower and its Subsidiaries;

          (g) the amount of the credit extended by and to customers of such Borrower and its Subsidiaries;

          (h) the anticipated interest payable by such Borrower on the Advances under the Credit Agreement; and

          (i) the level of capital customarily maintained by such Borrower and its Subsidiaries and, to the extent that such Borrower has knowledge thereof, other entities engaged in the same or similar business as the businesses of such Borrower and its Subsidiaries.

          Delivery of an executed counterpart of a signature page to this Solvency Certificate by telecopier shall be effective as delivery of a manually executed counterpart of this Solvency Certificate.

          IN WITNESS WHEREOF, each Borrower has caused this Solvency Certificate to be executed outside of Australia by its Chief Financial Officer thereunto duly authorized on this ___ day of April, 1996.

                              PEGASUS GOLD INC.


                              By
                                  ------------------------------------
                                  Name:
                                  Title:

                              PEGASUS GOLD CORPORATION


                              By
                                  ------------------------------------
                                  Name:
                                  Title:


                              PEGASUS GOLD AUSTRALIA PTY LTD


                              By
                                  ------------------------------------
                                  Title

                    [SIMPSON THACHER & BARTLETT - LETTERHEAD]


                                             April 19, 1996



To the Lender Parties named on Schedule I hereto that are parties to the Credit Agreement referred to below

To Citibank, N.A., as US Administrative Agent,
 Citibank Canada, as Canadian Administrative
 Agent, and Citibank Limited (ACN 004 325 080), as Australian Administrative Agent, each under the Credit Agreement referred to below

Ladies and Gentlemen:

          We have acted as special New York counsel to (a) Pegasus Gold Inc., a company organized under the laws of British Columbia, Canada ("PGI"), (b) Pegasus Gold Corporation, a Nevada corporation and a wholly-owned subsidiary of PGI ("PGC"), (c) Pegasus Gold Australia Pty Ltd, an Australian corporation and a wholly-owned subsidiary of PGI ("PGA"; and together with PGI and PGC, the "BORROWERS"), (d) each of the United States subsidiaries of PGI set forth on
Part I of Schedule II hereto (collectively, the "DOMESTIC SUBSIDIARIES"; and together with PGC, the "DOMESTIC LOAN PARTIES") and (e) each of the foreign subsidiaries of PGI listed on Part II of Schedule II hereto (the "FOREIGN SUBSIDIARIES"; and together with the Borrowers and the Domestic Subsidiaries, the "LOAN PARTIES"), in connection with the preparation, execution and delivery of:

          1. the US$150,000,000 Multicurrency Reducing Revolving Credit Agreement, dated as of April 17, 1996 (the "CREDIT AGREEMENT"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement), among the Borrowers, the lenders and issuing banks from time to time parties thereto (collectively, the "LENDERS"), ABN AMRO Australia Limited, as the Non-Pro Rata Lender, ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents, and Citibank, N.A., Citibank Canada and Citibank Limited, as Administrative Agents for the Lenders;

                                       -2-
                                                                  April 19, 1996



          2.   the Notes executed and delivered on the date hereof;

          3.   the Guaranty; and

          4.   the Pledge Agreement.

The Credit Agreement, the Notes, the Guaranty and the Pledge Agreement are collectively referred to herein as the "CREDIT DOCUMENTS".

          This opinion is being delivered at the request of the Borrowers pursuant to Section 3.01(f)(xi) of the Credit Agreement.

          In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and other documents and have made such other investigations as we have deemed necessary in connection with the opinions expressed herein (including, without limitation, an executed counterpart of the Credit Agreement, each Note executed and delivered on the date hereof, the Guaranty and the Pledge Agreement). As to questions of fact material to this opinion, we have relied upon certificates as to matters of fact of public officials and of officers and representatives of the Loan Parties. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

          In connection with the subject transaction, we have represented the Loan Parties only in connection with the preparation, execution and delivery of the Credit Documents and, as a result, we are not generally familiar with the business, operations, properties, agreements or activities of the Loan Parties. The opinions set forth herein with respect to the Loan Parties are limited and qualified in all respects by the disclosure contained in this paragraph.

          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that each Borrower will comply with the provisions of
Section 2.16 of the Credit Agreement.

          To the extent our opinion expressed below relates to matters not expressly covered hereby that are set forth in (a) the opinion of the General Counsel of the Loan Parties, (b) the opinion of Erwin Thompson & Hascheff, Nevada counsel to the Loan Parties, (c) the opinion of Lawson Lundell Lawson & McIntosh, Canadian counsel to the Loan Parties or (d) Allen Allen & Hemsley, Australian counsel to the Loan Parties, each dated even date herewith and delivered to you in respect of the Credit Agreement, we have, with your permission, but without having made any independent investigation with respect thereto, assumed the correctness of the matters set forth therein, our opinion being subject to the assumptions, qualifications and limitations set forth in such opinions with respect thereto.

                                       -3-
                                                                  April 19, 1996



          In rendering the opinions expressed below, we have further assumed, without any independent investigation or verification of any kind, that:

          (i) each party to the Credit Documents (including each Loan Party) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and of each other jurisdiction in which the conduct of its business or the ownership of its property makes such qualification necessary;

          (ii) each party to the Credit Documents (including each Loan Party) has full power and authority to execute, deliver and perform the Credit Documents to which it is a party;

          (iii) the execution, delivery and performance of the Credit Documents by the parties thereto (including the Loan Parties) have been duly authorized by all requisite corporate action on the part of such parties;

          (iv) the Credit Documents have been duly executed and delivered by each of the parties thereto (including the Loan Parties);

          (v) the execution, delivery and performance of the Credit Documents by the parties thereto (including the Loan Parties) do not (A) violate the charter, certificate of incorporation, by-laws or other organizational documents of any such party, (B) violate or require any order, consent, approval, license, authorization, validation, filing, recording, registration or exemption not obtained or made under, any applicable provision of any law, statute, rule or regulation (other than any law, statute, rule or regulation of the United States of America or the State of New York) or any order, writ, injunction or decree of any court or other governmental authority binding upon such party or (C) constitute a violation or breach of, or require any consent not obtained under, any agreement or instrument to which such party is a party or by which it is bound;

          (vi) the Credit Documents constitute the valid and legally binding obligations of the parties to the Credit Documents (other than the Loan Parties) enforceable against such parties in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

          (vii) the shares of stock issued by PGA and identified in the Notice of Identification dated April 18, 1996 (the "PGA PLEDGED SHARES") are "certificated securities" as defined in the New York UCC.

          Based on and subject to the foregoing, and subject to the qualifications and exceptions set forth herein, we are of the opinion that:

                                       -4-
                                                                  April 19, 1996



          1. Each Credit Document constitutes the valid and legally binding obligation of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms.

          2. The execution and delivery by each of the Loan Parties of the Credit Documents to which it is a party, the borrowings and the performance of its payment obligations thereunder and the granting of the security interests to be granted by it pursuant to the Collateral Documents, will not result in a violation of any law, statute, rule or regulation of the United States of America or the State of New York, applicable to such Loan Party and, in our experience, applicable to transactions similar to transactions contemplated by the Credit Documents generally.

          3. No authorization, consent, or approval by, or filing with, any United States federal or New York State governmental or regulatory authority pursuant to any present law or regulation of the United States of America or the State of New York applicable to such Loan Party and, in our experience, applicable to transactions similar to transactions contemplated by the Credit Documents generally is required for the execution or delivery by each of the Loan Parties of each Credit Document to which it is a party the borrowings and the performance of its payment obligations thereunder and the granting of the security interests to be granted by it pursuant to the Collateral Documents, except filings required for the perfection of security interests with respect to Collateral granted pursuant to the Collateral Documents, other than the Pledged Shares referred to below.

          4. The Pledge Agreement, together with the delivery to the US Collateral Agent (as defined in the Pledge Agreement) in the State of New York of the certificates representing the PGA Pledged Shares and the shares of stock of each Domestic Loan Party which are identified on Schedule I to the Pledge Agreement and which are purported to be pledged by the respective Loan Party thereunder (together with the PGA Pledged Shares, the "Pledged Shares") and appropriately executed stock powers, creates in favor of the US Collateral Agent a perfected security interest under the New York UCC in the Pledged Shares. Assuming the US Collateral Agent acquires its interest in the Pledged Shares in good faith and without notice of any adverse claims, the US Collateral Agent will acquire its security interest in the Pledged Shares free of adverse claims.

          5. The making of the Advances under the Credit Agreement and the application of the proceeds thereof as provided in and in accordance with the Credit Agreement do not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          6. No Loan Party is an "investment company" or a company "controlled" by an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

          Our opinions in paragraphs 1 and 4 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether

                                       -5-
                                                                  April 19, 1996



considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Our opinion in paragraph 1 above also is subject to the qualification that certain provisions of the Pledge Agreement and the Guaranty are or may be unenforceable, ineffective and/or qualified in whole or in part under the laws of the State of New York (including judicial decisions), although (subject to the limitations in the preceding sentence) the Pledge Agreement and the Guaranty and the laws of the State of New York contain adequate remedial provisions for the practical realization of the principal rights and benefits purported to be afforded thereby.

          Our opinion in paragraph 4 is limited to Article 8 of the New York UCC and, therefore, such opinion does not address (i) laws of jurisdictions other than New York and New York except for Article 8 of the New York UCC and (ii) collateral of a type not subject to Article 8 of the New York UCC.

          We do not express any opinion as to:

          (a) any provision of the Credit Documents which is intended to establish any standard other than any standard set forth in the New York UCC as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, reasonableness or care or the fulfillment of the duties imposed on any secured party with respect to the disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

          (b) any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

          (c) Section 2.08(c) of the Credit Agreement (and corresponding provisions in each of the other Credit Documents) insofar as they relate to post-judgment interest rates;

          (d) any provision of the Credit Documents (i) imposing penalties or forfeitures or (ii) requiring payment of attorneys' fees, except to the extent such fees are reasonable;

          (e) except as set forth in paragraph 4, the attachment, creation or perfection of any Liens purported to be created under the Pledge Agreement or any other Credit Document;

          (f) without limiting the opinion set forth in paragraph 4, the priority of any Liens purported to be created under the Pledge Agreement or any other Credit Document;

          (g)  the perfection of any security interest in any proceeds;

                                       -6-
                                                                  April 19, 1996



          (h) the right, title or interest of any Person in or to, or the condition of title or ownership of, or the existence of, any property purported to be subject to the Pledge Agreement;

          (i)  any provisions contrary to Section 9-311 of the New York UCC;

          (j) the effect of the compliance or noncompliance with any federal or state laws or regulations applicable to any of the Lenders or their affiliates because of their legal or regulatory status or the nature of their businesses;

          (k) any provision of any Credit Document insofar as it provides that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

          (l) any provision of the Credit Documents relating to indemnification, contribution or exculpation in connection with violations of any securities laws or public policy, or in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution;

          (m) any purported waiver, release, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by any Person under any of the Credit Documents to the extent limited by Section 1-102(3) or 9-501(3) of the New York UCC or other provisions of applicable law (including judicial decisions), or to the extent that such Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions) which cannot be waived as a matter of law (including judicial decisions);

          (n) any provision of the Credit Documents which relates to forum selection (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum);

          (o) any provision of the Pledge Agreement or the Guaranty that provides that a Loan Party's liability thereunder shall not be affected by actions or failures to act on the part of the recipient of such Credit Document or by amendments or waivers of provisions of documents governing the obligations;

          (p) any provision in the Credit Documents that purports to permit the US Administrative Agent or any other Person to sell or otherwise dispose of, or purchase, any collateral subject to the lien of the Credit Documents, or enforce any other right or remedy under the Credit Documents (including, without limitation, any self-help remedy or remedy involving taking possession), except in compliance with the New York UCC and other applicable laws;

          (q) changes in the status of the security interest of the US Administrative Agent or any other Person in the Collateral under Sections 363, 364(d) or 1129(b) of the United States Bankruptcy Code (11 U.S.C. Sections 363, 364(d) and 1129(b));

                                       -7-
                                                                  April 19, 1996



          (r) the effect of Section 552 of the United States Bankruptcy Code (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);

          (s) the applicability to any transfer by, or obligations under the Credit Documents of, the Loan Parties of Section 548 of the United States Bankruptcy Code or Article 10 of the New York Debtor and Creditor Law relating to fraudulent transfers and obligations;

          (t) as to the enforceability of Section 8.11 of the Credit Agreement (and corresponding provisions in each of the other Credit Documents);

          (u) the provisions of the Credit Agreement or any other Credit Document that purport to establish evidentiary standards or to make determinations conclusive;

          (v) the waiver by any Loan Party of any immunities from the jurisdictions of courts (other than the New York State or Federal courts sitting in The City of New York);

          (w) whether or not a judgment by a New York state or federal court would be given in a currency other than in US Dollars;

          (x) without limiting the opinion set forth in paragraph 4, as to the enforceability of any notice of identification issued pursuant to the Pledge Agreement;

          (y) any provision of the Credit Documents which provides for the validity or perfection of any security interest created thereunder or any remedy thereunder to be governed by the law of any jurisdiction other than New York.

In addition, we express no opinion as to the enforceability of any provision of any Credit Document whereby any Loan Party purports to submit to the subject matter jurisdiction of the United States District Court for the Southern District of New York. We note the limitations of 28 U.S.C. Section 1332 on federal court jurisdiction where diversity of citizenship is lacking, and we also note that such submissions cannot supersede that court's discretion in determining whether to transfer an action from one federal court to another under Section 28 U.S.C. Section 1404(a).

          We are members of the Bar of the State of New York, and we do not express any opinions herein concerning any law other than the laws of the State of New York and the federal laws of the United States of America.

                                       -8-
                                                                  April 19, 1996



          This opinion is rendered only to you and is solely for your benefit in connection with the execution and delivery of the Credit Documents. This opinion may not be relied upon by you for any other purpose, or relied upon by, or, except with respect to an Eligible Assignee, furnished to, any other person, firm, or corporation for any purpose, without our prior written consent.

                                        Very truly yours,


                                        /s/ Simpson Thacher & Bartlett


                                        SIMPSON THACHER & BARTLETT

                                                                      SCHEDULE I



                                     LENDERS


A.   US Lenders

     Citibank, N.A.
     CIBC Inc.
     Dresdner Bank AG, New York Branch
     ABN AMRO Bank N.V.
     The Bank of Nova Scotia
     The First National Bank of Chicago
     Seattle-First National Bank
     NM Rothschild & Sons Limited
     Bank of Montreal
     Republic National Bank of New York
     U.S. Bank of Washington

B.   Canadian Lenders

     Citibank Canada
     Canadian Imperial Bank of Commerce
     Dresdner Bank AG, New York Branch
     ABN AMRO Bank Canada
     The Bank of Nova Scotia
     First Chicago NBD Bank, Canada
     Bank of America Canada
     NM Rothschild & Sons Limited
     Bank of Montreal
     Republic National Bank of New York (Canada)
     U.S. Bank of Washington, N.A.

C.   Australian Lenders

     Citibank Limited
     Dresdner Australia Limited
     ABN AMRO Australia Limited
     The First National Bank of Chicago, Australian Branch
     Bank of America NT & SA, Sydney Branch
     Rothschild Australia Limited
     Republic Mase Australia Limited

D.   Risk Participants

     CIBC Inc.
     The Bank of Nova Scotia
     Bank of Montreal
     U.S. Bank of Washington, N.A.

E.   Non-Pro Rata Lender

     ABN AMRO Australia Limited

                                                                     SCHEDULE II


PART I - DOMESTIC SUBSIDIARIES

1.   Beal Mountain Mining, Inc., a Montana corporation
2.   Black Pine Mining, Inc., a Nevada corporation
3.   Florida Canyon Mining, Inc., a Washington corporation
4.   Montana Tunnels Mining, Inc., a Nevada corporation
5.   Zortman Mining, Inc., a Montana corporation
6.   Diamond Hill Mining, Inc., a Montana corporation
7.   Pegasus Gold International, Inc., a Washington corporation
8.   Pangea International Holdings Corporation, a Nevada corporation
9.   Pegasus Gold Montana Mining, Inc., an Arizona corporation



PART II - FOREIGN SUBSIDIARIES

1.   Pegasus Minera de Chile Ltda.
2.   Pegasus do Brasil Mineracao Ltda.

                              [PEGASUS GOLD - LOGO]




April 19, 1996



To the Lender Parties named on Schedule I hereto that are parties to the Credit Agreement referred to below

To Citibank, N.A., as US Administrative Agent,
  Citibank Canada, as Canadian Administrative
  Agent, and Citibank Limited (ACN 004 325 080), as Australian Administrative Agent, each under the Credit Agreement referred to below

Ladies and Gentlemen:

          I am General Counsel of Pegasus Gold Inc., a company organized under the laws of British Columbia, Canada ("PGI"), and Pegasus Gold Corporation, a Nevada corporation and a wholly-owned subsidiary of PGI ("PGC"). In connection with the execution and delivery of the Credit Agreement referred to below, I have been requested to render this opinion with respect to PGI, PGC and the following subsidiaries of PGI:

          (a) Pegasus Gold Australia Pty Ltd, an Australian corporation and a wholly-owned subsidiary of PGI ("PGA"; and together with PGI and PGC, the "BORROWERS");

          (b) each of the United States subsidiaries of PGI set forth on Part I of Schedule II hereto (collectively, the "DOMESTIC SUBSIDIARIES"; and together with PGC, the "DOMESTIC LOAN PARTIES"); and

          (c) each of the foreign subsidiaries of PGI listed on Part II of
     Schedule II hereto (the "FOREIGN SUBSIDIARIES"; and together with the Borrowers and the Domestic Subsidiaries, the "LOAN PARTIES").

          In connection with this opinion, I have reviewed the following documents:

          1. the US $150,000,000 Multicurrency Reducing Revolving Credit Agreement, dated as of April 17, 1996 (the "CREDIT AGREEMENT"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement), among the Borrowers, the lenders and issuing banks from time to time parties thereto (collectively, the "LENDERS"), ABN AMRO Australia Limited, as the Non-Pro Rata Lender, ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch and The First National Bank of Chicago, as Co-Agents, and Citibank, N.A., Citibank Canada and Citibank Limited, as Administrative Agents for the Lenders;

          2.  the Notes executed and delivered on the date hereof;

          3.  the Guaranty; and

          4.  the Pledge Agreement.

The Credit Agreement, the Notes, the Guaranty and the Pledge Agreement are collectively referred to herein as the "CREDIT DOCUMENTS".

          This opinion is being delivered pursuant to Section 3.01(f) of the Credit Agreement.

          In connection with this opinion, I have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and other documents and have made such other investigations as I have deemed necessary in connection with the opinions expressed herein (including, without limitation, an executed counterpart of the Credit Agreement, each Note executed and delivered on the date hereof, the Guaranty and the Pledge Agreement).

          To the extent my opinion expressed below relates to matters not expressly covered hereby that are set forth in (a) the opinion of Lawson Lundell Lawson & McIntosh, Canadian counsel to the Loan Parties or (b) Allen Allen & Hemsley, Australian counsel to the Loan Parties, each dated even date herewith and delivered to you in respect of the Credit Agreement, I have, with your permission, but without having made any independent investigation with respect thereto, assumed the correctness of the matters set forth therein, my opinion being subject to the assumptions, qualifications and limitations set forth in such opinions with respect thereto.

          In rendering the opinions expressed below, I have further assumed, without any independent investigation or verification of any kind, that:

          (i) each party to the Credit Documents (other than each Domestic Loan Party) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and of each other jurisdiction in which the conduct of its business or the ownership of its property makes such qualification necessary;

          (ii) each party to the Credit Documents (other than each Domestic Loan Party) has full power and authority to execute, deliver and perform the Credit Documents to which it is a party;

          (iii) the execution, delivery and performance of the Agreements by the parties thereto (other than each Domestic Loan Party) have been duly authorized by all requisite corporate action on the part of such parties;

          (iv) the Credit Documents have been duly executed and delivered by the parties thereto (other than by each Loan Party);

          (v) the execution, delivery and performance of the Credit Documents by the parties thereto (other than by each Loan Party) do not (A) violate the charter, certificate of incorporation, by-laws or other organizational documents of any such party, (B) violate or require any order, consent, approval, license, authorization, validation, filing, recording, registration or exemption not obtained or made under, any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or other governmental authority binding upon such party or (C) constitute a violation or breach of, or require any consent not obtained under, any agreement or instrument to which such party is a party or by which it is bound;

          (vi) the Credit Documents constitute the valid and legally binding obligations of the parties to the Credit Documents (other than the Loan Parties) enforceable against such parties in accordance with their respective term, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

          (vii) the shares of stock issued by PGA and identified in the Notice of Identification dated April 18, 1996 (the "PGA Pledged Shares"), are "certificated securities" under the New York UCC.

          Based on and subject to the foregoing, and subject to the qualifications and exceptions set forth herein, I am of the opinion that:

          1. Each Domestic Loan Party (a) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, (b) has the corporate power and authority to execute, deliver and perform its payment obligations under each of the Credit Documents to which it is a party and to grant the security interests to be granted by it pursuant to the Collateral Documents and, with respect to PGC, to borrow under the Credit Agreement, (c) has taken all necessary corporate action to authorize the execution and delivery by it of the Credit Documents to which it is a party and, with respect to PGC, its borrowings thereunder and the performance of its payment obligations thereunder and (d) has duly executed and delivered each Credit Document to which it is a party.

          2. Each Credit Document constitutes the valid and legally binding obligation of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with the terms thereof.

          3. The execution and delivery by each of the Loan Parties of the Credit Documents to which it is a party, the borrowings and the performance of its payment obligations thereunder and the granting of the security interests to be granted pursuant to the Collateral Documents (a) will not result in a violation of (i) the certificate of incorporation or by-laws of such Loan Party
(ii) any law, order, decree, statute, judgment, rule or regulation of the United States of America or any State thereof, applicable to such Loan Party, (b) will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument binding on such Loan Party, and
(c) will not result in the creation of any Lien upon or with respect to the Loan Parties' properties pursuant to the terms of any of such agreements, other than pursuant to the Loan Documents.

          4. No authorization, consent, or approval by, or filing with, any United States federal or state governmental or regulatory authority pursuant to any present law or regulation of the United States of America or any state applicable to such Loan Party is required for the execution or delivery by each of the Loan Parties of each Agreement to which it is a party, the borrowings and the performance of its payment obligations thereunder and the granting of the security interests to be granted pursuant to the Collateral Documents, except filings required for the perfection of security interests with respect to Collateral granted pursuant to the Collateral Documents, other than the Pledged Shares referred to below.

          5. All of the shares of capital stock described on Schedule I to the Pledge Agreement that were issued by a Domestic Loan Party have been duly authorized and validly issued and are fully paid and non-assessable.

          6. The Pledge Agreement, together with the delivery to the US Collateral Agent (as defined in the Pledge Agreement) in the State of New York of the PGA Pledged Shares and the certificates representing the shares of stock of each Domestic Loan Party which are identified on Schedule I to the Pledge Agreement and which are purported to be pledged by the respective Loan Party thereunder (together with the PGA Pledged Shares, the "Pledged Shares") and appropriately executed stock powers, creates in favor of the US Collateral Agent a perfected security interest under the New York UCC in such Pledged Shares. Assuming the US Collateral Agent acquires its interest in the Pledged

Shares in good faith and without notice of any adverse claims, the US Collateral Agent will acquire its security interest in the Pledged Shares free of adverse claims.

          7. No litigation, proceeding, investigation or inquiry is pending or, to my knowledge, threatened against any Loan Party with respect to the Credit Documents or the transactions contemplated thereby.

          8. The making of the Advances under the Credit Agreement and the application of the proceeds thereof as provided in and in accordance with the Credit Agreement do not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          9. No Loan Party is an "investment company" or a company "controlled" by an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

          My opinions in paragraphs 2 and 6 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. My opinion in paragraph 2 above also is subject to the qualification that certain provisions of the Pledge Agreement and the Guaranty are or may be unenforceable, ineffective and/or qualified in whole or in part under the laws of the State of New York (including judicial decisions), although (subject to the limitations in the preceding sentence) the Pledge Agreement and the Guaranty and the laws of the State of New York contain adequate remedial provisions for the practical realization of the principal rights and benefits purported to be afforded thereby.

          My opinion in paragraph 6 is limited to Article 8 of the New York UCC and, therefore, such opinion does not address (i) laws of jurisdictions other than New York and New York except for Article 8 of the New York UCC and (ii) collateral of a type not subject to Article 8 of the New York UCC.

          I do not express any opinion as to:

          (a) any provision of the Credit Documents which is intended to establish any standard other than any standard set forth in the New York UCC as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, reasonableness or care or the fulfillment of the duties imposed on any secured party with respect to the disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

          (b) any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

          (c) Section 2.08(c) of the Credit Agreement (and corresponding provisions in each of the other Credit Documents) insofar as they relate to post-judgment interest rates;

          (d) any provision of the Credit Documents (i) imposing penalties or forfeitures or (ii) requiring payment of attorneys' fees, except to the extent such fees are reasonable;

          (e) except as set forth in paragraph 6, the attachment, creation or perfection of any Liens purported to be created under the Pledge Agreement or any other Credit Document;

          (f) without limiting the opinion set forth in paragraph 6, the priority of any Liens purported to be created under the Pledge Agreement or any other Agreement;

          (g)  the perfection of any security interest in any proceeds;

          (h) the right, title or interest of any Person in or to, or the condition of title or ownership of, or the existence of, any property purported to be subject to the Pledge Agreement;

          (i)  any provisions contrary to Section 9-311 of the New York UCC;

          (j) the effect of the compliance or noncompliance with any federal or state laws or regulations applicable to any of the Lenders or their affiliates because of their legal or regulatory status or the nature of their businesses;

          (k) any provision of any Credit Document insofar as it provides that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

          (l) any provision of the Credit Documents relating to indemnification, contribution or exculpation in connection with violations of any securities laws or public policy, or in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution;

          (m) any purported waiver, release, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by any Person under any of the Credit Documents to the extent limited by Section 1-102(3) or 9-501(3) of the New York UCC or other provisions of applicable law (including judicial decisions), or to the extent that such Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions) and which cannot be waived as a matter of law (including judicial decisions);

          (n) any provision of the Credit Documents which relates to forum selection (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum);

          (o) any provision of the Pledge Agreement or the Guaranty that provides that a Loan Party's liability thereunder shall not be affected by actions or failures to act on the part of the recipient of such Credit Document or by amendments or waivers of provisions of documents governing the obligations;

          (p) any provision in the Credit Documents that purports to permit the US Administrative Agent or any other Person to sell or otherwise dispose of, or purchase, any collateral subject to the lien of the Credit Documents, or enforce any other right or remedy under the Credit Documents (including, without limitation, any self-help remedy or remedy involving taking possession), except in compliance with the New York UCC and other applicable laws;

          (q) changes in the status of the security interest of the US Administrative Agent or any other Person in the Collateral under Sections 363, 364(d) or 1129(b) of the United States Bankruptcy Code (11 U.S.C. Sections 363, 364(d) and 1129(b));

          (r) the effect of Section 552 of the United States Bankruptcy Code (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);

          (s) the applicability to any transfer by, or obligations under the Credit Documents of, the Loan Parties of Section 548 of the United States Bankruptcy Code or Article 10 of the New York Debtor and Creditor law relating to fraudulent transfers and obligations;

          (t) as to the enforceability of Section 8.11 of the Credit Agreement (and corresponding provisions in each of the other Credit Documents);

          (u) the provisions of the Credit Agreement or any other Credit Document that purport to establish evidentiary standards or to make determinations conclusive;

          (v) the waiver by any Loan Party of any immunities from the jurisdictions of courts (other than the New York State or Federal courts sitting in the City of New York);

          (w) whether or not a judgment by a New York state or federal court would be given in a currency other than in US Dollars;

          (x) without limiting the opinion set forth in paragraph 6, as to the enforceability of any notice of identification issued pursuant to the Pledge Agreement;

          (y) any provision of the Credit Documents which provides for the validity or perfection of any security interest created thereunder or any remedy thereunder to be governed by the law of any jurisdiction other than New York.


          In addition, I express no opinion as to the enforceability of any provision of any Credit Document whereby any Loan Party purports to submit to the subject matter jurisdiction of the United States District Court for the Southern District of New York. I note the limitations of 28 U.S.C. Section 1332 on federal court jurisdiction where diversity of citizenship is lacking, and I also note that such submissions cannot supersede the court's direction in determining whether to transfer an action from one court to another under
Section 18 U.S.C. Section 1404(a).

          I am a member of the Bar of the State of New York.

          A copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

          This opinion letter speaks only as of the date hereof. I expressly disclaim any responsibility to advise you or any other Lender who is permitted to rely on the opinions expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any Lender relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

Very truly yours,



/s/ Robert A. Lonergan

Robert A. Lonergan
Vice President and General Counsel

                                                                      SCHEDULE I



                                     LENDERS


US LENDERS
Citibank, N.A.
CIBC Inc.
Dresdner Bank AG, New York Branch
ABN AMRO Bank N.V.
The Bank of Nova Scotia
The First National Bank of Chicago
Seattle-First National Bank
NM Rothschild & Sons, Ltd.
Bank of Montreal
Republic National Bank of New York
U.S. Bank of Washington

CANADIAN LENDERS
Citibank Canada
Canadian Imperial Bank of Commerce
ABN AMRO Bank Canada
First Chicago, NBD Bank, Canada
Bank of America Canada
Republic National Bank of New York (Canada)

AUSTRALIAN LENDERS
Citibank Limited
Dresdner Australia Limited
ABN AMRO Limited
The First National Bank of Chicago, Australian Branch
Bank of America NT & SA, Sydney Branch
Rothschild Australia Limited
Republic Mase Australia Limited

                                                                     SCHEDULE II


PART I - DOMESTIC SUBSIDIARIES

1.   Beal Mountain Mining, Inc., a Montana corporation
2.   Black Pine Mining, Inc., a Nevada corporation
3.   Florida Canyon Mining, Inc., a Washington corporation
4.   Montana Tunnels Mining, Inc., a Nevada corporation
5.   Zortman Mining, Inc., a Montana corporation
6.   Diamond Hill Mining, Inc., a Montana corporation
7.   Pegasus Gold International, Inc., a Washington corporation
8.   Pangea International Holdings Corporation, a Nevada corporation
9.   Pegasus Gold Montana Mining, Inc., an Arizona corporation.


PART II - FOREIGN SUBSIDIARIES

1.   Pegasus Minera de Chile Ltda.
2.   Pegasus do Brasil Mineracao Ltda.

                     [ALLEN ALLEN & HAMSLEY LETTERHEAD]


19 April 1996

To: Each of the Lender Parties as defined in and party to the Credit Agreement referred to below c/- Citibank, N.A., as US Administrative Agent
     399 Park Avenue,
     New York, New York 10043

Dear Sirs

PEGASUS GOLD AUSTRALIA PTY LTD

We have acted for Pegasus Gold Inc (PGI), Pegasus Gold Corporation (PGC) and Pegasus Gold Australia Pty Ltd (PGA) in connection with the Credit Agreement (the CREDIT AGREEMENT) dated as of 17 April 1996 between PGI, PGC, PGA, the Initial Lenders and Initial Issuing Banks named in the Credit Agreement, Citibank, N.A, Citibank Canada and Citibank Limited as Administrative Agents, ABN AMRO Australia Limited as Non-Pro Rata Lender and the Co-Agents named in the Credit Agreement.

Definitions in the Credit Agreement apply in this opinion but Document means a document listed in paragraph 1(a), (b), (c), (d) or (e) below, and RELEVANT JURISDICTION means the Commonwealth of Australia, the Northern Territory, the Australian Capital Territory or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.   DOCUMENTS

We have examined faxed copies or photocopies of the following documents:

(a)  executed counterparts of the Credit Agreement;

(b)  an executed counterpart of each Australian Borrower Note;

(c)  executed counterparts of the Guaranty;

(d)  executed counterparts of the Pledge Agreement;

(e)  an executed counterpart of the Acknowledgment Deed;

(f)  certified copies of the memorandum and articles of association of PGA;

(g) certified copies of extracts of resolutions passed by the Board of Directors of PGA;



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ALLEN ALLEN & HEMSLEY                                                     Page 2
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(h)  executed power of attorney (the POWER OF ATTORNEY) in connection with the execution of the Documents by PGA;

(i) each certificate of the Secretary of PGA provided under Section 3.01(f)(iv), 3.01(f)(v), and 3.01(f)(vi) of the Credit Agreement;

(j) the documents furnished by PGA under Section 3.01(f)(vii)(B)(3) of the Credit Agreement;

(k) the solvency certificate furnished by the chief financial officer of PGA under Section 3.01(f)(x) of the Credit Agreement; and

(l) a certificate of the Secretary of PGA certifying a copy of the share register of PGA and that the register is in the Northern Territory.

2.   ASSUMPTIONS

For the purposes of giving this opinion we have assumed the following without further enquiry. Nothing in the documents listed in paragraph 1 or of which those who have worked for PGA in connection with the Facility became aware has made us aware that any of the following assumptions are untrue.

(a) The authenticity of all seals and signatures and of any duty stamp or marking.

(b) The completeness, and the conformity to original instruments, of all copies submitted to us, and that any document (other than a Document and the Power of Attorney) submitted to us continues in full force and effect.

(c) The Documents are within the capacity and powers of, and have been validly authorized, executed and delivered by and are binding on, the parties to them other than PGA.

(d) The Power of Attorney has been or will be registered in the Australian Capital Territory.

(e) No entity has engaged or will engage in misleading or unconscionable conduct or is or will be involved in or a party to any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Documents which might render the Documents or any relevant transaction or associated activity in breach of law, void or voidable.

(f)  Our opinion in paragraph 4(i) assumes that:

     (i)   each Document has been or will be executed outside Australia; and
     (ii) no other assets in Australia are charged by the Pledge Agreement except for the shares in PGA.

(g) Insofar as any obligation under any Document is to be performed in any jurisdiction other than a Relevant Jurisdiction, its performance will not be illegal or unenforceable under the law of that jurisdiction.

(h) Each Document (other than the Acknowledgment Deed) constitutes or will on execution constitute legal, valid and binding obligations of PGA under the laws of New York enforceable in competent courts of that jurisdiction.


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ALLEN ALLEN & HEMSLEY                                                     Page 3
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(i)  Formalities for execution by PGA required by the law of the place of execution of each Document have been or will be complied with.

(j) The certificates referred to in paragraph 1(i), (j) and (l) are correct as to factual matters.

(k) The Commissioner of Taxation of the Commonwealth of Australia will not give any direction under Section 218 or 255 of the ITAA or Section 74 of the Sales Tax Assessment Act 1992 requiring PGA to deduct from any payment to any other party to a Document any amount in respect of Income tax or sales tax payable by that other party in respect of that other party's other Australian source income or sales.

3.   Qualifications

Our opinion is subject to the following qualifications.

(a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion.

(b) Our opinion that an obligation or document is enforceable does not mean that the obligation or document can necessarily be enforced in accordance with its terms in all circumstances. In particular;

     (i) equitable remedies, such as injunction and specific performance, are discretionary; and

     (ii) the enforceability or an obligation, document or Lien may be affected by statutes of limitation, by estoppel and similar principles, by the doctrine of frustration, by laws concerning insolvency, bankruptcy, liquidation, administration, enforcement of Lien or reorganisation, or by other laws generally affecting creditors' rights or duties.

(c) We have relied on a search of public records on file at the offices of the Australian Securities Commission on 19 April 1996 and on a search conducted by our agents in the Northern Territory in reliance on advice from the Supreme Court of the Northern Territory on 18 April 1996. We have also relied on a faxed copy of the ASC Form 304 - Notification of Change to Officeholders signed by PGA on 15 April 1996.

(d) We have relied on the assumptions specified in section 164 of the Australian Corporations Law and note that you may do so unless;

     (i) you have actual knowledge that the matter that you would otherwise be entitled to assume to be correct is not correct; or

     (ii) your connection or relationship with PGA is such that you ought to know that the matter that you would otherwise be entitled to assume to be correct is not correct.

     Nothing in the material set out in paragraph I or of which those who have worked for PGA in connection with the Facility become aware indicates anything that would contradict these assumptions.

(e) Any provision of a Document that certain calculations, determinations or certificates will be conclusive and binding will not apply if calculations, determinations or certificates are fraudulent or manifestly inaccurate.



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ALLEN ALLEN & HEMSLEY                                                     Page 4
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     (f)  Any clause providing for the severability of any provision of a
          Document may not he enforceable in accordance with its terms, as a court may reserve to itself a decision as to whether any provision is severable.

     (g) The obligation of a party under a Document to pay interest on overdue amounts at a rate higher than the rate applying before the amount fell due may be held to constitute a penalty and be unenforceable.

     (h) We express no opinion on any provision in a Document requiring written amendments and waivers insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon or granted between or by the parties.

     (i) The courts might not give full effect to an indemnity for legal costs or for penalties on Taxes.

     (j) By reason of section 261 of the Income Tax Assessment Act 1936 the undertaking by PGA in Section 2.14 of the Credit Agreement and in
          Section 5 of the Guaranty to pay any amount of Australian withholding tax or income tax imposed on any Lender Party in respect of interest or to pay any additional amount in respect of Australian withholding tax or income tax in respect of interest would be void under Australian law.

          The Credit Agreement and the Guaranty are governed by New York law.
          It is arguable that a judgment requiring payment of an amount due under Section 2.14 of the Credit Agreement or Section 5 of the Guaranty, obtained in a court sitting in New York, may be enforced in a court sitting in a Relevant Jurisdiction despite this provision, but we express no concluded view.

     (k)  Our opinion in paragraph 4(f) assumes that:

          (i) In relation to the pledge by PGA, PGI and Pegasus Gold International, Inc.:

                (A) the Pledge Agreement will be registered under the Australian Corporations Law not later than 45 days after the date on which it is executed; and

                (B) no Lien over the Collateral will, before the time of registration of the Pledge Agreement, have been so registered.

          (ii) No Secured Party (as defined in the Pledge Agreement) had on the date the Pledge Agreement was created notice of any Lien over any of the Collateral and there was not on that date any existing equity, interest or right (excluding a Lien) in any of the Collateral.

          (iii) Each Pledgor (as defined in the Pledge Agreement) has beneficial and legal title to the Collateral pledged by that Pledgor.

     (l) That opinion is also qualified to the extent that (in addition to the Liens which may in accordance with the Credit Agreement do so) certain other claims may have or obtain priority over the Pledge Agreement:

ALLEN ALLEN & HEMSLEY                                                     Page 5
- --------------------------------------------------------------------------------


     (i)   in relation to the pledge by PGA, PGI and Pegasus Gold International,
           Inc.:

           (A) because the priority accorded by virtue of registration under the Australian Corporations Law does not extend to Liens insofar as they are not so registrable (eg Liens over interests in choses in action other than book debts and certain Liens under which the holder has possession of the property subject to the Lien or of documents of title to that property);


           (B) by virtue of certain exceptions provided by the Australian Corporations Law to the principle that registrable charges take priority according to the order in which they are registered; and

           (C) because the provisions of Section 2(b) of the Pledge Agreement setting a maximum prospective liability may not be effective; and

     (ii) because a mortgagee or chargee may in certain circumstances lose Its priority, for example, to a purchaser of a legal estate buying for value without notice, or to a subsequent equitable interest where the chargee has been involved with some postponing conduct.

(m) The share register of a company is not conclusive evidence of the shareholders of a company or title to shares because it:

     (i)   does not disclose equitable interests; and

     (ii) is subject to rectification by a company or a person aggrieved by virtue of section 216H of the Australian Corporations Law.

(n) Any transfer of Pledged Shares (as defined in the Pledge Agreement) in accordance with the terms of the Pledge Agreement to a foreign person may require approval under the Foreign Acquisitions and Takeovers Act.


(o) Our opinion in paragraph 4(i) is subject to the qualification that share transfer stamp duty may he payable in connection with a transfer of the Pledged Shares (as defined in the Pledge Agreement) following enforcement of the Pledge Agreement.

(p) Our opinion in paragraph 4(k) assumes that no entity other than PGI, a Canadian corporation, has a controlling interest in PGA.

(q)  Our opinion in paragraph 4(l) assumes that:

     (i) PGI acquired the shares in PGA with proceeds from a public debt raising completed in 1995;

     (ii) no financial accommodation provided under the Credit Agreement will be used to repay the public debt referred to in sub-paragraph (l);

     (iii) no financial assistance has otherwise been provided by PGA in connection with the purchase of its shares by PGI.

ALLEN ALLEN & HEMSLEY                                                     Page 6
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(r)  Our opinion in paragraph 4(m) assumes that the solvency certificate referred to in paragraph l(k) is true.

(s) Our opinion in paragraph 4(n) assumes that any interest or charges payable under the Loan Documents are not extortionate. If the interest and charges payable under the Loan Documents are market interest rates and market charges, we have no reason to believe that the interest or charges payable under the Loan Documents are extortionate.

(t) Our opinion in paragraph 4(o) is subject to the qualification that payments to any Lender Party of interest and amounts in the nature of interest under the Documents will be subject to interest withholding tax under section 128B of the ITAA if that Lender Party is either:

     (i) not a resident of Australia and the relevant payment is not derived by that party in carrying on a business at or through a permanent establishment of that party in Australia; or

     (ii) a resident of Australia and the relevant payment is derived by that party in carrying on business at or through a permanent establishment of that party outside Australia.

(u) We express no opinion as to any Liens as security over property situated outside any Relevant Jurisdiction,

(v) We express no opinion on whether any shareholders agreement or instrument included in the Collateral or debt is capable of being subject to a Lien or as to the legality, validity or enforceability of any shareholders agreement or instrument included in the Collateral or debt which may be subject to a Lien.

(w) A judgment by a court in Australia may be given in some cases only in Australian dollars. A judgment of a New York State court or Federal court sitting in New York City would, for the purposes of enforcement, be converted in the Relevant Jurisdiction to Australian dollars at the rate of exchange prevailing on the date of payment or execution.

(x) Purported waivers of statutory rights or agreements not to sue or agreements to agree or negotiate or consult may not be enforceable.

4.   OPINION

Based on the assumptions and subject to the qualifications set out above we are of the following opinion.

     (a) PGA is incorporated and has not been dissolved under the laws of the Northern Territory.

     (b)  PGA has the corporate power to:

          (i) enter into and perform its obligations under each Document to which it is a party and the Power of Attorney; and

          (ii)  conduct any business.


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ALLEN ALLEN & HEMSLEY                                                     Page 7
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(c)  The execution, delivery and performance by PGA of each Document to which it is a party and the Power of Attorney did not and will not violate in any respect any existing provision of:

     (i)  any law of any Relevant Jurisdiction; or

     (ii) its memorandum or articles of association.

(d) The Acknowledgment Deed will on execution by PGA constitute a legal, valid and binding obligation of PGA enforceable in competent courts of the Relevant Jurisdiction.

(e)  (i)    Each Document is validly executed by PGA in accordance with the law of each Relevant Jurisdiction.

     (ii) Under the law of each Relevant Jurisdiction, New York law will be applied to each Document, and will be enforceable in competent courts of each Relevant Jurisdiction, if the choice of that law was made in good faith, and except to the extent that (without limiting the assumptions and qualifications set out above).

            (A) there are mandatory provisions of the law of the Relevant Jurisdiction which must be applied to a transaction covered by a Document;

            (B) any term of a Document, or any provision of New York State law applicable to a Document, is contrary to the public policy of the Relevant Jurisdiction;

            (C) the availability or enforceability of certain rights and remedies may be governed or affected by the procedural laws of the Relevant Jurisdiction in courts of the Relevant Jurisdiction; and

            (D) a court may determine that another court is a more appropriate forum.

     (iii)  We are not currently aware:

            (A)   of any mandatory provisions within the terms of sub-paragraph
                  (ii) above that affect enforceability; or

            (B) that any term of the Loan Documents is contrary to the public policy of the Relevant Jurisdiction,

            save, in each case, as set out in the qualifications above and in particular as set out in paragraph 3(j).

     (iv) There is no further corporate action necessary for PGA to enter into or to perform its obligations under, the Documents.

     (v) We are not aware of any further corporate action required to be taken by PGA to ensure that each Document will be enforceable against it in competent courts of the Relevant Jurisdiction.

ALLEN ALLEN & HEMSLEY                                                     Page 8
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(f)  If the Pledge Agreement is a valid security having the priority contemplated by it under New York law, the Pledge Agreement will operate as a valid security having the priority contemplated by it under the laws of the Relevant Jurisdictions in relation to property in the Relevant Jurisdiction.

(g)  (i)    The share register of PGA records that PGI is the registered holder of all the issued shares of PGA and that such shares are fully paid.

     (ii)   Each share of PGA pledged by PGI under the Pledge Agreement is:

            (A) registered on a register maintained by or on behalf of PGA and is represented by a share certificate which certifies the name of the registered holder of the number of fully paid shares specified in the certificate and which states that the certificate must be surrendered to PGA before any transfer of the share can be accepted;

            (B) of a type commonly issued by Australian proprietary or public companies, including an Australian public company listed on the Australian Stock Exchange; and

            (C) one of the ordinary shares in the capital of PGA issued by PGA.

            A transfer of the shares may be registered upon a register maintained on or on behalf of PGA.

(h) All authorisations or approvals or other action by, or notice to or filing with, any governmental authority or regulatory body or other third party under the laws of any Relevant Jurisdiction required as of the date of this opinion in connection with the execution, delivery, performance, validity or enforceability of the Documents and the Power of Attorney have been obtained or effected and are in full force and effect.

(i) No stamp or registration or similar taxes or charges are payable under the laws of any Relevant Jurisdiction in connection with the execution, delivery, performance and enforcement of the Documents or any transaction contemplated by them other than nominal duty, financial institutions duty and debits tax.

(j) It is not necessary or advisable under the laws of any Relevant Jurisdiction to file, register or record any Document other than the registration of the Pledge Agreement with the Australian Securities Commission and those filings, registrations or recordings that have been duly effected or lodged at the date of this opinion.

(k) The execution, delivery and performance by PGA of each Document to which it is a party does not breach section 243H of the Australian Corporations Law.

(l) The execution, delivery and performance by PGA of each Document to which it is a party does not breach section 205 of the Australian Corporations Law.

(m) No transaction contemplated by a Document is an insolvent transaction within the meaning of section 588FC of the Australian Corporations Law.

(n) No transaction contemplated by a Document is an unfair loan within the meaning of section 588FD of the Australian Corporations Law.

ALLEN ALLEN & HEMSLEY                                                     Page 9
- --------------------------------------------------------------------------------

(o) All amounts payable by PGA under the Credit Agreement or the Australian Borrower Note may be paid without deduction for or on account of any Australian tax.

     Although, it is not free from doubt, our view is that an amount payable by PGA as Guarantor under the Guaranty which is not interest but which is referable to what would be interest if paid by another Borrower, is not interest or an amount in the nature of interest and, consequently, is not liable to withholding tax. Interest is an amount paid by a borrower to a lender to compensate the lender for being kept out of the use of its money. A payment by a guarantor is a payment to discharge a separate guarantee obligation.

     The fees payable by PGA under Section 2.09(a), (c) and (f) of the Credit Agreement are not payments of interest or amounts in the nature of interest.

(p) Neither PGA nor any of its properties or assets has any immunity from the jurisdiction of any court or from legal process under the laws of any Relevant Jurisdiction.

(q) It is not necessary that any Lender Party should be licensed, qualified or otherwise entitled to carry on business under the laws of any Relevant Jurisdiction in order to enforce its rights under any Document or by reason only of the execution, delivery and performance of any Document.

     A Lender Party will not be a resident of or domiciled in Australia by reason only of the execution, delivery and performance (as contemplated In the Documents) of any Document.

(r) The irrevocable submission of PGA to the jurisdiction of the courts of the State of New York or Federal courts sitting in New York city, and the appointment of a process agent for service of process in New York are valid and binding under the laws of each Relevant Jurisdiction subject to, when the matter is before an Australian court, an overriding jurisdiction of the courts of each Relevant Jurisdiction to determine that another court is a more appropriate forum.

(s) Any final and conclusive judgment of a New York State court or Federal court, sitting in New York city (a NEW YORK COURT) having jurisdiction recognised by the Relevant Jurisdiction, in respect of an obligation of PGA under a Document, which is for a fixed sum of money, would be enforceable by action against the judgment debtor in the courts of each Relevant Jurisdiction (other than the Commonwealth of Australia) without a re-examination of the merits of the issues determined by the proceedings in the New York Court unless;

     (i) the proceedings in the New York Court involved a denial of the principles of natural justice;

     (ii) the judgment is contrary to the public policy of the Relevant Jurisdiction;

     (iii) the judgment was obtained by fraud or duress;

     (iv)  the judgment is a penal or revenue judgment; or

     (v) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York Court.

ALLEN ALLEN & HEMSLEY                                                    Page 10
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This opinion is addressed to you for your sole benefit and for the benefit of any Eligible Assignee of your interest in the Credit Agreement as permitted by
Section 8.07 of the Credit Agreement. It is not to he relied upon by any other person or for any other purpose nor is it to be quoted or referred to in any public document or filed with any Governmental Agency or other person without our consent.

We consent to reliance on this opinion by Simpson Thacher & Bartlett, counsel to the Loan Parties and Shearman & Sterling, counsel to the US Administrative Agent for the purpose of rendering their opinions in accordance with Section 3.01 of the Credit Agreement.

We accept no responsibility or obligation to update this opinion, to consider its applicability or correctness to persons other than its addressee, or to take into account changes in law, facts or any other development of which we may later become aware.

Yours faithfully

/s/ ALLEN ALLEN & HEMSLEY

                          [LAWSON LUNDELL LAWSON & McINTOSH - LETTERHEAD]


April 19, 1996



To each of the Lender Parties as defined
in and who is a signatory to the Credit
Agreement referred to below
c/o Citibank, N.A.,
as US Administrative Agent
399 Park Avenue
New York, New York
U.S.A.  10043

Ladies and Gentlemen:

PEGASUS GOLD INC.

This opinion is furnished to you pursuant to Section 3.01(f)(xi)(C) of the Multicurrency Reducing Revolving Credit Agreement, dated as of April 17, 1996 (the "Credit Agreement"), among Pegasus Gold Inc., a corporation formed under the laws of British Columbia, Canada ("Pegasus Canada"), Pegasus Gold Corporation, a Nevada corporation ("Pegasus Nevada") and Pegasus Gold Pty. Ltd. (formerly known as Zapopan N.L.) (ACN 009 628 924), an Australia corporation ("Pegasus Australia" and, together with Pegasus Canada and Pegasus Nevada, collectively, the "Subject Loan Parties" and, individually, a "Subject Loan Party"), as Borrowers, the financial institutions party thereto as Initial Lenders and Initial Issuing Banks, ABN AMRO Australia Limited as the Non-Pro Rata Lender, ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, The First National Bank of Chicago and Dresdner Bank, A.G., New York Branch as Co-Agents, and Citibank, N.A., Citibank Canada and Citibank Limited as Administrative Agents. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

We have acted as Canadian counsel for Pegasus Canada in connection with the preparation, execution and delivery of, and the Initial Extension of Credit under, the Credit Agreement.

In that connection, we have examined the following (the documents referred to in items 1, 2, 3 and 4 below being, for purposes of this opinion, the "Loan Documents"):

1.   The Credit Agreement executed by the Subject Loan Parties.

2.   The Canadian Borrower Notes executed by Pegasus Canada.

3. The Guaranty executed by the Subject Loan Parties and certain Restricted Subsidiaries.

4. The Pledge Agreement executed by the subject Loan Parties and certain Restricted Subsidiaries.

5. The document furnished by Pegasus Canada pursuant to Section 3.01 of the Credit Agreement and listed on Exhibit A hereto.

6. The memorandum and articles of Pegasus Canada and all amendments thereto (collectively, the "Articles").

7. Such other documents and such laws, rules, regulations and the like (including treaties) as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have relied exclusively upon the certificate attached hereto with respect to the accuracy of the factual matters contained therein; while we have not performed any independent check or verification of such matters, other than as set out in this opinion, nothing has come to our attention during our participation with respect to the Loan Documents which leads us to believe such certificate is incorrect.

For the purposes of the opinion in paragraph 4(e) hereof, we have assumed that each of the other parties to the Loan Documents exists, has the corporate capacity and power to execute and deliver the Loan Documents to which it is a party and has duly and validly authorized, executed and delivered each of the Loan Documents to which it is a party as its legal, valid and binding obligation, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or is subject to the effect of general principles of equity (including without limitation the discretionary nature of the remedies of specific performance and injunction).

Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

1. Pegasus Canada (i) is a corporation duly incorporated and validly existing under the COMPANY ACT (British Columbia); and (ii) has the corporate power to own or lease and operate its property and assets and to carry on its business as it is now conducted.

2. The execution, delivery and performance by Pegasus Canada of each Loan Document, and the consummation by Pegasus Canada of the transactions contemplated by the Credit Agreement, are within Pegasus Canada's corporate powers, have been duly authorized by all necessary corporate action and do not contravene the Articles or any law, rule of regulation applicable to Pegasus Canada. Each Loan Document has been duly executed and delivered by Pegasus Canada.

3. No authorization or approval or other action by, and no notice to or filing with, any governmental, regulatory or administrative authority or other law or rule-making entity of the federal government of Canada or of the Province of British Columbia ("Governmental Authority") or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by Pegasus Canada of any Loan Document, or for the consummation of the transactions contemplated by the Credit Agreement,
     (ii) the grant by Pegasus Canada of the Lien granted by it pursuant to the Pledge Agreement, (iii) the perfection or maintenance of the perfection or priority of the Lien created by the Pledge Agreement or (iv) the exercise by the US Administrative Agent or any other Lender Party of it rights against Pegasus Canada under the Loan Documents or the remedies in respect of the right, title and interest of Pegasus Canada in and to the Pledged Shares (as defined in the Pledge Agreement) pursuant to the Pledge Agreement, except for the authorizations, approvals, actions, notices and filings listed on Exhibit B hereto, all of which have been duly obtained, taken, given or made and are in full force and effect and except for such actions indicated on the attached schedule to be taken after the Closing Date. There are no waiting periods now applicable in connection with the transactions contemplated by the Credit Agreement which would permit any competent authority to restrain, prevent or impose materially adverse conditions upon the rights of Pegasus Canada freely to transfer or to otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquire by it.

4.   (a)   The choice of New York law as the governing law of the Loan Documents will be upheld as a valid choice of law by the courts of the Province of British Columbia provided that such choice of law is BONA FIDE (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) (to the best of our knowledge, such choice of law is BONA FIDE) and provided that such choice of law is not contrary to public policy, as that term is understood under the laws of the Province of British Columbia.

     (b) A court in the Province of British Columbia would, subject to section 4(a) hereof, apply New York law, to the extent pleaded and proved, in any action or proceeding against any of the Loan Parties arising out of any Loan Documents to the extent that the parties have agreed to its application therein, except that:

           (i) a British Columbia court will apply only British Columbia procedural laws;

           (ii) a British Columbia court may not enforce an obligation enforceable under the laws of the State of New York where performance of the obligation would be illegal by the law of the place of performance;

           (iii) a British Columbia court will not enforce a foreign law that is contrary to public policy or is of a revenue or penal nature; and

           (iv) a British Columbia court may reserve to itself an inherent power to decline to hear such an action if it is contrary to public policy, as such term is understood under the laws of British Columbia, for it to do so, or if it is not the proper forum to hear such action or if concurrent proceedings are being brought elsewhere.

     (c) A judgment of a court of the State of New York can be enforced in the Province of British Columbia by suing on the judgment and the courts of the Province of British Columbia would give a judgment in Canadian currency based on any final and conclusive judgment validly and properly given by a court of competent jurisdiction in the State of New York without reconsideration of the merits, assuming proper service of the process where:

           (i)    the judgment is not the subject of an appeal;

           (ii)   the judgment was for a definite and ascertained sum of money;

           (iii) the judgment was not obtained by fraud or in a manner opposed to the principles of natural justice;

           (iv) the judgment was not obtained in proceedings of a penal or revenue character; and

           (v) recognition of the judgment is not contrary to public policy as applied by the British Columbia courts.

     (d) To the best of our knowledge after due inquiry, none of the terms of the Loan Documents (including, without limitation, any choice of law therein) violates an important public policy of British Columbia or is of a revenue or penal nature.

     (e) Although the Loan Documents contain choice of law provisions which state that they shall be governed and construed in accordance with the laws of the State of New York, in the event that in any action in a British Columbia court to enforce the obligations of Pegasus Canada under the Loan Documents New York law was not proven and the laws of British Columbia were applied to govern the legality, validity and interpretation of the Loan Documents, each of the Loan Documents would constitute a legal, valid and binding obligation of Pegasus Canada, enforceable against Pegasus Canada in accordance with its terms, except that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and may be subject to the effect of general principles of equity (including without limitation the discretionary nature of the remedies of specific performance and injunction).

5. Each of the Loan Documents is in proper legal form under the laws of British Columbia and the laws of Canada applicable therein for the enforcement thereof against Pegasus Canada under the laws of British Columbia and the laws of Canada applicable therein; and to ensure the legality, validity, enforceability or admissibility in evidence of the Loan Documents in the courts of the federal government of Canada or the provincial government of British Columbia, it is not necessary that any Loan Documents or any other document be filed or recorded with any Governmental Authority or court of the federal government of Canada or the provincial government of British Columbia or that any stamp or similar tax be paid on or in respect of the Loan Documents.

6. If the Pledge Agreement were governed by the law of the Province of British Columbia, it would create a valid security interest in the right, title and interest of Pegasus Canada in and to the Pledged Shares (as defined in the Pledge Agreement) (the "Pegasus Pledged Shares") securing the payment of the Obligations of Pegasus Canada as defined and to the extent set forth in the Pledge Agreement. Once the US Administrative Agent takes and provided that it maintains possession of the certificates representing the Pegasus Pledged Shares and is without knowledge that any of the Pegasus Pledged Shares was subject to a security interest in favour of any other Person, the security interest of the US Administrative Agent in the Pegasus Pledged Shares will be perfected and will have priority over any other security interest granted by Pegasus Canada in the Pegasus Pledged Shares perfected by registration or temporarily perfected under the PERSONAL PROPERTY SECURITY ACT (British Columbia) ("PPSA"), other than a purchase money security interest (as defined in PPSA) in respect of which the holder thereof has registered a financing statement in the British Columbia Personal Property Registry.

     (a) within 15 days of Pegasus Canada or another Person at the request of Pegasus Canada, obtaining possession of the relevant Pegasus Pledged Shares; or

     (b) where such purchase money security interest was perfected by possession within 15 days of the Pegasus Canada or another Person at the request of Pegasus Canada obtained possession of the relevant Pegasus Pledged Shares and the holder of the purchase money security interest has delivered the relevant Pegasus Pledged Shares to Pegasus Canada for the purposes of ultimate sale or exchange, presentation, collection or renewal, or registration of transfer, within 15 days of the date of such delivery; or

     (c) where any of the Pegasus Pledged Shares are proceeds of personal property subject to the purchase money security interest, within 15 days of the date such Pegasus Pledged Shares become proceeds as aforesaid.

     A search conducted by us in the British Columbia Personal Property Registry on April 19, 1996, having a currency date of April 16, 1996, revealed no registrations against Pegasus Canada, other than that described in Exhibit B hereto.

7. Except as described in the following sentence, there is no tax, levy, impost, deduction, charge or withholding imposed by Canada or British Columbia or any taxing authority thereof or therein either (i) on or by virtue of the execution or delivery by Pegasus Canada of any Loan Document or (ii) with respect to Lender Parties that are not incorporated and existing under the laws of, or whose Applicable Lending Office is not located in, Canada or any political subdivision thereof, (x) on or by virtue of any payment to be made by Pegasus Canada pursuant to any Loan Document or (y) on such Lender Parties with respect to receipt of such a payment. Amounts paid or credited by or on behalf of Pegasus Canada to a Lender who is a non-resident of Canada within the meaning of the INCOME TAX ACT (Canada) as, on account or in lieu of payment of, or in satisfaction of interest (as that term is used in the INCOME TAX ACT (Canada)), including without limitation (i) interest payable under the terms of the Credit Agreement, (ii) the amount by which the Face Amount of any BA Obligation exceeds the Drawing Purchase Price of such BA Obligation, (iii) the Letter of Credit fees payable by Pegasus Canada pursuant to section 2.09(c) of the Credit Agreement, (iv) the commitment fee payable pursuant to section 2.09(a) of the Credit Agreement, (v) the Drawing Fees payable by Pegasus Canada pursuant to section 2.09(g) of the Credit Agreement and (vi) all amounts payable by

     Pegasus Canada pursuant to the Guaranty in respect of obligations which would constitute interest (as that term is used in the INCOME TAX ACT (Canada) will generally be subject to withholding tax under Part XIII of the INCOME TAX ACT (Canada) at the rate of 25% of the amount of the payment. The rate of withholding tax may be reduced by an applicable income tax treaty between Canada and the country of residence of the Lender for Lenders resident in the United States of America or Australia the; applicable rates are 10% and 15% respectively.

8. Provided that such execution, delivery, performance or enforcement is not effected through an office or permanent establishment in Canada, none of the Administrative Agents, Co-Agents, Lenders or Initial Issuing Banks which is a signatory to any of the existing Loan Documents and which is not otherwise resident, domiciled, carrying on business or subject to taxation in Canada, will be resident, domiciled, carrying on business or subject to taxation in Canada by reason only of the execution, delivery, performance or enforcement of the Loan Documents.

9. The execution and delivery of the Loan Documents, the making of the Accommodations to Pegasus Canada, the performance of their obligations to Pegasus Canada under the Loan Documents and the enforcement of their rights against Pegasus Canada under the Loan Documents by any Lender Parties which are not residents of Canada do not contravene section 508 of the BANK ACT (Canada), provided that such actions are not effected through an office or permanent establishment in Canada.

10. It is not necessary under the laws of British Columbia or the federal laws of Canada (i) in order to enable the Administrative Agents, the Initial Lenders and the Initial Issuing Banks, or any of them, to enforce their respective rights against Pegasus Canada under any Loan Document or (ii) by reason only of the execution, delivery or performance of the Loan Documents, that any of them be licensed, qualified or entitled to carry on business in British Columbia or in Canada provided that it will be necessary for any such Person, if a corporation, other than a Canadian chartered bank or a federally-incorporated corporation, to register as an extra-provincial corporation under the COMPANY ACT (British Columbia) in order to maintain an action in the courts of British Columbia if, at the time of commencement or during the continuance of such action, such Person is carrying on business (as such term is defined in the COMPANY ACT (British Columbia)) in the Province of British Columbia.

The opinions expressed above are subject to the following qualifications:

1. We are qualified to express opinions solely with respect to, and our opinions are restricted to, the laws of the Province of British Columbia and the applicable laws of Canada therein. In particular, without limiting the generality of the immediately preceding sentence, no opinion is expressed in this letter with respect to the laws of any other jurisdiction to the extent that such laws may govern the validity, perfection, effect of perfection or non-perfection or enforcement of any security interest created by the Loan Documents as a result of the application of British Columbia conflict of law rules, including, without limitation, sections 5 to 8 of the PPSA.

2. We have not reviewed, and we express no opinion about, the laws of any other jurisdiction even though the Loan Documents refer to such other laws or incorporate them by reference.

3. We express no opinion as to the legal or beneficial title of Pegasus Canada in and to any of the Pledged Shares or, save as expressly provided in paragraph 6 above, the priority of any Lien created therein by the Pledge Agreement.

The opinions expressed in paragraphs 4 and 6 above are subject to the following further qualifications:

1. The CURRENCY ACT (Canada) precludes a court in Canada from giving a judgement in a currency other than Canadian Dollars.

2. If the Lender Parties were to demand payment of the indebtedness of Pegasus Canada under the Loan Documents, the Lender Parties may be required to give Pegasus Canada a reasonable time to raise funds to pay that indebtedness prior to taking any action to enforce their right to payment or exercising any of the rights and remedies expressed to be exercisable by the Lender Parties.

3. We express no opinion as to the enforceability of any provision of the Loan Documents which requires Pegasus Canada to pay the costs and expenses of the Lender Parties on the basis that any such provision may only be enforced in the discretion of a court.

4. We express no opinion as to the enforceability of any general waivers of defences by Pegasus Canada included in the loan Documents.

5. We express no opinion as to the enforceability of any provision of the Loan Documents which states that amendments or waivers of or with respect to such Loan Documents that are not in writing will not be effective.

6. The post-judgement rate of interest applicable to the liabilities of Pegasus Canada under the Loan Documents lies within the discretion of the court.

7. Enforceability of any Lien created by any of the Loan Documents may be subject to:

     (a) the power of a court under the PPSA to grant relief from the consequences of default;

     (b) the detailed provisions of PPSA which set out procedures for the enforcement of security agreements and impose duties with respect to the exercise of rights or remedies thereunder, including a duty to exercise or discharge rights, remedies, duties and obligations in good faith and in a commercially reasonable manner;

     (c) any estoppel based on incorrect information given in response to a demand for information made pursuant to Section 18 of the PPSA; and

     (d) in the event that the US Administrative Agent gives up possession of any of the Pledged Shares, to Section 31 of the PPSA (a copy of which is attached) which provides that, in certain circumstances, a security interest may not be enforceable against a person who acquires and takes possession of securities from a debtor.

We are aware that Simpson Thacher & Bartlett, counsel to the Loan Parties, and Shearman & Sterling, counsel to the Co-Agents and the US Administrative Agent, may rely upon this opinion in rendering their opinions furnished pursuant to section 3.01 of the Credit Agreement.

At your request, we hereby consent to reliance hereon by any future participants or Eligible Assignees of your interest in the Credit Agreement as permitted by section 8.07 of the Credit Agreement, PROVIDED, that such participant or Eligible Assignee is hereby notified that this opinion speaks only as of the date hereof and to its addressees and that we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.


Yours very truly,


/s/ LAWSON LUNDELL LAWSON & McINTOSH

                                    EXHIBIT A


1. Certified copy of constating documents of Pegasus Canada delivered pursuant to Section 3.01(f)(iii) of the Credit Agreement.

2. Certificate of officer delivered pursuant to Section 3.01(f)(ii) of the Credit Agreement.

3. Certificate of officer delivered pursuant to Section 3.01(f)(iv)(B) of the Credit Agreement.

4.   Certificate of Good Standing of Pegasus Canada.

5. Certificate of officer delivered pursuant to Section 3.01(f)(v) of the Credit Agreement.

6. Certificate of officer delivered pursuant to Section 3.01(f)(vi) of the Credit Agreement.

7.   Solvency certificate of Pegasus Canada, Pegasus Nevada and Pegasus
     Australia.

                                    EXHIBIT B


             AUTHORIZATIONS, APPROVALS, ACTIONS, NOTICES AND FILINGS


Registration of a financing statement on April 19, 1996 under No. 6336521 in the Personal Property Registry for the Province of British Columbia with respect to the Lien created by Pegasus Canada under the Pledge Agreement.

Any security interest created by Pegasus Canada under the Pledge Agreement and not otherwise perfected by possession will cease to be perfected on the expiry date of the aforesaid financing statement (April 19, 2006), unless a financing change statement is registered prior to such expiry date, extending the expiry date. Registering a financing change statement as contemplated by PPSA is necessary to establish or preserve priority of a security interest in the following circumstances:

     (a) within 15 days after a secured party obtains knowledge of a change of name of a debtor;

     (b) within 15 days after a debtor transfers all or part of its interest in any of the collateral with the consent of a secured party and, in any event, within 15 days after a secured party obtains knowledge that all or part of a debtor's interest in any collateral has been transferred (which may include transfer by operation of law); and

     (c) if any collateral which is serial numbered goods (as defined in PPSA) but not described by serial number in the aforesaid financing statement is not or ceases to be inventory.


Registering financing change statements as contemplated by PPSA may be desirable if a secured party transfers all or part of a security interest to another person or if a secured party changes its name or address.

                                   CERTIFICATE


I, ROBERT A. LONERGAN, hereby certify as follows:

1. I am the Vice President of Pegasus Gold Inc., (the "Company") and as such have personal knowledge of the matters herein certified.

2. This Certificate is delivered to Messrs. Lawson Lundell Lawson & McIntosh to be relied upon by them for the purposes of their opinion to be provided in connection with a Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 among the Company, Pegasus Gold Corporation, Pegasus Gold Pty. Ltd., certain financial institutions party thereto as Initial Lenders and Initial Issuing Banks, ABN AMRO Australia Limited, ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank, A.G., The First National Bank of Chicago, Citibank, N.A., Citibank Canada and Citibank Limited ("Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

3. The Company carries on no business other than the natural resource extractive business and owns no properties or assets other than those used in connection with the aforesaid business.

4. At the time of its execution of the Credit Agreement, the Canadian Borrower Note, the Guaranty and the Pledge Agreement:

     (a) the fair value of the property of the Company was greater than the total amount of liabilities, including without limitation, contingent liabilities, of the Company;

     (b) the present fair saleable value of the assets of the Company was not less than the amount that would be required to pay the probable liability of the Company on its debts as they became absolute and mature;

     (c) the Company did not intend to and did not believe that it would, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature;

     (d) the Company was not engaged in business or a transaction, and was not about to engage in a business or transaction, for which the Company's property would constitute an unreasonably small capital; and

     (e) the Company was able to pay its debts as they became due in the usual course of its business.

For the purpose of the foregoing the amount of contingent liabilities at any time has been computed as the amount that, in light of the facts and circumstances existing at such time, represents the amount that could be reasonably expected to become an actual or matured liability.

DATED the 19th day of April, 1996.
          ----


/s/ Robert A. Lonergan
- ------------------------------
Robert A. Lonergan,
Vice President,
Pegasus Gold Inc.

PERSONAL PROPERTY SECURITY ACT

   PROTECTION OF TRANSFEREES OF NEGOTIABLE AND QUASI-NEGOTIABLE COLLATERAL

     31.(1) A holder of money has priority over a security interest in money perfected under section 25, or temporarily perfected under section 28(3), if the holder

               (a) acquired the money without knowledge that it was subject to a security interest, or

               (b) is a holder for value whether or not the holder acquired the money with knowledge that it was subject to a security interest.

          (2) A creditor who receives an instrument drawn or made by a debtor and delivered in payment of a debt owing to the creditor by that debtor has priority over a security interest in the instrument whether or not the creditor has knowledge of the security interest at the time of delivery.

          (3) A purchaser of an instrument or a security has priority over a security interest in the instrument or security perfected under section 25 or temporarily perfected under section 26 or 28(3) if

               (a)  the purchaser gave value for the instrument or security,

               (b) the purchaser acquired the instrument or security without knowledge that it was subject to a security interest, and

               (c)  in the case of a security or instrument that

                    (i) is not a security with a clearing agency, the purchaser took possession of the instrument or security, or

                    (ii) is a security with a clearing agency, an entry has been made in the records of the appropriate clearing agency indicating that the security has been transferred to the purchaser.

          (4) A holder of a negotiable document of title has priority over a security interest in the document of title


     5/95                                                                   A-41

                                                            PPSA PRACTICE MANUAL

     that is perfected under section 25 or temporarily perfected under section 26 or 28(3), if the holder

               (a)  gave value for the document of title, and

               (b) acquired the document of title without knowledge that it was subject to a security interest.

          (5)  For the purposes of subsections (3) and (4),

               (a)  a purchaser of an instrument or a security, or

               (b)  a holder of a negotiable document of title

     who acquired his interest under a transaction entered into in the ordinary course of the transferor's business has knowledge only if he acquired the interest with knowledge that the transaction violates the terms of the security agreement creating or providing for the security interest.

          (6) A purchaser of chattel paper who takes possession of the chattel paper in the ordinary course of business and for new value has priority over any security interest in it that

               (a) was perfected under section 25, if the purchaser does not know at the time of taking possession that the chattel paper is subject to a security interest, or

               (b) has attached to proceeds of inventory under section 28, whatever the extent of the purchaser's knowledge.


     A-42                                                                   5/95

                        [ERWIN THOMPSON & HASCHEFF LETTERHEAD]

                                 April 18, 1996


Citibank, N.A.,
Citibank Canada and
Citibank Limited (ACN 004 325 0080),
Individually and as Administrative
Agents for the Lenders
and the other Lender Parties Party to
the Credit Agreement referred to below
399 Park Avenue
New York, New York  10043

     Re:  Pegasus Gold Inc.

Ladies and Gentlemen:

     We have acted as special Nevada counsel for Pegasus Gold Corporation, a Nevada corporation ("PGC"), in connection with the transactions contemplated by that certain Multicurrency Reducing Revolving Credit Agreement (the "Agreement") dated as of April 17, 1996, among Pegasus Gold Inc., a British Columbia, Canada corporation ("PGI"), PGC, Pegasus Gold Australia Pty. Ltd., an Australian corporation ("PGA"), the banks, financial entities and other institutional lenders identified in the Agreement as the Initial Lenders (the "Initial Lenders"), the Initial Issuing Banks, as defined in the Agreement, Citibank, N.A., Citibank Canada and Citibank Limited (ACN 004 325 0080), an Australian corporation and, together with Citibank and Citibank Canada, each an "Administrative Agent" and, collectively, the "Administrative Agents", ABN AMRO Australia Limited, ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank, A.G., and the First National Bank of Chicago as Co-Agents. All capitalized terms used in this opinion without definition have the meanings specified in the Agreement.

     In rendering our opinion, we have examined originals or copies of the following documents:

     1.   The Agreement.

     2.   The Guaranty.

     3.   The Pledge Agreement.

     4.   The US Borrower Notes.

                                 April 18, 1996
                                     Page 2


     5. The Officer's Certificate of Robert A. Lonergan, as Vice President, General Counsel and Secretary of PGC.

     6.   The Resolutions of the Directors of PGC.

     7. The Certificate of Corporate Existence of the Secretary of State of the State of Nevada dated April 2, 1996, certifying the corporate existence of PGC in the State of Nevada.

     8. The documents listed paragraphs in 1-4 above are sometimes collectively referred to as the "Loan Documents".

     In addition, to the extent our opinions involve factual matters, we have examined and, with your knowledge and consent, we have relied upon the Officer's Certificate as to factual matters described in the Officer's Certificate and the Certificate of Corporate Existence for PGC issued by the Nevada Secretary of State on April 2, 1996.

     We have examined such other documents and considered such questions of law as we have deemed necessary or desirable for the expression of our opinions. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authenticity of the originals of the latter documents and the genuineness and authorization of all signatures other than those of and on behalf of PGC.

     We have reviewed and our opinions are limited to the laws and regulations of: (a) the State of Nevada; and (b) the United States. Except as expressly stated in this opinion, we have not been called upon to review, nor have we reviewed, or to render any opinion regarding the laws of any other jurisdiction or any federal securities laws or tax laws (including laws governing sales and use taxes) or regulations in connection with the transactions contemplated by the Loan Documents, and, except as specifically stated in this opinion, we express no opinion whatsoever as to the effect such laws or regulations may have upon the transactions contemplated by the Loan Documents.

     Our opinions are also subject to the following general qualifications:

     A. This opinion is rendered as of the above date. We do not undertake to advise you or any assignee or successor of an Initial Lender of matters which may come to our attention after the above date and which may affect the opinions we have expressed.

     B. In rendering our opinions concerning the enforceability of the Loan Documents, we have assumed, with your knowledge and consent, that all matters of enforceability will be governed by the laws of the State of New York and that the Agreement is enforceable in accordance with its terms under New York law, subject to and as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                 April 18, 1996
                                     Page 3


     C. Except as expressly stated in this opinion, we render no opinion regarding the veracity of any representations or warranties contained in the Loan Documents or in the Officer's Certificate.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. PGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to transact business in Nevada under the laws of the State of Nevada. PGC has all requisite corporate power, authority and legal right to own or lease and operate its properties and to carry on its business as now conducted and to enter into and perform the Loan Documents.

     2. PGC's execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action of PGC, and the Loan Documents to which PGC is a signatory have been duly executed and delivered by PGC.

     3. PGC's execution and delivery of the Loan Documents, and PGC's performance of its obligations under the Loan Documents, do not: (a) violate any Nevada law, regulation or rule applicable to PGC; (b) conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of PGC's articles of incorporation or bylaws; or (c) require any approvals, authorizations, consents, declarations, filings or registrations by PGC under any Nevada law, regulation or rule applicable to PGC, except those which PGC has obtained or which PGC will apply for and obtain in the ordinary course of the conduct of its business operations in Nevada.

     4. PGC's authorized capital stock consists of 1,505,000 shares of common stock, of which 248,266 shares have been duly authorized and validly issued and are fully paid and nonassessable. Based solely on our review of PGC's stock records, all of the issued and outstanding shares of PGC are owned of record by PGI. To the best of our knowledge, after due inquiry, there are no rights of conversion, options or warrants, or other agreements, arrangements, commitments or rights, relating to the capital stock of PGC which obligate PGC to issue or sell any of its shares of capital stock.

     This opinion is intended solely for the benefit of the Administrative Agents, the Collateral Agents, the Initial Lenders, the Initial Issuing Bank and the Co-Agents in connection with the transactions contemplated by the Loan Documents, and is not to be relied upon by any other person or for any other purpose or quoted in whole or in part or otherwise referred to in any document filed or to be filed with any governmental or other administrative agency or other person for any purpose without the prior written consent of this firm. Notwithstanding the preceding sentence, a copy of this opinion letter may be delivered by any of the Lender Parties to any assignee in connection with any assignment of all or a portion of the rights and obligations of such Lender Party under the Agreement in accordance with the provisions of the Agreement, and such assignee may rely on the opinions expressed above as if this opinion letter were addressed and delivered to the assignee on this date. This letter speaks only as of this date. Assignees are informed that in accordance with customary practice relating to opinion letters, we do not assume, and we explicitly disclaim, any responsibility to advise any person who is permitted to rely on any opinion expressed in this letter as specified in this paragraph

                                 April 18, 1996
                                     Page 4


of any change of law or fact that may occur after the date of this opinion letter even though such change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any person relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

                                        Very truly yours,


                                        /s/ Erwin Thompson & Hascheff

                                    EXHIBIT L

                          FORM OF AMENDMENT TO GUARANTY

          This Amendment to Guaranty (this "AMENDMENT"), dated as of_____ ___, 199___, relates to the Guaranty dated as of April 17, 1996 (as amended, modified and supplemented to date, the "GUARANTY") executed by Pegasus Gold Inc., a company organized under the laws of British Columbia, Canada (the "CANADIAN BORROWER") and the Subsidiaries of the Canadian Borrower parties thereto as Guarantors (collectively, including the Canadian Borrower, the "GUARANTORS") in favor of the Guaranteed Parties (as defined in the Agreement).

          In compliance with Section 5.01(m) of the Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined) among the Canadian Borrower, Pegasus Gold Australia Pty Ltd, an Australia corporation, as the Australian Borrower, and Pegasus Gold Corporation, a Nevada corporation, as the US Borrower, the Lender and the other Lender Parties party thereto, Citibank, N.A., as the US Administrative Agent, Citibank Canada, as the Canadian Administrative Agent, Citibank Limited (ACN 004 325 080), as the Australian Administrative Agent, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents, [NAME OF RESTRICTED SUBSIDIARY] (the "ADDITIONAL GUARANTOR") hereby agrees as follows:

          1. AMENDMENT. The Guaranty is hereby amended to add as a party, and more specifically, as a Guarantor, thereunder, the Additional Guarantor.

          2. REPRESENTATIONS AND WARRANTIES. The Additional Guarantor represents and warrants to each Guaranteed Party that each of the representations and warranties of a Guarantor contained in the Guaranty is hereby made by the Additional Guarantor as of the date hereof and is true and correct as to the Additional Guarantor as of the date hereof.

          3. ADDITIONAL GUARANTOR AS GUARANTOR. The Additional Guarantor assumes all of the obligations and liabilities of a Guarantor under the Guaranty, agrees to be bound thereby as if the Additional Guarantor were an original party to the Guaranty and shall be a Guarantor for all purposes under the Loan Documents.

          4. EFFECTIVENESS. This Amendment shall become effective on the date hereof upon the execution hereof by the Additional Guarantor and the delivery hereof to the US Administrative Agent.

          5. PLACE OF EXECUTION. This Amendment shall be executed outside of Australia (but the effectiveness and enforceability hereof shall not be affected by the place of execution).

          6. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                                   [ADDITIONAL GUARANTOR]


                                   By:
                                       -------------------------------
                                        Title:

                                   Notice Address:


                                   -----------------------------------

                                   -----------------------------------
                                   Attention:
                                              ------------------------

                                    EXHIBIT M

                      FORM OF AMENDMENT TO PLEDGE AGREEMENT

          This Amendment to Pledge Agreement (this "AMENDMENT"), dated as of ____________ ___, 199___, relates to the Pledge Agreement dated as of April 17, 1996 (as amended, modified and supplemented to date, the "AGREEMENT") executed by Pegasus Gold Inc., a company organized under the laws of British Columbia, Canada (the "CANADIAN BORROWER") and the Subsidiaries of the Canadian Borrower parties thereto as Pledgers (collectively, including the Canadian Borrower, the "PLEDGERS") in favor of Citibank, N.A., as collateral agent (in such capacity, the "COLLATERAL AGENT") for the benefit of the Collateral Agent and the other Secured Parties (as defined in the Agreement).

          In compliance with Section 5.01(m) of the Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined) among the Canadian Borrower, Pegasus Gold Australia Pty Ltd, an Australia corporation, as the Australian Borrower, and Pegasus Gold Corporation, a Nevada corporation, as the US Borrower, the Lender and the other Lender Parties party thereto, Citibank, N.A., as the US Administrative Agent, Citibank Canada, as the Canadian Administrative Agent, Citibank Limited (ACN 004 325 080), as the Australian Administrative Agent, ABN AMRO Australia Limited, as the Non-Pro Rata Lender and ABN AMRO Bank N.V., Canadian Imperial Bank of Commerce, Dresdner Bank AG, New York Branch, and The First National Bank of Chicago, as Co-Agents, [and in conjunction with the execution by the parties hereto of the Amendment to Guaranty dated of even date herewith,] [NAME OF RESTRICTED SUBSIDIARY] (the "ADDITIONAL PLEDGOR") and the Collateral Agent hereby agree as follows:

          1. AMENDMENT. The Agreement is hereby amended to add as a party, and more specifically, as a Pledgor, thereunder, the Additional Pledgor.

          2. REPRESENTATIONS AND WARRANTIES. The Additional Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that each of the representations and warranties of a Pledgor contained in the Agreement is hereby made by the Additional Pledgor as of the date hereof and is true and correct as to the Additional Pledgor as of the date hereof.

          3. GRANT OF SECURITY INTEREST. The Additional Pledgor, to secure, subject to Section 2(b) of the Agreement, the payment of all of its Obligations now or hereafter existing under the Guaranty and the other Loan Documents (including any amendments, modifications, extensions, substitutions or renewals thereof), whether direct or indirect, absolute or contingent and whether for principal (including, without limitation, reimbursement of, and providing cash collateral for, amounts drawn or available to be drawn under Letters of Credit or amount owing in respect of BA Obligations), interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy would accrue on such obligations), fees, expenses, charges, indemnification obligations or otherwise, hereby assigns and pledges to the Collateral Agent for its benefit and the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Secured Parties a security interest in, all of such Pledgor's right, title and interest, whether now existing or hereafter arising and wherever located, in and to the Collateral (as defined in the Agreement) of such Pledgor, whether now existing or hereafter arising and wherever located.

          4. SCHEDULE SUPPLEMENTS. The Additional Pledgor has attached hereto supplements to Schedules I and II to the Agreement, and the Additional Pledgor hereby certifies that such supplements have been prepared by the Additional Pledgor in substantially the form of the Schedules to the Security Agreement and are accurate and complete as of the date first above written.

          5. ASSUMPTION OF RIGHTS, OBLIGATIONS AND LIABILITIES. The Additional Pledgor assumes all of the rights, obligations and liabilities of a Pledgor under the Agreement and agrees to be bound thereby as if the Additional Pledgor were an original party to the Agreement.

          6. EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon the execution hereof by the Additional Pledgor and the Collateral Agent and delivery hereof to the Collateral Agent.

          7. PLACE OF EXECUTION. This Amendment shall be executed outside of Australia (but the effectiveness and enforceability hereof shall not be affected by the place of execution).

          8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


                                   [ADDITIONAL PLEDGOR]


                                   By:
                                       -------------------------------
                                        Title:

                                   Notice Address:

                                   -----------------------------------

                                   -----------------------------------
                                   Attention:
                                              ------------------------


                                   CITIBANK, N.A.,
                                   as Collateral Agent


                                   By:
                                       -------------------------------
                                        Title:

                                    EXHIBIT N

                            PERMITTED HEDGE AGREEMENT
                             TERMINATION PROVISIONS


Reference is made to the form ISDA Master Agreement (Multicurrency -- Cross Border) attached hereto for purposes of Section references and defined terms referred to in this Exhibit N.

TERMINATION PROVISIONS:

Party A:  Hedge Agreement Counterparty
Party B:  Applicable Loan Party
"Credit Agreement" means the Credit Agreement to which this Exhibit is attached

          In this Agreement:

          (1)  "Specified Entity" [may include Affiliates of Party A or Party
               B].

          (2)  "Specified Transaction" will have the meaning specified in
               Section 14.

          (3) The "Cross-Default" provisions of Section 5(a)(vi) will apply to Party A and Party B.

          "Specified Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money, other than indebtedness in respect of deposits received.

          "Threshold Amount" means (i) with respect to Party A, 2% of the stockholders' equity of Party A and (ii) with respect to Party B, 2% of the stockholders' equity of the Credit Support Provider with the greatest stockholders' equity.

          "Credit Support Provider" shall include, with respect to each Lender or Lender Affiliate counterparty, each Borrower and, with respect to each Lender and Lender Affiliate counterparty only, each Restricted Subsidiary.

          (4) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will apply to Party A and Party B.

          (5) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B; provided, however, where the Event of Default specified in Section 5(a)(vii)(1), (3), (4), (5), (6) or to the extent analogous thereto, (8), is governed by a system of law which does not permit termination to take place after the occurrence of the relevant Event of Default, then the Automatic Early Termination provision of
Section 6(a) will apply to Party A and Party B.

          (6)  [intentionally omitted]

          (7)  "Termination Currency" means United States Dollars.

          (8)  Additional Termination Events.

           (a) Section 5(b) of the Agreement is modified by adding at the end thereof the following subsections (vi) and (vii):

     (vi) Impossibility. Due to the occurrence of a natural or man-made disaster, armed conflict, act of terrorism, riot, labor disruption or any other circumstance beyond its control after the date on which a Transaction is entered into, it becomes impossible (other than as a result of its own misconduct) for such a party (which will be the Affected Party):

               (1) to perform any absolute or contingent obligation, to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

               (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction.

     (vii) Equal and Ratable Security. After the termination of the Credit Agreement, any indebtedness under any Borrower's principal bank credit facility or similar financing arrangement is guaranteed or secured and the obligations of Party B under (or of any Credit Support Provider in respect of) this Agreement are not equally and ratably guaranteed and secured. [This provision to be included in Hedge Agreements with Lenders and Lender Affiliate counterparties only and shall terminate as to any Hedge Agreement if, at any time prior to the payment in full of all Obligations thereunder and the termination of the Commitments, neither Party A to such Hedge Agreement nor any of its Affiliates is a Lender Party under the Credit Agreement.]

           (b) An Impossibility shall be treated as an Illegality for all purposes of the Agreement.

          (9) Netting Provisions. If any Early Termination Date is designated, amounts determined in respect of all Terminated Transactions shall, to the fullest extent permitted by law, be aggregated with and netted against one another in performing the calculations contemplated by Section 6(e). Any Terminated Transaction(s) that cannot be so aggregated and netted shall instead be (and is hereby agreed always to have been) governed by, and subject to, the terms and conditions set out in the relevant Confirmation(s) with respect to such Transaction(s).